Exhibit 99.1

UNITED STATES BANKRUPTCY COURT WESTERN DISTRICT OF OKLAHOMA

In re: GMX RESOURCES INC., et al.,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 13-11456 (SAH) Jointly Administered

NOTICE OF DEBTORS’ INITIAL PLAN SUPPLEMENT
[This Notice Relates to the Plan at Docket No. 917]
Please take notice that, pursuant section 14.06 of the First Amended Joint Plan of Reorganization of GMX Resources Inc. and Its Debtor Subsidiaries under Chapter 11 of the Bankruptcy Code [Docket No. 917] (the “Plan”),2 the Debtors hereby file the initial Plan Supplement which includes documents, as may be modified, amended or supplemented from time to time, which form part of the Plan. Pursuant to section 14.06 of the Plan, attached are exhibits, lists, and schedules referred to in, but not filed with, the Plan:

•	The Certificate of Limited Partnership of Thunderbird Resources LP3 attached hereto as Exhibit A.

•	The Agreement of Limited Partnership of Thunderbird Resources LP attached hereto as Exhibit B.

•	The form of Amended and Restated Limited Partnership Agreement of Thunderbird Resources LP attached hereto as Exhibit C.

•	The form of Second Amended and Restated Certificate of Incorporation of Thunderbird Resources Equity Inc.[4] attached hereto as Exhibit D.

____________________________
1 The debtors in these chapter 11 cases, along with the last four digits of each debtor's federal tax identification number, include: GMX Resources Inc. (4474), Diamond Blue Drilling Co. (7463), Endeavor Pipeline, Inc. (3948). The location of GMX's corporate headquarters and the service address for its affiliates is: 9400 N. Broadway, Suite 600, Oklahoma City, OK 73114.

2 Capitalized terms used herein and not otherwise defined have the meaning set forth in the Plan.

3 New GMXR (as defined in the Plan) shall be named Thunderbird Resources LP.

4 Reorganized GMXR (as defined in the Plan) shall be renamed Thunderbird Resources Equity Inc. as of the Effective Date.

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•	The form of Second Amended and Restated By-laws of Thunderbird Resources Equity Inc. attached hereto as Exhibit E.

•	The form of Shareholders Agreement for Thunderbird Resources Equity Inc. (f/k/a GMX Resources Inc.) attached hereto as Exhibit F.

•	The form of Certificate of Formation of Diamond Blue Drilling LLC attached hereto as Exhibit G.

•	The form of Certificate of Conversion from a Corporation to a Limited Liability Company for Diamond Blue Drilling Co. attached hereto as Exhibit H.

•	The form of Limited Liability Company Agreement for Diamond Blue Drilling LLC attached hereto as Exhibit I.

•	The form of Amended and Restated Limited Liability Company Agreement for Diamond Blue Drilling LLC attached hereto as Exhibit J.

•	The Certificate of Formation of Thunderbird Resources GP Sub LLC attached hereto as Exhibit K.

•	The Limited Liability Company Agreement of Thunderbird Resources GP Sub LLC attached hereto as Exhibit L.

•	The form of Management Incentive Plan attached hereto as Exhibit M.

•	The List of Proposed Directors and Officers of Reorganized GMXR attached hereto as Exhibit N.

•	The form of Exit Facility Term Sheet attached hereto as Exhibit O.

•	The form of Creditor Trust Agreement attached hereto as Exhibit P.[5]

•	The Schedule of Executory Contracts and Unexpired Leases to be Assumed and Assigned to New GMXR attached hereto as Exhibit Q.

____________________________
5 The Creditor Trust Agreement included with this Plan Supplement assumes that Class 4 votes to accept the Plan. Pursuant to section 5.02(b) of the Plan, the Debtors and Consenting Senior Secured Noteholders reserve all rights to amend, supplement, or replace this form of Creditor Trust Agreement in the event Class 4 does not vote to accept the Plan.

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The Debtors reserve their rights to alter, amend, update, supplement, or modify the Plan Supplement, and any of the exhibits, lists or schedules contained therein, in accordance with the terms of the Plan. To the extent material amendments or modifications are made to any of these documents, the Debtors will file amended versions of such documents with the Bankruptcy Court prior to the Confirmation Hearing.
Respectfully submitted this 7th day of January, 2014.

s/William H. Hoch
William H. Hoch, OBA No. 15788
Christopher M. Staine, OBA No. 30263

-Of the Firm-

CROWE & DUNLEVY, P.C.
20 N. Broadway, Suite 1800
Oklahoma City, OK 73102
(405) 235-7700
(405) 239-6651 (Facsimile)
will.hoch@crowedunlevy.com
christopher.staine@crowedunlevy.com

SPECIAL LOCAL COUNSEL, CONFLICTS COUNSEL AND LITIGATION COUNSEL FOR DEBTORS

-and-

David A. Zdunkewicz, TX Bar No. 22253400
Timothy A. Davidson II, TX Bar No. 24012503
Joseph Rovira, TX Bar No. 24066008

-Of the Firm-

ANDREWS KURTH LLP
600 Travis, Suite 4200
Houston, TX 77002
(713) 220-4200
(713) 220-4285 (Facsimile)
dzdunkewicz@andrewskurth.com
taddavidson@andrewskurth.com
josephrovira@andrewskurth.com
ATTORNEYS FOR DEBTORS

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Exhibit A

Certificate of Limited Partnership of Thunderbird Resources LP

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Case: 13-11456 Doc: 971-1 Filed: 01/07/14 Page: 2 of 4

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED PARTNERSHIP OF "THUNDERBIRD RESOURCES LP", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF DECEMBER, A.D. 2013, AT 1:59 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5448860 8100

AUTHENTICATION: 0980707

131423399

DATE: 12-13-13

You may verify this certificate online
at corp.delaware.gov/authver.shtml

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CERTIFICATE OF LIMITED PARTNERSHIP
OF
THUNDERBIRD RESOURCES LP
This Certificate of Limited Partnership dated December 12, 2013, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq. (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1.	Name. The name of the Partnership is “Thunderbird Resources LP”.

2.	Registered Office and Registered Agent. The address of the registered office of the Partnership required to be maintained by Section 17-104 of the Act is:

1675 South State Street, Suite B
Dover, Kent County, Delaware 19901

The name and address of the registered agent of the Partnership for service of process required to be maintained by Section 17-104 of the Act are:

Capitol Services, Inc.
1675 South State Street, Suite B
Dover, Kent County, Delaware 19901

3.	Name and Business Address of General Partner. The name and the mailing address of the general partner is:

Thunderbird Resources GP Sub LLC
9400 North Broadway, Suite 600
Oklahoma City, OK 73114

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the undersigned general partner has caused this Certificate of Limited Partnership to be duly executed as of the date first written above.

GENERAL PARTNER:
THUNDERBIRD RESOURCES GP SUB LLC

By:    GMX Resources Inc., its sole member.

By:    /s/ Michael J. Rohleder_____
Name: Michael J. Rohleder
Title: President

Signature Page to LP Certificate of Thunderbird Resources LP

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Exhibit B

Agreement of Limited Partnership of Thunderbird Resources LP

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AGREEMENT OF LIMITED PARTNERSHIP
OF
THUNDERBIRD RESOURCES LP
This Agreement of Limited Partnership (this “Agreement”) of Thunderbird Resources LP, a Delaware limited partnership (the “Partnership”), is entered into by Thunderbird Resources GP Sub LLC, a Delaware limited liability company, as the general partner (the “General Partner”), and GMX Resources Inc., an Oklahoma corporation, as the initial limited partner (the “Initial Limited Partner” and together with the General Partner, the “Partners”), as of December 13, 2013.

ARTICLE I
ORGANIZATION AND PURPOSE
Section 1.1     Formation. Subject to the provisions of this Agreement, the Partnership has been formed pursuant to the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.), as amended from time to time (the “Act”), by the filing of the Certificate of Limited Partnership of the Partnership with the Secretary of State of the State of Delaware on December 13, 2013.

Section 1.2     Name. The name of the Partnership is “Thunderbird Resources LP”.

Section 1.3     Purpose. The object and purpose of, and the nature of the business to be conducted or promoted by, the Partnership is engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessarily incidental or ancillary thereto.

Section 1.4     Registered Office; Registered Agent.

(a)The initial registered office and registered agent of the Partnership in the State of Delaware are set forth in the Partnership’s Certificate of Limited Partnership. The General Partner may change the registered office and registered agent of the Partnership from time to time in the manner provided in the Act upon giving written notice of any such change to all of the other Partners.

Section 1.5     Partners. The names, mailing addresses, and Percentage Interests of the Partners are as set forth in Annex A. The Initial Limited Partner is hereby admitted as a limited partner of the Partnership upon its execution of a counterpart signature page to this Agreement. The General Partner is hereby admitted as a general partner of the Partnership upon its execution of a counterpart signature page to this Agreement. The Partners acknowledge that the rights and duties of the Partners shall be provided in the Act except as provided in this Agreement.

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ARTICLE II
OPERATIONS
Section 2.1    Powers of the General Partner. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware. Notwithstanding any provision in this Agreement to the contrary, the General Partner is authorized to execute and deliver any document on behalf of the Partnership without any vote or consent of any other parties.
Section 2.2     Assignments.

(a)     The Initial Limited Partner may assign all or any part of its partnership interest in the Partnership only with the consent of the General Partner. The Initial Limited Partner has no right to grant to an assignee of its partnership interest the right to become a substituted limited partner.

(b)The General Partner may assign all or any part of its partnership interest in the Partnership in its sole and absolute discretion and without the consent of any Initial Limited Partner. An assignee shall be admitted as a substitute general partner upon its execution of a counterpart to this Agreement.

Section 2.3     Withdrawal. No Partner shall have any right to withdraw from the Partnership.

Section 2.4     Additional Partners.

(a)    Without the approval of the Initial Limited Partner, the General Partner may admit additional limited partners to the Partnership.

(b)    After the admission of any additional limited partners pursuant to this Section 2.4, the Partnership shall continue as a limited partnership under the Act.

(c)The admission of additional limited partners to the Partnership pursuant to this Section 2.4 shall be accomplished by the amendment of this Agreement of Limited Partnership and, if required by the Act, the filing of an appropriate amendment of the Partnership’s Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware.

Section 2.5     Indemnification.

(a)     To the fullest extent permitted by law, none of the General Partner or its respective directors, officers, owners, employees, agents or representatives shall have any liability, responsibility or accountability in damages or otherwise to the Limited Partners or the Partnership for, and the Partnership agrees to indemnify, pay, protect and hold harmless the General Partner and its respective directors, officers, owners, employees, agents or representatives (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Parties or the Partnership) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted

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against the Indemnified Parties or the Partnership in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of an Indemnified Party when acting on behalf of the Partnership, to the extent that such Indemnified Party acted in good faith and in a manner that such Indemnified Party reasonably believed to be in and not opposed to the best interest of the Partnership, and, with respect to any criminal action or proceeding, if such Person had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnified Party acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 2.5(a) shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.
(b)     The provision of advances from the Partnership funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnified Party in the performance of his, her or its duties or provision of his, her or its services on behalf of the Partnership; and (ii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 2.5(b) in cases in which such Indemnified Party would not be entitled to indemnification under Section 2.5(a). If advances are permissible under this Section 2.5(b), the Indemnified Party shall furnish the Partnership with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party is entitled to indemnification under Section 2.5(a). The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received by the Partnership and the Partnership’s rights to repayment of such amounts shall be secured by the Indemnified Party’s interest in the Partnership.

(c)     The indemnification provided by this Section 2.5 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnified Party’s capacity as (a) the General Partner, (b) any Person who is or was an officer, member, partner, director, employee, agent or trustee of the General Partner and (c) any Person who is or was serving at the request of the General Partner as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person, and as to actions in any other capacity, and shall continue as to an Indemnified Party who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Party.

(d)The Partnership may purchase and maintain (or reimburse the General Partner for the cost of) insurance, on behalf of the General Partner, its affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)In no event may an Indemnified Party subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

Section 2.6    Liability. The Partners acknowledge and agree that the relationship of the General Partner to the Partnership is, to the maximum extent permissible under the Act, contractual in

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nature and not fiduciary. Accordingly, pursuant to Section 17-1101 of the Act, the Limited Partners agree that to the maximum extent permissible under the Act, the General Partner shall not have any fiduciary duty, or any other similar duties or obligations, to the Partnership.

ARTICLE III
CAPITAL CONTRIBUTIONS
Section 3.1    Capital Contributions. The Initial Limited Partner and the General Partner shall make contributions to the Partnership as agreed from time to time between the General Partner and the Initial Limited Partner.

ARTICLE IV
CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS
Section 4.1    Capital Accounts.

(a)The Partnership shall maintain a separate Capital Account for each Partner on the books of the Partnership in accordance with Regulation Section 1.704-1(b). The provisions of this Section 4.1 are intended to comply with the capital account maintenance rules of Regulation Section 1.704-1(b)(2)(iv), and shall be interpreted and applied consistently therewith.

(b)The Capital Accounts of the Partners shall not be adjusted to reflect any increase or decrease in the fair market value of the assets of the Partnership in connection with any event unless otherwise determined by the General Partner.

(c)No Partner shall be entitled to withdraw capital or receive distributions except as specifically provided herein. A Partner shall have no obligation to the Partnership, to any other Partner or to any creditor of the Partnership to restore any negative balance in such Partner’s Capital Accounts. No interest will be paid on the balance in any Partner’s Capital Account.

Section 4.2     Distributions.

(a)     Except as provided in Section 5.5(b), at the time determined by the General Partner, but at least once during each fiscal year, the General Partner shall cause the Partnership to distribute any cash held by it which is not reasonably necessary for the operation of the Partnership. Cash available for distribution shall be distributed to the Partners in the same proportion as their Percentage Interests. Notwithstanding any other provision herein, the Partnership shall not make a distribution if such distribution would violate the Act or other applicable law.

Section 4.3     Allocation of Profits and Losses.

(a)    Allocation of Profits and Losses. For each Fiscal Year (or portion thereof), except as otherwise provided in this Agreement, Profits and Losses (and, to the extent necessary, individual items of income, gain, loss, deduction or credit) of the Partnership shall be allocated among the Partners in a manner such that, after giving effect to the special allocations set forth in Section 4.3(b), the Capital Account balance of each Partner, immediately after making such allocation, is, as nearly as possible, equal to (i) the distributions that would be made to such Partner pursuant to Section 5.5(c) if the

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Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Partnership were distributed, in accordance with Section 5.5(c), to the Partners immediately after making such allocation, minus (ii) such Partner’s share of “partnership minimum gain” and “partnership nonrecourse debt minimum gain”, each within the meaning of the Code and Regulations, computed immediately prior to the hypothetical sale of assets.
(b)     Special Allocations.

(i)     Regulatory Compliance. The provisions of Section 4.1, Section 4.2, Section 4.3 and Section 5.5(b) and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In furtherance of the foregoing, the provisions of Section 704 and the Regulations thereunder addressing qualified income offset, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt (as defined in Regulation Section 1.704-2(b)(4)), are hereby incorporated by reference. If, as a result of the provisions of Section 704 of the Internal Revenue Code of 1986, as amended, (the “Code”) and such Regulations, items of net income or net loss are allocated to the Partners in a manner that is inconsistent with the manner in which the Partners intend to allocate such items as reflected in Section 4.3 to the extent permitted under such Regulations, items of future income and loss shall be allocated among the Partners so as to prevent such allocations from distorting the manner in which Partnership distributions will be divided among the Partners pursuant to this Agreement. The General Partner shall be authorized to make appropriate amendments to the allocations of items pursuant to Section 4.3 if necessary in order to comply with Section 704 of the Code or applicable Regulations thereunder; provided, that no such change shall have an adverse effect upon the amount distributable to any Partner pursuant to this Agreement.

(ii) Modification of Allocations. The allocations set forth in this Section 4.3 are intended to comply with certain requirements of the Regulations. Notwithstanding the other provisions of this Section 4.3, the General Partner shall be authorized to make, in its reasonable discretion, appropriate amendments to the allocations of items pursuant to this Agreement (i) in order to comply with Section 704 of the Code or applicable Regulations, (ii) to allocate properly items of income, gain, loss, deduction, and credit to those Partners who bear the economic burden or benefit associated therewith or (iii) to otherwise cause the Partners to achieve the objectives underlying this Agreement as reasonably determined by the General Partner. If there are any changes after the date of this Agreement in applicable tax law, Regulations or interpretation, or any errors, ambiguities, inconsistencies or omissions in this Agreement with respect to allocations to be made to Capital Accounts which would, individually or in the aggregate, cause the Partners not to achieve in any material respect the objectives underlying this Agreement, the General Partner may in its discretion make appropriate adjustments to such allocations in order to achieve or approximate such objectives.

(c)    Loss Limitation. Net loss (and individual items thereof) allocated pursuant to Section 4.3(a) hereof shall not exceed the maximum amount of net loss (and individual items thereof) that can be allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of net loss (and individual items thereof) pursuant to Section 4.3(a) hereof, the limitation set forth in this Section 4.3(c) shall be applied on a Partner by Partner basis

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and net loss not allocable to any Partner as a result of such limitation shall be allocated to the other Partners in accordance with the positive balances in such Partners’ Capital Accounts so as to allocate the maximum permissible net loss (and individual items thereof) to each Partner under Regulations Section 1.704‑1(b)(2)(ii)(d).

Section 4.4    Tax Allocations; Code Section 704(c). For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for Capital Account purposes under this Section 4.4, except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with Section 704(c) of the Code, and the Regulations thereunder and Regulation Section 1.704-1(b)(4)(i) in a manner determined by the General Partner.

ARTICLE V
ACCOUNTING; CERTAIN TAX MATTERS; DISSOLUTION
Section 5.1    Books, Records. The Partnership shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Partnership) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the property of the Partnership. Such books and records of account shall be prepared and maintained at the principal place of business of the Partnership or such other place or places as may from time to time be determined by the Partnership.

Section 5.2     Bank Accounts. Funds of the Partnership shall be deposited in a Partnership account or accounts in the bank or banks as selected by the Partnership. Withdrawals from these bank accounts shall only be made by (i) the General Partner or (ii) such other parties as may be approved by the General Partner.

Section 5.3    Tax Matters Partner. The “Tax Matters Partner” (as such term is defined in Section 6231(a)(7) of the Code) of the Partnership shall be the General Partner. The Tax Matters Partner shall, for and on behalf of the Partnership, take all steps as may be required to maintain the Partnership’s classification as a partnership for Federal income tax purposes. By executing this Agreement, each of the parties hereto consents to the authority of the Tax Matters Partner to make any tax election and shall cooperate in the making of any tax elections (including providing consents and other authorizations that may be required).

Section 5.4    Partnership Status. The Partners intend that the Partnership shall be treated as a partnership for Federal, state and local tax purposes to the extent such treatment is available, and agree to take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent thereof.

Section 5.5    Dissolution.

(a)    Subject to the occurrence of an event of dissolution pursuant to Section 5.5(b), the Partnership shall have perpetual existence.

(b)    The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of the following:

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(i)the written consent of the General Partner to such effect;

(ii)at any time there are no limited partners of the Partnership unless the Partnership is continued in accordance with the Act;

(iii)an event of withdrawal of a general partner occurs under the Act; provided, that the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner described in this Section 5.5(b)(iii) if (A) at the time of such event of withdrawal, there is at least one remaining general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (B) within 90 days after the occurrence of such event of withdrawal, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one or more additional general partners of the Partnership; or

(iv)the entry of a decree of judicial dissolution of the Partnership under Section 17-802 of the Act.

(c)    In the event of dissolution, the Partnership shall be wound up and liquidated. The General Partner or, if there is no general partner, a liquidator who may be appointed by a majority of the limited partners, shall wind up the Partnership’s affairs (including the sale of the assets of the Partnership) in an orderly manner, and the assets of the Partnership shall be applied in the manner, and in the order of priority, set forth in Section 17-804 of the Act. As part of the winding up process, any amounts which may be distributed to the Partners under applicable law shall be distributed to the Partners in accordance with Section 4.2.

ARTICLE VI
DEFINITIONS AND USAGE
Section 6.1     Definitions. The following terms not otherwise defined in this Agreement shall have the following meanings:

“Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in any of such Partner’s Capital Accounts as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)
credit to such Capital Account (i) any amounts that such Partner is deemed to be obligated to restore pursuant to the penultimate sentence in Regulations Sections 1.704‑2(g)(1) and 1.704‑2(i)(5) and (ii) any amount that would be credited thereto under Section 4.3(a) or Section 4.3(b) if all of the assets of the Partnership were sold at a value equal to their Carrying Value; and

(b)	debit to such Capital Account the items described in Regulations Sections 1.704‑1(b)(2)(ii)(d)(4), 1.704‑1(b)(2)(ii)(d)(5) and 1.704‑1(b)(2)(ii)(d)(6).

The definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704‑1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

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“Capital Account” means each capital account established and maintained for each Partner pursuant to Section 4.1(a).
“Capital Contribution” means, with respect to any Partner, the amount of money and the initial Carrying Value of any property (other than money) contributed to the Partnership with respect to any partnership interest in the Partnership held or purchased by such Partner.
“Carrying Value” means carrying value of an asset as determined for U.S. federal income tax purposes (including any adjustments thereto), except that, the initial carrying value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset at the time of contribution.
“Code” means the Internal Revenue Code of 1986.
“Fiscal Year” means the twelve (12) month (or shorter) period ending on December 31 of each year.
“Percentage Interest” means the percentage set forth opposite the Partner’s name on Annex A, as may be updated from time to time.
“Regulations” mean the regulations promulgated under the Code.
Section 6.2    Terms and Usage Generally. The definitions in Section 7.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All annexes and schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The terms “clause(s)” and “subparagraph(s)” shall be used herein interchangeably. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. All accounting terms not defined in this Agreement shall have the meanings determined by United States generally accepted accounting principles as in effect from time to time. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person are also to its permitted successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified, supplemented or restated, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

ARTICLE VII
MISCELLANEOUS
Section 7.1    Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns.

Section 7.2    Amendment, Modification, Waiver or Termination. Except as otherwise provided in this Agreement, no amendment, modification, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing and signed by the General Partner. The General Partner may take such action in its sole and absolute discretion, and without the consent of the Initial Limited Partner.

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Section 7.3    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns.

Section 7.4    Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the internal laws of the State of Delaware, without giving effect to conflicts of law or choice of law principles of such State that might apply to the law of another jurisdiction, and all rights and remedies shall be governed by those laws. The Partners intend the provisions of the Act to be controlling as to any matters not set forth in this Agreement.

Section 7.5    Captions; Exhibits. Article, section and other titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and shall not be construed in any way to define, limit, extend or describe the scope of this Agreement or the intention of the provisions thereof.

Section 7.6    No Benefit of Third Parties. No individual, partnership, corporation, limited liability company, trust, or other legal entity (each, a “Person”), except for the General Partner, the Initial Limited Partner, the Partnership and the Covered Persons, is or intended to be treated as, a direct, indirect, intended, or incidental third party beneficiary of this Agreement for any purpose whatsoever, nor shall any other Person have any legal or equitable right, remedy, or claim under or in respect of this Agreement.

Section 7.7    Severability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability, or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable, and legal.

Section 7.8    Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or other electronic signature. All counterparts shall be construed together and shall constitute one instrument.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first above written.

GENERAL PARTNER:

THUNDERBIRD RESOURCES GP SUB LLC
By:    GMX Resources Inc., its sole member

By:      /s/ Michael J. Rohleder
Name:    Michael J. Rohleder

Title:	President

INITIAL LIMITED PARTNER:

GMX RESOURCES INC.

By:      /s/ Michael J. Rohleder
Name:    Michael J. Rohleder
Title:     President

Signature Page to LP Agreement of Thunderbird Resources LP

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Annex A
General Partner

Thunderbird Resources GP Sub LLC 9400 North Broadway, Suite 600 Oklahoma City, OK 73114 United States of America	Percentage Interest: 0.2%

Limited Partner

GMX Resources Inc. 9400 North Broadway, Suite 600 Oklahoma City, OK 73114 United States of America	Percentage Interest: 99.8%

12

Exhibit C

Amended and Restated Limited Partnership Agreement of Thunderbird Resources LP

i

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
THUNDERBIRD RESOURCES LP
(A DELAWARE LIMITED PARTNERSHIP)
DATED AS OF [__], 2014

Page
Article I DEFINITIONS                                     2

Section 1.1.	Definitions 2

Section 1.2.	Construction 2
Article II GENERAL PROVISIONS                                 3

Section 2.1.	Formation 3

Section 2.2.	Name 3

Section 2.3.	Term 3

Section 2.4.	Purpose; Powers 3

Section 2.5.	Place of Business 4

Section 2.6.	Registered Agent and Office 4

Section 2.7.	Foreign Qualification 4

Section 2.8.	Title to Assets 4

Section 2.9.	Fiscal Year 4

Section 2.10.	Value Determinations 4
Article III ADMISSION OF PARTNERS; UNITS                        5

Section 3.1.	Partners; Partnership Interests; Profits Interests 5

Section 3.2.	Transfers of Limited Partnership Interests 7

Section 3.3.	Admission of Additional Partners 7

Section 3.4.	Information 7

Section 3.5.	Cessation of Limited Partnership Interest 9

Section 3.6.	Adjustments to Units 9
Article IV TRANSFERABILITY OF INTERESTS; PREEMPTIVE RIGHT        9

Section 4.1.	General Restrictions on Transfer of Units 9

Section 4.2.	Tag-Along Rights. 11

Section 4.3.	Drag-Along Rights. 13

Section 4.4.	Other Transfer Restrictions 15

Section 4.5.	Substituted Limited Partners and General Partners 16

Section 4.6.	Preemptive Rights. 17

Section 4.7.	Initial Public Offering; Restructuring; Registration Rights Agreement 19

Section 4.8.	Specific Performance 21

Section 4.9.	Redemption of Limited Partnership Units 21
Article V COORDINATION                                    21

Section 5.1.	Coordination Between the Upper-Tier Investors and the Partnership 21
Article VI CAPITAL CONTRIBUTIONS                            21

Section 6.1.	Issuance of Units 21

Section 6.2.	Additional Contributions 22

Section 6.3.	Return of Contributions 22

Section 6.4.	Capital Account 22
Article VII REPRESENTATIONS AND WARRANTIES                    23

Section 7.1.	Partners’ Representations and Warranties 23
Article VIII DISTRIBUTIONS                                24

Section 8.1.	Distributions 24

Section 8.2.	Limits on Distributions 25

Section 8.3.	Tax Distributions. 25
Article IX ALLOCATIONS                                    26

Section 9.1.	Allocations of Profits and Losses 26

Section 9.2.	Special Allocations 26

Section 9.3.	Income Tax Allocations 27
Article X MANAGEMENT OF THE PARTNERSHIP                    28

Section 10.1.	Management 28

Section 10.2.	Reliance by Third Parties 29

Section 10.3.	Compensation and Reimbursement of General Partner 29

Section 10.4.	Certain Duties and Obligations of the Partners; Exculpation; Indemnity 29

Section 10.5.	No Recourse Agreement 32

Section 10.6.	Fiduciary Duty 32
Article XI RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS            32

Section 11.1.	Limitation of Liability 32

Section 11.2.	Management of the Business 32

Section 11.3.	Voting and Other Rights 33

Section 11.4.	Outside Activities 33

Article XII TAX MATTERS                                    33

Section 12.1.	Tax Matters Partner 33

Section 12.2.	Tax Withholding 34

Section 12.3.	Partnership Status 34

Section 12.4.	Section 83(b) Election Required 34
Article XIII BOOKS AND BANK ACCOUNTS                        34

Section 13.1.	Maintenance of Books 34

Section 13.2.	Access 34
Article XIV DISSOLUTION, WINDING-UP AND TERMINATION            35

Section 14.1.	Dissolution of the Partnership 35

Section 14.2.	Winding-up and Termination 35

Section 14.3.	Deficit Capital Accounts 36

Section 14.4.	Termination 36
Article XV WITHDRAWAL OF PARTNERS                        37

Section 15.1.	Withdrawal of General Partner 37

Section 15.2.	Withdrawal of Limited Partners 37
Article XVI GENERAL PROVISIONS                            37

Section 16.1.	Offset 37

Section 16.2.	Notices 37

Section 16.3.	Entire Agreement; Supersede 38

Section 16.4.	Effect of Waiver or Consent 38

Section 16.5.	Amendment or Restatement 38

Section 16.6.	Binding Effect 39

Section 16.7.	Governing Law; Severability; Limitation of Liability 39

Section 16.8.	Further Assurances 39

Section 16.9.	Counterparts 39

Section 16.10.	Other Covenants 40

Section 16.11.	Power of Attorney 40

Section 16.12.	Judicial Proceedings 40

Section 16.13.	Aggregation of Units 41

v

Schedules

Schedule I    Register of Partners

Exhibits

Exhibit A    Definitions
Exhibit B    Form of Joinder Agreement

AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
THUNDERBIRD RESOURCES LP
THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of THUNDERBIRD RESOURCES LP (this “Agreement”) is made and entered into and is effective as of [________], 2014, by and among Thunderbird Resources LP, a Delaware limited partnership (the “Partnership”), Thunderbird Resources GP Sub LLC, a Delaware limited liability company, as the general partner of the Partnership (the “General Partner”), Thunderbird Resources Equity Inc. (f/k/a GMX Resources Inc.), an Oklahoma corporation, as a Limited Partner (“Thunderbird”), the Persons executing this Agreement or joined to this Agreement from time to time hereafter and designated as Limited Partners (together with Thunderbird, and their respective successors and assigns permitted hereunder, the “Limited Partners”) and, upon its admission to the Partnership as a limited partner following the date hereof pursuant to Section 3.3, Thunderbird Management Holdco LP, a Delaware limited partnership (the “Management Partner”). The General Partner, the Limited Partners and the Management Partner together are hereinafter referred to collectively as the “Partners.”
RECITALS
WHEREAS, on April 1, 2013, Thunderbird and certain of its subsidiaries filed voluntary petitions for relief in the United States Bankruptcy Court for the Western District of Oklahoma initiating cases under chapter 11 of the United States Bankruptcy Code (the “Reorganization”);
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization of Thunderbird and its Debtor Subsidiaries under Chapter 11 of the United States Bankruptcy Code dated December 5, 2013 (as it may be further amended or modified to date, the “Plan”), Thunderbird intends to enter into certain restructuring transactions as contemplated thereunder (the “Restructuring Transactions”), including the formation of the Partnership and the transfer of certain Limited Partnership Interests to the Partners listed on the signature pages hereto as part of their recovery in respect of certain claims against Thunderbird;
WHEREAS, the Partnership has heretofore been formed as a limited partnership under the Partnership Act pursuant to (a) a Certificate of Limited Partnership, dated as of December 12, 2013, which was executed by the General Partner and filed for recordation in the office of the Secretary of State of the State of Delaware on December 13, 2013 (the “Certificate of Limited Partnership”) and (b) a Limited Partnership Agreement, dated as of December 13, 2013 (the “Original Partnership Agreement”), between the General Partner and Thunderbird, as the initial limited partner;
WHEREAS, the Partnership desires to issue Profits Interest Units to the Management Partner; and
WHEREAS, in furtherance of the consummation of the Restructuring Transactions contemplated by the Plan, pursuant to Section 7.2 of the Original Partnership Agreement, the Partners desire to amend and restate the Original Partnership Agreement in its entirety as set forth herein.
NOW, THEREFORE, the Partners, acting pursuant to the Partnership Act, hereby agree to amend and restate the Original Partnership Agreement in its entirety as follows:

Agreement
In consideration of the mutual promises and agreements made in this Agreement and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS

Section 1.1Definitions. Capitalized terms used in this Agreement (including Exhibits and Schedules hereto) but not defined in the body hereof shall have the meanings ascribed to them in Exhibit A.

Section 1.2    Construction. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a)Words in the singular shall include the plural and vice versa, and words of one gender shall include the other genders, in each case, as the context requires;

(b)the term “hereof,” “herein,” “hereinafter” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement in which such words appear, and Article, Section, paragraph, clause, subclause, Exhibit and Schedule references in this Agreement are to the corresponding Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules to this Agreement unless otherwise specified;

(c)the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and will not affect or be utilized in construing or interpreting this Agreement;

(d)the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;

(e)the terms “Dollars” and “$” mean U.S. Dollars, the lawful currency of the United States of America;

(f)references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, that nothing contained in this Section 1.2, is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(g)references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(h)with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(i)the word “or” shall be disjunctive but not exclusive;

(j)references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, replaced, supplemented or superseded in whole or in part and in effect from time to time, including any successor legislation thereto, and also to all rules and regulations promulgated thereunder, and references to any section or other provision of a Law means that section or provision of such Law in effect from time to time and constituting the substantive amendment, modification, codification, reenactment, replacement or supplement of such section or other provision;

(k)references herein to any agreement, instrument or other document mean such agreement, instrument or other document as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof;

(l)if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

(m)references herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import will be deemed to mean “as of the date of the execution and delivery of this Agreement;”

(n)all Exhibits hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein, and any capitalized terms used in any Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement; and

(o)terms used herein which are defined in GAAP are, unless specifically defined herein, used herein as defined in GAAP.

ARTICLE II

GENERAL PROVISIONS

Section 2.1.     Formation. The Partnership was organized on the 13th day of December, 2013 pursuant to the Partnership Act. The General Partner and each of the other Partners shall be deemed to have notice of, and shall be bound by, the terms and conditions set forth in this Agreement. Except as expressly provided herein and to the extent permitted by the Partnership Act, the rights and obligations of the General Partner and each of the other Partners and the administration and termination of the Partnership shall be governed by the Partnership Act. The General Partner or any Person designated by the General Partner is hereby designated as an authorized person to execute, deliver and file any certificates, notices or other documents and any amendments and/or restatements thereof necessary for the Partnership to qualify to do business in a jurisdiction in which the Partnership may wish to conduct business.

Section 2.2.    Name. The Partnership shall conduct its activities under the name “Thunderbird Resources LP”. If the General Partner determines that it is in the best interests of the Partnership, the Partnership also may conduct business at the same time under one or more fictitious names. The General Partner may change the name of the Partnership from time to time, in accordance with applicable Law, and will promptly give written notice of any such change to the Limited Partners.

Section 2.3.     Term. The term of the Partnership commenced on the date of filing of the requisite notice to form the Partnership in accordance with the Partnership Act and shall continue in perpetuity; provided, that the Partnership may be dissolved, wound up and terminated in accordance with Article XIV.

Section 2.4.    Purpose; Powers. Subject to any limitations on the activities of the Partnership otherwise specified in this Agreement, the object and purpose of, and the nature of the business to be conducted or promoted by, the Partnership is engaging in any lawful act or activity for which limited partnerships may be formed under the Partnership Act and engaging in any and all activities necessarily incidental or ancillary thereto. The Partnership shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose to the extent the same may be legally exercised by limited partnerships under the Partnership Act.

Section 2.5.     Place of Business. The principal place of business of the Partnership will be located at, and the Partnership’s business will be conducted from, such place or places within or outside the State of Delaware as the General Partner may from time to time designate.

Section 2.6.    Registered Agent and Office. The Partnership’s registered agent and office in the State of Delaware shall be as set forth in the Certificate of Limited Partnership. The General Partner may at any time change the Partnership’s registered agent and/or registered office in accordance with the Partnership Act.

Section 2.7.    Foreign Qualification. Prior to the Partnership’s conducting business in any jurisdiction other than Delaware, the General Partner shall cause the Partnership to comply, to the extent procedures are available and those matters are reasonably within the control of the General Partner, with all requirements necessary to qualify the Partnership as a foreign entity in that jurisdiction if such qualification is required. At the request of the General Partner, each Limited Partner shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Partnership as a foreign entity in all such jurisdictions in which the Partnership may conduct business; provided, that no Limited Partner shall be required to file any general consent to service of process or to qualify as a foreign corporation, limited liability company, partnership or other entity in any jurisdiction in which it is not already so qualified.

Section 2.8.    Title to Assets. Title to Partnership assets shall be in the name of the Partnership. The Partners shall not have any interest in any specific assets of the Partnership. The interest of the Partners in the Partnership is personal property.

Section 2.9    Fiscal Year. The fiscal year of the Partnership shall be the calendar year (the “Fiscal Year”). The General Partner may change the Fiscal Year of the Partnership from time to time, in accordance with applicable Law, and will promptly give written notice of any such change to the Limited Partners.
Section 2.10    Value Determinations. With respect to any matters provided hereunder as to which a Limited Partner’s rights are determined based upon the value of its Limited Partnership Units or otherwise, the General Partner shall, in good faith, make such determinations of value with respect thereto as if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Fair Market Value, all Partnership liabilities were satisfied and the net assets of the Partnership were distributed in accordance with Section 14.2 and may cause the Partnership to engage from time to time a nationally recognized financial advisory or valuation firm with relevant expertise to advise with respect to such determinations of Fair Market Value with respect thereto. The Partnership shall pay all expenses incurred in connection with such valuations.

ARTICLE III

ADMISSION OF PARTNERS; UNITS

Section 3.1.Partners; Partnership Interests; Profits Interests.

(a)Partners. The names and addresses of the Partners and the number and class of Interests held by the Partners and the Capital Contribution of each Partner, if any, in each case, effective immediately following the execution of this Agreement, are set forth on Schedule I hereto. The General Partner shall update Schedule I as required by the Partnership Act and ensure that it accurately reflects the information to be provided for therein. Any amendment or revision to Schedule I made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule I shall be deemed to be a reference to Schedule I as amended and in effect from time to time. No Partner (other than the General Partner) shall have the right to access another Partner’s information on Schedule I. Following the date hereof, the parties hereto intend to cause the Management Partner to execute a Joinder Agreement and take such other actions as may be necessary to cause the Management Partner to be admitted as a limited partner of the Partnership for purposes of the Partnership Act and in accordance with Section 3.3. Notwithstanding anything to the contrary herein, the provisions in this Agreement relating to the Management Partner, the Profits Interest Units or any terms or concepts related thereto (including Section 8.1) shall not be effective until such time as the Management Partner is admitted as a limited partner of the Partnership for purposes of the Partnership Act and in accordance with Section 3.3. For the avoidance of doubt, the Management Partner shall not be deemed a Limited Partner as such term is defined in this Agreement, but each of the Limited Partners and the Management Partner are limited partners of the Partnership for purposes of the Partnership Act.

(b)Classes. The Interests in the Partnership shall be divided into three classes: the “General Partnership Interest” issued to, and owned by, the General Partner; the “Limited Partnership Interests” issued to, and owned by, the Limited Partners; and the Profits Interests issued to, and owned by, the Management Partner. General Partnership Interests are evidenced by General Partnership Units. Limited Partnership Interests are evidenced by Limited Partnership Units, which shall have such relative rights, powers and duties to which holders of Limited Partnership Units are entitled as provided in this Agreement, together with all obligations of such holders of Limited Partnership Units to comply with the terms and provisions of this Agreement. Profits Interests are evidenced by Profits Interest Units, which shall have such relative rights, powers and duties as shall be set forth herein, together with all obligations of the Management Partner to comply with the terms and provisions of this Agreement.

(c)Profits Interests. The General Partner (or its designee) shall have the right to issue Profits Interest Units to the Management Partner at its discretion. The rights and obligations of the Management Partner (including with respect to vesting, transferability, the applicable Profits Interest Hurdle, and other similar rights) shall be as set forth in this Agreement. The Management Partner shall have no rights (including any voting rights) in respect thereof, other than as expressly set forth herein. Notwithstanding anything to the contrary herein, no Profits Interest Units shall be issued by the Partnership until such time as the Management Partner is admitted as a limited partner of the Partnership for purposes of the Partnership Act and in accordance with Section 3.3.

(d)Additional Classes. Subject to Section 16.5, in addition to the Interests issued as of the date hereof, the Partnership may authorize and issue additional Interests, including classes of securities representing additional classes or groups of limited partners as the General Partner shall determine in good faith with such relative rights, powers and duties, as shall be fixed by the General Partner and which may include (but shall not be limited to), additional classes of Limited Partnership Units reflecting additional Capital Contributions, to which the assets and liabilities and income and expenditure attributable or allocated to such class shall be applied or charged.

(e)Certificates. Unless and until the General Partner shall determine otherwise, the Interests shall be uncertificated and recorded in the books and records of the Partnership (including Schedule I). To the extent any Interests are certificated, such certificates shall be in the form approved by the General Partner from time to time. The General Partner may determine the conditions upon which a new Interest certificate may be issued in place of a certificate that is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give a bond, with sufficient surety, to indemnify the Partnership and each transfer agent and registrar agent, if any, against any and all losses and claims that may arise as a result of the issuance of a new certificate in place of the one so lost, stolen or destroyed. Each Interest certificate shall bear a legend on the face thereof in the following form:

“TRANSFER IS SUBJECT TO RESTRICTIVE LEGENDS ON BACK.”
In addition to any other legend which the General Partner may deem advisable under the Securities Act, all certificates representing Interests issued to holders of Units under the Securities Act registration exemption provided by Section 1145 of the United States Bankruptcy Code shall bear the following restrictive legend (or one to substantially similar effect) on the reverse side thereof:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN RELIANCE UPON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED BY SECTION 1145 OF THE UNITED STATES BANKRUPTCY CODE, AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OR ANY STATE SECURITIES LAWS.”
Each certificate representing Interests issued under any other Securities Act registration exemption shall bear the following restrictive legend (or one to substantially similar effect) on the reverse side thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE GENERAL PARTNER SHALL HAVE BEEN DELIVERED TO THE PARTNERSHIP TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE FEDERAL, FOREIGN, STATE, PROVINCIAL, SECURITIES OR OTHER SIMILAR LAWS). THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THUNDERBIRD RESOURCES LP (THE “PARTNERSHIP AGREEMENT”) AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(f)Other Legends. In addition to the legend required by Section 3.1(e) above, each Partner agrees that each Interest certificate heretofore or hereafter issued by the Partnership shall also bear such other legends as may be required by Law or the General Partner. Any such legend shall be removed by the General Partner upon the request (which shall include customary representations and opinions of counsel if reasonably requested by the General Partner) of a Partner when such legend is no longer applicable.

Section 3.2.    Transfers of Limited Partnership Interests and Profits Interests. No Limited Partner or the Management Partner, nor any spouse, Personal Representative or legal representative or agent of such Limited Partner or the Management Partner, may Transfer all or any portion of such Limited Partner’s Limited Partnership Interest or the Management Partner’s Profits Interest, as applicable, except in compliance with this Article III and Article IV. Each of the Limited Partners and the Management Partner agree that the restrictions contained in this Agreement are fair and reasonable and in the best interest of the Partnership and the Partners.

Section 3.3.     Admission of Additional Partners. A Person, including any Person that acquires Units pursuant to a Transfer of Units or pursuant to the issuance to such Person by the Partnership of Units in accordance with the provisions hereof, shall be deemed admitted as a Partner at the time such Person (i) executes a Joinder Agreement in the form attached hereto as Exhibit B (a “Joinder Agreement”) or a counterpart of this Agreement and any other documents that the General Partner may reasonably request and (ii) is named as a Partner on Schedule I. Except to the extent otherwise specified herein, no Person shall be admitted to the Partnership as an additional Partner without the prior consent of the General Partner.

Section 3.4.    Information
.
(a)    No Limited Partner or the Management Partner shall be entitled to obtain any information relating to the Partnership, any of its Subsidiaries, the General Partner or any other Limited Partner or the Management Partner except as expressly provided in this Agreement or to the extent required by the Partnership Act; and to the extent a Limited Partner or the Management Partner is so entitled to such information, such Limited Partner or the Management Partner shall be subject to the provisions of Section 3.4(c).

(b)    In connection with the financial statements to be delivered pursuant to this Section 3.4, the Partnership shall engage independent certified public accountants as chosen by the General Partner and have annual audits made by such independent public accountants. The Partnership shall deliver to each of the Principal Investor Limited Partners the following (except to the extent that any Principal Investor Limited Partner requests, in writing, not to receive any such information):

(i)within forty-five (45) days after the end of each fiscal quarter of the Partnership ending after the date hereof, unaudited quarterly and year-to-date consolidated financial statements (including a balance sheet, statement of operations and statement of cash flows) of the Partnership and its Subsidiaries for such fiscal quarter and year to date, prepared in accordance with GAAP, consistently applied (subject to (x) the absence of footnote disclosures and (y) customary changes resulting from normal year end adjustments);
(ii)within one hundred twenty (120) calendar days after the end of each Fiscal Year ending after the date hereof, audited annual consolidated financial statements (including a balance sheet, statement of operations and statement of cash flows) of the Partnership and its Subsidiaries for such Fiscal Year, together with a copy of the audit report of the Partnership’s independent public accountants; provided, that the first annual audited financial statements required to be delivered hereunder following the date hereof shall cover only the period from the date hereof to the end of the current Fiscal Year; and

(iii)within thirty (30) calendar days after the end of each calendar month beginning after the date hereof, monthly reports of the consolidated operations of the Partnership and its Subsidiaries for such calendar month; provided, however, that the obligation of the Partnership set forth in this Section 3.4(b) to deliver the financial statements described above shall be deemed satisfied in the event that consolidated financial statements of Thunderbird and its subsidiaries are provided by Thunderbird (or any other Affiliate of the Partnership) to the applicable Principal Investor Limited Partners in their capacities as shareholders of Thunderbird and parties to the Shareholders Agreement.

(c)    In furtherance of and not in limitation of any other similar agreement such Partner may have with the Partnership, each Partner agrees that all Confidential Information shall be kept confidential by such Partner and shall not be disclosed by such Partner in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed (A) by a Partner to its Affiliates and their respective directors, managers, officers, employees and authorized representatives (including attorneys, accountants, consultants, bankers and financial advisors of such Partner or its Affiliates) and each Partner that is a limited partnership or limited liability company may disclose such Confidential Information to any former partners or members who retained an economic interest in such Partner, and to any current or prospective partner, limited partner, member, general partner or management company of such Partner (or any employee, attorney, accountant, consultant, banker or financial advisor or representative of any of the foregoing) (collectively, for purposes of this Section 3.4(c) and the definition of “Confidential Information,” “Representatives”) who need to be provided such Confidential Information to assist such Limited Partner in evaluating or reviewing its investment and (B) by a Partner to its Representatives that are current or prospective partners or members of such Partner or are former partners or members who retained an economic interest in such Partner to the extent such disclosure is limited to customary disclosures made in the ordinary course of business by an investment fund to its current, prospective or former investors or equity holders in respect of investments made thereby, including in connection with the disposition thereof, each of which Representatives shall be deemed to be bound by the provisions of this Section 3.4(c) (provided, that with respect to Representatives who are limited partners or members of any Limited Partner, such Representatives shall instead be deemed to be bound by any confidentiality agreement or obligation with such Limited Partner having restrictions substantially similar to this Section 3.4(c)) and such Partner shall be responsible for any breach of this provision by any such Representative, (ii) any disclosure of Confidential Information may be made by a Partner or its Representatives to the extent the Partnership consents in writing, (iii) Confidential Information may be disclosed by a Partner to a potential Permitted Transferee, who shall agree to be bound by the provisions of this Section 3.4(c) or a confidentiality agreement having restrictions substantially similar to this Section 3.4(c), and such Partner shall be responsible for any breach of this provision or such confidentiality agreement by any such Person, (iv) Confidential Information received by any Principal Investor Limited Partner pursuant to this Agreement may be disclosed by such Principal Investor Limited Partner to another Partner; provided, that such disclosing Principal Investor Limited Partner shall cause such receiving Partner to acknowledge and agree in writing delivered to the disclosing Principal Investor Limited Partner, the Partnership and the General Partner that such disclosed Confidential Information shall be subject to such receiving Partner’s confidentiality obligations set forth in this Agreement and that such receiving Partner shall comply with such obligations in respect of such disclosed Confidential Information, and (v) Confidential Information may be disclosed by any Partner or Representative to the extent that the Partner or its Representative has received advice from its counsel that it is legally compelled to do so or is required to do so to comply with applicable Law or legal process or government agency or self-regulatory body request; provided, that prior to making such disclosure, the Partner or Representative, as the case may be, uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Law, including consulting with the General Partner regarding such disclosure and, if reasonably requested by the General Partner, assisting the Partnership, at the Partnership’s expense, in seeking a protective order to prevent the requested disclosure; provided, however, that, in no event, shall a Limited Partner be required to directly initiate or participate in any legal proceeding in connection with such efforts; and provided, further that such Partner or Representative, as the case may be, discloses only that portion of the Confidential Information as is, based on the advice of its counsel, legally required. Notwithstanding anything to the contrary herein, the confidentiality obligations of the Partners under this Section 3.4 shall not apply to the disclosure of the fact that the disclosing Partner has an indirect investment in Thunderbird or its subsidiaries (or their respective successors) in name only (it being understood that this disclosure shall not include the investment amount, valuation information or any other information related thereto); provided, that and for the avoidance of doubt, such information may otherwise be disclosed by the Partners to their respective Representatives in accordance with the first sentence of this Section 3.4(c). The General Partner will not, and will cause the Partnership not to, make a public announcement disclosing the name of any Limited Partner without the consent of such Limited Partner (not to be unreasonably conditioned or withheld); provided, however, any such disclosure may be made without such consent to the extent required by applicable Law or legal process or government agency request.

(d)    Notwithstanding anything in this Agreement to the contrary, to comply with Treas. Reg. 1.6011-4(b)(3)(i), any Partner (and any employee, representative, or other agent of such Partner) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Partnership or any transactions undertaken by the Partnership to the extent the Partner acquires such information on or after the date hereof, it being understood and agreed, for this purpose (i) the name of, or any other identifying information regarding, the Partnership or any existing or future investor (or any affiliate thereof) in the Partnership, or any investment or transaction entered into by the Partnership, (ii) any specific performance information relating to the Partnership or its investments and (iii) any performance or other information relating to previous funds or investments sponsored by any of the Partners, does not constitute such tax treatment or tax structure information.

Section 3.5.    Cessation of Limited Partnership Interest. A Partner shall automatically cease to be a Partner upon the Transfer of all of such Partner’s Limited Partnership Interests in accordance with this Agreement. Immediately upon any such Transfer, the General Partner shall cause such Partner’s name to be removed from the Register of Partners.

Section 3.6.    Adjustments to Units. In connection with any reclassification, recapitalization, distribution, split, combination, exchange or similar adjustment of or to the Units, all provisions of this Agreement that are expressed on a per Unit basis, and the voting rights of the respective Units as set forth in Section 11.3 shall be similarly adjusted without any further action of the parties hereto.

ARTICLE IV

TRANSFERABILITY OF INTERESTS; PREEMPTIVE RIGHT

Section 4.1    General Restrictions on Transfer of Units.

(a)Limited Partnership Units. A holder of Limited Partnership Units may only Transfer its Limited Partnership Units as follows:

(i)in a Transfer that meets the requirements of Section 4.4(a)(i) and Section 4.4(a)(ii);
(ii)in a Transfer of Limited Partnership Units as a Tag Offeree pursuant to Section 4.2 or in a Drag-Along Sale pursuant to Section 4.3;

(iii)with respect to Limited Partnership Units, during the period commencing on the date hereof and ending on the first anniversary of the closing of an initial Public Offering, with the written consent of the General Partner (subject, in each case, to the transfer restrictions contained in this Article IV, to the extent applicable); or

(iv)with respect to Limited Partnership Units, during the period commencing on the first anniversary of the closing of an initial Public Offering, without regard to any restrictions on Transfer contained in this Section 4.1(a).

(b)Profits Interest Units. Transfers of Profits Interest Units shall not be permitted except as expressly set forth in Section 4.1(e) below.

(c)General Partnership Units. Transfers of General Partnership Units shall not be permitted except as expressly set forth in Section 4.5(d) below.

(d)Transfer Procedures Generally; Transfers to Competitors. Notwithstanding anything to the contrary in this Agreement, no Limited Partnership Units or Profits Interest Units may be Transferred without the written consent of the General Partner to any Person or its Affiliates that is determined in good faith by the General Partner to be a Competitor. A “Competitor” shall mean any Person who is engaged in the business of (i) onshore oil and natural gas exploration, development and production in the states of Texas, Louisiana, Wyoming, North Dakota and Montana in any of the basins in which any oil and gas properties of Thunderbird or its subsidiaries are located, or within 20 miles of any such properties, (ii) gathering and disposing of salt water produced from oil or gas wells in any of the basins in which any oil and gas properties of Thunderbird or its subsidiaries are located, or within 20 miles of any such properties, or (iii) gathering, compressing and delivering hydrocarbons in East Texas and North Louisiana; provided, that Competitor shall not include any financial institution or investment fund, and no Person shall be deemed to be a Competitor solely on account of owning less than 50% of (a) the outstanding securities (including shares, units or other interests) of any class of equity securities issued by any such entity and/or (b) the outstanding principal amount of any debt securities issued by any such entity. If any Partner proposes to Transfer any Limited Partnership Units or Profits Interest Units to a transferee, such Partner shall furnish a written notice to the General Partner at least ten (10) Business Days prior to such proposed Transfer. Such notice shall set forth the principal terms of the proposed Transfer, including (A) the number and class of Units to be Transferred (the “Transferred Units”), (B) the purchase price for the Transferred Units or the formula by which such price is to be determined and (C) the name and address of the prospective transferee. If the General Partner does not determine that the prospective transferee is a Competitor within such ten (10) Business Day period, the Partner proposing such Transfer may Transfer the Transferred Units to such prospective transferee subject to compliance with the other provisions of this Article IV. In the event any proposed Transfer to a Competitor is approved in accordance with the foregoing, such approval shall also apply to Transfers made to such prospective transferee by any Tag Offerees.

(e)Exceptions to Transfer Restrictions. The restrictions in Section 4.1 shall not apply to: (i) any Transfers of Limited Partnership Units to the Partnership or any of its Subsidiaries; (ii) any Transfers of Limited Partnership Units to any Limited Partner; (iii) any Transfers of Limited Partnership Units to a Permitted Transferee; (iv) any Transfers of Profits Interest Units with the written consent of the General Partner, as may be granted or withheld in its sole discretion; or (v) any Transfers otherwise expressly permitted pursuant to this Article IV.

(f)No issuance or Transfer of Limited Partnership Units otherwise permitted or required by this Agreement shall be made unless such issuance or Transfer is in compliance with U.S. and other federal,

foreign, state, or provincial securities or other similar Laws, including the Securities Act and the rules and regulations thereunder, and the Partnership Act.

(g)Transfers of Units may only be made in strict compliance with all applicable terms of this Agreement, and, to the fullest extent permitted by Law, any purported Transfer of Units that does not so comply with all applicable terms of this Agreement shall be null and void and of no force or effect, and the Partnership shall not recognize or be bound by any such purported Transfer and shall not effect any such purported Transfer on the Register of Partners or otherwise reflect such Transfer in the Capital Accounts of the Partners.

(h)Transfers of Units made in accordance with this Agreement shall be effected by such documents and instruments as are necessary to comply with the Partnership Act and other applicable Delaware Law, including the Joinder Agreement or such other form of instrument of Transfer as may be approved by the General Partner in its discretion.

(i)At any time the Management Partner ceases to hold any Profits Interest Units, whether as a result of forfeiture, Transfer or otherwise pursuant to this Agreement, the Management Partner shall thereupon cease to be a limited partner of the Partnership.

(j)Upon any withdrawal by a limited partner of the Management Partner from the Management Partner (or any cancellation, repurchase, forfeiture or failure to vest of any limited partnership interests in the Management Partner), the Management Partner and the General Partner shall take all necessary actions or make other adjustments to cause the Partnership and the Management Partner to have Profits Interest Units of the same class and number cancelled, repurchased, withdrawn, forfeited, or failed to vest, as applicable, in a manner corresponding to the treatment of such limited partnership interests in the Management Partner. For the avoidance of doubt, the limited partners in the Management Partner shall have no right to beneficial ownership of any Interest as a result of the application of this Section 4.1(j).

Section 4.2    Tag-Along Rights.

(a)Prior to a Sale Transaction, in the event that any Principal Investor Limited Partner (the “Selling Limited Partner”) proposes to Transfer to any Third-Party Purchaser (each such Third-Party Purchaser, the “Tag-Along Buyer”) any Limited Partnership Units (other than to a Permitted Transferee or in connection with a Drag-Along Sale pursuant to Section 4.3, a “Tag-Along Sale”), the Selling Limited Partner shall provide to each other Principal Investor Limited Partner (collectively, as applicable, the “Tag Offerees”), at least ten (10) Business Days prior to the expected closing date of the Tag-Along Sale, written notice thereof and the following information with respect to the Tag-Along Sale (a “Tag-Along Notice”): (i) the name of the Selling Limited Partner, (ii) the name of the Tag-Along Buyer, (iii) the total number of Limited Partnership Units proposed to be Transferred by the Selling Limited Partner, (iv) the total number of Limited Partnership Units then held by the Selling Limited Partner and (v) a summary of the material terms and conditions, including the proposed amount and form of consideration.

(b)Each Tag Offeree may, by written notice (an “Inclusion Notice”) given to the Selling Limited Partner within ten (10) Business Days after the date of the Tag-Along Notice, elect to sell a number of Limited Partnership Units in the Tag-Along Sale up to its Maximum Tag-Along Portion, on the terms and conditions approved by the Selling Limited Partner, which terms and conditions shall be the same as those on which the Selling Limited Partner’s Limited Partnership Units are to be sold and shall be consistent with the terms and conditions set forth in the Tag-Along Notice (each Tag Offeree who timely makes such election, a “Tagging Limited Partner”). Such Inclusion Notice shall specify the number of Limited Partnership Units which such Tagging Limited Partner wishes to include in the Tag-Along Sale if less than the Maximum Tag-Along Portion. In no event shall any Tagging Limited Partner be permitted to sell more than its Maximum Tag-Along Portion in connection with a Tag-Along Sale. Each Tag Offeree who does not timely elect, in accordance with the immediately preceding sentence, to participate in any Tag-Along Sale shall be deemed to have waived all of such Tag Offeree’s rights to participate in such Tag-Along Sale.

(c)The Selling Limited Partner shall attempt to obtain the inclusion in the Tag-Along Sale of (i) all of the Limited Partnership Units that each Tagging Limited Partner has elected to transfer in the Tag-Along Sale, and (ii) all of the Limited Partnership Units that the Selling Limited Partner proposed to Transfer in its Tag-Along Notice (such Limited Partnership Units collectively, the “Tag-Along Units”). In the event the Selling Limited Partner shall be unable to obtain the inclusion of such entire number of Tag-Along Units in the Tag-Along Sale, the number of Tag-Along Units shall be allocated among the Tagging Limited Partners and the Selling Limited Partner in proportion, as nearly as practicable, as follows:

(i)there shall be first allocated to each such Tagging Limited Partner a number of Tag-Along Units equal to the lesser of (A) the number of Limited Partnership Units included by such Tagging Limited Partner in its Inclusion Notice, and (B) a number of Limited Partnership Units equal to (x) the number of Limited Partnership Units that the Tag-Along Buyer has agreed to acquire in such Tag-Along Sale, multiplied by (y) such Tagging Limited Partner’s Percentage Interest;

(ii)there shall then be allocated to the Selling Limited Partner a number of Tag-Along Units equal to the lesser of (A) the number of Limited Partnership Units included by the Selling Limited Partner in the Tag-Along Notice, and (B) a number of Limited Partnership Units equal to (x) the number of Limited Partnership Units that the Tag-Along Buyer has agreed to acquire in such Tag-Along Sale, multiplied by (y) such Selling Limited Partner’s Percentage Interest; and

(iii)the balance, if any, not allocated pursuant to clauses (i) and (ii) above shall be allocated to the Selling Limited Partner, or in such other manner as the Selling Limited Partner may otherwise agree.

(d)Each Tagging Limited Partner shall take all actions as may be reasonably necessary to consummate the Tag-Along Sale, including entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates and instruments being delivered by the Selling Limited Partner. Each Tagging Limited Partner shall provide the same representations, warranties, covenants, indemnities and agreements as the Selling Limited Partners make or provide in connection with the Tag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to a Selling Limited Partner, the Tagging Limited Partner shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that any indemnification obligation of the Selling Limited Partner and the Tagging Limited Partners for breach of any representation, warranty, covenant or agreement of the Partnership pursuant to such Tag-Along Sale shall be pro rata based on the consideration received by each Selling Limited Partner and Tagging Limited Partner for their respective Units. The fees and expenses of the Selling Limited Partner incurred in connection with a Tag-Along Sale and for the benefit of all Tagging Limited Partners (it being understood that costs incurred by or on behalf of a Selling Limited Partner for its sole benefit will not be considered to be for the benefit of all Tagging Limited Partners), to the extent not paid or reimbursed by the Partnership or the Tag-Along Buyer, shall be shared by the Selling Limited Partner and all the Tagging Limited Partners on a pro rata basis, based on the consideration received by each such Limited Partner; provided, that no Tagging Limited Partner shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-Along Sale. For the avoidance of doubt, this

Section 4.2 shall not apply with respect to any Transfer of Limited Partnership Units by a Limited Partner to its Affiliates or another Limited Partner.

Section 4.3    Drag-Along Rights.

(a)In the event that (i) a Thunderbird Drag-Along Sale is initiated by the Principal Shareholders pursuant to the Shareholders Agreement, and in connection therewith, such Principal Shareholders desire to initiate a Sale Transaction, or (ii) (A) Thunderbird or (B) the Principal Investor Limited Partners (where the Principal Investor Limited Partners collectively own at least 33⅓% of the issued and outstanding Limited Partnership Interests), receive and elect to pursue an offer from a Third-Party Purchaser in respect of a Sale Transaction (any such Sale Transaction described in clauses (i) or (ii) of this Section 4.3(a), a “Drag-Along Sale” and, (Y) with respect to any Drag-Along Sale described in clause (i), the Principal Shareholders initiating such Thunderbird Drag-Along Sale and (Z) with respect to any Drag-Along Sale described in clause (ii), the selling parties, each as applicable, a “Drag-Along Seller”); then such Drag-Along Sellers shall give written notice, or with respect to any Drag-Along Sale described in clause (i), cause the General Partner to give written notice, of such Drag-Along Sale (a “Drag-Along Notice”) to each of the other Limited Partners at least ten (10) Business Days prior to the closing of such Drag-Along Sale, which notice shall state that such Drag-Along Seller desires the Dragged Partners to enter into such Drag-Along Sale and shall include the following information with respect to the proposed Drag-Along Sale: (A) the names of all of the parties thereto, (B) a summary of the material terms and conditions thereof and (C) the proposed amount and form of consideration to be received by the Drag-Along Seller and Dragged Partners (which consideration shall be distributed as if the proceeds were allocated among the Partners in a distribution to the Partners pursuant to Section 8.1 at the time of payment of such consideration), whereupon all Drag-Along Sellers, Dragged Partners and the Partnership (as applicable) shall consent to, cooperate with, and not object to or otherwise impede the consummation of the Drag-Along Sale. In the event that the Drag-Along Sale is structured as an equity exchange, merger or consolidation, each Dragged Partner shall vote its Limited Partnership Units to approve such merger or consolidation, whether at a meeting of Partners or by written consent of Limited Partners in lieu of a meeting. In the event that the Drag-Along Sale is structured as a sale of Limited Partnership Units, then each Dragged Partner shall agree to sell, and shall sell, its Limited Partnership Units and any other rights to acquire Limited Partnership Units, on the terms and conditions set forth in the Drag-Along Notice. In the event that the Drag-Along Sale is structured as a sale, transfer or other disposition of all or substantially all of the assets or business of the Partnership and its Subsidiaries, then each Dragged Partner shall vote its Limited Partnership Units to approve such sale and any subsequent dissolution or winding up of the Partnership or other distribution of the proceeds therefrom, whether at a meeting of Partners or by written consent of Limited Partners in lieu of a meeting, and cooperate fully with respect to the sale, transfer or other disposition of assets. In furtherance of the foregoing, each Dragged Partner shall (x) waive all dissenter’s rights, appraisal rights and similar rights in connection with such Drag-Along Sale, and (y) take, with respect to its Limited Partnership Units, all necessary or desirable actions reasonably requested by the Drag-Along Seller in connection with the consummation of the Drag-Along Sale, including voting all such Limited Partnership Units to approve such transaction, not exercising any appraisal or similar rights with respect to such transaction, granting any consents required pursuant to the terms of this Agreement and executing the applicable purchase and sale agreement.

(b)No Dragged Partner shall be required to sell any Limited Partnership Units in a Drag-Along Sale pursuant to this Section 4.3 unless the total amount and form of such consideration per Limited Partnership Unit payable to such Dragged Partner is the same as that paid to each Drag-Along Seller (i.e., each Principal Shareholder) and the other shareholders of Thunderbird. Each Dragged Partner shall provide the same representations, warranties, covenants, indemnities and agreements as the Drag-Along Sellers make or provide in connection with the Drag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to a Drag-Along Seller, the Dragged Partner shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that any indemnification obligation (including, if applicable, with respect to representations made by the Partnership) of the Drag-Along Sellers and the Dragged Partners pursuant to such Drag-Along Sale shall be pro rata based on the consideration received by each Drag-Along Seller and Dragged Partner for their respective Units (which consideration shall be distributed as if the proceeds were allocated among the Partners in a distribution to the Partners pursuant to Section 8.1 at the time of payment of such consideration). Notwithstanding anything to the contrary in this Section 4.3(b), in the event of a Drag-Along Sale described in Section 4.3(a)(i), (i) the total amount and form of consideration per Limited Partnership Unit payable to each Dragged Partner may be different from the consideration paid to each Drag-Along Seller; provided, that such amount and form of consideration payable in respect of each Limited Partnership Unit held by the Limited Partners shall be the same, and (ii) each Limited Partner shall make the same representations, warranties, covenants, indemnities and agreements as each other Limited Partner in connection with such Drag-Along Sale, which may be different from the representations, warranties, covenants, indemnities and agreements made by the Drag-Along Sellers (i.e., the Principal Shareholders) and the other shareholders of Thunderbird.

(c)Notwithstanding anything to the contrary set forth herein, the Management Partner shall consent to, cooperate with, and not object to or otherwise impede the consummation of any Drag-Along Sale and in connection with any such Drag-Along Sale that is structured as a sale of Limited Partnership Units or an equity exchange, merger or consolidation, a number of Profits Interest Units equal to (i) the number of outstanding Profits Interest Units, multiplied by (ii) the Percentage Interest of Limited Partnership Units being sold, exchanged or otherwise converted in such Drag-Along Sale shall be cancelled by the Partnership in exchange for the payment to the Management Partner of the amount (if any) that would be distributable to the Management Partner in an amount equal to the product of (X) the Percentage Interest of Limited Partnership Units being sold, exchanged or otherwise converted in such Drag-Along Sale, (Y) the Overall Percentage Interest of the Management Partner, and (Z) (1) (A) the aggregate consideration paid to the Limited Partners for their Limited Partnership Units in such Drag-Along Sale, multiplied by (B) a fraction expressed as a percentage, (x) the numerator of which is the number of outstanding Limited Partnership Interests prior to such Drag-Along Sale, and (y) the denominator of which is the number of Limited Partnership Interests sold, exchanged or otherwise converted in such Drag-Along Sale, were distributed as Distributable Assets pursuant to Section 8.1, less (2) the Profits Interest Hurdle applicable to such Profits Interest Units, less all cumulative distributions made to the General Partner and the Limited Partners pursuant to this Agreement. In the event that any unvested Profits Interest Units are exchanged in connection with such Drag-Along Sale, then the proceeds otherwise payable to the Management Partner in respect of such unvested Profits Interest Units if such Profits Interest Units were vested shall be held by the Partnership on behalf of the Management Partner and distributed to the Management Partner upon the vesting of such Profits Interest Units in accordance with the applicable Profits Interest Award Agreement or such earlier time as otherwise determined by the General Partner in its sole discretion.

(d)For the avoidance of doubt, the proceeds from any Drag-Along Sale structured as a sale, transfer or other disposition of all or substantially all of the assets or business of the Partnership and its Subsidiaries shall be distributed to the Partners (including the Management Partner) as Distributable Assets pursuant to Section 8.1. Without limiting the generality of the foregoing provisions of this Section 4.3(d), in connection with such Drag-Along Sale, the Management Partner shall, and shall cause its limited partners to, make the same representations, warranties, covenants, indemnities and agreements in respect of its Profits Interests as each Limited Partner in connection with such Drag-Along Sale.

(e)At the closing of any Drag-Along Sale pursuant to this Section 4.3, each Drag-Along Seller and Dragged Partner shall, if applicable, deliver, against payment of the purchase price therefor, certificates (or evidence thereof) representing its Limited Partnership Units, duly endorsed for Transfer or accompanied by duly endorsed membership interest powers, evidence of good title to the Units, the absence of Liens and adverse claims with respect thereto and such other documents as are reasonably requested by the Drag-Along Seller and the Partnership for the proper Transfer of such Limited Partnership Units on the books of the Partnership.

(f)The provisions of Section 4.2 shall be subordinate to any Transfer or exercise of rights contemplated by this Section 4.3.

Section 4.4    Other Transfer Restrictions.

(a)In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of any Limited Partnership Units by any Limited Partner be made:

(i)if such Transfer would be reasonably likely to cause the Partnership to cease to be classified as a partnership for U.S. federal or state income tax purposes as determined by the General Partner in its sole discretion;

(ii)if such Transfer would be reasonably likely to cause a termination of the Partnership within the meaning of Section 708(a)(1)(B) of the Code as determined by the General Partner in its sole discretion;

(iii)if such Transfer would result in any class of Interests being held by such number of Partners, including Interests issued upon exercise of any then-outstanding warrants, options or similar rights to acquire Interests, as the General Partner determines could require the Partnership to file reports under the Exchange Act if it is not otherwise subject to such requirement, or if such Transfer would otherwise require the registration of such Transferred Units pursuant to any applicable foreign, federal, provincial or state securities Laws;

(iv)if such Transfer would subject the Partnership, the General Partner, its partners, stockholders or members or any of their Affiliates to regulation under the Investment Company Act of 1940, as amended, or Title I of ERISA, or would subject the Partnership, the General Partner, its partners, stockholders or members or any of their Affiliates to regulation under the Investment Advisers Act of 1940, as amended;

(v)unless the transferee makes the representations and warranties set forth in Section 7.1;

(vi)if such Transfer would result in a violation of any applicable Law, and for the avoidance of doubt, Law includes applicable securities, ERISA, or antitrust Laws;

(vii)if such Transfer would require the Partnership or any of its Subsidiaries to obtain any licensing or regulatory consent other than any such license or regulatory consent that is immaterial or ministerial in nature;

(viii)if such Transfer would reasonably be expected to have an adverse regulatory impact (other than an immaterial impact) (as determined by the General Partner in its sole discretion) on the Partnership, the General Partner, its partners, stockholders or members or any of their Affiliates; or

(ix)if such Transfer is made to any Person who lacks the legal right, power or capacity to own such interest.

(b)Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary transfer, by operation of Law or otherwise, shall have rights hereunder.

(c)Except as otherwise provided in Section 4.3, the Limited Partners effecting any Transfer of Limited Partnership Units permitted hereunder shall pay all reasonable costs and expenses, including attorneys’ fees and disbursements, incurred by the Partnership in connection with the Transfer on a pro rata basis in proportion to the number of Limited Partnership Units so transferred by each such Limited Partner.

(d)No Transfer of Limited Partnership Units by any Limited Partner (each a “Transferring Limited Partner”) may be made or recorded in the Register of Partners unless the transferee shall deliver to the Partnership notice of such Transfer, including a fully executed copy of all documentation and agreements relating to the Transfer and any agreements or other documents required by the Joinder Agreement and any other written agreement (that the General Partner may require as evidence) of the transferee to be bound by the terms of this Agreement and to assume all obligations of the Transferring Limited Partner under this Agreement in respect of the Limited Partnership Units that are the subject of the Transfer and any opinions of counsel as the General Partner may reasonably require to be delivered with respect thereto.

(e)No Limited Partner may withdraw from the Partnership. A Limited Partner shall cease to be a limited partner of the Partnership as a result of a permitted Transfer of all of such Limited Partner’s Limited Partnership Units, in accordance with this Article IV and the transferee(s) of such Limited Partnership Units being admitted to the Partnership as a Substituted Limited Partner. Following such cessation, such former Limited Partner shall have no rights or obligations under this Agreement (other than Sections 4.3, 10.4, 10.5, 16.6, 16.7 and 16.12).

(f)If any Limited Partnership Units are Transferred or redeemed during any quarterly segment of the Partnership’s taxable year in compliance with the provisions of this Article IV, on any day other than the first day of the Partnership’s taxable year, then net income, net losses, each item thereof and all other items attributable to such Interest for such Partnership taxable year shall be divided and allocated between the transferor Limited Partner and the transferee Limited Partner using any method permitted under Section 706 of the Code or determined by the General Partner. All distributions with respect to which the record date is before the date of such Transfer shall be made to the transferor Limited Partner, and all distributions with respect to which the record date is after the date of such Transfer, in the case of a Transfer, shall be made to the transferee Limited Partner.

Section 4.5    Substituted Limited Partners and General Partners.

(a)No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place with respect to any Limited Partnership Units so Transferred unless such Transfer is made in compliance with the terms of this Agreement, including Section 4.4.

(b)A transferee of Limited Partnership Units who has been admitted as a substituted limited partner in accordance with this Section 4.5 (a “Substituted Limited Partner”) shall have all the rights and powers and be subject to all the restrictions and liabilities of the Transferring Limited Partner with respect to the Transferred Units under this Agreement.

(c)The admission of a Substituted Limited Partner (including a Permitted Transferee) shall become effective on the date such Person executes a Joinder Agreement of this Agreement or a counterpart of this Agreement and any other documents that the General Partner may reasonably request and such Person’s name is recorded on the books and records of the Partnership. Upon the admission of a Substituted Limited Partner, (i) the Partnership shall amend Schedule I to reflect the name and address of, and number (and class) of Limited Partnership Units held by, such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner (such revisions to be presented to the General Partner no later than at the next regular meeting of the sole member of the General Partner) and (ii) to the extent of the Transfer to such Substituted Limited Partner, the Transferring Limited Partner shall be relieved of its obligations under this Agreement (except, with respect to its obligations under Sections 4.3, 10.4, 10.5, 16.6, 16.7 and 16.12). Except to the extent otherwise specified herein, no Person shall be admitted to the Partnership as a Substituted Limited Partner without the prior consent of the General Partner (it being understood that no such consent shall be required in connection with a Transfer to a Permitted Transferee in compliance with Section 4.1).

(d)The General Partnership Interests may only be Transferred (in whole or in part) to an Affiliate of the General Partner or to any other party approved by Limited Partners holding a majority of the outstanding Limited Partnership Units. Any such transferee shall automatically simultaneously with such Transfer be admitted as an additional or substitute general partner; provided, that the assignee is an Affiliate of the General Partner or upon the approval of the Limited Partners holding a majority of the outstanding Limited Partnership Units in the case of a third-party transferee.

Section 4.6    Preemptive Rights.

(a)Prior to a Sale Transaction, in the event that the Partnership proposes to sell or otherwise issue Limited Partnership Units or other equity interests in the Partnership or any of its Subsidiaries, including securities convertible into or exchangeable for any such interests or options, rights or warrants to purchase any such interests (any of the foregoing, “Dilutive Securities”), other than in a Permitted Issuance (as defined below), each Partner holding Limited Partnership Units as of the date of the Preemptive Rights Notice (as defined below) (each a “Preemptive Rights Holder”) shall have the right to acquire that number of such Dilutive Securities as determined in accordance with Section 4.6(b), at the same price and upon the same terms and conditions as such Dilutive Securities are being offered by the Partnership in such issuance (a “Proposed Issuance”). No Dilutive Securities shall be issued by the Partnership to any Person in any Proposed Issuance unless the Partnership has first offered such securities to each Preemptive Rights Holder in the accordance with this Section 4.6.

(b)At least fifteen (15) Business Days prior to the consummation of any Proposed Issuance to which this Section 4.6 applies, the Partnership shall give written notice thereof to each Preemptive Rights Holder (the “Preemptive Rights Notice”), setting forth the price and the other terms and conditions on which the Dilutive Securities are being offered to the proposed Transferee(s), and offering to sell to each Preemptive Rights Holder its pro rata share of such Dilutive Securities at the same price and on the same terms and conditions (the “Preemptive Rights Offer”); provided, that such pro rata share shall be based upon the Percentage Interest of such Preemptive Rights Holder immediately prior to consummation of the Proposed Issuance. Each Preemptive Rights Holder shall be entitled to accept any Preemptive Rights Offer by providing written notice of exercise to the Partnership not later than ten (10) Business Days after the date of the applicable Preemptive Rights Notice (the “Preemptive Rights Period”), and any Preemptive Rights Holder who fails to timely accept any Preemptive Rights Offer shall have no further rights with respect to the Proposed Issuance to which such Preemptive Rights Offer relates. Each Preemptive Rights Holder shall have the additional right (the “Additional Purchase Right”) to offer in its notice of exercise to purchase any or all of the Dilutive Securities not accepted for purchase by any other Preemptive Rights Holder, in which event such Dilutive Securities not accepted by any other Preemptive Rights Holder shall be deemed to have been offered to and accepted by the Preemptive Rights Holders exercising such Additional Purchase Right in proportion to their respective Percentage Interests immediately prior to such issuance at the same price and on the same terms and conditions as those specified in the Preemptive Rights Notice, but in no event shall any Preemptive Rights Holder exercising its Additional Purchase Right be allocated a number of Dilutive Securities in excess of the maximum number such Preemptive Rights Holder has offered to purchase in its notice of exercise. Any Dilutive Securities that are offered in a Preemptive Rights Offer but are not accepted for purchase by the Preemptive Rights Holders pursuant to this Section 4.6 may be sold by the Partnership at any time thereafter on the same terms and conditions as are set forth in the applicable Preemptive Rights Notice.

(c)Notwithstanding the requirements of this Section 4.6, the Partnership may proceed with an issuance of Dilutive Securities that would otherwise be subject to this Section 4.6 prior to having complied with the provisions of this Section 4.6 (such issuance, a “Specified Issuance”); provided, that the Partnership shall:

(i)provide to each Partner holding Limited Partnership Units as of the date of the Specified Issuance (each a “Specified Issuance Preemptive Rights Holder”) prompt notice of such Specified Issuance;

(ii)within a reasonable period of time (but in any event not more than fifteen (15) Business Days) following such Specified Issuance, offer to issue to each Specified Issuance Preemptive Rights Holder such number of Dilutive Securities of the type issued in such Specified Issuance as may be requested by such Specified Issuance Preemptive Rights Holder (not to exceed the number of such Dilutive Securities which is sufficient for such Specified Issuance Preemptive Rights Holder to hold, after the issuance of all such Dilutive Securities, a percentage of all such Dilutive Securities that is equal to its respective Percentage Interest immediately prior to such Specified Issuance), as it would have had if the Partnership had served a Preemptive Rights Notice pursuant to, and such Specified Issuance Preemptive Rights Holder had exercised its rights in full under Section 4.6 prior to such Specified Issuance, at the same price and on the same terms and conditions with respect to such Dilutive Securities as the proposed Transferees received in such Specified Issuance; and

(iii)keep such offer open for a period of fifteen (15) Business Days, during which period, each such Specified Issuance Preemptive Rights Holder may accept such offer by sending a written notice of exercise to the Partnership committing to purchase in accordance with the procedures set forth in Section 4.6(b), an amount of such Dilutive Securities (not to exceed the amount specified in the offer made pursuant to Section 4.6(b)); provided, further, that (A) for all purposes under this Agreement, any issuance of Dilutive Securities to a Specified Issuance Preemptive Rights Holder pursuant to this Section 4.6 shall be deemed to have occurred on the date of the consummation of such Specified Issuance and (B) during the period commencing on the consummation of such Specified Issuance and ending on the earlier of (x) the consummation of the issuance of Dilutive Securities to a Specified Issuance Preemptive Rights Holder pursuant to this Section 4.6 and (y) the expiration of the fifteen (15)-Business Day period specified in clause (iii) above, the Dilutive Securities issued pursuant to this Section 4.6 shall not be taken into account in calculating the Percentage Interest of any Partner for any purposes under this Agreement.

(d)The provisions of this Section 4.6 shall have no application to any of the following issuances (each, a “Permitted Issuance”):

(i)Limited Partnership Units, Profits Interest Units or other equity interests (including options to purchase Limited Partnership Units or equity interests and rights to participate in income or profits of the Partnership or any of its Subsidiaries or with respect to any of their assets or businesses) issued pursuant to any employee stock option plan, stock purchase plan, employee benefit plan, employment contract or any similar benefit or incentive program or agreement covering directors, managers, employees or consultants of the Partnership and its Subsidiaries, where the primary purpose of such plan, program or agreement is not to raise capital for the Partnership;

(ii)Limited Partnership Units or other equity interests issued (A) pursuant to any merger or business combination transaction involving the Partnership or any of its Subsidiaries, (B) as consideration for the acquisition by the Partnership or any of its Subsidiaries of assets or another business entity or (C) in connection with any joint venture or strategic partnership entered into primarily for purposes other than raising capital;

(iii)Limited Partnership Units or other equity securities issued in connection with an initial Public Offering;

(iv)Limited Partnership Units or other equity interests issued in connection with any equity split, dividend, combination, recapitalization or similar transaction by the Partnership pursuant to which all holders of Limited Partnership Units or such other equity securities are treated equivalently;

(v)Limited Partnership Units or other equity securities issued pursuant to the exercise or conversion of any rights, agreements, options, warrants or convertible securities that are issued or granted after the date of this Agreement, so long as the issuance or grant of such rights, agreements, options, warrants or securities complied with this Section 4.6;

(vi)Limited Partnership Units or other equity interests issued to financial institutions, commercial lenders, broker/finders or any similar party, or their respective designees, as an “equity kicker” in connection with a transaction that is primarily the incurrence or guarantee of Indebtedness by the Partnership or any of its Subsidiaries;

(vii)new securities issued to the Management Partner; or

(viii)Limited Partnership Units or other equity interests issued to the Partnership or any wholly-owned Subsidiary of the Partnership.

(e)If the Partnership or any of its Subsidiaries proposes to issue indebtedness of the Partnership or any Subsidiary of the Partnership in a private issuance solely to one or more Principal Investor Limited Partners, the Partnership shall deliver to each other Principal Investor Limited Partner notice of such issuance and an opportunity to participate in such issuance pro rata with the other participating Principal Investor Limited Partner(s) based on the Percentage Interests of such Principal Investor Limited Partner relative to all participating Principal Investor Limited Partners.

Section 4.7    Initial Public Offering; Restructuring; Registration Rights Agreement
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(a)In connection with any initial Public Offering, each of the Partners agrees to cooperate with the other Limited Partners, the Management Partner and the General Partner and to take all such action as may be reasonably required in connection therewith to effectuate, or cause to be effectuated, such initial Public Offering, including, if desirable, winding up and liquidating the Partnership, converting the Partnership to another corporate entity or causing the exchange of Interests for shares of common stock or other equity securities of an entity that is a holding company for all or substantially all of the operating assets of the Partnership or any other entity that will be the issuer in such initial Public Offering (including, for the avoidance of doubt, Thunderbird), and to ensure that each of the Limited Partners and the Management Partner (i) receives shares (or other equity securities) and other rights in connection with such initial Public Offering substantially equivalent to its economic interest, governance, priority and other rights and privileges as such Limited Partner or the Management Partner has with respect to its Units immediately prior to such initial Public Offering and are consistent with the rights and preferences attending thereto as set forth in this Agreement immediately prior to such initial Public Offering and to ensure that such rights and privileges are afforded to such Limited Partners or the Management Partner in the organizational and other documents of the entity that undertakes the initial Public Offering or otherwise, including entering into a stockholders or similar agreement containing the management and other rights provided for herein, or (ii) retains its existing Interests and rights under this Agreement to the extent the General Partner deems it advisable, except, for the avoidance of doubt, any rights provided herein that explicitly terminate pursuant to this Agreement upon an initial Public Offering; provided, however, that notwithstanding anything to the contrary in the foregoing provisions of this Section 4.7(a), neither the Partnership, the General Partner, the Limited Partners, the entity that will be the issuer in such initial Public Offering or any of their respective Affiliates shall be obligated to cause the Management Partner, any successor entity thereto or any limited partners of the Management Partner to be granted, or cause the Profits Interest Units to be converted into, shares, options or other equity securities of the entity that will be the issuer in such initial Public Offering and the Management Partner agrees that in connection with such initial Public Offering, it may continue to hold Profits Interest Units. The terms and conditions of any conversion with respect to the Profits Interest Units shall apply to unvested Profits Interest Units when, as and if such Profits Interest Units become vested in accordance with the terms of the applicable Profits Interest Award Agreement, unless the Partnership is converted into a corporation in connection with such initial Public Offering or the General Partner determines otherwise. In furtherance of the foregoing, each of the parties to this Agreement acknowledges and agrees that, in connection with any initial Public Offering, each Limited Partner shall cooperate in good faith to enter into a registration rights agreement on customary terms (including piggyback rights to any holders who (i) beneficially own restricted securities of the issuer that cannot be sold without limitation under Rule 144 under the Securities Act or (ii) are Affiliates of the issuer, and customary demand rights to holders who are Affiliates of the issuer with in excess of 5% of the outstanding shares) and, to the extent reasonably requested by underwriters acceptable to the Partnership, enter into lock-up agreements with such underwriters on customary terms.

(b)In connection with any initial Public Offering, at the option of the General Partner, the entity that is the issuer in such initial Public Offering shall enter into an income tax receivable agreement (each, an “ITR Agreement”) with each Partner; provided, that if an ITR Agreement is entered into, such ITR Agreement shall provide that the entity that is the issuer in such initial Public Offering shall make payments to such Partner in an amount equal to eighty-five percent (85%) (or such other percentage reasonably acceptable to the managing underwriter(s)) of any tax benefits available to the entity that is the issuer in such initial Public Offering generated by or attributable to such Partner (or its Affiliates), including (i) tax benefits received by the entity that is the issuer in such initial Public Offering resulting from the taxable exchange of Interests by any Partner, (ii) tax attributes of the Partner that the entity that is the issuer in such initial Public Offering obtains and (iii) other tax attributes of the entity that is the issuer in such initial Public Offering that are reasonably acceptable to the initial public offering market at such time.

Section 4.8    Specific Performance. Each of the parties to this Agreement acknowledges that it shall be impossible to measure in money damages to the Partnership or the Partner(s), if any of them or any transferee or any legal representative of any party hereto fails to comply with any of the restrictions or obligations imposed by this Article IV, that every such restriction or obligation is material, and that in the event of any such failure, neither the Partnership nor the Partner(s) shall have an adequate remedy at law or in damages. Therefore, each party hereto consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved party without the posting of any bond or other equity security, to compel specific performance of all of the terms of this Article IV and to prevent any Transfer of Limited Partnership Units in contravention of any terms of this Article IV, and waives, any defenses thereto, including the defenses of: (i) failure of consideration; (ii) breach of any other provision of this Agreement; and (iii) availability of relief in damages.

Section 4.9    Redemption of Limited Partnership Units. The General Partner may cause the Partnership to redeem Limited Partnership Units held by the Limited Partners (other than in connection with the exercise of indirect registration rights as contemplated herein (including Sections 4.7 and 8.1)).

ARTICLE V

COORDINATION

Section 5.1    Coordination Between the Upper-Tier Investors and the Partnership via Thunderbird and the General Partner. In applying the provisions of this Agreement, the parties agree that Thunderbird shall exercise, comply with, satisfy and otherwise determine equitably its rights, interests, entitlements, obligations, liabilities, agreements, covenants, acknowledgments and understandings for all purposes of this Agreement for and with respect to each of the Upper-Tier Investors, but, in each case, solely with respect to such Limited Partnership Units that each such Upper-Tier Investor would have held directly (based on such Upper-Tier Investor’s relative direct or indirect percentage interests in the equity of Thunderbird) (in each case, under and in accordance with the terms of this Agreement) (the “Section 5.1 Principle”). Accordingly, but without limiting the generality of the foregoing, the parties agree and acknowledge that whenever Thunderbird has the right to vote on, consent to, approve or has been afforded any other similar rights with respect to any matter, such vote, consent, approval or exercise of such other similar right shall be cast or exercised on a “look through” basis, as though each of the Upper-Tier Investors was exercising such vote, consent, approval or similar right directly in accordance with the Section 5.1 Principle based on each such Upper-Tier Investor’s instructions to Thunderbird through any additional vehicle with respect to such vote, consent, approval or other similar right.

ARTICLE VI

CAPITAL CONTRIBUTIONS

Section 6.1.    Issuance of Units; Capital Contributions. Subject to the terms and conditions set forth in this Agreement, each Limited Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount set forth opposite such Limited Partner’s name on Schedule I. Each of the Partners listed on the signature pages hereto shall receive the number of Units set forth opposite its name on Schedule I. As of the date hereof, the Partnership issued to the General Partner the General Partnership Units specified on Schedule I in exchange for $1,000 contributed by the General Partner to the Partnership. As of the date hereof, the Partnership issued to the Management Partner the number of Profits Interest Units set forth opposite its name on Schedule I.

Section 6.2.    Additional Contributions.

(a)No Partner shall be required to make any additional Capital Contributions after the date hereof without such Partner’s consent.

(b)The following fees and expenses of the Partnership shall be paid by Thunderbird or the Partnership:

(i)fees, costs and expenses of any administrators, agents, custodians, advisors, attorneys and accountants (including audit and certification fees and the costs of financial and tax reports, including the costs of printing and distributing reports to Partners);

(ii)the out-of-pocket costs of any litigation, D&O liability or other insurance and indemnification expense permitted by Section 10.4 or any other extraordinary expense or liability relating to the affairs of the Partnership;

(iii)expenses of liquidating the Partnership; and

(iv)registration expenses and any taxes, fees or other governmental charges levied against the Partnership and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Partnership.

Section 6.3.    Return of Contributions; Return of Expenses. Except as otherwise provided in Article VIII, (a) a Partner is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions, (b) an unrepaid Capital Contribution is not a liability of the Partnership or of any Partner, and (c) a Partner is not required to contribute or to lend any cash or property to the Partnership to enable the Partnership to return any Partner’s Capital Contributions.

Section 6.4    Capital Account. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner’s Capital Contributions with respect to Interests acquired by it (including Limited Partnership Units), if any, all items of income and gain allocated to such Partner pursuant to Section 9.1 and any items of income or gain which are specially allocated pursuant to Section 9.2; and shall be debited with all items of loss and deduction allocated to such Partner pursuant to Section 9.1, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 9.2, and all cash and the Book Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any Transfer of any Interest (or portion thereof) in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Interest (or portion thereof).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1    Partners’ Representations and Warranties. Each Partner (severally and not jointly, as to itself) represents and warrants to the Partnership and the other Partners that, as of the date hereof:

(a)such Partner has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery, and performance by such Partner of this Agreement have been duly authorized by all necessary action;

(b)such Partner is duly organized and validly existing under the Laws of its jurisdiction of organization;

(c)this Agreement has been duly and validly executed and delivered by such Partner and constitutes the binding obligation of such Partner enforceable against such Partner in accordance with its terms, subject to Creditors’ Rights;

(d)the execution, delivery, and performance by such Partner of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any applicable Law, (ii) violate any order, judgment, or decree applicable to such Partner, or (iii) conflict with, or result in a breach or default under, any Contract to which such Partner is a party or any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, or certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Partner’s ability to satisfy its obligations hereunder;

(e)no consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of such Partner to perform its obligations hereunder or to authorize the execution, delivery and performance by such Partner of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Partner’s ability to satisfy its obligations hereunder or under any agreement or other instrument to which such Partner is a party;

(f)such Partner is acquiring its Interest for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act; such Partner acknowledges that its Interest has not been registered pursuant to the Securities Act and may not be Transferred in the absence of such registration or an exemption therefrom under the Securities Act; and such Partner has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Interest and is capable of bearing the economic risks of the transactions contemplated by this Agreement; and

(g)such Partner is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement and the investment in the Partnership; such Partner acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby, including making its Capital Contribution, and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof; and such Partner has not relied on any due diligence investigation of any other Partner or its advisors and their respective Affiliates, or on any oral or written materials prepared or presented by any other Partner or its advisors, including any projections, forecasts, return on investment or other future cash flow illustrations prepared by any such Partner or its advisors or their respective Affiliates.

(h)such Partner acknowledges that the offering and sale of the Units have not been and will not be registered under the Securities Act, and are being made in reliance upon Section 1145 of the United States Bankruptcy Code.

ARTICLE VIII

DISTRIBUTIONS

Section 8.1.    Distributions.

(a)Subject in each case to restrictions imposed by Law and this Article VIII, from time to time the General Partner may make distributions of cash or other property available for distribution (the “Distributable Assets”) to the General Partner and Limited Partners in the order and manner described in this Section 8.1. All distributions made under this Section 8.1 shall be made to the Partners of record on the Register of Partners. The General Partner shall have sole discretion to determine the timing of distributions and the aggregate amount available for distribution. Distributable Assets shall be apportioned among the Partners pro rata in proportion to their respective Overall Percentage Interests; provided, however, that in respect of any Profits Interest Unit, the Management Partner shall be entitled to participate in distributions pursuant to this Section 8.1 only after cumulative distributions to the General Partner and the Limited Partners pursuant to this Agreement exceed the Profits Interest Hurdle applicable to such Profits Interest Unit and, solely for the purposes of this Section 8.1(a) and Section 14.2, each such Profits Interest Unit shall not be counted for the purposes of calculating the Overall Percentage Interests (either in the numerator or denominator of the fraction in the definition thereof), as the case may be, until such cumulative distributions have been made; provided, further, that except as the General Partner may otherwise provide, distributions (other than Tax Distributions) in respect of otherwise unvested Profits Interest Units shall be made only when, as and if such Profits Interest Units vest (which shall be in the same respective proportion as the corresponding Holdco Profits Interest vests).

(b)Catch-Up Units.

(i)A Profits Interest Unit may be designated as a Catch-Up Unit for purposes of this Agreement.

(A)If a Profits Interest Unit is not a Catch-Up Unit, then the Management Partner shall only be entitled to participate in distributions pursuant to Section 8.1(a) and Section 14.2 pari passu pro rata in proportion to Units above the Profits Interest Hurdle attributable to such Profits Interest Unit.

(B)If a Profits Interest Unit is a Catch-Up Unit, then the General Partner shall make adjustments to distributions pursuant to Section 8.1(a) and Section 14.2 to the Management Partner after the Profits Interest Hurdle with respect to such Catch-Up Unit is met as promptly as practicable so that the holder of such Catch-Up Unit is distributed, on a cumulative basis, the amount to which such holder would have been entitled had the Profits Interest Hurdle not been in effect and to otherwise equitably account for other distributions by the Partnership; provided, that any distributions pursuant to this Section 8.1(b)(i)(B) shall be further subject to the other provisions of Section 8.2 and this Section 8.1(b).

(ii)If a Holdco Profits Interest Unit is designated as a Catch-Up Unit under a Holdco Profits Interest Award Agreement, a corresponding Profits Interest Unit shall be designated as a Catch-Up Unit for purposes of this Agreement. The applicable Holdco Profits Interest Award Agreement may limit the extent to which the Catch-Up Unit shares in distributions pursuant to Section 8.1 and Section 14.2 and the General Partner shall implement such limitations.

(c)Distributions in Kind. Distributions made pursuant to this Agreement may be made in cash or in kind at the discretion of the General Partner; provided, however, that any distribution in kind shall be made to all Partners proportionately in accordance with Section 8.1 or in such other manner as the General Partner deems equitable in light of the aggregate cash and in-kind amounts being distributed.

Section 8.2.    Limits on Distributions.

(a)Notwithstanding any provision to the contrary contained in this Agreement, the Partnership shall not make a distribution to any Partner if (i) such distribution would violate or would cause the Partnership, any Partner, or any of their respective Affiliates, to violate the Partnership Act or any other applicable law, regulation or enforceable interpretation thereof or (ii) such distribution would create or increase a deficit balance in such Partner’s Capital Account.

(b)It is the intention of the parties to this Agreement that distributions to a Partner with respect to a Profits Interest Unit be limited to the extent necessary so that such Profits Interest Unit constitutes a “profits interest” within the meaning of Internal Revenue Service Revenue Procedure 93-27. In furtherance of the foregoing, the General Partner shall, if necessary, limit distributions to such Partner under Section 8.1 or Section 14.2 with respect to a Profits Interest Unit so that such distributions do not exceed the amount of available profits in respect of such Partner’s Profits Interest Unit. If a Partner’s distributions are reduced pursuant to the preceding sentence, an amount equal to such excess distributions shall be treated as instead apportioned to the other Partners under Section 8.1 and Section 14.2, as applicable, and the General Partner shall make appropriate adjustments (as determined by the General Partner) to future distributions with respect to such Partner under Section 8.1 or Section 14.2, as applicable, so that the Partner receives (consistent with the principles of this Section 8.2, and subject to the limitations of Section 8.1) an amount equal to such excess distributions out of amounts that, but for this sentence, would have been distributed with respect to such Partner’s Profits Interest Unit.

Section 8.3.    Tax Distributions.

(a)With respect to each Partner for any Fiscal Year, the General Partner shall, subject to the Partnership having cash available in the good faith judgment of the General Partner, make one or more distributions to such Partner (a “Tax Distribution”) in an amount up to the excess tax liability of such Partner (as determined in the good faith judgment of the General Partner). For this purpose, excess tax liability means an amount equal to the excess of (a) the taxable net income allocated to such Partner pursuant to this Agreement (or a good faith estimate thereof) in respect of such Fiscal Year, multiplied by the Assumed Tax Rate, over (b) the aggregate amount distributed or expected to be distributed to such Partner in such Fiscal Year pursuant to Section 8.1. The General Partner shall use commercially reasonable efforts to make Tax Distributions pursuant to this Section 8.3 at such times so that the Partners can pay estimated taxes (as determined for individuals for federal income tax purposes) with respect to their taxable income and gain from the Partnership. If the amount of Tax Distributions made pursuant to this Section 8.3 is less than the aggregate excess tax liability of the Partners, any Tax Distributions made pursuant to this Section 8.3 shall be made to all the Partners in proportion to their respective shares of the excess tax liability.

(b)Any Tax Distributions will reduce the amount of the next distribution(s) that the Partner would otherwise receive pursuant to Section 8.1 and shall be repaid to the Partnership by reducing the amount of the next succeeding distribution or distributions which would otherwise have been made to such Partner (except for any Tax Distributions), or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Partner.  To the extent that an amount otherwise distributable to a Partner is so applied, it shall be treated for all purposes hereof as if such amount had actually been distributed to such Partner pursuant to Section 8.1.

ARTICLE IX

ALLOCATIONS

Section 9.1.    Allocations of Profits and Losses.

(a)Generally. Except as otherwise provided in this Agreement, Profits and Losses and to the extent necessary, individual items of income, gain or loss or deduction of the Partnership shall be allocated in a manner such that the Capital Account of each Partner is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Section 14.2 if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Book Value, all Partnership liabilities were satisfied (limited with respect to each non-recourse liability to the Book Value of the assets securing such liability) and the net assets of the Partnership were distributed in accordance with Section 14.2 to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partner Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets.

(b)Allocation to the Management Partner. The Partners intend that each Profits Interest qualify as a separate “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343. In addition, in accordance with either Rev. Proc. 2001-43, 2001-2 C.B. 191 or an election under Section 83(b) of the Code, the Partners shall treat the Management Partner as the owner of such interest from the date hereof and the General Partner shall allocate to such holder its distributive share of all items of Partnership income, gain, loss, expense and deduction associated with the Profits Interest as if it were fully vested.

Section 9.2.    Special Allocations. Notwithstanding any other provision in this Article IX:

(a)Minimum Gain Chargeback. If there is a net decrease in Partner Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any Partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 9.2(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b)Qualified Income Offset. If any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the deficit balance in such Partner’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 9.2(b) shall be made only to the extent that a Partner would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article IX have been tentatively made as if this Section 9.2(b) were not in this Agreement. This Section 9.2(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.

(c)Gross Income Allocation. If any Partner has a deficit balance in its Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 9.2(c) shall be made only if and to the extent that a Partner would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Article IX have been tentatively made as if Section 9.2(b) and this Section 9.2(c) were not in this Agreement.

(d)Nonrecourse Deductions. Nonrecourse Deductions shall be allocated to the General Partner and Limited Partners on a pro rata basis based on their ownership of Interests.

(e)Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i).

(f)Ameliorative Allocations. Any special allocations of income or gain pursuant to Sections 9.2(b) or 9.2(c) hereof shall be taken into account in computing subsequent allocations pursuant to Section 9.1 and this Section 9.2(f), so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Sections 9.2(b) or 9.2(c) had not occurred.

Section 9.3.    Income Tax Allocations. For income tax purposes, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any asset the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Book Value and adjusted basis of such asset.

ARTICLE X

MANAGEMENT OF THE PARTNERSHIP

Section 10.1.    Management.

(a)Except as otherwise expressly provided in this Agreement, (i) the General Partner shall have the exclusive right to manage, operate and control the business, operations, affairs and day-to-day administration of the Partnership, and no other Partners shall have management authority or rights over the Partnership, (ii) the General Partner shall have all necessary power and authority to effect any Specified Sale Transaction, and no other Partners’ consent shall be required in connection therewith, (iii) the General Partner shall have all necessary power and authority to adopt any compensation arrangement, profits interest plan, option plan, or other plan in respect of any employees of the Partnership and no other Partners’ consent shall be required in connection therewith and (iv) the General Partner shall have the authority to undertake all actions on behalf of the Partnership which the Partnership is authorized to undertake, including to make distributions and sell assets of the Partnership, and shall delegate such management duties and responsibilities to such other Person or Persons designated by it as it may determine (including Affiliates of the General Partner or any of its beneficial owners, equityholders and other related Persons); provided, however, that the approval by a vote or the written consent of the Limited Partners holding 50% of the outstanding Limited Partnership Units (excluding, for such purposes, Limited Partnership Units held by an interested Partner) will be required to approve any transaction involving Thunderbird, the General Partner, any Limited Partner or any of their respective affiliates, on the one hand, and the Partnership or any of its Subsidiaries, on the other hand, other than any such transaction that is on arms’ length terms or that is de minimis in nature. Without limiting the generality of the foregoing, the General Partner shall have the right to employ, on behalf of the Partnership, such Persons (including accountants and attorneys) as it deems advisable for the conduct of the business of the Partnership, on such terms and for such compensation as the General Partner may determine.

(b)No Limited Partner or the Management Partner, in its capacity as such, shall participate in the management of the Partnership or have any control over the business (within the meaning of Section 17-303 of the Partnership Act) of the Partnership. No Limited Partner or the Management Partner, in its capacity as such, shall have any right or authority to act for or to bind the Partnership. Notwithstanding any contrary provisions in this Agreement, (i) in no event shall a Limited Partner or the Management Partner be considered a general partner of the Partnership by agreement, estoppel, as a result of the performance of its duties or otherwise, and (ii) the Limited Partners and the Management Partner shall not be deemed to be participating in the control of the business of the Partnership within the meaning of the Partnership Act as a result of any actions taken by a Limited Partner or the Management Partner hereunder. To the fullest extent permitted by Law, no Limited Partner or the Management Partner shall owe any fiduciary duty to any other Partner or the Partnership.

(c)Subject only to the restrictions in the organizational documents of the General Partner and Section 10.1(a), the General Partner shall not be obligated to abstain from acting on any matter (or act in any particular manner) because of any interest (or conflict of interest) of such General Partner (or any Affiliate thereof) in such matter.

(d)Thunderbird Resources GP Sub LLC shall serve as the General Partner unless and until a successor or substitute general partner is appointed and admitted to the Partnership in accordance with Section 4.5(d).

(e)Subject to the direction of the General Partner, the day-to-day administration of the business of the Partnership and its Subsidiaries may be carried out by employees and agents of the General Partner or Subsidiaries of the Partnership who may be designated as officers, with titles including “chairman,” “vice chairman,” “managing director,” “principal,” “president,” “vice president,” “treasurer,” “assistant treasurer,” “secretary,” “assistant secretary,” “general manager,” “director”, “chief executive officer” and “chief financial officer,” as and to the extent authorized by the General Partner. The officers of the General Partner shall have such titles and powers and perform such duties as shall be determined from time to time by the General Partner. Any number of offices may be held by the same Person.

(f)Each Partner agrees that, except as otherwise expressly provided herein and to the fullest extent permitted by applicable Law, any action taken on behalf of the Partnership by the General Partner as provided herein shall bind each Partner in its capacity as a Partner.

(g)The Partners agree that the General Partner, on behalf of the Partnership and its Subsidiaries, shall have the exclusive right to nominate, appoint and designate (or cause to be nominated appointed and designated) all directors, managers, managing members, general partners or other persons to the governing bodies of each of the Subsidiaries of the Partnership in its sole discretion, and to set the terms on which such governing bodies shall operate.

Section 10.2.    Reliance by Third Parties. Notwithstanding any other provision of this Agreement to the contrary, any Person dealing with the Partnership shall be entitled to rely exclusively on the representations of the General Partner as to its power and authority to enter into arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. In no event shall any Person dealing with the General Partner or the General Partner’s representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner’s representative; and every Contract or other document executed by the General Partner or the General Partner’s representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and/or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and (c) the General Partner or the General Partner’s representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

Section 10.3.    Compensation and Reimbursement of General Partner.

(a)Except as provided in this Section 10.3 or otherwise in this Agreement, the General Partner shall not be compensated for its services as general partner of the Partnership.

(b)The General Partner shall be reimbursed by the Partnership for all expenses, disbursements and advances incurred or made on behalf of the Partnership, and other expenses necessary or appropriate to the conduct of the Partnership’s business and allocable to the Partnership.

Section 10.4.    Certain Duties and Obligations of the Partners; Exculpation; Indemnity.

(a)No Partner shall take, or cause to be taken, any action that would result in any other Partner having any personal liability for the obligations of the Partnership.

(b)To the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended, (1) no Partner or any Affiliate of any Partner or their respective members, managers, officers, directors, employees, agents, stockholders or partners or a Person who serves at the specific request of the General Partner on behalf of the Partnership as a partner, manager, member, officer, director, employee or agent of any other entity (each, an “Indemnitee”) will be liable to the Partnership or to any Partner, and (2) the Partnership shall defend, indemnify and hold harmless any Indemnitee (and its respective heirs and legal and personal representatives) who was or is made a party, or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), in case of both clauses (1) and (2) by reason of: (a) any act or omission or alleged act or omission performed or omitted to be performed by such Indemnitee on behalf of the Partnership or its Subsidiaries or properly (in the discretion of the General Partner) in connection with the business of the Partnership or its Subsidiaries; or (b) the fact that such Person is or was a Partner or an Affiliate of a Partner or their respective members, managers, officers, directors, employees, agents, stockholders or partners or a Person who serves at the specific request of the General Partner on behalf of the Partnership as a partner, manager, member, officer, director, employee or agent of any other entity (an “Other Entity”), including service with respect to employee benefit plans, in each case, if: (i) such Indemnitee acted or omitted to act in good faith and in the belief that such act or omission was in, or was not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful and (ii) such Indemnitee’s conduct did not constitute fraud, gross negligence or willful misconduct, against all liability and losses suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under ERISA, and amounts paid or to be paid in settlement) reasonably incurred by such Indemnitee in connection with such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 10.4(g), the Partnership shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) by the Indemnitee only if the commencement of such Proceeding (or part thereof) by such Indemnitee was authorized by the General Partner. Notwithstanding the foregoing, with respect to an action by or in the right of the Partnership, no indemnification shall be made in respect of any claim, issue, or matter as to which the Indemnitee shall have been adjudged to be liable to the Partnership unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

(c)The provisions of this Agreement, to the extent that they eliminate or restrict the duties and liabilities of the General Partner or any Indemnitee otherwise existing at Law or in equity, are agreed by the Partners to modify or eliminate such other duties and liabilities of the General Partner or any such Indemnitee to the extent provided herein.

(d)To the maximum extent permitted under applicable Law, whenever an Indemnitee is permitted or required to make a decision or take an action or omit to do any of the foregoing: (i) in its “sole discretion” or “discretion” or under a similar grant of authority or latitude or without an express standard of behavior (including standards such as “reasonable” or “good faith”), such Indemnitee shall be entitled to consider only such interests and factors, including its own, as it desires, and shall have no duty or obligation to consider any other interests or factors whatsoever, or (ii) with an express standard of behavior (including standards such as “reasonable” or “good faith”), then the Indemnitee shall comply with such express standard but, to the maximum extent permitted under applicable Law, shall not be subject to any other or additional standard imposed by this Agreement or applicable Law.

(e)Each Indemnitee may consult with legal counsel, financial advisors and accountants selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in reliance upon and in accordance with the advice of such counsel, financial advisors or accountants will be full justification for any such act or omission, and each such Indemnitee will be fully protected in so acting or omitting to act, provided that such counsel, financial advisors or accountants were selected with reasonable care.

(f)To the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended, the Partnership shall promptly reimburse (and/or advance to the extent reasonably requested, as determined by the General Partner in good faith) each Indemnitee for reasonable legal or other expenses (as incurred) of such Indemnitee in connection with investigating, preparing to defend or defending any threatened, pending or completed Proceeding, relating to any losses for which such Indemnitee may be indemnified pursuant to this Section 10.4; provided, in each case, that such reimbursement and/or advancement shall only be provided to such Indemnitee upon receipt by the Partnership of an undertaking by or on behalf of such Indemnitee that if it is finally judicially determined that such Indemnitee is not entitled to the indemnification provided pursuant to Section 10.4(b), then such Indemnitee shall promptly reimburse the Partnership for any reimbursed or advanced expenses.

(g)If a claim for indemnification or advancement of expenses under this Section 10.4 is not paid in full within thirty (30) days after a written claim therefor by the Indemnitee has been received by the Partnership, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Partnership shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable Law.

(h)The rights conferred on any Indemnitee by this Section 10.4 shall not be exclusive of any other rights that such Indemnitee may have or hereafter acquire by Contract or as a matter of Law or equity, and extends to such Indemnitee’s successors, assigns and legal representatives.

(i)The Partnership’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a partner, manager, member, officer, director, employee or agent of any Other Entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such Other Entity.

(j)No amendment to or repeal of this Section 10.4 shall apply to or have any effect on the right of a Person entitled to indemnification hereunder to receive such indemnification or on the ability of the Partnership to provide indemnification to any Person to which indemnification is permitted hereunder for or with respect to any acts or omissions of any such Person occurring prior to the time of such amendment or repeal.

(k)This Section 10.4 shall not limit the right of the Partnership, to the extent and in the manner permitted by applicable Law, to indemnify and to advance expenses to Persons other than Indemnitees when and as authorized by appropriate action of the Partnership.

(l)Indemnitees who after the date of the adoption of this provision become or remain an Indemnitee described in Section 10.4(b) will be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Section 10.4 in entering into or continuing their service on behalf of the Partnership. The rights to indemnification and to the advancement of expenses conferred in this Section 10.4 will apply to claims made against any Indemnitee described in Section 10.4(b) arising out of acts or omissions in respect of the Partnership or any of its Subsidiaries that occurred or occur both prior and subsequent to the adoption hereof.

(m)By action of the General Partner, notwithstanding any interest of the Partners in the action, the Partnership may purchase and maintain insurance, in such amounts as the General Partner deems appropriate, on behalf of any Person who is or was a Partner or any Affiliate of any Partner or their respective members, managers, officers, directors, employees, agents, stockholders or partners or who serves at the specific request of the General Partner on behalf of the Partnership as a partner, manager, member, officer, director, employee or agent of any Other Entity, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Partnership would have the power or would be required to indemnify such Person against such liability under the provisions of this Section 10.4 or of the Partnership Act.

Section 10.5.    No Recourse Agreement. Neither the Partnership nor any of its Subsidiaries shall enter into any agreement which shall provide for recourse to any Limited Partner or, without its consent, the General Partner. No recourse to (a) any assets or properties of any members, partners or shareholders of any Limited Partner or the General Partner (or any Person that controls such member, partner or shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), (b) any Affiliate of any Limited Partner or the General Partner or (c) any former, current or future officer, director, agent, general or limited partner, member, manager, shareholder, employee or Affiliate of any Limited Partner or the General Partner or any former, current or future officer, director, agent, general or limited partner, member, manager, shareholder, employee or Affiliate of the foregoing shall be had and no judgment relating to the obligations of any Limited Partner under this Agreement (except to the extent any such Person expressly is individually liable thereunder) or for any payment obligations under this Agreement (except to the extent any such Person expressly is individually liable thereunder), or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Partnership or any Partner against any direct or indirect member, partner, shareholder, incorporator, employee or Affiliate, past, present or future, of any Limited Partner or the General Partner; provided, however, that the foregoing shall not reduce the liability of the General Partner to the extent of any breach by the General Partner of its obligations under this Agreement (but, for the avoidance of doubt, this proviso shall apply to the General Partner but not any Affiliate thereof or person described in clause (c) related thereto).

Section 10.6.    Fiduciary Duty. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by the Partnership Act, the General Partner, in its capacity as such, shall not owe any duties at law or in equity (including fiduciary duties) to the Partnership, any Partner, any creditor of the Partnership, or any director, officer, employee or affiliate of any Partner and any and all such duties are hereby eliminated.

ARTICLE XI

RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

Section 11.1.    Limitation of Liability. No Limited Partner or the Management Partner, in such capacity, shall have any liability under this Agreement, or for the debts, liabilities or obligations of the Partnership, except as provided in the Partnership Act.

Section 11.2.    Management of the Business. The transaction of any business by the General Partner or any director, manager, partner, officer, employee or agent of the General Partner in its capacity as such shall not affect, impair or eliminate the limitations on the liability of any Limited Partner or the Management Partner under this Agreement.

Section 11.3.    Voting and Other Rights. Except as otherwise expressly provided in this Agreement, the Limited Partners and the Management Partner shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Partnership or the General Partner.

Section 11.4.    Outside Activities. Any Partner, director or Affiliate of the foregoing may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Partnership and its Subsidiaries, and may provide advice and other assistance to any such investment, business venture or Person, (i) the Partnership and the Partners shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom, and (ii) the pursuit of any such investment or venture, even if competitive with the business of the Partnership and its Subsidiaries, shall not be deemed wrongful or improper. No Partner, director or Affiliate of the foregoing shall be obligated to present any particular investment or business opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be pursued by the Partnership, and any Partner, director or Affiliate of the foregoing shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other Person any such investment opportunity.

ARTICLE XII

TAX MATTERS

Section 12.1.    Tax Matters Partner. The General Partner shall be the initial “tax matters partner” within the meaning of Section 6231(a)(7) of the Code (the “Tax Matters Partner”). The Tax Matters Partner shall determine in its reasonable discretion the appropriate treatment of each item of income, gain, loss, deduction and credit of the Partnership and the accounting methods and conventions under the Tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such Tax returns. The Tax Matters Partner shall have all of the rights, duties, powers and obligations provided for in Sections 6221 through 6232 of the Code. The Partnership intends to file as a partnership for U.S. federal, state and local income tax purposes. All elections required or permitted to be made by the Partnership, and all other Tax decisions and determinations relating to U.S. federal, state or local Tax matters of the Partnership, shall be made by the Tax Matters Partner, in consultation with the Partnership’s attorneys and/or accountants. Tax audits, controversies and litigations shall be conducted under the direction of the Tax Matters Partner. As soon as reasonably practicable after the end of each taxable year but not later than sixty (60) days after the end of each taxable year, the Partnership shall send to each Partner a copy of U.S. Internal Revenue Service Schedule K-1, and any comparable statements required by applicable state or local income tax Law, with respect to such taxable year. The Partnership also shall provide the Partners with such other information as may be reasonably requested for purposes of allowing the Partners to prepare and file their own Tax returns. The Partnership shall bear the cost of the preparation and filing of its Tax returns with respect to the Partnership and its Subsidiaries, but shall not bear any additional costs related primarily to any specific Partner. The Tax Matters Partner shall inform each other Partner of all significant matters that may come to its attention in its capacity as Tax Matters Partner by giving notice thereof as soon as reasonably practicable after becoming aware thereof and, within that time, shall forward to each other Partner copies of all significant written communications it may receive in that capacity. Upon the request of a Limited Partner, the Partnership shall make available an estimate of taxable income of the Partnership allocated to such Limited Partner for such taxable year no earlier than 30 days following the end of the taxable year.

Section 12.2.    Tax Withholding. The Partnership is hereby authorized and directed to withhold from any distribution made to a Partner the amount of taxes, if any, required to be withheld or paid by the Partnership with respect to any allocations or distributions to such Partner under any federal, state, local or foreign tax Law. Subject to the following sentence, any amount so withheld or any amounts withheld with respect to payments to the Partnership, in respect of some but not all Partners, shall be treated as a distribution to such Partner under Section 8.1 or Section 14.2, as applicable, and shall reduce the amount otherwise distributable to such Partner thereunder. If distributions under Section 8.1 or Section 14.2, as applicable, are insufficient to cover the amount of taxes required to be withheld or paid by the Company pursuant to this Section 12.2 with respect to such Partner, such Partner shall be obligated to indemnify the Partnership for such taxes in excess of distributions.

Section 12.3.    Partnership Status. The Partnership intends to be treated as a partnership for Federal, state and local tax purposes to the extent such treatment is available, and the Partners agree to take (or refrain from taking) such actions as may be necessary to receive and maintain such treatment and refrain from taking any actions inconsistent therewith, unless and until, the General Partner determines that such status is no longer in the best interest of the Partnership.

Section 12.4.    Section 83(b) Election Required. Notwithstanding any provision of this Agreement to the contrary, unless the General Partner shall otherwise determine, the Management Partner shall, as a condition subsequent to the receipt of any Profits Interest Units or other Units, execute and deliver a valid and timely election under Section 83(b) of the Code to both the Internal Revenue Service and the Partnership within thirty (30) days of the date of receipt of such Profits Interest Units or other Units.

ARTICLE XIII

BOOKS AND BANK ACCOUNTS

Section 13.1    Maintenance of Books. The General Partner shall keep or cause to be kept at the Partnership’s principal place of business complete and accurate books and records of the Partnership and supporting documentation of the transactions with respect to the conduct of the Partnership’s business. The Partnership’s financial books and records shall be maintained on a full cost accounting basis unless otherwise agreed by the General Partner. The records shall include complete and accurate information regarding the state of the business and financial condition of the Partnership; a copy of this Agreement and all amendments thereto; the current list of the names and last known business, residence, or mailing addresses of all Partners; and the Partnership’s U.S. federal, state, and local Tax returns for the Partnership’s six most recent tax years. A report showing the financial condition of the Partnership at the end of each Fiscal Year of the Partnership and the results of its operations for the Fiscal Year shall be mailed to each Partner within 120 days after the end of the Fiscal Year or as soon as practicable thereafter. The General Partner has the right to appoint service providers, including a third party administrator, to maintain the books and records of the Partnership. In any event, the General Partner shall have the right in its discretion to keep confidential from the Partners, for such period of time as the General Partner deems appropriate, any information which the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or its business or that the Partnership is required by Law or agreement with a third party to keep confidential.

Section 13.2    Access. Each Principal Investor Limited Partner, for any purpose reasonably related to such Principal Investor Limited Partner’s interest in the Partnership, shall have access to and the right, at such Principal Investor Limited Partner’s sole cost and expense, to inspect and copy during normal business hours the books and records of the Partnership and access to and the right, during normal business hours, to inspect the facilities, properties and personnel of the Partnership and its Subsidiaries, including the opportunity to discuss the affairs, finances and accounts of the Partnership and its Subsidiaries with the officers, employees and the other Representatives of the Partnership and its Subsidiaries; provided, that the inspecting Principal Investor Limited Partner shall be responsible for any out-of-pocket costs or expenses incurred by the Partnership in making any books and records available for inspection; provided, further, that any such access and inspection shall be conducted in a manner that will not unreasonably interfere with the business of the Partnership and its Subsidiaries. Any request for access to the books, records, properties and Partners of management of the Partnership and its Subsidiaries (as applicable) pursuant to Section 17-305 the Partnership Act shall be granted during regular business hours, upon reasonable notice and in a manner that does not unreasonably interfere with the business of the Partnership and its Subsidiaries and subject to such other reasonable restrictions permitted by Section 17-305 of the Partnership Act.

ARTICLE XIV

DISSOLUTION, WINDING-UP AND TERMINATION

Section 14.1.    Dissolution of the Partnership.

(a)The Partnership shall be dissolved, and its affairs shall be wound up upon the first to occur of the following (each a “Dissolution Event”): (i) the General Partner determines to dissolve the Partnership; (ii) at any time when there are no Limited Partners; (iii) at such time as all of the assets of the Partnership have been converted into cash and cash equivalents; (iv) the Transfer of all of the assets, properties and businesses of the Partnership and its Subsidiaries, taken as a whole, to a Person other than Thunderbird Resources GP Sub LLC, an Affiliate thereof or an Affiliate of the Partnership (including, for the avoidance of doubt, Thunderbird, Thunderbird’s Subsidiaries and/or any successor to the foregoing); (v) the entry of a decree of judicial dissolution of the Partnership under the Partnership Act; or (vi) the dissolution, resignation, expulsion or bankruptcy of the last remaining General Partner; provided, that if, notwithstanding the occurrence of an event of dissolution with respect to the General Partner, the business of the General Partner is continued in accordance with the Limited Liability Company Agreement and applicable Law, there shall not be a dissolution of the Partnership for purposes hereof and the General Partner shall continue the Partnership without dissolution; provided further that the dissolution, resignation, withdrawal or bankruptcy of the General Partner shall not cause a dissolution of the Partnership if the business of the Partnership is continued and the appointment of an additional general partner (effective as of the date of the event that caused the General Partner to cease to be a general partner of the Partnership) is approved in each case by the vote of a majority in interest of the remaining Partners within ninety (90) days of the occurrence of any such event; and provided further that the Partnership will not terminate until it has been wound up, its assets have been distributed as provided in Section 14.2 and its Certificate of Limited Partnership has been cancelled by the filing of a Certificate of Cancellation with the Delaware Secretary of State.

(b)Effect of Retirement, Bankruptcy, Dissolution, Death, etc., of Limited Partner. The retirement, withdrawal, bankruptcy, dissolution, death or adjudication of incompetency of any Limited Partner shall not, in and of itself, dissolve the Partnership. The trustee, executor, administrator, committee or guardian of any Limited Partner or its estate, as the case may be, shall have all the rights of such Limited Partner for the purpose of settling or managing the estate and such power as such bankrupt, deceased or incompetent Limited Partner possessed to assign all or part of such Limited Partner’s interest in the Partnership.

Section 14.2.    Winding-up and Termination. On the occurrence of a Dissolution Event, the General Partner (or, if there is no General Partner, the Limited Partners holding a majority in interest of the outstanding Limited Partnership Interests) shall select one or more Persons to act as liquidating trustee or may itself act as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Partnership and make final distributions as provided herein and in the Partnership Act. The costs of winding up shall be borne as a Partnership expense, including reasonable compensation to the liquidating trustee. Until final distribution, the liquidating trustee shall continue to operate the Partnership properties with all of the power and authority of the General Partner. Subject to the terms of the Partnership Act, the steps to be accomplished by the liquidating trustee are as follows:

(a)as promptly as possible after dissolution and again after final winding up, the liquidating trustee shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Partnership’s assets, liabilities, and operations;

(b)the liquidating trustee shall pay, satisfy or discharge from Partnership funds all of the debts, liabilities and obligations of the Partnership or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and

(c)all remaining assets of the Partnership shall be distributed to the Partners in accordance with Section 8.1; provided, however, that the liquidating trustee shall use reasonable best efforts to distribute cash to Partners. All distributions in kind to Partners shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Partnership has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 14.2. The distribution of cash and/or property to a Partner in accordance with the provisions of this Section 14.2 constitutes a complete return to the Partner of its Capital Contributions and a complete distribution to the Partner in respect of its interests in all the Partnership’s property and constitutes a compromise to which all Partners have consented. To the extent that a Partner returns funds to the Partnership, it has no claim against any other Partner for those funds. Each Limited Partner agrees that the liability for the return of its Capital Contribution is limited to the Partnership and the Partnership’s assets. In the event the Partnership’s assets are insufficient to return the full amount of a Limited Partner’s Capital Contribution, each Limited Partner hereby waives any and all claims whatsoever that it might otherwise have against the General Partner with respect to its assets in connection with such liquidation.

Section 14.3.    Deficit Capital Accounts. No Partner shall be required to pay to the Partnership, to any other Partner or to any third party any deficit balance which may exist from time to time in the Partner’s Capital Account.

Section 14.4.    Termination. On completion of the distribution of Partnership assets as provided herein, the General Partner or the liquidating trustee(s) (or such other Person or Persons as the Partnership Act may require or permit) shall file such documents and take such other actions as may be necessary to terminate the existence of the Partnership. Upon satisfaction of all applicable matters required under the Partnership Act, the existence of the Partnership shall cease, except as may be otherwise provided by the Partnership Act or other applicable Law.

ARTICLE XVI

WITHDRAWAL OF PARTNERS

Section 15.1.    Withdrawal of General Partner. The General Partner covenants and agrees that it will not withdraw as the General Partner of the Partnership for the term of the Partnership except as permitted under this Agreement.

Section 15.2.    Withdrawal of Limited Partners. Each Limited Partner and Management Partner waives and agrees not to exercise any rights that such Limited Partner or Management Partner may otherwise have to withdraw or resign from the Partnership under the Partnership Act, including, without limitation, Section 17-603 of the Partnership Act. Each Limited Partner and Management Partner agrees that if such Limited Partner or Management Partner withdraws or resigns from the Partnership in violation or breach of this Section 15.2, such Limited Partner or Management Partner shall not be entitled to any payment, distribution or compensation with respect to such Limited Partner’s or Management Partner’s Limited Partnership Interest (including the Units evidencing same) in connection with or as a result of such withdrawal or resignation, including, without limitation, under Section 17-604 of the Partnership Act.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1.    Offset. Whenever the Partnership is to pay any sum to any Partner, any amounts that such Partner, in its capacity as a Partner, owes the Partnership may be deducted from that sum before payment.

Section 16.2.    Notices.

(a)Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, sent via facsimile and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i)if to the Partnership or the General Partner, at the address of the General Partner’s principal executive offices; and

(ii)if to a Limited Partner, to the address given for the Limited Partner on Schedule I hereto or such other address as the Partner may hereafter specify in accordance herewith;

(iii)if to a holder of Units that has not been admitted as a Partner, to the address given for such holder in a Joinder Agreement.

Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by facsimile, be deemed received on the first Business Day following confirmation of receipt; shall, if delivered by nationally recognized overnight delivery service, be deemed received the first Business Day after being sent.

(b)Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 16.3.    Entire Agreement; Supersede. This Agreement constitutes the entire agreement of the Partners and their Affiliates relating to the Partnership and supersedes all prior Contracts or agreements with respect to the Partnership, whether oral or written. There are no restrictions, warranties, covenants, agreements, promises or undertakings other than those expressly set forth in this Agreement.

Section 16.4.    Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Partnership is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Partnership. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Partnership, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 16.5.    Amendment or Restatement. This Agreement (including any Exhibit or Schedule hereto) may only be amended, modified, supplemented or restated, and any provisions of this Agreement may be waived, with the prior written approval of the Limited Partners holding not less than a majority of the then-outstanding Limited Partnership Units; provided, however, that any such amendment, modification, supplement, restatement or waiver that would disproportionately and adversely affect the interests (economic or otherwise) of any Partner hereunder (in the case of non-economic interests, in its capacity as a Partner) in any material respect, as the case may be, relative to the other Partners hereunder shall not be effective as to such first Partner without such first Partner’s prior written consent. Notwithstanding the foregoing, in addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the General Partner, without the consent of any other Partner: (a) to correct any typographical or similar ministerial errors, (b) to delete or add any provision of this Agreement required to be so deleted or added by any applicable law, (c) to take such actions as may be necessary (if any) to ensure that the Partnership will be treated as a partnership for United States federal income tax purposes, (d) to issue new Units in accordance with Article III, (e) to implement or adopt the Holdco Profits Interest Plan or any equity ownership plans of the Partnership or any of its Subsidiaries or to grant options, profits interests or other rights to purchase or acquire securities of the Partnership or any of its Affiliates pursuant to any compensation arrangement, profits interest plan, option plan, or other plan adopted by the General Partner, (f) in connection with any reclassification, recapitalization, distribution, split, combination, exchange or similar adjustment of or to the Units, and (g) to amend this Agreement, pursuant to the power of attorney granted to the General Partner, to reflect the admission of any Substituted Limited Partner or any Capital Contribution with respect to an additional contribution made by any Limited Partner and otherwise to reflect such admission or Capital Contribution on the Register of Partners; provided, however, that any such amendment, modification, supplement, restatement or waiver that would disproportionately and adversely affect the interests (economic or otherwise) of any Partner hereunder (in the case of non-economic interests, in its capacity as a Partner) in any material respect, as the case may be, relative to the other Partners hereunder shall not be effective as to such first Partner without such first Partner’s prior written consent. Except as required by Law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any Person not a party to this Agreement. Further, notwithstanding anything to the contrary in this Section 16.5 the General Partner, acting alone, is authorized to implement any and all amendments to this Agreement contemplated or authorized by Section 4.7. The Partnership shall send to each Limited Partner a copy of any amendment to this Agreement (other than amendments solely to the Register of Partners).

Section 16.6.    Binding Effect. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the Partnership and each Partner and their respective heirs, permitted successors, permitted assigns, permitted distributees and legal representatives; and by their signatures hereto, the Partnership and each Partner intends to and does hereby become bound. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective permitted successors and assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

Section 16.7.    Governing Law; Severability; Limitation of Liability.

(a)This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware without giving effect to any otherwise governing principles of conflicts of law.

(b)In the event of a direct conflict between the provisions of this Agreement and any mandatory, non-waivable provision of the Partnership Act, such provision of the Partnership Act shall control. If any provision of the Partnership Act provides that it may be varied or superseded in a limited partnership agreement (or otherwise by agreement of the partners of a limited partnership), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

(c)If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future Laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(d)To the fullest extent permitted by Law, neither the Partnership nor any Partner shall be liable to any of the other such Persons for punitive, special, exemplary or consequential damages, including damages for loss of profits, loss of use or revenue or losses by reason of cost of capital, arising out of or relating to this Agreement or the transactions contemplated hereby, regardless of whether based on Contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle, and the Partnership and each Partner releases each of the other such Persons from liability for any such damages.

Section 16.8.    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Partnership and each Partner shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein; provided that any such instrument or action does not increase a Partner’s obligations or have an adverse effect upon such Partner’s rights under this Agreement.

Section 16.9.    Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by each of the Partners so long as each counterpart shall be signed by one or more of the Partners and so long as the other Partners shall sign at least one counterpart which shall be delivered to the Partnership.

Section 16.10.    Other Covenants. Each Partner entitled to vote on matters submitted to a vote of the Partners, as the case may be, agrees to vote the Interests owned by such Partner upon all matters arising under this Agreement submitted to a vote of the Partners, as the case may be, in a manner that will implement the terms of this Agreement.

Section 16.11.    Power of Attorney. Each Limited Partner and the Management Partner hereby makes, constitutes and appoints the General Partner, with full power of substitution and resubstitution, its true and lawful attorney for it and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, file and record such other agreements, certificates, instruments or documents as may be necessary, convenient or advisable to (i) the implementation of any initial Public Offering, and (ii) the adoption of any amendments to this Agreement in accordance with this Agreement. Each Limited Partner and the Management Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary, convenient or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner or the Management Partner might or could do if personally present, and hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof; provided, however, that in no event, may the power of attorney be used by the General Partner to make any representations, warranties or covenants on behalf of a Limited Partner or the Management Partner or give any consent required to be given by a Limited Partner or the Management Partner.

The power of attorney granted pursuant to this Section 16.11:
(i)is irrevocable and shall survive the death, incapacity, dissolution, termination or bankruptcy of a Limited Partner or the Management Partner;

(ii)may be exercised by such attorney‑in‑fact by listing all of the Limited Partners and the Management Partner executing any agreement, certificate, instrument or document with the single signature of such attorney‑in‑fact acting as attorney‑in‑fact for all of them in accordance with this Agreement; and

(iii)shall terminate with respect to a Limited Partner upon the effectiveness of the admission of a Substituted Limited Partner or Limited Partners that acquire all of such Limited Partner’s Limited Partnership Interest pursuant to this Agreement except that the power of attorney for such Limited Partner shall survive such substitution for the sole purpose of enabling such attorney‑in‑fact to execute, acknowledge and file any such agreement, certificate, instrument or document as is necessary to effect such substitution.

Section 16.12.    Judicial Proceedings. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement or the Partnership or its operations, each of the Partners and the Partnership unconditionally accepts the non-exclusive jurisdiction and venue of any United States District Court located in the State of Delaware, or of the Court of Chancery of the State of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the Partners agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 16.2. EACH OF THE PARTNERS HEREBY WAIVES TRIAL

BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR RELATING TO THE PARTNERSHIP OR ITS OPERATIONS.

Section 16.13.    Aggregation of Units. All Limited Partnership Units held or acquired by a Limited Partner and its Affiliates shall be aggregated together for purposes of determining the rights or obligations of a Limited Partner, or application of any restrictions to a Limited Partner, or reference to its Limited Partnership Units under this Agreement, in each instance in which such right, obligation or restriction is determined by any ownership threshold.

IN WITNESS WHEREOF, each the undersigned duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereto duly authorized) as of the day and year first written above.

PARTNERSHIP:

THUNDERBIRD RESOURCES LP

By:__________________________________
Name:
Title:

GENERAL PARTNER:

THUNDERBIRD RESOURCES GP SUB LLC

By:__________________________________
Name:
Title:

LIMITED PARTNERS:

THUNDERBIRD RESOURCES EQUITY INC. (F/K/A GMX RESOURCES INC.)

By:__________________________________
Name:
Title:

[_______________________]

By:
Name:
Title:

[Amended and Restated Limited Partnership Agreement Signature Page]

SCHEDULE I
Register of Partners
Limited Partners

Limited Partner	Number of Limited Partnership Units	Date and Amount of Capital Contribution
[_________] Mailing Address: [_________] [_________] Attention: [_________] Facsimile: [_________] With a copy to: [_________] Attention: [_________] Phone: [_________] Fax: [_________]	[_________]	[_________]
[_________] Mailing Address: [_________] [_________] Attention: [_________] Facsimile: [_________] With a copy to: [_________] Attention: [_________] Phone: [_________] Fax: [_________]	[_________]	[_________]

General Partner

General Partner	Number of General Partnership Units	Date and Amount of Capital Contribution
Thunderbird Resources GP Sub LLC Mailing Address: [_________] [_________] Attention: [_________] Facsimile: [_________] With a copy to: [_________] Attention: [_________] Phone: [_________] Fax: [_________]	[_________]	[_________]

EXHIBIT A
DEFINED TERMS
“Additional Purchase Right” shall have the meaning set forth in Section 4.6.
“Adjusted Capital Account Balance” means, with respect to each Partner, the balance in such Partner’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Partner’s share of Partner Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5), and any amounts such Partner is obligated to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
“Affiliate” means, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act.
“Agreement” shall have the meaning set forth in the preamble.
“Assumed Tax Rate” means the highest hypothetical combined U.S. federal, state, and local income tax rates for an individual resident of New York City, New York applicable to income and gain attributable to the Partnership, taking into account (where relevant) the holding period of assets held by the Partnership, the year in which such income or gain is recognized by the Partnership, the character of such income or gain, and the deductibility of state and local income taxes as applicable at the time for federal income tax purposes (and any limitations thereon including pursuant to Section 67 and Section 68 of the Code), or such other higher rate as the General Partner may determine in good faith (consistent with the purposes of Section 8.3).
“Book Value” means, with respect to any asset of the Partnership, the asset’s adjusted basis for U.S. federal income tax purposes, except that the Book Values of all such assets shall be adjusted to equal their respective Fair Market Values (as reasonably determined by the General Partner) in accordance with the rules set forth in Treasury Regulations Section 1.704‑1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution to the Partnership, (b) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner or (c) the date of a grant of any additional interest to any new or existing Partner as consideration for the provision of services to or for the benefit of the Partnership; provided, that adjustments pursuant to clauses (a), (b) and (c) above shall be made only if the General Partner in good faith determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners. The Book Value of any asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its gross Fair Market Value. The Book Value of any asset contributed by a Partner to the Partnership will be the gross Fair Market Value of the asset as of the date of its contribution thereto. In the case of any asset that has a Book Value that differs from its adjusted tax basis, Book Value shall be adjusted by the amount of Depreciation calculated for purposes of the definition of “Profits” and “Losses” rather than the amount of Depreciation determined for U.S. federal income tax purposes.
“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are authorized by Law to close.

“Capital Account” means the account to be maintained by the Partnership for each Partner pursuant to Section 6.4.
“Capital Contribution” means with respect to any Partner, the amount of money and the initial Book Value of any property (other than money) (reduced by the amount of any liabilities which are secured by such property) contributed or deemed to be contributed to the Partnership by the Partner, including any amounts paid, or property contributed, by such Partner pursuant to Article VI. Any reference in this Agreement to the Capital Contribution of a Partner shall include a Capital Contribution of its predecessors in interest.
“Capital Stock” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person (other than a corporation), and any and all warrants, options, or other rights to purchase or acquire any of the foregoing.
“Catch-Up Unit” means a Profits Interest Unit designated as a Catch-Up Unit in accordance with Section 8.1.
“Certificate of Limited Partnership” shall have the meaning set forth in the recitals.
“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. All references herein to Sections of the Code shall include any corresponding provision or provisions of succeeding Law.
“Competitor” shall have the meaning set forth in Section 4.1(d).
“Confidential Information” means all confidential and proprietary information (irrespective of the form of communication) obtained by or on behalf of a Partner from the Partnership or its Representatives, through the ownership of an Interest or through the ownership of an equity interest in the General Partner, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by such Partner or Representative, (ii) was or becomes available to such Partner on a nonconfidential basis prior to disclosure to the Partner by the Partnership, the General Partner or their respective Representatives or through its ownership of an equity interest in the General Partner, (iii) was or becomes available to the Partner from a source other than the Partnership, the General Partner or their respective Representatives or through such Partner’s ownership of an equity interest in the General Partner, provided that such source is not known by such Partner to be bound by a confidentiality agreement with the Partnership or the General Partner, or (iv) is independently developed by such Partner without the use of any such information received under this Agreement. Confidential Information also includes all understandings, agreements and other arrangements between and among the Partners, and all other non-public information received from, or otherwise relating to the Partnership, Thunderbird and their subsidiaries and any Partner or any other investor in any of the foregoing.
“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, memorandum of understanding, or legally binding commitment or undertaking of any nature.
“Creditors’ Rights” means applicable bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and to general principles of equity.
“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Book Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Book Value using any reasonable method selected by the sole member of the General Partner.
“Dilutive Securities” shall have the meaning set forth in Section 4.6.
“Dissolution Event” shall have the meaning set forth in Section 14.1(a).
“Distributable Assets” shall have the meaning set forth in Section 8.1.
“Drag-Along Notice” shall have the meaning set forth in Section 4.3.
“Drag-Along Sale” shall have the meaning set forth in Section 4.3.
“Drag-Along Seller” shall have the meaning set forth in Section 4.3.
“Dragged Partners” means collectively, with respect to any Drag-Along Sale, all of the Partners to whom a Drag-Along Notice with respect to such Drag-Along Sale is given pursuant to Section 4.3.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
“Fair Market Value” means (i) with respect to any property other than Units, the price at which such property is likely to be sold in an arm’s-length transaction between a willing and able buyer and a willing and able seller, neither of which is an Affiliate of a Limited Partner or of the other, based on the then prevailing market conditions, as determined in good faith by the General Partner, and (ii) with respect to Units, as of any date, the amount a holder of such interest would be entitled to receive if the assets of the Partnership were sold for their fair market value following which the Partnership were to pay all outstanding liabilities and the remaining proceeds were to be distributed to the Limited Partners and the Management Partner in accordance with the terms of this Agreement as determined in good faith by the General Partner as of such date and taking account of such factors as deemed appropriate by the General Partner, including the classification and relative rights and privileges of such interests.
“Fiscal Year” shall have the meaning set forth in Section 2.9.
“GAAP” means United States generally accepted accounting principles as in effect from time to time.
“General Partner” shall have the meaning set forth in the preamble.
“General Partnership Interest” shall have the meaning set forth in Section 3.1(b).
“General Partnership Unit” means a fractional part of the General Partnership Interests, which is designated as a General Partnership Unit, and having the rights and obligations specified in this Agreement.
“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi‑governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).
“Holdco General Partner” means the general partner of the Management Partner.
“Holdco Profits Interests” means a right to receive distributions from the Management Partner funded solely by profits of the Management Partner generated after the grant in connection with the performance of services, pursuant and subject to the terms and conditions of the limited partnership agreement of the Management Partner.
“Holdco Profits Interest Award Agreement” means the applicable award agreement (which may include noncompetition and nonsolicitation restrictions) in a form approved by the Holdco General Partner with the consent of the General Partner, in their sole discretion, which evidences any Holdco Profits Interest Unit subject to the terms of the Holdco Profits Interest Plan, which may, but need not, be executed or acknowledged by a participant.
“Holdco Profits Interest Plan” means the Thunderbird Management Holdco LP Equity Incentive Plan adopted by the Holdco General Partner as of the date hereof, and as amended from time to time with the consent of the Holdco General Partner and the General Partner, pursuant to which Holdco Profits Interest Units may be issued.
“Holdco Profits Interest Units” means the Interests issued to certain of the Management Partner’s limited partners and designated as such upon issuance, with the corresponding rights and obligations set forth in the limited partnership agreement of the Management Partner (including rights to a share in allocations of income and loss and to share in distributions), in any Holdco Profits Interest Award Agreement and the Holdco Profits Interest Plan.
“Inclusion Notice” shall have the meaning set forth in Section 4.2(b).
“Indemnitee” shall have the meaning set forth in Section 10.4(b).
“Interest” means an interest in the Partnership, including the right of the holder thereof to any and all benefits to which a holder thereof may be entitled as provided in this Agreement together with the obligations of a holder thereof to comply with all of the terms and provisions of this Agreement and for the avoidance of doubt includes the General Partnership Interest, the Limited Partnership Interests and the Profits Interests.
“ITR Agreement” shall have the meaning set forth in Section 4.7.
“Joinder Agreement” shall have the meaning set forth in Section 3.3.
“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority and shall include, for the avoidance of any doubt, the Partnership Act.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, option, claim, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

“Limited Liability Company Agreement” means the Amended and Restated Limited Liability Company Agreement of Thunderbird Resources GP Sub LLC, among the members party thereto, dated as of [______________], as the same may be amended or modified from time to time.
“Limited Partner” means a Partner who owns Limited Partnership Interests. For purposes of the Partnership Act, all Limited Partners shall constitute a single class or group.
“Limited Partnership Interests” shall have the meaning specified in Section 3.1(b).
“Limited Partnership Units” means a fractional part of the Limited Partnership Interests of all Limited Partners, which is designated as a Limited Partnership Unit, and having the rights and obligations specified with respect thereto in this Agreement. The number of Limited Partnership Units held by each Limited Partner is set forth on Schedule I hereto and shall be maintained by the General Partner.
“Management Partner” shall have the meaning set forth in the preamble.
“Maximum Tag-Along Portion” means, with respect to any Tag Offeree, a number of Limited Partnership Units equal to (i) the number of Limited Partnership Units held by such Tag Offeree, multiplied by (ii) a fraction expressed as a percentage, the numerator of which is the number of Limited Partnership Units proposed to be sold by the Selling Limited Partner in such Tag-Along Sale and the denominator of which is the aggregate number of Limited Partnership Units held by such Selling Limited Partner.
“Nonrecourse Deductions” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b).
“Original Partnership Agreement” shall have the meaning set forth in the recitals.
“Other Entity” shall have the meaning set forth in Section 10.4.
“Overall Percentage Interest” means with respect to a Partner, as of any date of determination, a fraction, the numerator of which is the number of the Partnership Units held by such Partner and the denominator of which is the aggregate number of Partnership Units outstanding as of such date of determination.
“Partner” shall have the meaning set forth in the preamble.
“Partner Minimum Gain” shall have the meaning ascribed in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
“Partner Nonrecourse Debt Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partner Minimum Gain that would result if such Partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3).
“Partner Nonrecourse Deductions” shall have the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations Section 1.704-2(i)(2).
“Partnership” shall have the meaning set forth in the preamble.

“Partnership Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. § 17-101 et seq., as amended from time to time.
“Percentage Interest” means, as of any date of determination, (i) with respect to any Limited Partner, a fraction, expressed as a percentage, the numerator of which is the number of Limited Partnership Units held by such Limited Partner and the denominator of which is the number of Limited Partnership Units issued and outstanding, and (ii) with respect to any Partner (including the Management Partner) of any other group or class of holders of Units or other Interests, a fraction, expressed as a percentage, the numerator of which is the number of Units or other Interests of the Partnership (as the case may be) held by such Partner and the denominator of which is the aggregate number of such Units or other Interests of the Partnership (as the case may be) held by all of the Partners of such group or class.
“Permitted Transferee” means (i) any Affiliate of such Limited Partner, (ii) any successor entity of such Limited Partner, and (iii) with respect to any Limited Partner that is an investment fund, any other investment fund or vehicle of which such Limited Partner or an Affiliate serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Interests in the Partnership) and in which such Limited Partner or an Affiliate retains sole voting and dispositive power; provided, in each case, that such Person has agreed to become a party to this Agreement pursuant to Section 4.5.
“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.
“Personal Representative” means the executor, administrator, guardian, or other personal representative of any natural person who has become deceased or subject to disability, or any successor or assignee thereof whether by operation of Law or otherwise.
“Plan” shall have the meaning set forth in the preamble.
“Preemptive Rights Holder” shall have the meaning set forth in Section 4.6.
“Preemptive Rights Notice” shall have the meaning set forth in Section 4.6.
“Preemptive Rights Offer” shall have the meaning set forth in Section 4.6.
“Preemptive Rights Period” shall have the meaning set forth in Section 4.6.
“Principal Investor Limited Partner” means any Limited Partner who as of the date hereof holds, along with its Affiliates who are Limited Partners, 33⅓% or more of the outstanding Limited Partnership Interests.
“Principal Shareholder” shall have the meaning given to such term in the Shareholders Agreement.
“Proceeding” shall have the meaning set forth in Section 10.4.
“Profits and Losses” means, for each taxable year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 9.2 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Book Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Book Value; (d) upon an adjustment to the Book Value (other than an adjustment in respect of Depreciation) of any asset, pursuant to the definition of Book Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Book Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of Depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Book Value as the U.S. federal income tax Depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining Depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.
“Profits Interest” means a right to receive distributions funded solely by profits of the Partnership generated after the grant in connection with the performance of services, satisfying the requirements as set forth in the Internal Revenue Service Revenue Procedures 93-27 and 2001-43, or any future Internal Revenue Service guidance or other authority that supplements or supersedes the foregoing Revenue Procedures.
“Profits Interest Hurdle” means an amount equal to (i) with respect to any Profits Interest Unit granted on or about the date hereof, $338,000,000, or (ii) with respect to all other grants of any Profits Interest Unit, the amount designated by the General Partner by resolutions adopted in connection with the issuance of such Profits Interest Unit (it being understood that the amount designated by the General Partner shall take into account the profits interest hurdle set forth in the Holdco Profits Interest Award Agreement for the corresponding Holdco Profits Interest Unit), in the case of each of clauses (i) and (ii) of this definition, subject to adjustment pursuant to the terms of the Holdco Profits Interest Plan for the corresponding Holdco Profits Interest Unit; provided, that in no event shall the Profits Interest Hurdle be less than the amount that would be distributable in respect of all Interests if, immediately prior to the issuance of such Profits Interest Unit, the Partnership sold all of its assets for their Fair Market Values, liquidated, and distributed the proceeds pursuant to Section 14.2; provided, further, that, if for any purpose, the Profits Interest Hurdle is to be applied on a per Unit basis, the General Partner shall make an appropriate calculation using the aggregate Profits Interest Hurdle value described above in accordance with the intended purpose of the Holdco Profits Interest Plan.
“Profits Interest Units” means the Interests issued to the Management Partner and designated as such upon issuance, with the corresponding rights and obligations set forth herein (including rights to a share in allocations of net income and loss and to share in distributions).
“Proposed Issuance” shall have the meaning set forth in Section 4.6.
“Public Offering” means the sale of equity securities to the public pursuant to an effective registration statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

“Register of Partners” means the Register of Interests in the form set forth as Schedule I as maintained by the General Partner or any delegate thereof.
“Reorganization” shall have the meaning set forth in the recitals.
“Representatives” shall have the meaning set forth in Section 3.4(c).
“Restructuring Transactions” shall have the meaning set forth in the recitals.
“Sale Transaction” means (i) an acquisition by any Person or group of Persons of equity interests of the Partnership or its Subsidiaries, whether already outstanding or newly issued, in a transaction or series of transactions, if immediately thereafter such acquiring Person or group of Persons has, or would have, directly or indirectly, beneficial ownership or control of either (1) fifty percent (50%) or more of (A) the combined economic interests, (B) Limited Partnership Units or (C) voting power of the Partnership and its Subsidiaries or (2) control of the General Partner; (ii) the sale, exclusive license or transfer of all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any Person or group of Persons; or (iii) the consummation of a tender offer, merger, recapitalization, consolidation, business combination, reorganization or other transaction, or series of such related transactions, involving the Partnership or its Subsidiaries and a third Person or group of Persons, unless both (1) the then-existing Partners, immediately after such transaction or series of transactions, will beneficially own at least fifty percent (50%) of the Limited Partnership Units, the combined economic interests or the voting power of the Partnership and its Subsidiaries (or if the Partnership and its Subsidiaries will not be surviving entities in such transaction or series of transactions, such surviving entity), and (2) individuals who are then Partners or directors or managers of any Subsidiary of the Partnership will be entitled to cast at least a majority of the votes of the board of managers or the board of directors or equivalent body of any Subsidiary of the Partnership (or such surviving entity, as the case may be), as applicable, after the consummation of such transaction or series of transactions.
“SEC” means the United States Securities and Exchange Commission.
“Section 5.1 Principle” shall have the meaning set forth in Section 5.1.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“Selling Limited Partner” shall have the meaning set forth in Section 4.2(a).
“Shareholders Agreement” means that certain Shareholders Agreement of Thunderbird, dated as of [________], 2014, by and among Thunderbird and the other parties thereto.
“Specified Issuance” shall have the meaning set forth in Section 4.6.
“Specified Issuance Preemptive Rights Holder” shall have the meaning set forth in Section 4.6.
“Specified Sale Transaction” means the sale, exclusive license or transfer of all or substantially all of any of the following categories of assets of the Partnership and its Subsidiaries: (a) the development acreage in the Williston Basin of North Dakota and Montana targeting the Bakken Three Forks Formation and related assets; (b) the development acreage in the Denver Julesburg Basin of Wyoming targeting the Niobrara Formation and related assets; (c) the development acreage in the East Texas Basin targeting the Haynesville/Bossier and Cotton Valley Sand Formations and related assets; and (d) the Partnership’s interest in Endeavor Gathering, LLC.

“Subsidiary” means (i) any corporation or other entity a majority of the Capital Stock of which having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned, directly or indirectly, with power to vote, by the Partnership or any direct or indirect Subsidiary of the Partnership or (ii) a partnership in which the Partnership or any direct or indirect Subsidiary is a general partner.
“Substituted Limited Partner” shall have the meaning set forth in Section 4.5(b).
“Tag-Along Buyer” shall have the meaning set forth in Section 4.2.
“Tag-Along Notice” shall have the meaning set forth in Section 4.2.
“Tag-Along Sale” shall have the meaning set forth in Section 4.2.
“Tag-Along Units” shall have the meaning set forth in Section 4.2.
“Tag Offerees” shall have the meaning set forth in Section 4.2.
“Tagging Limited Partner” shall have the meaning set forth in Section 4.2.
“Tax” means all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other similar taxes, including any interest or penalties attributable thereto.
“Tax Distribution” shall have the meaning set forth in Section 8.3.
“Tax Matters Partner” shall have the meaning assigned to the term “tax matters partner” in Code Section 6231(a)(7) and the meaning set forth in Section 12.1.
“Third-Party Purchaser” means any Person or group of Affiliated Persons other than a Partner or any of its Affiliates, or an Affiliate of the Partnership.
“Thunderbird” shall have the meaning set forth in the preamble.
“Thunderbird Drag-Along Sale” shall have the meaning given to the term “Drag-Along Sale” in the Shareholders Agreement.
“Transfer” or “Transferred” means any direct or indirect transfer, sale, gift, assignment, exchange, mortgage, pledge, hypothecation, mortgage, encumbrance or any other disposition (whether voluntary or involuntary or by operation of law) of any Interests (or any interest (pecuniary or otherwise) therein or rights thereto). In the event that any Partner that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be controlled by the Person controlling such Partner or a Permitted Transferee thereof, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein. For the avoidance of doubt, any direct or indirect transfer, sale, assignment, exchange or any other disposition by a partner, member or other equity holder of a Partner to another Person, of any partnership or membership interest or other equity security of such Partner that does not result in the Person controlling such Partner or a Permitted Transferee thereof to cease to control such Partner, shall not be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

“Transferred Units” shall have the meaning set forth in Section 4.1(d).
“Transferring Limited Partner” shall have the meaning set forth in Section 4.4(d).
“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code.
“UCC” shall have the meaning set forth in Section 3.1(b).
“Units” means the units representing all Interests in the Partnership which shall constitute partnership interests under the Partnership Act and for the avoidance of doubt includes the General Partnership Units, the Limited Partnership Units and the Profits Interest Units.
“Upper-Tier Investors” means, collectively, any Person who is the direct or indirect ultimate holder of equity securities in Thunderbird (including any Permitted Transferee of such Person), in such Person’s capacity as a limited partner or other equity holder of a limited partnership interest or other investment vehicle, or series of limited partnerships or other investment vehicles, that, in turn, directly or indirectly holds an equity interest in Thunderbird.

EXHIBIT B
FORM OF JOINDER AGREEMENT
This Joinder Agreement (the “Joinder Agreement”) is made this ___ day of _____________, 20__, by and between _____________________ (the “Transferee”), [] (the “Transferor”)]1 and Thunderbird Resources LP, a Delaware limited partnership (the “Partnership”), pursuant to the terms of that certain Amended and Restated Agreement of Limited Partnership of the Partnership dated as of January [    ], 2014, including all exhibits and schedules thereto (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
WITNESSETH:

WHEREAS, the Partnership and the Partners entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Partnership, the Partners and the Units;

WHEREAS, the Transferee is acquiring Units issued by the Partnership or pursuant to a Transfer, in either case in accordance with the Agreement and in such amount as set forth in Section 4 below (the “Acquired Units”); and

WHEREAS, the Agreement requires that any Person to whom Units are transferred and any other Person acquiring Units must enter into a Joinder Agreement binding the Transferee to the Agreement to the same extent as if it were an original party thereto and imposing the same restrictions and obligations upon the Transferee and the Acquired Units as are imposed upon the Partners and the Units under the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and as a condition of the purchase or receipt by the Transferee of the Acquired Units, the Transferee acknowledges and agrees as follows:

1.The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring the Acquired Units in accordance with and subject to the terms and conditions of the Agreement.

2.By the execution and delivery of this Joinder Agreement, the Transferee represents and warrants to, and agrees with the Partnership [and the Transferor]2 that the following statements are true and correct as of the date hereof:

___________________________

1 Remove the Transferor as a party to this Joinder Agreement is the Acquired Units are being issued to the Transferee by the Partnership

2 Remove the Transferor as a party to this Joinder Agreement is the Acquired Units are being issued to the Transferee by the Partnership

a)The Transferee is duly organized and validly existing under the laws of its jurisdiction of organization.

b)This Joinder has been duly and validly executed and delivered by the Transferee and constitutes the binding obligation of such Transferee enforceable against such Transferee in accordance with its terms, subject to Creditors’ Rights.

c)The execution, delivery, and performance by the Transferee of this Joinder will not, with or without the giving of notice or the lapse of time, or both, (i) violate any applicable Law, (ii) violate any order, judgment, or decree applicable to such Transferee, or (iii) conflict with, or result in a breach or default under, any Contract to which such Transferee is a party or any term or condition of its certificate of incorporation or by-laws, certificate of limited partnership or partnership agreement, or certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Transferee’s ability to satisfy its obligations hereunder.

d)No consent, approval, permit, license, order or authorization of, filing with, or notice or other action to, with or by any Governmental Authority or any other Person, is necessary, on the part of the Transferee to perform its obligations hereunder or to authorize the execution, delivery and performance by such Transferee of its obligations hereunder, except where such consent, approval, permit, license, order, authorization, filing or notice would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Transferee’s ability to satisfy its obligations hereunder or under any agreement or other instrument to which such Transferee is a party.

e)The Transferee is acquiring the Acquired Units for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act; such Transferee acknowledges that the Acquired Units have not been registered pursuant to the Securities Act and may not be Transferred in the absence of such registration or an exemption therefrom under the Securities Act; and such Transferee has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Partnership and is capable of bearing the economic risks of the transactions contemplated by this Agreement.

f)The Transferee is an informed and sophisticated participant in the transactions contemplated by the Agreement and this Joinder and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Joinder and the investment in the Partnership; such Transferee acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby, and has consulted its own legal, tax, financial and accounting advisors to determine the merits and risks thereof; and such Transferee has not relied on any due diligence investigation of any Partner or its advisors and their respective Affiliates, or on any oral or written materials prepared or presented by any Partner or its advisors, including any projections, forecasts, return on investment or other future cash flow illustrations prepared by any such Partner or its advisors or their respective Affiliates.

g)The Transferee does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the execution, delivery or performance of this Joinder Agreement by the Transferee.

3.The Transferee agrees that the Acquired Units are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Transferee were an original party to the Agreement or an initial Partner, as the case may be; provided, however, that the Transferee’s joinder in the Agreement shall not constitute admission of the Transferee as a Partner unless and until the Partnership executes this Joinder Agreement confirming the due admission of the Transferee. This Joinder Agreement shall be attached to and become a part of the Agreement.

4.[For good and valuable consideration, the sufficiency of which is hereby acknowledged by the Transferor and the Transferee, the Transferor hereby transfers and assigns absolutely to the Transferee the Acquired Units, including, for the avoidance of doubt, all rights, title and interest in and to the Acquired Units, with effect from the date hereof. It is hereby confirmed by the Transferor that the Transferor has complied in all respects with the provisions of the Agreement with respect to the transfer of the Acquired Units. The number of Units currently held by the Transferor, and the number of Acquired Units to be transferred and assigned pursuant to this Joinder Agreement, are as follows:]3

Number of Units Held by the Transferor	Number of Acquired Units	Class of Acquired Units

[ ]	[ ]	[ ]

5.The Transferee hereby agrees to accept the Acquired Units and hereby agrees and consents to become a Partner and hereby is admitted as a Partner.

6.Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beneath the Transferee’s signature below.

7.This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

__________________________
3 Delete the text and the table and replace them with the following language if the Acquired Units are being issued to the Transferee by the Partnership:

"In exchange for a $[_____], the sufficiency of which is hereby acknowledged by the Partnership and the Transferee, the Partnership hereby issues [___] [Profits Interest] [Limited Partnership] Units to the Transferee."

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement as of the date first above written.

THE PARTNERSHIP:	THUNDERBIRD RESOURCES LP
By: __________________________ Name: Title:
[TRANSFEROR:	[INSERT NAME]
By: __________________________ Name: Title: ][4]
TRANSFEREE:	[INSERT NAME] By: ______________________________ Name: Title:
[INSERT TRANSFEREE’S ADDRESS]

____________________________
4 Delete the Transferor's signature block if the Acquired Units are being issued to the Transferee by the Partnership.

Exhibit D

Second Amended and Restated Certificate of Incorporation of Thunderbird Resources Equity Inc.

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SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GMX RESOURCES INC.
(Changing Its Name to Thunderbird Resources Equity Inc.)

The undersigned officers of GMX RESOURCES INC., a corporation organized and existing under and by virtue of the Laws of the State of Oklahoma (the “Corporation”), do hereby certify as follows:

1.	The original Certificate of Incorporation of the Corporation was filed with the Oklahoma Secretary of State on January 23, 1998, under the provisions of the Oklahoma General Corporation Act.

2.
The first Amended and Restated Certificate of Incorporation of the Corporation was filed with the Oklahoma Secretary of State on October 30, 2000, and Amended Certificates of Incorporation were filed with the Oklahoma Secretary of State on May 21, 2010, May 16, 2012, and December 18, 2012, in each case under the provisions of the Oklahoma General Corporation Act.

3.
On April 1, 2013, the Corporation and its Debtor Subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Oklahoma (the “Bankruptcy Court”) (Case No. 13-11456). This Second Amended and Restated Certificate of Incorporation (“Second Amended and Restated Certificate of Incorporation”) has been duly adopted in accordance with Sections 1077, 1080 and 1118 of the Oklahoma General Corporation Act, pursuant to the authority granted to the Corporation under Section 1118 of the Oklahoma General Corporation Act to put into effect and carry out the Debtors’ Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code, as confirmed on [], 2014 by order (the “Order”) of the Bankruptcy Court (the “Plan”). Provision for the filing of this Second Amended and Restated Certificate of Incorporation is contained in the Plan as confirmed by the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the reorganization of the Corporation under Chapter 11 of the Bankruptcy Code.

4.
The text of the first Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety by the Second Amended and Restated Certificate of Incorporation to provide as follows:

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ARTICLE I

NAME

The name of the Corporation is:
THUNDERBIRD RESOURCES EQUITY INC.
ARTICLE II

REGISTERED OFFICE AND AGENT

The address of its registered office in the State of Oklahoma is 20 North Broadway, Suite 1800, in the City of Oklahoma City, Oklahoma County, Oklahoma 73102. The name of its registered agent at such address is Crowe & Dunlevy, A Professional Corporation.
ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.
ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares of Common Stock of the par value of one tenth of one cent ($.001) per share.
ARTICLE V

DIRECTORS

Section 5.01.General Powers. Except as otherwise provided by applicable Law or this Second Amended and Restated Certificate of Incorporation, in each case as the same may be amended, restated, supplemented or modified from time to time, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors (the “Board”).

Section 5.02.Number of Directors. Subject to the terms of the Shareholders Agreement, the number of directors, classes of directors, tenure and qualifications of directors and other matters relating to the composition of the Board shall be determined from time to time by a resolution adopted by directors holding eighty percent (80%) of the voting power of the Board; provided, that in no event shall the total number of directors constituting the entire Board be less than two (2) nor more than eight (8). Election of directors need not be by written ballot.

Section 5.03.Staggered Board and Term. The Board shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Class I directors shall initially

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serve until the first annual meeting of the shareholders of the Corporation following the date hereof in 2015; Class II directors shall initially serve until the second annual meeting of the shareholders of the Corporation following the date hereof in 2016; and Class III directors shall initially serve until the third annual meeting of the shareholders of the Corporation following the date hereof in 2017. Commencing with the first annual meeting of the shareholders of the Corporation in 2015, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.

Section 5.04.Initial Directors. The Board shall initially be comprised of five (5) directors whose names and classes shall be as set forth in the Plan Supplement filed in the Bankruptcy Court in connection with the Plan. Class I shall initially be comprised of two (2) directors; Class II shall initially be comprised of two (2) directors, one of whom shall be the Chief Executive Officer; and Class III shall initially be comprised of one (1) director.

Section 5.05.Quorum. Except as otherwise provided by Law, this Second Amended and Restated Certificate of Incorporation or the Bylaws, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board. A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

Section 5.06.Manner of Acting. Every act or decision done or made by the majority of the votes of the directors present at a meeting of the Board at which there is a quorum of the directors present shall be regarded as the act of the Board, unless the act of a greater number is required by Law, this Second Amended and Restated Certificate of Incorporation, the Bylaws or the Shareholders Agreement, in each case as the same may be amended, restated, supplemented or modified from time to time.

Section 5.07.Vacancies. Any vacancy or newly created directorships in the Board, however occurring, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except as otherwise provided by Law, and shall not be filled by the shareholders of the Corporation. A director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders of the Corporation at which such director’s applicable class is to be elected, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

Section 5.08.Removal and Resignation of Directors. Directors may be removed with or without cause by the affirmative vote of the holders of a majority of the votes which all the shareholders would be entitled to cast in any annual election of directors or class of directors. A director may resign at any time by filing his or her written resignation with the secretary of the Corporation. In the event the Board approves a decrease in the size of the Board, the director whose seat has been eliminated shall be removed effective as of the date of such approval.

ARTICLE VI

LIMITED LIABILITY

To the fullest extent permitted by the Oklahoma General Corporation Act, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for breach of

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fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 1053 of the Oklahoma General Corporation Act (or any successor provision thereto), or (iv) for any transaction from which the director derived any improper personal benefit. Any repeal or amendment or modification of this Article VI by the shareholders of the Corporation or by changes in applicable Law, or the adoption of any provision of this Second Amended and Restated Certificate of Incorporation inconsistent with this Article VI, will, to the extent permitted by applicable Law, be prospective only (except to the extent such amendment or change in applicable Law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and will not adversely affect any limitation on the personal liability of any director of the Corporation at the time of such repeal or amendment or modification or adoption of such inconsistent provision. If any provision of the Oklahoma General Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation will be eliminated or limited to the fullest extent permitted by the Oklahoma General Corporation Act, as so amended.
ARTICLE VII

INDEMNIFICATION

Section 7.01.Right to Indemnification. The Corporation shall defend, indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended, any director, officer or Board observer of the Corporation or any other person acting at the express request of the Board (each, a “Covered Person”) who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of (a) any act or omission or alleged act or omission performed or omitted to be performed by such Covered Person on behalf of the Corporation or its Subsidiaries or properly (in the discretion of the Board) in connection with the business of the Corporation or its Subsidiaries; or (b) the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the express request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, in each case, if: (i) such Covered Person acted or omitted to act in good faith and in the belief that such act or omission was in, or was not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful and (ii) such Covered Person’s conduct did not constitute fraud, gross negligence or willful misconduct, against all liability and losses suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person in connection with such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 7.03, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board. Notwithstanding the foregoing, with respect to an action by or in the right of the Corporation, no indemnification shall be made in respect of any claim, issue, or matter as to which the Covered Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

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Section 7.02.Prepayment or Reimbursement of Expenses. To the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended, the Corporation shall promptly reimburse (and/or advance to the extent reasonably requested, as determined by the Board in good faith) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend or defending any threatened, pending or completed Proceeding, relating to any losses for which such Covered Person may be indemnified pursuant to this Article VII; provided, in each case, that such reimbursement and/or advancement shall only be provided to such Covered Person upon receipt by the Corporation of an undertaking by or on behalf of such Covered Person that if it is finally judicially determined that such Covered Person is not entitled to the indemnification provided pursuant to Section 7.01, then such Covered Person shall promptly reimburse the Corporation for any reimbursed or advanced expenses.

Section 7.03.Claims. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable Law.

Section 7.04.Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VII shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any Law, provision of the Second Amended and Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.05.Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of any Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

Section 7.06.Amendment, Repeal or Modification. No amendment to or repeal of this Article VII shall apply to or have any effect on the right of a person entitled to indemnification hereunder to receive such indemnification or on the ability of the Corporation to provide indemnification to any person to which indemnification is permitted hereunder for or with respect to any acts or omissions of any such person occurring prior to the time of such amendment or repeal.

Section 7.07.Other Indemnification and Prepayment of Expenses. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable Law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 7.08.Reliance. Covered Persons who after the date of the adoption of this provision become or remain a Covered Person described in Section 7.01 will be conclusively presumed to have relied on the rights to indemnity, advancement of expenses and other rights contained in this Article VII in entering into or continuing their service on behalf of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article VII will apply to claims made against any Covered Person described in Section 7.01 arising out of acts or omissions in respect of the Corporation or any of its Subsidiaries that occurred or occur both prior and subsequent to the adoption hereof.

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Section 7.09.Insurance. By action of the Board, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any Other Entity, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VII or of the Oklahoma General Corporation Act.

ARTICLE VIII

TRANSFER RESTRICTIONS

Section 8.01.Transfer and Ownership Restrictions. Subject to the restrictions set forth in this Article VIII, any shareholder may Transfer all or any portion of its Shares at any time to any Person. In order for a Transfer to be given effect, the Transferor shall have submitted a Transfer Request or a Five Percent Transaction Transfer Request (each as defined below), as applicable, for such Transfer and such Transfer Request or Five Percent Transaction Transfer Request, as applicable, shall have been approved, or deemed approved, as applicable, by the Corporation in accordance with Section 8.02 or Section 8.03, as applicable.
Section 8.02.
Section 8.03.General Transfer Restrictions. With respect to any proposed Transfer of Shares other than a Five Percent Transaction, the shareholder proposing such Transfer and the proposed Transferee shall each submit to the Corporation a written request for authorization of such Transfer, which shall include the following information in such requests (together, such requests shall constitute a “Transfer Request”): (a) the name of the shareholder proposing such Proposed Transfer (as defined below), (b) the proposed Transferee’s name, address, telephone number, citizenship and place of birth or jurisdiction of organization, as applicable, (c) the number of Shares owned by the Transferee and Transferor immediately before the Proposed Transfer (or any series of Transfers of which the Proposed Transfer is a part) and after giving effect to such Proposed Transfer (or any series of Transfers of which the Proposed Transfer is a part), (d) the number of Shares to be included in such Proposed Transfer, (e) the date on which the Proposed Transfer is expected to take place and (f) such additional information as the Corporation, in its sole discretion, may reasonably request (which may include an opinion of counsel to be provided to the Corporation at the Transferor’s sole cost and expense) to establish that registration of the Proposed Transfer is not required under the Securities Act or any applicable state securities Laws or that such Proposed Transfer is not a Five Percent Transaction (as defined below). The Corporation shall, within fifteen (15) Business Days after its receipt of any Transfer Request that includes all of the information set forth in the foregoing clauses (a) through (f), determine whether to authorize (subject to compliance with all of the applicable provisions of this Section 8.02), the Transfer proposed in such Transfer Request (the “Proposed Transfer”) and shall notify the Transferor of such determination; provided, that the only basis upon which the Corporation may decline to authorize a Proposed Transfer is its failure to comply with the applicable terms and conditions set forth in this Section 8.02; provided, further, that if the Corporation does not notify the proposed Transferor of its determination within such fifteen (15) Business Day period, the Proposed Transfer shall be deemed to be approved hereunder. The Corporation may decline to approve any Proposed Transfer by a shareholder to a Competitor or any Proposed Transfer which would (i) result in any class of equity securities of the Corporation being held by such number of holders, including securities issued upon exercise of any then-outstanding warrants, options or similar rights to acquire equity securities of the Corporation, as the Board determines could require the Corporation to file reports under the Exchange Act if it is not otherwise subject to such

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requirement, (ii) violate any state or U.S. federal securities Laws, (iii) require the Corporation to register as an investment company under the Investment Company Act of 1940, as amended or (iv) require the Corporation to register as an investment adviser under state or U.S. federal securities Laws.

Section 8.04.Restrictions to Preserve Tax Benefits.

(i)In order to preserve the Tax Benefits, any attempted Transfer of Corporation Securities prior to the Expiration Date or pursuant to any agreement entered into prior to the Expiration Date shall be prohibited and void ab initio if, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person would become a Five Percent Shareholder or (b) the Percentage Stock Ownership in the Corporation of any Five Percent Shareholder would be increased or decreased (any such Transfer that would have the effects described in clauses (a) or (b), a “Five Percent Transaction”); provided, however, that any such Transfer shall nonetheless be permitted if (I) prior to such Transfer being consummated (or, in the case of an involuntary Transfer, as soon as practicable after such Transfer is consummated), the Board approves the Transfer in accordance with Section 8.03(ii) or (II) such Transfer is pursuant to any transaction, including a merger or consolidation, in which all shareholders receive, or are offered the same opportunity to receive, cash or other consideration for all such Corporation Securities, and upon the consummation of which the acquiror will own at least a majority of the outstanding Corporation Securities.

(ii)Any shareholder who desires to effect a Five Percent Transaction (a “Requesting Shareholder”) and the proposed Transferee shall each submit to the Corporation a written request for authorization of such Five Percent Transaction, and shall include the following information in such requests (together, such request shall constitute a “Five Percent Transaction Transfer Request”): (a) the name, address and telephone number of the Requesting Shareholder; (b) the number and Percentage Stock Ownership of Shares then beneficially owned by the Requesting Shareholder; (c) a reasonably detailed description of the proposed Five Percent Transaction for which the Requesting Shareholder seeks authorization; (d) the number of Shares owned by the Transferee and Transferor immediately before the proposed Five Percent Transaction (or any series of Transfers of which the proposed Five Percent Transaction is a part) and after giving effect to such proposed Five Percent Transaction (or any series of Transfers of which the proposed Five Percent Transaction is a part), (e) the number of Shares to be included in such proposed Five Percent Transaction, (f) a request that the Board authorize the proposed Five Percent Transaction pursuant to this Section 8.03(ii) and (g) such additional information as the Corporation, in its sole discretion, may reasonably request. The Board shall respond to such Five Percent Transaction Transfer Request within twenty (20) Business Days of receiving such Five Percent Transaction Transfer Request. The Board may authorize such proposed Five Percent Transaction if it determines that the proposed Five Percent Transaction would not jeopardize the Corporation’s ability to preserve and use the Tax Benefits, taking into account new equity issuances and other transactions in which the Corporation may engage. The Board may impose any conditions that it deems reasonable and appropriate in connection with authorizing any proposed Five Percent Transaction. In addition, the Board may require (1) an affidavit or representations from such Requesting Shareholder or proposed Transferee or (2) opinions of counsel to be rendered by counsel selected by the Requesting Shareholder or proposed Transferee (and reasonably acceptable to the Board), in each case, as to such matters as the Board may reasonably determine with respect to the preservation of the Tax Benefits. Any Requesting Shareholder who makes such a Five Percent Transaction Transfer Request to the Board shall reimburse the Corporation, within thirty (30) days of demand therefor, for all reasonable out-of-pocket costs and expenses incurred by the Corporation with respect to any proposed Five Percent Transaction, including, without limitation, the Corporation’s reasonable costs and expenses incurred in determining whether to authorize the proposed Five Percent Transaction, which costs may include, but are not limited to, any

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expenses of counsel and/or tax advisors engaged by the Board to advise the Board or deliver an opinion thereto. Furthermore, the Board shall approve within twenty (20) Business Days of receiving such a Five Percent Transaction Transfer Request as provided in this Section 8.03(ii) any proposed Five Percent Transaction: (i) that does not add to any aggregate increase in Percentage Stock Ownership by the Five Percent Shareholders (as determined after giving effect to the proposed Five Percent Transaction) over the lowest Percentage Stock Ownership by the Five Percent Shareholders (as determined immediately before the proposed Transfer) at any time during the relevant testing period, in all cases for purposes of Section 382 of the Code, or (ii) if such Five Percent Transaction and all prior and anticipated Transfers, new equity issuances by the Corporation and other transactions in which the Corporation may engage, that are effected or expected to be effected during the relevant testing period do not result in an aggregate “owner shift” (as defined in the Code) of more than ten percent (10%) for purposes of Section 382 of the Code. Notwithstanding the foregoing, the Board may determine that the restrictions set forth in Section 8.03 shall not apply to any particular transaction or transactions, whether or not a request has been made to the Board, subject to any conditions that it deems reasonable and appropriate in connection therewith. Any determination of the Board hereunder shall be made prospectively (except in the case of an involuntary Transfer, in which case, such authorization may be given retroactively).

Section 8.05.Excess Securities.

(i)No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported Transferee of such a Five Percent Transaction (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled to any rights of shareholders of the Corporation with respect to such Excess Securities, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to be owned by the Transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 8.05, if applicable. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 8.04 or Section 8.05 shall also be a Prohibited Transfer.

(ii)The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board to be necessary or advisable to implement this Article VIII, including, without limitation, authorizing, in accordance with Section 8.09, such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of stock and other evidence that a Transfer will not be prohibited by this Article VIII as a condition to registering any Transfer.

Section 8.06.Transfer Unwind or Transfer to Agent. If the Board determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty (30) days of the date on which the Board determines that the attempted Transfer constitutes a Prohibited Transfer, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to the Transferor and the Transferor shall transfer or cause to be transferred any consideration received as a result of the Prohibited Transfer from the Purported Transferor to the Purported Transferee. If the Board determines that the procedure outlined in the preceding sentence cannot be complied with within forty-five (45) days of the date on

9

which the Board determines that the attempted Transfer constitutes a Prohibited Transfer, then the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions; provided, however, that any such sale must not constitute a Prohibited Transfer; and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities, would otherwise adversely affect the value of the Corporation Securities or would be in violation of applicable securities Laws. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 8.06 if the Agent rather than the Purported Transferee had resold the Excess Securities.

Section 8.07.Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer, as such fair market value shall be determined in good faith by the Board); and (c) third, any remaining amounts shall be paid to the Transferor that was party to the subject Prohibited Transfer, or, if the Transferor that was party to the subject Prohibited Transfer cannot be readily identified, to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any Transferor of Excess Securities, except as provided in Section 8.05. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 8.06 or Section 8.05, as applicable. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 8.06 inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

Section 8.08.Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer that does not involve a transfer of securities of the Corporation within the meaning of applicable Law (“Securities,” and individually, a “Security”) but which would cause (i) any Person to become a Five Percent Shareholder or (ii) the Percentage Stock Ownership in the Corporation of any Five Percent Shareholder to be increased or decreased, the application of Section 8.05 and Section 8.06 shall be modified as described in this Section 8.07. In such case, no such Five Percent Shareholder shall be required to dispose of any interest that is not a Security, but such Five Percent Shareholder and/or any Person whose ownership of Securities is attributed to such Five Percent Shareholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five Percent Shareholder, following such disposition, not to be in violation of this Article VIII. Such disposition shall be deemed to

10

occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of as described in Section 8.04 or through the Agent as provided in Section 8.05 and Section 8.06, as applicable, except that the maximum aggregate amount payable either to such Five Percent Shareholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five Percent Shareholder or such other Person. The purpose of this Section 8.07 is to extend the restrictions in Section 8.03 through Section 8.06 to situations in which there is a Prohibited Transfer without a direct Transfer of Securities, and this Section 8.07, along with the other provisions of this Article VIII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

Section 8.09.Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof, in either case, with any Prohibited Distributions, to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to Section 8.05 (whether or not made within the time specified in Section 8.05), then the Corporation may take any actions it deems necessary to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8.08 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article VIII being void ab initio, (b) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Corporation to act within the time periods set forth in Section 8.05 to constitute a waiver or loss of any right of the Corporation under this Article VIII. The Board may authorize such additional actions as it deems advisable to give effect to the provisions of this Article VIII.

Section 8.010.Obligation to Provide Information. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal or record holder of Corporation Securities, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide an affidavit containing such information, to the extent reasonably available and legally permissible, as the Corporation may reasonably request from time to time in order to determine compliance with this Article VIII or the status of the Tax Benefits of the Corporation.

Section 8.10.Authority of Board.

(i)All determinations and interpretations of the Board shall be interpreted or determined, as the case may be, by the Board in its sole discretion.

(ii)The Board shall have the power to determine all matters necessary for assessing compliance with this Article VIII, including, without limitation, (i) the identification of Five Percent Shareholders, (ii) whether a Transfer is a Five Percent Transaction or a Prohibited Transfer, (iii) the Percentage Stock Ownership in the Corporation of any Five Percent Shareholder, (iv) whether an instrument constitutes a Corporation Security, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Section 8.06, and (vi) any other matters which the Board determines to be relevant and the good faith determination of the Board on such matters shall be conclusive and binding for all the purposes of this Article VIII. In addition, the Board may, to the extent permitted by Law, from time to time establish, modify, amend or rescind bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article VIII for purposes of determining whether any Transfer of

11

Corporation Securities would jeopardize the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article VIII.

(iii)Nothing contained in this Article VIII shall limit the authority of the Board to take such other action to the extent permitted by Law as it deems necessary or advisable to protect the Corporation and its shareholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in Law making one or more of the following actions necessary or desirable, the Board may, by adopting a written resolution, (i) modify the ownership interest percentage in the Corporation or the Persons covered by this Article VIII, (ii) modify the definitions of any terms set forth in this Article VIII or (iii) modify the terms of this Article VIII as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board shall not cause there to be such modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Shareholders of the Corporation shall be notified of such determination through such method of notice as the Secretary of the Corporation shall deem appropriate.

(iv)In the case of an ambiguity in the application of any of the provisions of this Article VIII, including any definition used herein, the Board shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article VIII requires an action by the Board but fails to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VIII. All such actions, calculations, interpretations and determinations that are done or made by the Board in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article VIII. The Board may delegate all or any portion of its duties and powers under this Article VIII to a committee of the Board as it deems necessary or advisable and, to the fullest extent permitted by Law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Article VIII shall be construed to limit or restrict the Board in the exercise of its fiduciary duties under applicable Law.

Section 8.11.Reliance. To the fullest extent permitted by Law, the Corporation and the members of the Board shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation or of the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article VIII, and the members of the Board shall not be responsible for any good faith errors made in connection therewith.

Section 8.12.Benefits. Nothing in this Article VIII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article VIII. This Article VIII shall be for the sole and exclusive benefit of the Corporation and the Agent.

Section 8.13.Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article VIII, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party, and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

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ARTICLE IX

DISTRIBUTIONS

Any distributions received by the Corporation from Thunderbird Resources LP in respect of any limited partnership interests owned, directly or indirectly, by the Corporation or general partnership interests owned by Thunderbird Resources GP Sub LLC pursuant to the Limited Partnership Agreement shall be distributed by the Corporation to the shareholders as a dividend on a pro rata basis (calculated based on the ownership of Common Stock by each shareholder relative to the other shareholders) as promptly as practicable following the Corporation’s receipt of such distribution, unless and except to the extent prohibited by Law.
ARTICLE X

AMENDMENTS

Section 10.1.Second Amended and Restated Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, and add other provisions authorized by the Laws of the State of Oklahoma at the time in force, upon the affirmative vote of shareholders holding a majority of all of the shares of the common stock entitled to vote on such amendment, or in such other manner now or hereafter prescribed by applicable Law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation (as amended) are granted subject to the rights reserved in this Article X.

Section 10.2.Bylaws. The bylaws may be adopted, altered, amended or repealed by the Board.

ARTICLE XI

CORPORATE OPPORTUNITY
The Corporation waives, to the maximum extent permitted by Law, the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation, to any of the shareholders or any directors of the Corporation who are employees, partners, officers or directors of any of the shareholders or any of their Affiliates. No shareholders nor any of their Affiliates (including, without limitation, any director who is an employee, partner, officer or director of any of the shareholders or any of their Affiliates) shall have any obligation to refrain from (i) engaging in or managing the same or similar activities or lines of business as the Corporation or its Subsidiaries or developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation or its Subsidiaries, (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation and its Subsidiaries or (iii) doing business with any client or customer of the Corporation or its Subsidiaries (each of the activities referred to in clauses (i)‑(iii), a “Specified Activity”) and (iv) the Corporation renounces on behalf of itself and its Subsidiaries any interest or expectancy in, or in being offered an opportunity to participate in, any Specified Activity that may be presented to or become known to any of the shareholders or any of their Affiliates (including, without limitation, any director who is an employee, partner officer or director of any of the shareholders or any of their Affiliates). Any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.

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ARTICLE XII

SEVERABILITY

If any provision or provisions of this Second Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Second Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Second Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by Law.
ARTICLE XIII

DEBTS OF THE CORPORATION

Except upon the affirmative vote of shareholders holding all the issued and outstanding shares of Common Stock, no amendment to this Second Amended and Restated Certificate of Incorporation may be adopted by the Corporation which would impose personal liability for the debts of the Corporation on the shareholders of the Corporation or which would amend, alter, repeal or adopt any provision inconsistent with this Article XIII.
ARTICLE XIV

DEFINED TERMS

“Affiliate” shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
“Business Day” shall mean any day other than a Saturday, Sunday or another day on which commercial banks in Oklahoma are required or permitted under applicable Laws to close.
“Bylaws” means the Second Amended and Restated Bylaws of the Corporation adopted as of the date hereof, as the same may be amended, restated, supplemented or modified from time to time.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended (or any successor legal provision).
“Competitor” shall mean any Person who is engaged in the business of (i) onshore oil and natural gas exploration, development and production in the states of Texas, Louisiana, Wyoming, North Dakota

14

and Montana in any of the basins in which any oil and gas properties of the Corporation or its Subsidiaries are located, or within 20 miles of any such properties, (ii) gathering and disposing of salt water produced from oil or gas wells in any of the basins in which any oil and gas properties of the Corporation or its Subsidiaries are located, or within 20 miles of any such properties, or (iii) gathering, compressing and delivering hydrocarbons in East Texas and North Louisiana; provided, that Competitor shall not include any financial institution or investment fund, and no Person shall be deemed to be a Competitor solely on account of owning less than 50% of (a) the outstanding securities (including shares, units or other interests) of any class of equity securities issued by any such entity and/or (b) the outstanding principal amount of any debt securities issued by any such entity.
“Corporation Securities” shall mean (i) Shares, (ii) shares of preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code or treated as so described pursuant to Treasury Regulation §1.382-2(a)(3)(i)), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation §1.328-2T(h)(4)(v)) to purchase Securities of the Corporation and (iv) any Stock.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Expiration Date” shall mean the earliest to occur of (i) the date that the Board determines that the Transfer restrictions provided in Article VIII are not reasonably necessary in order to preserve the Tax Benefits; (ii) the date upon which the Board determines by resolution that due to the repeal of Section 382 of the Code, or any other change in Law, the Transfer restrictions provided in Article VIII are no longer necessary for the preservation of Tax Benefits; and (iii) the first day of any taxable year of the Corporation to which the Board determines by resolution that no Tax Benefits may be carried forward.
“Five Percent Shareholder” shall mean a Person with a Percentage Stock Ownership of 4.9% or more.
“Law” shall mean any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, writ, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority and shall include, for the avoidance of any doubt, the Oklahoma General Corporation Act, in each case, as the same may be amended, restated, supplemented or modified from time to time.
“Limited Partnership Agreement” shall mean the Limited Partnership Agreement of Thunderbird Resources LP, dated as of [__], 2014, by and among Thunderbird Resources LP, Thunderbird Resources GP Sub LLC, as General Partner, the Corporation, as a Limited Partner, and the other Limited Partners party thereto.
“Percentage Stock Ownership” shall mean the percentage stock ownership interest of any Person for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation §§1.382-2T(g), (h) and (k) and 1.382-4; provided, that (1) for purposes of applying Treasury Regulation §1.382-2T(k)(2), the Corporation shall be treated as having “actual knowledge” of the beneficial ownership of all outstanding Shares that would be attributed to any individual or entity, and (2) for the sole purpose of determining the Percentage Stock Ownership of any entity (and not for the purpose of determining the Percentage Stock Ownership of any other Person), Shares held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation §1.382-2T(h)(2)(i)(A).
“Person” shall mean any individual, partnership, joint stock company, corporation, entity, association, trust, limited liability company, joint venture, unincorporated organization, and any

15

government, governmental department or agency or political subdivision of any government, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation §1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity.
“Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
“Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under Section 8.03.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Entitlement” has the meaning set forth in Section 8-102(17) of the Uniform Commercial Code.
“Shares” means shares of common stock of the Corporation, par value $0.001 per share and any Security Entitlement with respect to such Shares.
“Stock” shall mean any interest or Security Entitlement that would be treated as “stock” of the Corporation pursuant to Treasury Regulation §1.382-2T(f)(18).
“Shareholders Agreement” shall mean that certain Shareholders Agreement, dated as of [__], 2014, by and among the Corporation and those shareholders of the Corporation listed on the signature pages thereto.
“Subsidiary” shall mean any Person in which the Corporation, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person; provided, that, for purposes of this Second Amended and Restated Certificate of Incorporation, Thunderbird Resources LP and any of its Subsidiaries shall be considered Subsidiaries of the Corporation.
“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any of its Subsidiaries as of [], within the meaning of Section 382 of the Code.
“Tax Transfer” shall mean, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person. A Tax Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation §1.382-2T(h)(4)(v)).
“Transfer” shall mean, with respect to any Corporation Securities, any sale, transfer, assignment, pledge, conveyance or other disposition, whether accomplished in one transaction or a series of related transactions, including without limitation by merger, operation of Law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily, including a Tax Transfer, other than a sale, transfer, assignment, conveyance or other disposition by or to the Corporation. “Transferor” and “Transferee” shall mean, with respect to any Transfer, the Person who makes or receives such Transfer, respectively.

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“Treasury Regulation” shall mean a Treasury Regulation promulgated under the Code.

17

IN WITNESS WHEREOF, the undersigned officers have signed this Second Amended and Restated Certificate of Incorporation this [__] day of [________], 2014.
GMX RESOURCES INC.
By:________________________________
Name:
Title:
ATTEST:
_________________________________
Name:
Title:

Signature Page to Second Amended and Restated Certificate of Incorporation of GMXR]

18

Exhibit E

Second Amended and Restated By-laws of Thunderbird Resources Equity Inc.

i

SECOND AMENDED AND RESTATED BYLAWS
OF
THUNDERBIRD RESOURCES EQUITY INC.
(f/k/a GMX Resources Inc.)

ii

ARTICLE I OFFICES AND RECORDS                            1
Section 1.01.    Oklahoma Office                            1
Section 1.02.    Other Offices                                1
Section 1.03.    Books and Records                            1
ARTICLE II SHAREHOLDERS                                1
Section 2.01.    Annual Meeting                            1
Section 2.02.    Special Meetings                            1
Section 2.03.    Place of Meeting                            1
Section 2.04.    Notice of Meetings                            2
Section 2.05.    Quorum                                3
Section 2.06.    Organization                                3
Section 2.07.    Conduct of Business                            3
Section 2.08.    Proxies                                3
Section 2.09.    Notice of Shareholder Business and Nominations            3
Section 2.10.    Procedure for Election of Directors; Required Vote            5
Section 2.11.    Action Without Meeting                        5
Section 2.12.    Stock List                                6
ARTICLE III GOVERNANCE; BOARD OF DIRECTORS                    6
Section 3.01.    General                                6
Section 3.02.    Number; Staggered Board; Term                    6
Section 3.03.    Removal; Vacancies                            7
Section 3.04.    Regular Meetings                            7
Section 3.05.    Special Meetings                            7
Section 3.06.    Notice                                    7
Section 3.07.    Quorum                                8
Section 3.08.    Participation in Meetings by Conference Telephone            8
Section 3.09.    Written Consents                            8
Section 3.10.    Conduct of Business                            8
Section 3.11.    Compensation of Directors                        8
Section 3.12.    Records                                8
ARTICLE IV COMMITTEES                                8
Section 4.01.    General                                8
Section 4.02.    Limitations on Power and Authority of Committees            9
Section 4.03.    Conduct of Business                            9
ARTICLE V OFFICERS                                    9

iii

Section 5.01.    Generally                                9
Section 5.02.    Chairman of the Board                        10
Section 5.03.    Vice Chairman of the Board                        10
Section 5.04.    Chief Executive Officer                        10
Section 5.05.    President                                10
Section 5.06.    Vice Presidents                            10
Section 5.07.    Secretary                                10
Section 5.08.    Treasurer                                10
Section 5.09.    Delegation of Authority                        10
Section 5.10.    Removal                                10
Section 5.11.    Action with Respect to Securities of Other Corporations        11
Section 5.12.    Contracts                                11
ARTICLE VI STOCK                                        11
Section 6.01.    Certificates of Stock                            11
Section 6.02.    Transfers of Stock                            11
Section 6.03.    Record Date                                12
Section 6.04.    Lost, Stolen or Destroyed Certificates                12
Section 6.05.    Regulations                                13
ARTICLE VII NOTICES                                    13
Section 7.01.    Notices                                13
Section 7.02.    Waivers                                13
ARTICLE VIII MISCELLANEOUS                                13
Section 8.01.    Facsimile Signatures                            13
Section 8.02.    Corporate Seal                                13
Section 8.03.    Reliance upon Books, Reports and Records                13
Section 8.04.    Fiscal Year                                13
Section 8.05.    Time Periods                                14
Section 8.06.    Defined Terms                                14
ARTICLE IX AMENDMENTS                                14
ARTICLE X ELECTRONIC TRANSMISSION                        14

iv

SECOND AMENDED AND RESTATED BYLAWS
OF
THUNDERBIRD RESOURCES EQUITY INC.
(f/k/a GMX Resources Inc.)
(As Adopted [], 2014)

ARTICLE I
OFFICES AND RECORDS

Section 1.01.Oklahoma Office. The registered office of Thunderbird Resources Equity Inc. (f/k/a GMX Resources Inc.) (the “Corporation”) in the State of Oklahoma shall be located at 20 North Broadway, Suite 1800, in the City of Oklahoma City, Oklahoma County, Oklahoma 73102. The name of its registered agent at such address is Crowe & Dunlevy, A Professional Corporation.

Section 1.02.Other Offices. The Corporation may have such other offices, either within or without the State of Oklahoma, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the business of the Corporation may from time to time require.

Section 1.03.Books and Records. The books and records of the Corporation may be kept outside the State of Oklahoma at such place or places as may from time to time be designated by the Board of Directors.

ARTICLE II
SHAREHOLDERS

Section 2.01.Annual Meeting. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the last annual meeting of the shareholders.

Section 2.02.Special Meetings. Special meetings of the shareholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or by the Chairman of the Board and shall be held on such date, and at such time, as they or he shall fix. Business conducted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

Section 2.03.Place of Meeting. The Board of Directors or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the shareholders called by the Board of Directors or the Chairman of the Board. If no designation is so made, the place of meeting shall be the principal office of the Corporation. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may be held solely by means of remote communication.

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Section 2.04.Notice of Meetings. Written notice of the place, if any, date and time of all meetings of the shareholders, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at the meetings, shall be given not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by applicable Law or the Second Amended and Restated Certificate of Incorporation of the Corporation filed with the Secretary of State of Oklahoma on [], 2014, as may be amended, restated, supplemented or modified from time to time (the “Second Amended and Restated Certificate of Incorporation”). Notice of a special meeting of the shareholders shall also state the purpose or purposes for which the meeting is called. If a meeting is to be held solely by remote communication, notice of a meeting shall also provide the information required to gain access to the shareholder list by reasonably accessible electronic network; provided, however, that such list shall only be available to shareholders of the Corporation.

Meetings may be held without notice if all shareholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.02 of these Second Amended and Restated Bylaws of Thunderbird Resources Equity Inc. (f/k/a GMX Resources Inc.), adopted pursuant to the authority granted to the Corporation under Section 1118 of the Oklahoma General Corporation Act to put into effect and carry out the Joint Plan of Reorganization of the Corporation and its Debtor Subsidiaries pursuant to Chapter 11 of the Bankruptcy Code, as confirmed on [], 2014 by order of the Bankruptcy Court, as may be amended, restated, supplemented or modified from time to time (these “Bylaws”).
When a meeting is adjourned to another place, if any, date or time, written notice need not be given of the adjourned meeting if the place, if any, date and time thereof and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date and time of the adjourned meeting, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at the adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
Notice may be given effectively to shareholders if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. The consent shall be revocable by the shareholder by written notice to the corporation. Such consent shall be deemed revoked if (a) the corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the consent and (b) the inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat the inability as a revocation shall not invalidate any meeting or other action. Notice shall be deemed effectively given if by (i) facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (ii) electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) a posting on an electronic network together with separate notice to the shareholder of the specific posting, upon the later of the posting and the giving of separate notice; and (iv) any other form of electronic transmission, when directed to the shareholder in accordance with the shareholder’s consent. An

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affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 2.05.Quorum. At any meeting of the shareholders, the holders of a majority of all of the shares of the common stock entitled to vote at the meeting, present in person, represented by proxy or by means of remote communication, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by Law or by the Second Amended and Restated Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the common stock entitled to vote who are present, in person, represented by proxy or by means of electronic communication, may adjourn the meeting to another date, or time.

Section 2.06.Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 2.07.Conduct of Business. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 2.08.Proxies. At any meeting of the shareholders, every shareholder entitled to vote may vote in person or by proxy authorized in such manner as specifically permitted by the Oklahoma General Corporation Act or as the Corporation may otherwise permit. Proof of such authority shall be filed in accordance with the procedure established for the meeting. If authorized by the Board of Directors, the requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission; provided, that the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder. The validity and authenticity of any proxy shall be determined by the Corporation.

Section 2.09.Notice of Shareholder Business and Nominations.

(a)Annual Meetings of Shareholders.

(i)At any annual meeting of the shareholders, only such nominations of persons for election to the Board of Directors and only such other business shall be considered or conducted, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who (1) was a shareholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Bylaw as to such business or nomination. Clause (C) of the immediately preceding sentence shall be the exclusive means for a shareholder to make nominations or submit other business before an annual meeting of shareholders.

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(ii)Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to paragraph (a)(i)(C) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the fifteenth (15th) day following the notice of such meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(b)Special Meetings of Shareholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in this Bylaw as to such nomination. The immediately preceding sentence shall be the exclusive means for a shareholder to make nominations before a special meeting of shareholders. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (b)(ii) of this Bylaw with respect to any nomination shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such special meeting and not later than the later of close of business on the later of the ninetieth (90th) day prior to the date of such special meeting or the fifteenth (15th) day following the notice of such meeting.

(c)General. Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws. Except as otherwise provided by applicable Law, the Second Amended and Restated Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. Unless otherwise required by Law, if the shareholder

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(or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to make a nomination or present a proposal of other business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of these Bylaws, to be considered a qualified representative of the shareholder, a person must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

Section 2.10Procedure for Election of Directors; Required Vote. Each shareholder shall have one vote for every share of common stock entitled to vote which is registered in its name on the record date for the meeting, except as otherwise required by Law or by the Second Amended and Restated Certificate of Incorporation.

Election of directors at all meetings of the shareholders at which directors are to be elected shall be by ballot, and directors shall be elected by shareholders holding a majority of all of the shares of the common stock entitled to vote at the meeting. Except as otherwise provided by Law, the Second Amended and Restated Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors, the affirmative vote of shareholders holding a majority of all of the shares of the common stock entitled to vote at the meeting shall be the act of the shareholders.
All voting, except where otherwise required by Law, the Second Amended and Restated Certificate of Incorporation or these Bylaws, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.
Section 2.11Action Without Meeting. Any action permitted or required to be taken at a meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by or on behalf of the holders of outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Oklahoma, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each shareholder who signs the consent.

An electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder and (B) the date on which such shareholder or proxyholder or authorized person or persons transmitted such electronic transmission. Any consent by means of electronic transmission

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shall be deemed to have been signed on the date on which such electronic transmission was transmitted. Any copy, facsimile, or other reliable reproduction of a consent in writing (or reproduction in paper form of a consent by electronic transmission) may be substituted or used in lieu of the original writing (or original reproduction in paper form of a consent by electronic transmission) for any and all purposes for which the original consent could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing (or original reproduction in paper form of a consent by electronic transmission).
Prompt notice of the taking of corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.
Section 2.12Stock List. The officer who has charge of the stock ledger of the Corporation shall prepare a complete list of shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order for each class of stock and showing the mailing address and email address (if available) of each such shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, the stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to examination by any shareholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network. The stock ledger shall be the only evidence as to the identity of the shareholders entitled to examine the stock list and to vote in person or by proxy at the meeting.

ARTICLE III
GOVERNANCE; BOARD OF DIRECTORS

Section 3.01.General. Except as otherwise provided by applicable Law, the Second Amended and Restated Certificate of Incorporation or the Shareholders Agreement, in each case as the same may be amended, restated, supplemented or modified from time to time, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by Law, by the Second Amended and Restated Certificate of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

Section 3.02.Number; Staggered Board; Term. Subject to applicable Law, the Second Amended and Restated Certificate of Incorporation and the Shareholders Agreement, the number of directors, classes of directors, tenure and qualifications of directors and other matters relating to the composition of the Board of Directors shall be determined from time to by a resolution adopted by directors holding eighty percent (80%) of the voting power of the Board of Directors. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Class I directors shall initially serve until the first annual meeting of the shareholders of the Corporation following the date hereof in 2015; Class II directors shall initially serve until the

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second annual meeting of the shareholders of the Corporation following the date hereof in 2016; and Class III directors shall initially serve until the third annual meeting of the shareholders of the Corporation following the date hereof in 2017. Commencing with the first annual meeting of the shareholders of the Corporation in 2015, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible.

Subject to the preceding paragraph, commencing with the date of these Bylaws, the Board of Directors shall be composed of five (5) directors. Class I shall consist of two (2) directors; Class II shall consist of two (2) directors, one of whom shall be the Chief Executive Officer (the “CEO Director”); and Class III shall consist of one (1) director. The initial directors and their classes shall be as set forth in the Plan Supplement filed in the United States Bankruptcy Court for the Western District of Oklahoma in connection with the First Amended Joint Plan of Reorganization of the Corporation and its Debtor Subsidiaries under Chapter 11 of the Bankruptcy Code dated December 5, 2013.
Section 3.03.Removal; Vacancies. Except as otherwise required by Law, directors may be removed with or without cause by the affirmative vote of the holders of a majority of the votes which all the shareholders would be entitled to cast in any annual election of directors or class of directors. Any vacancy or newly created directorships in the Board of Directors, however occurring, shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, except as otherwise provided by Law, and shall not be filled by the shareholders of the Corporation. A director elected to fill a vacancy shall hold office until the next annual meeting of the shareholders of the Corporation at which such director’s applicable class is to be elected, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. A director may resign at any time by filing his or her written resignation with the secretary of the Corporation. In the event the Board of Directors approves a decrease in the size of the Board of Directors, the director whose seat has been eliminated shall be removed effective as of the date of such approval.

Section 3.04.Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, if any, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.

Section 3.05.Special Meetings. Special meetings of the Board of Directors may be called by two (2) of the directors then in office or by the Chief Executive Officer and shall be held at such place, if any, on such date, and at such time as they or he shall fix. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.06.Notice. Notice of any regular or special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail or courier service, facsimile or electronic transmission, or orally by telephone, which notice shall include a brief description of the action or actions to be considered by the Board of Directors. Prior notice shall be given to each director (i) ten (10) Business Days before the date of any regularly scheduled meeting of the Board of Directors and (ii) three (3) Business Days before the date of any special meeting of the Board of Directors. A meeting may be held at any

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time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.02 of these Bylaws.

Section 3.07.Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of the directors present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 3.08.Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in any meeting of the Board of Directors, or any committee thereof, by means of conference telephone or other communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 3.09.Written Consents. Action may be taken by the Board of Directors without a meeting if all directors then in office consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. The filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.010.Conduct of Business. At any meeting of the Board of Directors at which a quorum of the directors is present, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by Law, the Second Amended and Restated Certificate of Incorporation or the Shareholders Agreement.

Section 3.011.Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

Section 3.012.Records. The Corporation shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board of Directors, of any committee of the Board of Directors and of the shareholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV
COMMITTEES

Section 4.01.General. The Board of Directors may, by resolution adopted by a majority of the directors then in office, designate from among members of the Board of Directors one or more committees (including an audit committee, a compensation committee and a nomination committee), and delegate to such committee such power, authority and responsibility as the Board of Directors determines is appropriate subject to the limitations set forth in the Oklahoma General Corporation Act or in the establishment of the committee. Each such committee shall consist of two (2) or more directors of the Corporation. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee may to the extent permitted by

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applicable Law exercise such powers and shall have such responsibilities as shall be specified in the designating resolution. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board of Directors when required.

The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board of Directors from appointing one (1) or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board of Directors.
The Board of Directors shall establish a Nominating Committee to nominate and recommend candidates for election to the Board of Directors.
Section 4.02.Limitations on Power and Authority of Committees. No committee of the Board of Directors shall have any power or authority in reference to amending the certificate of incorporation of the Corporation (except that the Executive Committee, to the extent authorized in the resolution or resolutions providing for the issuance of shares of common stock adopted by the Board of Directors, may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of the shares in any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws.

Section 4.03.Conduct of Business. Each committee of the Board of Directors may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by Law. Notice of meetings of any committee shall be given to each member of the committee in the manner provided for in Section 3.06 of these Bylaws. One-half (1/2) of the total committee members shall constitute a quorum unless the committee shall consist of two (2) members, in which event all members of such committee shall be required for a quorum All matters shall be determined by a majority vote of the directors present and serving on such committee. Minutes of each committee meeting shall be prepared, approved by the chairman of the meeting and filed with the Secretary of the Corporation. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE V
OFFICERS

Section 5.01.Generally. The officers of the Corporation shall consist of a Chief Executive Officer, a President and a Secretary and such other senior or subordinate officers as may from time to time be elected by the Board of Directors. The Board of Directors may also elect from its number a Chairman and Vice Chairman of the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of shareholders. Each officer shall hold his office until his successor is elected and

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qualified or until his earlier resignation or removal. Any number of offices may be held by the same person.

Section 5.02.Chairman of the Board. The Chairman of the Board, if any, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors. He shall be the senior officer of the Corporation and shall be responsible for overall planning and policy.

Section 5.03.Vice Chairman of the Board. The Vice Chairman of the Board shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the Chairman of the Board, the Vice Chairman shall perform the duties and exercise the powers of the Chairman of the Board.

Section 5.04.Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these Bylaws and to the direction of the Board of Directors, have the responsibility and the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the Board of Directors. He shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized. He shall have general supervision and direction or all of the other officers and agents of the Corporation.

Section 5.05.President. The President shall have such duties as are assigned to him by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 5.06.Vice Presidents. Each Vice President, if any, shall perform such duties as the Board of Directors or the Chief Executive Officer shall prescribe. In the absence or disability of the President, the Vice President with the highest ranking shall perform the duties and exercise the powers of the President.

Section 5.07.Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the shareholders and the Board of Directors. He shall have charge of the corporate records.

Section 5.08.Treasurer. The Treasurer, if any, shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall make such disbursements of the funds of the Corporation as are proper and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.

Section 5.09.Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.10.Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

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Section 5.11.Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

Section 5.12.Contracts. Except as otherwise required by Law, the Second Amended and Restated Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Treasurer (if any) or any Vice President (if any) may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer (if any) or any Vice President (if any) of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

ARTICLE VI
STOCK

Section 6.01.Certificates of Stock. The capital stock of the Corporation shall be uncertificated; provided, that the Board of Directors may expressly elect to evidence such capital stock by certificate and if the Board of Directors so elects, such capital stock shall be evidenced by certificates for shares of common stock in such form as the appropriate officers of the Corporation may from time to time prescribe or be uncertificated. So long as the capital stock of the Corporation remains uncertificated, the Corporation shall send, within a reasonable time after the issuance or transfer of such uncertificated capital stock, to the registered owner thereof a written notice containing or otherwise referring to the information required to be set forth or stated on stock certificates pursuant to Sections 1032, 1037, 1055(A) and/or 1063(A) of the Oklahoma General Corporation Act, as applicable to the Corporation.

Certificates of common stock, if any, shall be signed, countersigned and registered in such manner as the Board of Directors may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 6.02.Transfers of Stock. Transfers of common stock shall be made only in compliance with the Second Amended and Restated Certificate of Incorporation and the Shareholders Agreement and only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the common stock of the Corporation. The shares of the common stock of the Corporation shall be transferred on the books of the Corporation, in the case of certificated shares of common stock, by the holder thereof in person or by his attorney duly authorized in writing, upon surrender for cancellation of certificates

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for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; and, in the case of uncertificated shares of common stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing, and upon compliance with appropriate procedures for transferring shares in uncertificated form. No transfer of common stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.03.Record Date. The Board of Directors may fix a record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Oklahoma General Corporation Act, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Oklahoma, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Oklahoma General Corporation Act, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
In order that the corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of common stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 6.04.Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of common stock, another may be issued in its place pursuant to such

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regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 6.05.Regulations. The issue, transfer, conversion and registration of certificates of common stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII
NOTICES

Section 7.01.Notices. Except as otherwise permitted herein, whenever notice is required to be given to any shareholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, first class postage prepaid, or by dispatching a prepaid telegram, in each case addressed to such shareholder, director, officer, or agent at his or her address as the same appears on the books of the Corporation or by electronic transmission. The time when such notice is deposited or dispatched shall be the time of the giving of the notice.

Section 7.02.Waivers. A written waiver of any notice, signed by a shareholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII
MISCELLANEOUS

Section 8.01.Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 8.02.Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the corporation and the word “Oklahoma,” which seal shall be placed in the custody of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.03.Reliance upon Books, Reports and Records. A member of the Board of Directors or a member of any committee designated by the Board of Directors, in the performance of his duties, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such officer’s, employee’s, committee’s or other person’s competence and who have been selected with reasonable care by or on behalf of the Corporation.

Section 8.04.Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

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Section 8.05.Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 8.06.Defined Terms. Capitalized terms that are used by not defined herein, but that are defined in the Second Amended and Restated Certificate of Incorporation, shall have the respective meanings assigned to them in the Second Amended and Restated Certificate of Incorporation.

ARTICLE IX
AMENDMENTS

These Bylaws may be amended or repealed by the Board of Directors at any meeting.

ARTICLE X
ELECTRONIC TRANSMISSION

As used herein, electronic transmission means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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Exhibit F

Shareholder Agreement for Thunderbird Resources Equity Inc.

i

SHAREHOLDERS AGREEMENT
by and among
THUNDERBIRD RESOURCES EQUITY INC.
(f/k/a GMX Resources Inc.),
and
the SHAREHOLDERS that are parties hereto
Dated as of [_], 2014

i

Page
ARTICLE I Defined Terms                                    1
Section 1.1    Definitions                                1
Section 1.2    Other Definitional and Interpretive Matters                7
ARTICLE II Shares; Joinder                                9
Section 2.1    Shares                                    9
Section 2.2    Joinder                                    10
Section 2.3    Trust Shares                                10
ARTICLE III Transfers of Shares                                11
Section 3.1    Restrictions on Transfer                        11
Section 3.2    Drag-Along Right                            14
Section 3.3    Tag-Along Right                            15
Section 3.4    Preemptive Rights                            16
ARTICLE IV Corporate Governance                            19
Section 4.1    Board of Directors; Number and Composition            19
Section 4.2    Board Observers                            20
Section 4.3    Approval Requirements                        20
ARTICLE V Books and Records; Financial Statements                    22
Section 5.1    Books of Account; Access                        22
Section 5.2    Company Annual Budget                        22
Section 5.3    Information Rights                            22
ARTICLE VI Representations and Warranties; Certain Other Agreements        23
Section 6.1    Representations and Warranties of the Company            23
Section 6.2    Representations and Warranties of the Shareholders            24
Section 6.3    Initial Public Offering; Restructuring; Registration Rights        24
ARTICLE VII Miscellaneous Provisions                            25
Section 7.1    Entire Agreement; Amendments                    25
Section 7.2    Termination; Survival                            25
Section 7.3    Confidentiality                            25
Section 7.4    Binding Agreement                            26
Section 7.5    Notices                                26
Section 7.6    Governing Law; Jurisdiction; Waiver of Jury Trial            26
Section 7.7    Injunctive Relief                            27
Section 7.8    Waiver of Accounting/Partition                    27
Section 7.9    Severability                                27
Section 7.10    Counterparts                                27
Section 7.11    Further Assurances                            27
Section 7.12    No Third-Party Beneficiaries                        28
Section 7.13    No Presumption                            28
Section 7.14    Reliance on Authority of Person Signing Agreement            28

ii

Schedule 1	-	Capitalization; Notice Information
Exhibit A	-	Form of Joinder Agreement

iii

SHAREHOLDERS AGREEMENT

This Shareholders Agreement (as amended, supplemented or modified from time to time, this “Agreement”) is made as of [], 2014 (the “Effective Date”), by and among Thunderbird Resources Equity Inc. (f/k/a GMX Resources Inc.), an Oklahoma corporation (the “Company”), and those shareholders of the Company listed on the signature pages hereto (each a “Party,” and collectively, the “Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Section 1.1.
Recitals
WHEREAS, the Company was incorporated pursuant to the OGCA by the filing of the Certificate of Incorporation of the Company with the Secretary of State of the State of Oklahoma on January 23, 1998 (the “Original Certificate of Incorporation”);
WHEREAS, the Company amended and restated the Original Certificate of Incorporation by filing the First Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Oklahoma on October 30, 2000 (the “First Amended Certificate of Incorporation”);
WHEREAS, the Company amended and restated the First Amended Certificate of Incorporation by filing the Second Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Oklahoma on the Effective Date (as the same may be amended, restated or otherwise modified from time to time, the “Certificate of Incorporation”);
WHEREAS, on April 1, 2013, the Company and certain of its Subsidiaries filed voluntary petitions for relief in the United States Bankruptcy Court for the Western District of Oklahoma initiating cases under chapter 11 of the Bankruptcy Code;
WHEREAS, pursuant to the First Amended Joint Plan of Reorganization of the Company and its Debtor Subsidiaries under Chapter 11 of the Bankruptcy Code, dated December 5, 2013 (as it may be further amended or modified to date, the “Plan”), as of the date of this Agreement, the Company’s equity interests are being cancelled and 100% of the Shares in the reorganized Company are being issued to the holders of the Senior Secured Notes Series A due 2017 and Senior Secured Notes Series B due 2017 (the “Notes”) issued, in each case, pursuant to that certain Indenture, dated as of December 19, 2011, as amended on December 7, 2012, among GMX Resources Inc., as Issuer, the other Debtors as Guarantors thereunder and U.S. Bank National Association, as Trustee and Collateral Agent (such holders, the “First Lien Lenders”);
WHEREAS, certain First Lien Lenders have not been identified as of the date hereof (such First Lien Lenders, collectively, the “Unidentified Lenders”) and pursuant to this Agreement, the Company shall hold Shares in trust to be issued to such Unidentified Lenders by the Company at such time as such Unidentified Lenders are identified; and
WHEREAS, in connection with the consummation of the transactions contemplated by the Plan, each of the First Lien Lenders desires to enter into this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
ARTICLE I
Defined Terms

Section 1. 1.Definitions. The following terms, as used in this Agreement, shall have the meanings set forth below:

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“Additional Purchase Right” shall have the meaning set forth in Section 3.4(b).
“Affiliate” shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.
“Agreement” shall have the meaning set forth in the Preamble.
“Annual Budget” shall have the meaning set forth in Section 5.2.
“Audited Financials” shall have the meaning set forth in Section 5.3(a).
“Bankruptcy Code” shall mean title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.
“Board” shall have the meaning set forth in Section 4.1(a).
“Board Observer” shall have the meaning set forth in Section 4.2.
“Business Day” shall mean any day other than a Saturday, Sunday, or another day on which commercial banks in Oklahoma are required or permitted under applicable Laws to close.
“Bylaws” shall mean the Second Amended and Restated Bylaws of the Company, adopted as of the Effective Date, as the same may be amended, restated or supplemented from time to time.
“Catch-Up Notice” shall have the meaning set forth in Section 3.4(c).
“Catch-Up Offer” shall have the meaning set forth in Section 3.4(c).
“Catch-Up Shares” shall have the meaning set forth in Section 3.4(c).
“CEO Director” shall have the meaning set forth in Section 4.1(b).
“Certificate of Incorporation” shall have the meaning set forth in the Recitals.
“Chief Executive Officer” shall mean, at the time of determination, the individual then serving as the Chief Executive Officer of the Company.
“Class I Director” shall have the meaning set forth in Section 4.1(b).
“Class II Director” shall have the meaning set forth in Section 4.1(b).
“Class III Director” shall have the meaning set forth in Section 4.1(b).
“Code” shall mean the United States Internal Revenue Code of 1986, as amended (or any successor legal provision).
“Company” shall have the meaning set forth in the Preamble.
“Company Governing Documents” shall mean, collectively, the Certificate of Incorporation and the Bylaws.
“Competitor” shall mean any Person who is engaged in the business of (i) onshore oil and natural gas exploration, development and production in the states of Texas, Louisiana, Wyoming, North Dakota and Montana in any of the basins in which any oil and gas properties of the Company or its Subsidiaries are located, or within 20 miles of any such properties, (ii) gathering and disposing of salt water produced from oil or gas wells in any of the basins in which any oil and gas properties of the Company or its Subsidiaries are located, or within 20 miles of any such properties, or (iii) gathering, compressing and delivering hydrocarbons in East Texas and North Louisiana; provided, that Competitor shall not include

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any financial institution or investment fund, and no Person shall be deemed to be a Competitor solely on account of owning less than 50% of (a) the outstanding securities (including shares, units or other interests) of any class of equity securities issued by any such entity and/or (b) the outstanding principal amount of any debt securities issued by any such entity.
“Confidential Information” shall have the meaning set forth in Section 7.3.
“Corporation Securities” shall mean (i) Shares, (ii) shares of preferred stock (other than preferred stock described in Section 1504(a)(4) of the Code or treated as so described pursuant to Treasury Regulation §1.382-2(a)(3)(i)), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation §1.328-2T(h)(4)(v)) to purchase Securities of the Corporation and (iv) any Stock.
“Dilutive Securities” shall have the meaning set forth in Section 3.4(a).
“Director” shall have the meaning set forth in Section 4.1(b).
“Drag-Along Notice” shall have the meaning set forth in Section 3.2(a).
“Drag-Along Sale” shall have the meaning set forth in Section 3.2(a).
“Drag-Along Seller” shall have the meaning set forth in Section 3.2(a).
“Dragged Shareholders” shall mean collectively, with respect to any Drag-Along Sale, all of the Shareholders to whom a Drag-Along Notice with respect to such Drag-Along Sale is given pursuant to Section 3.2(a).
“Effective Date” shall have the meaning set forth in the Preamble.
“Enforceability Exceptions” shall mean (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) any legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law or under applicable legal codes).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Expiration Date” shall mean the earliest to occur of (i) the date that the Board determines that the Transfer restrictions provided in Section 3.1 are not reasonably necessary in order to preserve the Tax Benefits; (ii) the date upon which the Board determines by resolution that due to the repeal of Section 382 of the Code, or any other change in Law, the Transfer restrictions provided in Section 3.1 are no longer necessary for the preservation of Tax Benefits; and (iii) the first day of any taxable year of the Company to which the Board determines by resolution that no Tax Benefits may be carried forward.
“First Amended Certificate of Incorporation” shall have the meaning set forth in the Recitals.
“First Lien Lenders” shall have the meaning set forth in the Recitals.
“Fiscal Year” shall have the meaning set forth in the Bylaws.
“Five Percent Shareholder” shall mean a Person with a Percentage Stock Ownership of 4.9% or more.
“Five Percent Transaction” shall have the meaning set forth in Section 3.1(c).
“Five Percent Transaction Transfer Request” shall have the meaning set forth in Section 3.1(d).
“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.
“Governmental Authority” shall mean any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi‑governmental authority of any nature

3

(including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity, any court or other tribunal).
“Hedging Obligation” shall mean, with respect to any Person, any liability of such Person under any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.
“Indebtedness” of a Person shall mean, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (excluding contingent obligations under surety bonds), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) the capitalized amount of all capital leases of such Person, (v) all non‑contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers acceptance, surety bond or similar instrument, (vi)  all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (vii) all obligations secured by a lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (viii) all Hedging Obligations of such Person, (ix) any accrued interest, premiums, penalties, breakages, “make whole amounts” and other obligations relating to the foregoing that would be payable in connection with the repayment of the foregoing and (x) all Indebtedness of others guaranteed by such Person. Any obligation constituting Indebtedness solely by virtue of the preceding clause (vii) shall be valued at the lower of the fair market value of the corresponding asset and the aggregate unpaid amount of such obligation.
“Initial Unidentified Lender Percentage Interest” shall mean, with respect to any Unidentified Lender, the ratio of the number of Shares distributed to such Unidentified Lender pursuant to Section 2.3 to the total number of Shares issued and outstanding as of the date hereof, expressed as a percentage.
“Joinder Agreement” shall have the meaning set forth in Section 2.2(a).
“Law” shall mean any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, writ, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority and shall include, for the avoidance of any doubt, the Oklahoma General Corporation Act, in each case, as the same may be amended, restated, supplemented or modified from time to time.
“Majority-in-Interest of the Shareholders” shall mean Shareholders whose Percentage Interests, at the time of determination, collectively exceed fifty percent (50%).
“Maximum Tag-Along Portion” shall mean, with respect to any Tagging-Eligible Shareholder, a number of Shares equal to (i) the number of Shares held by such Tagging-Eligible Shareholder, multiplied by (ii) a fraction expressed as a percentage, the numerator of which is the number of Shares proposed to be sold by the Selling Shareholder in such Tag-Along Sale and the denominator of which is the aggregate number of Shares held by such Selling Shareholder.
“Notes” shall have the meaning set forth in the Recitals.
“OGCA” shall mean the Oklahoma General Corporation Act.
“Original Certificate of Incorporation” shall have the meaning set forth in the Recitals.
“Parties” shall have the meaning set forth in the Preamble.
“Partnership Agreement” shall mean the Amended and Restated Limited Partnership Agreement of Thunderbird LP, dated as of [], 2014, as the same may be amended, restated or supplemented from time to time.

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“Party” shall have the meaning set forth in the Preamble.
“Percentage Interest” shall mean, with respect to a Shareholder, the ratio of the number of Shares held by the Shareholder at any time to the total number of Shares issued and outstanding at such time, expressed as a percentage.
“Percentage Stock Ownership” shall mean the percentage stock ownership interest of any Person for purposes of Section 382 of the Code as determined in accordance with Treasury Regulation §§1.382-2T(g), (h) and (k) and 1.382-4; provided, that (1) for purposes of applying Treasury Regulation §1.382-2T(k)(2), the Company shall be treated as having “actual knowledge” of the beneficial ownership of all outstanding Shares that would be attributed to any individual or entity, and (2) for the sole purpose of determining the Percentage Stock Ownership of any entity (and not for the purpose of determining the Percentage Stock Ownership of any other Person), Shares held by such entity shall not be treated as no longer owned by such entity pursuant to Treasury Regulation §1.382-2T(h)(2)(i)(A).
“Permitted Issuance” shall have the meaning set forth in Section 3.4(e).
“Permitted Transferee” shall mean (i) any Affiliate of such Shareholder, (ii) any successor entity of such Shareholder and (iii) with respect to any Shareholder that is an investment fund, any other investment fund or vehicle of which such Shareholder or an Affiliate serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Shares in the Company) and in which such Shareholder or an Affiliate retains sole voting and dispositive power; provided, in each case, that such Person has agreed to become a party to this Agreement pursuant to Section 2.2.
“Person” shall mean any individual, partnership, joint stock company, corporation, entity, association, trust, limited liability company, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision of any government, or any group of Persons making a “coordinated acquisition” of shares or otherwise treated as an entity within the meaning of Treasury Regulation §1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity.
“Plan” shall have the meaning set forth in the Recitals.
“Preamble” shall mean the preamble to this Agreement.
“Preemptive Rights Holder” shall have the meaning set forth in Section 3.4(a).
“Preemptive Rights Notice” shall have the meaning set forth in Section 3.4(b).
“Preemptive Rights Offer” shall have the meaning set forth in Section 3.4(b).
“Preemptive Rights Period” shall have the meaning set forth in Section 3.4(b).
“Principal Shareholder” shall mean any group of Affiliated Shareholders which together holds Shares equal to or greater than twenty percent (20%) of all issued and outstanding Shares of the Company as of the date hereof. For the avoidance of doubt, only such group taken together (and not each Affiliated Shareholder of such group) shall be deemed to be a Principal Shareholder.
“Proposed Issuance” shall have the meaning set forth in Section 3.4(a).
“Proposed Issuance Terms” shall have the meaning set forth in Section 3.4(b).
“Proposed Transfer” shall have the meaning set forth in Section 3.1(b).
“Public Offering” shall mean the sale of equity securities to the public pursuant to an effective registration statement (other than Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act or any comparable law or regulatory scheme of any foreign jurisdiction.

5

“Recitals” shall mean the recitals to this Agreement.
“Representatives” shall mean, with respect to any Person, such Person’s respective directors, officers, Directors, partners, Shareholders, employees, attorneys, advisors or other representatives.
“Requesting Shareholder” shall have the meaning set forth in Section 3.1(d).
“Sale Transaction” shall mean (a) an acquisition by any Person or group of Persons of equity interests of the Company or its Subsidiaries, whether already outstanding or newly issued, in a transaction or series of transactions, if immediately thereafter such acquiring Person or group of Persons has, or would have, directly or indirectly, beneficial ownership of fifty percent (50%) or more of (A) the economics, (B) the equity interests or (C) the voting power of the Company or its Subsidiaries; (b) the sale, exclusive license or transfer of all or substantially all of the assets of the Company (including the Company’s interest in Thunderbird LP) and its Subsidiaries, taken as a whole, to any Person or group of Persons; or (c) the consummation of a tender offer, merger, recapitalization, consolidation, business combination, reorganization or other transaction, or series of such related transactions, involving the Company or its Subsidiaries and a third Person or group of Persons, unless both (i) the then-existing Shareholders, immediately after such transaction or series of transactions, will beneficially own at least fifty percent (50%) of (A) the economics, (B) the equity interests or (C) the voting power of the Company and its Subsidiaries (or if the Company and its Subsidiaries will not be surviving entities in such transaction or series of transactions, such surviving entity), and (ii) individuals who are then Directors or directors of any Subsidiary of the Company will be entitled to cast at least a majority of the votes of the Board or the board of directors or equivalent body of any Subsidiary of the Company (or such surviving entity, as the case may be), as applicable, after the consummation of such transaction or series of transactions.
“Securities” shall mean securities of the Company within the meaning of applicable Law.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Security Entitlement” has the meaning set forth in Section 8-102(17) of the Uniform Commercial Code.
“Selling Shareholder” shall have the meaning set forth in Section 3.3(a).
“Shares” means shares of common stock of the Company, par value $0.001 per share and any Security Entitlement with respect to such Shares.
“Specified Issuance” shall have the meaning set forth in Section 3.4(d).
“Specified Issuance Preemptive Rights Holder” shall have the meaning set forth in Section 3.4(d).
“Specified Sale Transaction” shall mean the sale, exclusive license or transfer of all or substantially all of any of the following categories of assets of the Company and its Subsidiaries: (a) the development acreage in the Williston Basin of North Dakota and Montana targeting the Bakken Three Forks Formation and related assets; (b) the development acreage in the Denver Julesburg Basin of Wyoming targeting the Niobrara Formation and related assets; (c) the development acreage in the East Texas Basin targeting the Haynesville/Bossier and Cotton Valley Sand Formations and related assets; and (d) Thunderbird LP’s interest in Endeavor Gathering, LLC.
“Stock” shall mean any interest or Security Entitlement that would be treated as “stock” of the Corporation pursuant to Treasury Regulation §1.382-2T(f)(18).
“Shareholder” shall mean any Person that is listed on Schedule 1 hereto, as the same may be amended or supplemented from time to time; provided, that each Person listed on Schedule 1 as of the date hereof shall be deemed to be an initial Shareholder without the need to execute this Agreement; provided, further,

6

that such initial Shareholder shall not be entitled to receive its Shares unless and until such Shareholder executes this Agreement and delivers to the Company a counterpart signature page to this Agreement.
“Subsidiary” shall mean any Person in which the Company, directly or indirectly through Subsidiaries or otherwise, beneficially owns more than fifty percent (50%) of either the equity interests in, or the voting control of, such Person; provided, that, for purposes of this Agreement, Thunderbird LP and any of its Subsidiaries shall be considered Subsidiaries of the Company.
“Tag-Along Buyer” shall have the meaning set forth in Section 3.3(a).
“Tag-Along Notice” shall have the meaning set forth in Section 3.3(a).
“Tag-Along Sale” shall have the meaning set forth in Section 3.3(a).
“Tag-Along Shares” shall have the meaning set forth in Section 3.3(c).
“Tagging Shareholder” shall have the meaning set forth in Section 3.3(b).
“Tagging Shareholder Notice” shall have the meaning set forth in Section 3.3(b).
“Tagging-Eligible Shareholders” shall have the meaning set forth in Section 3.3(a).
“Tax Benefits” shall mean the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Company or any of its Subsidiaries as of [], within the meaning of Section 382 of the Code.
“Tax Transfer” shall mean, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person. A Tax Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation §1.382-2T(h)(4)(v)).
“Third-Party Purchaser” shall mean any Person or group of Affiliated Persons other than a Shareholder or any of its Affiliates, or an Affiliate of the Company.
“Thunderbird LP” shall mean Thunderbird Resources LP, a Delaware limited partnership, in which the Company owns a [__]% equity interest.
“Transfer” shall mean, with respect to any Corporation Securities, any sale, transfer, assignment, pledge, conveyance or other disposition, whether accomplished in one transaction or a series of related transactions, including without limitation by merger, operation of Law, bequest or pursuant to any domestic relations order, whether voluntarily or involuntarily, including a Tax Transfer, other than a sale, transfer, assignment, conveyance or other disposition by or to the Company. “Transferor” and “Transferee” shall mean, with respect to any Transfer, the Person who makes or receives such Transfer, respectively.
“Transfer Request” shall have the meaning set forth in Section 3.1(b).
“Treasury Regulation” shall mean a Treasury Regulation promulgated under the Code.
“Trust Shares” shall have the meaning set forth in Section 2.3.
“Unidentified Lenders” shall have the meaning set forth in the Recitals.
“Void Transfer” shall have the meaning set forth in Section 3.1(e).

Section 1. 2.Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

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(a)Words in the singular shall include the plural and vice versa, and words of one gender shall include the other genders, in each case, as the context requires;
(b)the term “hereof,” “herein,” “hereinafter” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement in which such words appear, and Article, Section, paragraph, clause, subclause, Exhibit and Schedule references in this Agreement are to the corresponding Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules to this Agreement unless otherwise specified;
(c)the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and will not affect or be utilized in construing or interpreting this Agreement;
(d)the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it;
(e)the terms “Dollars” and “$” mean U.S. Dollars, the lawful currency of the United States of America;
(f)references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, that nothing contained in this Section 1.2, is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;
(g)references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;
(h)with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;
(i)the word “or” shall be disjunctive but not exclusive;
(j)references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, replaced, supplemented or superseded in whole or in part and in effect from time to time, including any successor legislation thereto, and also to all rules and regulations promulgated thereunder, and references to any section or other provision of a Law means that section or provision of such Law in effect from time to time and constituting the substantive amendment, modification, codification, reenactment, replacement or supplement of such section or other provision;
(k)references herein to any agreement, instrument or other document mean such agreement, instrument or other document as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof;
(l)if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;
(m)references herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import will be deemed to mean “as of the date of the execution and delivery of this Agreement;”
(n)all Exhibits hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein, and any capitalized terms used in any Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement; and
(o)terms used herein which are defined in GAAP are, unless specifically defined herein, used herein as defined in GAAP.

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ARTICLE II
Shares; Joinder
Section 2.1.Shares.
(a)The name, address and number of Shares held of record of each Shareholder, and the respective Percentage Interest of each Shareholder, shall be set forth on Schedule 1. Schedule 1 shall be amended from time to time by the Company as required to reflect changes in the number of Shares held by the Shareholders and to reflect the addition of Shareholders, or cessation of status as such, or any adjustments for any Transfer, Share issuance, repurchase, redemption, dividend, recapitalization, recombination, reclassification, split or other similar transaction with respect to Shares occurring after the date hereof, and no consent of any Party shall be required in connection with any such amendment. As of the date hereof, the Company has issued to each Shareholder the number of Shares set forth opposite such Shareholder’s name on Schedule 1 under the heading “Number of Shares Held of Record.”
(b)To the extent permitted under applicable Law, issued and outstanding Shares held by the Shareholders shall be uncertificated; provided, that the Board may expressly elect to evidence Shares by certificates and if the Board so elects, in addition to any other legend which the Company may deem advisable under the Securities Act, all certificates representing Shares issued to Shareholders under the Securities Act registration exemption provided by Section 1145 of the Bankruptcy Code shall bear the following restrictive legend (or one to substantially similar effect):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN RELIANCE UPON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PROVIDED BY SECTION 1145 OF THE UNITED STATES BANKRUPTCY CODE, AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF [_____], 2014, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SHAREHOLDERS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER (INCLUDING RESTRICTIONS ON TRANSFER TO PREVENT AN OWNERSHIP CHANGE WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE). A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER.”
If the Board expressly elects to evidence Shares by certificates representing Shares issued under any other Securities Act registration exemption, the certificates shall bear the following restrictive legend (or one to substantially similar effect):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF [_____], 2014, BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH SHAREHOLDERS AGREEMENT INCLUDE,

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AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER (INCLUDING RESTRICTIONS ON TRANSFER TO PREVENT AN OWNERSHIP CHANGE WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE). A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER.”
(c)If any of the Shares are represented by certificates, each such certificate shall be executed by manual or facsimile signature of a duly authorized officer on behalf of the Company in the manner permitted or required under applicable Law.
(d)The Company is hereby authorized to issue additional Shares from time to time, subject to prior authorization of the Board pursuant to Section 4.3, and for such consideration as the Board shall determine; provided, however, that the Company is hereby authorized to issue Shares to an Unidentified Lender in connection with a Catch-Up Offer, which shall not require any prior authorization of the Board or the Shareholders.
Section 2.2.Joinder.
(a)No Transferee of any Shares initially held by any Shareholder shall be deemed to be a Party or acquire any rights hereunder, unless (i) such Shares are Transferred in compliance with the provisions of this Agreement (including ARTICLE III) and (ii) such Transferee shall have executed and delivered to the Company such instruments as the Company deems necessary or desirable, in its reasonable discretion, to effectuate such Transfer and to confirm the agreement of such Transferee to be bound by all the terms and provisions of this Agreement, including a joinder agreement, in substantially the form attached as Exhibit A hereto (any such agreement or documentation, a “Joinder Agreement”). Upon complying with the immediately preceding sentence, without the need for any further action of any Person, such Transferee or recipient shall be deemed a Party and a Shareholder. Such Transferee shall enjoy the same rights, and be subject to the same obligations, as the Transferor; provided, that such Transferor shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer but shall be relieved of all future obligations with respect to the Shares so Transferred. As promptly as practicable after the joinder of such Transferee as a Party, the books and records of the Company shall be changed to reflect such joinder. Notwithstanding anything to the contrary herein, in the event of any joinder of a Transferee pursuant to this Section 2.2(a), this Agreement shall be deemed amended to reflect such joinder, and any formal amendment of this Agreement (including Schedule 1 attached hereto) in connection therewith shall only require execution by the Company and such newly joined Party to be effective.
(b)If a Shareholder shall Transfer all (but not less than all) its Shares, such Shareholder shall thereupon cease to be a Shareholder and a Party and shall not otherwise have any ongoing rights, or otherwise be entitled to any benefits, under this Agreement.
Section 2.3.Trust Shares.
(a)The Company shall hold in trust for the Unidentified Lenders the number of Shares (until such Shares have been distributed to an applicable Unidentified Lender, the “Trust Shares”) set forth on Schedule 1 and any amounts distributed with respect thereto for the period that such Shares were Trust Shares. The Company shall distribute to an Unidentified Lender the number of Shares that such Unidentified Lender has a right to receive from the Trust Shares (and any distributions on the Trust Shares), and such Unidentified Lender shall become a Shareholder, promptly after such Unidentified Lender delivers written proof reasonably satisfactory to the Company that such Unidentified Lender was a First Lien Lender (which written proof shall also evidence the aggregate amount of such First Lien Lender’s interest in the Notes) and executes and delivers to the Company such instruments as the Company or the Board deems necessary or desirable, in their reasonable discretion, to effectuate the addition of such Unidentified Lender and to confirm the agreement of such Unidentified Lender to be

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bound by all the terms and provisions of this Agreement, including a Joinder Agreement. Upon distribution of any Trust Shares to any Unidentified Lender, the Company shall amend Schedule 1 to reflect (i) the reduction in the number of Trust Shares and (ii) the addition of such Unidentified Lender as a Shareholder and a party to this Agreement. Notwithstanding anything to the contrary herein, in the event of a distribution of Trust Shares to an Unidentified Lender pursuant to this Section 2.3(a), this Agreement shall be deemed amended to reflect such joinder, and any formal amendment of this Agreement (including Schedule 1 attached hereto) in connection therewith shall only require execution by the Company and such newly joined Party to be effective.
(b)For the avoidance of doubt, the Trust Shares shall be considered issued and outstanding Shares, and no Unidentified Lender shall be deemed a Shareholder or have any rights of a Shareholder under this Agreement until such Unidentified Lender becomes a Shareholder pursuant to this Section 2.3.
(c)Voting rights with respect to Trust Shares will be exercised by the Company as a fiduciary for the Unidentified Lenders. All Trust Shares shall be voted in proportion to all other votes cast in any matter that is submitted to a vote of the Shareholders.

ARTICLE III
Transfers of Shares
Section 3.1.Restrictions on Transfer.
(a)Transfers Generally. Each Shareholder hereby acknowledges and agrees that it shall not, directly or indirectly, Transfer all or any portion of its Shares, except in compliance with the terms and conditions of this Agreement, including this ARTICLE III. Notwithstanding anything contained in this Agreement, except with the prior written consent of the Board or an officer of the Company designated by the Board or except in a transfer subject to Section 3.1(g), Shares shall not be Transferred by any Shareholder to a Competitor or in any Transfer that would (i) result in any class of equity securities of the Company being held by such number of holders, including securities issued upon exercise of any then-outstanding warrants, options or similar rights to acquire equity securities of the Company, as the Board determines could require the Company to file reports under the Exchange Act if it is not otherwise subject to such requirement, (ii) violate any state or U.S. federal securities Laws, (iii) require the Company to register as an investment company under the Investment Company Act of 1940, as amended or (iv) require the Company to register as an investment adviser under state or U.S. federal securities Laws.
(b)General Transfer Request. Subject to the restrictions set forth in Section 3.1(a) and Section 3.1(c), any Shareholder may Transfer all or any portion of its Shares at any time to any Person. In order for a Transfer to be given effect, the Transferor and the proposed Transferee shall each have submitted a Transfer Request or a Five Percent Transaction Transfer Request (each as defined below), as applicable, for such Transfer and such Transfer Request or Five Percent Transaction Transfer Request, as applicable, shall have been approved, or deemed approved, as applicable, by the Corporation in accordance with this Section 3.1(b) or Section 3.1(d), as applicable; provided, further, that any such Transfer to a Third-Party Purchaser shall be subject to Section 3.2 or Section 3.3, where applicable. With respect to any proposed Transfer of Shares other than a Five Percent Transaction, the Shareholder proposing such Transfer and the proposed Transferee shall each submit to the Company a written request for authorization of such Transfer, which shall include the following information in such requests (together, such requests shall constitute a “Transfer Request”): (i) the name of the Shareholder proposing such Proposed Transfer (as defined below), (ii) the proposed Transferee’s name, address, telephone number, citizenship and place of birth or jurisdiction of organization, as applicable, (iii) the number of Shares owned by the Transferee and Transferor immediately before the Proposed Transfer (or any series of Transfers of which the Proposed Transfer is a part) and after giving effect to such Proposed Transfer (or any series of Transfers of which the Proposed Transfer is a part) (iv) the number of Shares to be included

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in such Proposed Transfer, (v) the date on which the Proposed Transfer is expected to take place and (vi) such additional information as the Company, in its sole discretion, may reasonably request (which may include an opinion of counsel to be provided to the Company at the Transferor’s sole cost and expense) to establish that registration of the Proposed Transfer is not required under the Securities Act or any applicable state securities Laws or that such Proposed Transfer is not a Five Percent Transaction (as defined below). The Company shall, within fifteen (15) Business Days after its receipt of any Transfer Request that includes all of the information set forth in the foregoing clauses (i) through (vi), determine whether to authorize (subject to compliance with all of the applicable provisions of Section 3.3, except with respect to a Transfer to a Permitted Transferee or Shareholder after the Expiration Date allowed pursuant to Section 3.1(g)) the Transfer proposed in such Transfer Request (the “Proposed Transfer”) and shall notify the Transferor of such determination; provided, that the only basis upon which the Company may decline to authorize a Proposed Transfer is its failure to comply with the applicable terms and conditions set forth in this ARTICLE III; provided, further, that if the Company does not notify the proposed Transferor of its determination within such fifteen (15) Business Day period, the Proposed Transfer shall be deemed to be approved hereunder. For the avoidance of doubt, a properly completed transfer request that is made in compliance with Section 8.02 of the Certificate of Incorporation, shall be treated as a Transfer Request for purposes of this Section 3.1(b) and any response by the Company to a properly completed transfer request that is made in compliance with Section 8.02 of the Certificate of Incorporation shall be treated as a response by the Company to such request for purposes of this Section 3.1(b).
(c)Five Percent Transactions. Notwithstanding anything in this Agreement to the contrary, Corporation Securities shall not be subject to a Transfer by any Shareholder prior to the Expiration Date or pursuant to any agreement entered into prior to the Expiration Date if, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person would become a Five Percent Shareholder or (ii) the Percentage Stock Ownership in the Company of any Five Percent Shareholder would be increased or decreased (any such Transfer that would have the effects described in clauses (i) or (ii), a “Five Percent Transaction”); provided, however, that any such Transfer shall nonetheless be permitted if (A) prior to such Transfer being consummated (or, in the case of an involuntary Transfer, as soon as practicable after such Transfer is consummated), the Board approves the Transfer in accordance with Section 3.1(d) or (B) such Transfer is pursuant to any transaction, including a merger or consolidation, in which all Shareholders receive, or are offered the same opportunity to receive, cash or other consideration for all such Corporation Securities, and upon the consummation of which the acquiror will own at least a majority of the outstanding Corporation Securities.
(d)Five Percent Transaction Transfer Request. Any Shareholder who desires to effect a Five Percent Transaction (a “Requesting Shareholder”) and the proposed Transferee shall each submit to the Company a written request for authorization of such Five Percent Transaction, and shall include the following information in such requests (together, such requests shall constitute a “Five Percent Transaction Transfer Request”): (i) the name, address and telephone number of the Requesting Shareholder; (ii) the number and Percentage Stock Ownership of Shares then beneficially owned by the Requesting Shareholder; (iii) a reasonably detailed description of the proposed Five Percent Transaction for which the Requesting Shareholder seeks authorization; (iv) the number of Shares owned by the Transferee and Transferor immediately before the proposed Five Percent Transaction (or any series of Transfers of which the proposed Five Percent Transaction is a part) and after giving effect to such proposed Five Percent Transaction (or any series of Transfers of which the proposed Five Percent Transaction is a part), (v) the number of Shares to be included in such proposed Five Percent Transaction, (vi) a request that the Board authorize the proposed Five Percent Transaction pursuant to this Section 3.1(d) and (vii) such additional information as the Company, in its sole discretion, may reasonably request. The Board shall respond to such Five Percent Transaction Transfer Request within twenty (20) Business Days of receiving such Five Percent Transaction Transfer Request. The Board may authorize such

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proposed Five Percent Transaction if it determines that the proposed Five Percent Transaction would not jeopardize the Company’s ability to preserve and use the Tax Benefits, taking into account new equity issuances and other transactions in which the Company may engage. The Board may impose any conditions that it deems reasonable and appropriate in connection with authorizing any proposed Five Percent Transaction. In addition, the Board may require (1) an affidavit or representations from such Requesting Shareholder or proposed Transferee or (2) opinions of counsel to be rendered by counsel selected by the Requesting Shareholder or proposed Transferee (and reasonably acceptable to the Board), in each case, as to such matters as the Board may reasonably determine with respect to the preservation of the Tax Benefits. Any Requesting Shareholder who makes such a Five Percent Transaction Transfer Request to the Board shall reimburse the Company, within thirty (30) days of demand therefor, for all reasonable out-of-pocket costs and expenses incurred by the Company with respect to any proposed Five Percent Transaction, including, without limitation, the Company’s reasonable costs and expenses incurred in determining whether to authorize the proposed Five Percent Transaction, which costs may include, but are not limited to, any expenses of counsel and/or tax advisors engaged by the Board to advise the Board or deliver an opinion thereto. Furthermore, the Board shall approve within twenty (20) Business Days of receiving such a Five Percent Transaction Transfer Request as provided in this Section 3.1(d) any proposed Five Percent Transaction: (xx) that does not add to any aggregate increase in Percentage Stock Ownership by the Five Percent Shareholders (as determined after giving effect to the proposed Five Percent Transaction) over the lowest Percentage Stock Ownership by the Five Percent Shareholders (as determined immediately before the proposed Five Percent Transaction) at any time during the relevant testing period, in all cases for purposes of Section 382 of the Code, or (yy) if such Five Percent Transaction and all prior and anticipated Transfers, new equity issuances by the Company and other transactions in which the Company may engage, that are effected or expected to be effected during the relevant testing period do not result in an aggregate “owner shift” (as defined in the Code) of more than ten percent (10%) for purposes of Section 382 of the Code. Notwithstanding the foregoing, the Board may determine that the restrictions set forth in Section 3.1(c) shall not apply to any particular transaction or transactions, whether or not a request has been made to the Board, subject to any conditions that it deems reasonable and appropriate in connection therewith. Any determination of the Board hereunder shall be made prospectively (except in the case of an involuntary Transfer, in which case, such authorization may be given retroactively). For the avoidance of doubt, a properly completed transfer request that is made in compliance with Section 8.03 of the Certificate of Incorporation, shall be treated as a Five Percent Transfer Request for purposes of this Section 3.1(d) and any response by the Company to a properly completed transfer request that is made in compliance with Section 8.03 of the Certificate of Incorporation shall be treated as a response by the Company to such request for purposes of this Section 3.1(d).
(e)Void Transfers. Any purported Transfer of Shares that does not fully comply with the terms and conditions of this ARTICLE III shall be void ab initio and of no effect (a “Void Transfer”). Any amounts distributable in respect of any Shares (including any dividends) that are the subject of a Void Transfer may be withheld by the Company until such Void Transfer has been rescinded, whereupon the amount withheld (after reduction by any damages suffered by the Company attributable to such Void Transfer) shall be distributed to the Transferor without interest.
(f)Obligation to Provide Information. As a condition to the registration of the Transfer of any Corporation Securities, any Person who is a beneficial, legal or record holder of Corporation Securities, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide an affidavit containing such information, to the extent reasonably available and legally permissible, as the Company may reasonably request from time to time in order to determine compliance with this Article III or the status of the Tax Benefits of the Company.
(g)Transfers to Permitted Transferees and Shareholders. Notwithstanding anything else contained in this ARTICLE III, following the Expiration Date (as may be extended), any

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Shareholder may Transfer all or any portion of its Shares to any of its Permitted Transferees or to any other Shareholder; provided, that the Transferor shall have given the Company at least five (5) Business Days prior written notice of such Transfer; provided, further, that such Transfer does not violate any state of U.S. federal securities Laws. Any Transfer following the Expiration Date (as may be extended) that is made in accordance with this paragraph shall not be subject to any of the provisions of Section 3.1(b) or Section 3.3.
Section 3.2.Drag-Along Right.
(a)In the event that (i) the Principal Shareholders collectively own at least thirty-three and one-third percent (33⅓%) of the issued and outstanding Shares and (ii) all of the Principal Shareholders, acting jointly, (each a “Drag-Along Seller”) receive and elect to pursue an offer from a Third-Party Purchaser in respect of a Sale Transaction (any such Sale Transaction, a “Drag-Along Sale”), then such Drag-Along Seller shall give written notice of such Drag-Along Sale (a “Drag-Along Notice”) to each of the other Shareholders at least fifteen (15) Business Days prior to the closing of such Drag-Along Sale, which notice shall state that such Drag-Along Seller desires the Dragged Shareholders and/or the Company, as applicable, to enter into such Drag-Along Sale and shall include the following information with respect to the proposed Drag-Along Sale: (i) the names of all of the parties thereto, (ii) a summary of the material terms and conditions thereof and (iii) the proposed amount and type of consideration to be received by the Drag-Along Seller and Dragged Shareholders, whereupon all Drag-Along Sellers, Dragged Shareholders and the Company (as applicable) shall consent to, cooperate with, and not object to or otherwise impede consummation of the Drag-Along Sale. In the event that the Drag-Along Sale is structured as a merger or consolidation, each Dragged Shareholder shall vote its Shares to approve such merger or consolidation, whether at a meeting of Shareholders or by written consent of Shareholders in lieu of a meeting. In the event that the Drag-Along Sale is structured as an equity exchange or a sale of Shares, then each Dragged Shareholder shall agree to exchange or sell, and shall exchange or sell, its Shares and any other rights to acquire Shares, on the terms and conditions set forth in the Drag-Along Notice. In the event that the Drag-Along Sale is structured as a sale, transfer or other disposition of all or substantially all of the assets or business of the Company and its Subsidiaries, then each Dragged Shareholder shall vote its Shares to approve such sale and any subsequent dissolution or winding up of the Company or other distribution of the proceeds therefrom, whether at a meeting of Shareholders or by written consent of Shareholders in lieu of a meeting, and cooperate fully with respect to the sale, transfer or other disposition of assets. In furtherance of the foregoing, each Dragged Shareholder shall (A) waive all dissenter’s rights, appraisal rights and similar rights in connection with such Drag-Along Sale, and (B) take, with respect to its Shares, all necessary or desirable actions reasonably requested by the Drag-Along Seller in connection with the consummation of the Drag-Along Sale, including voting all such Shares to approve such transaction, not exercising any appraisal or similar rights with respect to such transaction, granting any consents required pursuant to the terms of this Agreement and executing the applicable purchase and sale agreement.
(b)No Dragged Shareholder shall be required to sell any Shares in a Drag-Along Sale pursuant to this Section 3.2 unless the total amount and form of such consideration per Share payable to such Dragged Shareholder is the same as that paid to each Drag-Along Seller. Each Dragged Shareholder shall provide the same representations, warranties, covenants, indemnities and agreements as the Drag-Along Sellers make or provide in connection with the Drag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to a Drag-Along Seller, the Dragged Shareholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that any indemnification obligation of the Drag-Along Sellers and the Dragged Shareholders for breach of any representation, warranty, covenant or agreement of the Company pursuant to such Drag-Along Sale shall be pro rata based on the consideration received by each Drag-Along Seller and Dragged Shareholder for their respective Shares.

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(c)At the closing of any Drag-Along Sale pursuant to this Section 3.2, each Drag-Along Seller and Dragged Shareholder shall, if applicable, deliver, against payment of the purchase price therefor, certificates (or evidence thereof) representing its Shares, duly endorsed for Transfer or accompanied by duly endorsed stock powers, evidence of good title to the Shares, the absence of liens, encumbrances and adverse claims with respect thereto and such other documents as are reasonably requested by the Drag-Along Seller and the Company for the proper Transfer of such Shares on the books of the Company.
(d)The provisions of Section 3.3 shall be subordinate to any Transfer or exercise of rights contemplated by this Section 3.2.
Section 3.3.Tag-Along Right.
(a)In the event that any Principal Shareholder (such Shareholder, the “Selling Shareholder”) proposes to Transfer to any Third-Party Purchaser (each such Third-Party Purchaser, the “Tag-Along Buyer”) any Shares (a “Tag-Along Sale”), the Selling Shareholder shall provide to each other Principal Shareholder (collectively, as applicable, the “Tagging-Eligible Shareholders”), at least thirty (30) Business Days prior to the expected closing date of the Tag-Along Sale, written notice thereof and the following information with respect to the Tag-Along Sale (a “Tag-Along Notice”): (i) the name of the Selling Shareholder, (ii) the name of the Tag-Along Buyer, (iii) the total number of Shares proposed to be Transferred by the Selling Shareholder, (iv) the total number of Shares then held by the Selling Shareholder and (v) a summary of the material terms and conditions, including the proposed amount and form of consideration.
(b)Subject to the Transfer restrictions set forth in Section 3.1, each Tagging-Eligible Shareholder may, by written notice (a “Tagging Shareholder Notice”) given to the Selling Shareholder within twenty-five (25) Business Days after the date of the Tag-Along Notice, elect to sell a number of Shares in the Tag-Along Sale up to its Maximum Tag-Along Portion, on the terms and conditions approved by the Selling Shareholder, which terms and conditions shall be the same as those on which the Selling Shareholder’s Shares are to be sold and shall be consistent with the terms and conditions set forth in the Tag-Along Notice (each Tagging-Eligible Shareholder who timely makes such election, a “Tagging Shareholder”). Such Tagging Shareholder Notice shall specify the number of Shares which such Tagging Shareholder wishes to include in the Tag-Along Sale if less than its Maximum Tag-Along Portion. In no event shall any Tagging Shareholder be permitted to sell more than its Maximum Tag-Along Portion in connection with a Tag-Along Sale. Each Tagging-Eligible Shareholder who does not timely elect, in accordance with the immediately preceding sentence, to participate in any Tag-Along Sale shall be deemed to have waived all of such Tagging-Eligible Shareholder’s rights to participate in such Tag-Along Sale.
(c)The Selling Shareholder shall attempt to obtain the inclusion in the Tag-Along Sale of (i) all of the Shares that each Tagging Shareholder has elected to transfer in the Tag-Along Sale, and (ii) all of the Shares that the Selling Shareholder proposed to transfer in its Tag-Along Notice (such Shares collectively, the “Tag-Along Shares”). In the event the Selling Shareholder shall be unable to obtain the inclusion of such entire number of Tag-Along Shares in the Tag-Along Sale, the number of Tag-Along Shares shall be allocated among the Tagging Shareholders and the Selling Shareholder in proportion, as nearly as practicable, as follows:
(i)there shall be first allocated to each such Tagging Shareholder a number of Tag-Along Shares equal to the lesser of (A) the number of Shares included by such Tagging Shareholder in its Tagging Shareholder Notice, and (B) a number of Shares equal to (x) the number of Shares that the Tag-Along Buyer has agreed to acquire in such Tag-Along Sale, multiplied by (y) such Tagging Shareholder’s Percentage Interest;
(ii)there shall then be allocated to the Selling Shareholder a number of Tag-Along Shares equal to the lesser of (A) the number of Shares included by the Selling Shareholder in the Tag-Along Notice, and (B) a number of Shares equal to (x) the number of Shares that the Tag-Along

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Buyer has agreed to acquire in such Tag-Along Sale, multiplied by (y) such Selling Shareholder’s Percentage Interest; and
(iii)the balance, if any, not allocated pursuant to clauses (i) and (ii) above shall be allocated to the Selling Shareholder, or in such other manner as the Selling Shareholder may otherwise agree.
(d)Each Tagging Shareholder shall take all actions as may be reasonably necessary to consummate the Tag-Along Sale, including entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates and instruments being delivered by the Selling Shareholder. Each Tagging Shareholder shall provide the same representations, warranties, covenants, indemnities and agreements as the Selling Shareholder makes or provides in connection with the Tag-Along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to a Selling Shareholder, the Tagging Shareholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that any indemnification obligation of the Selling Shareholder and the Tagging Shareholders for breach of any representation, warranty, covenant or agreement of the Company pursuant to such Tag-Along Sale shall be pro rata based on the consideration received by each Selling Shareholder and Tagging Shareholder for their respective Shares. The fees and expenses of the Selling Shareholder incurred in connection with a Tag-Along Sale and for the benefit of all Tagging Shareholders (it being understood that costs incurred by or on behalf of a Selling Shareholder for its sole benefit will not be considered to be for the benefit of all Tagging Shareholders), to the extent not paid or reimbursed by the Company or the Tag-Along Buyer, shall be shared by the Selling Shareholder and all the Tagging Shareholders on a pro rata basis based on the consideration received by each such Shareholder; provided, that no Tagging Shareholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-Along Sale.
(e)For the avoidance of doubt, this Section 3.3 shall not apply with respect to any Transfer of Shares by a Shareholder to its Permitted Transferees or another Shareholder.
Section 3.4.Preemptive Rights.
(a)Prior to a Sale Transaction, in the event that the Company proposes to sell or otherwise issue Shares or other equity interests in the Company or any of its Subsidiaries, including securities convertible into or exchangeable for any such interests or options, rights or warrants to purchase any such interests (any of the foregoing, “Dilutive Securities”), other than in a Permitted Issuance (as defined below), each Shareholder holding Shares as of the date of the Preemptive Rights Notice (as defined below) (each a “Preemptive Rights Holder”) shall have the right to acquire that number of such Dilutive Securities as determined in accordance with Section 3.4(b), at the same price and upon the same terms and conditions as such Dilutive Securities are being offered by the Company in such issuance (a “Proposed Issuance”). No Dilutive Securities shall be issued by the Company to any Person in any Proposed Issuance unless the Company has first offered such securities to each Preemptive Rights Holder in the accordance with this Section 3.4.
(b)At least fifteen (15) Business Days prior to the consummation of any Proposed Issuance to which this Section 3.4 applies, the Company shall give written notice thereof to each Preemptive Rights Holder (the “Preemptive Rights Notice”), setting forth the price and the other terms and conditions on which the Dilutive Securities are being offered to the proposed Transferee(s) (the “Proposed Issuance Terms”), and offering to sell to each Preemptive Rights Holder its pro rata share of such Dilutive Securities at the same price and on the same terms and conditions (the “Preemptive Rights Offer”); provided, that such pro rata share shall be based upon the Percentage Interests beneficially owned by such Preemptive Rights Holder immediately prior to consummation of the Proposed Issuance. Each Preemptive Rights Holder shall be entitled to accept any Preemptive Rights Offer by providing written notice of exercise to the Company not later than ten (10) Business Days after the date of the applicable Preemptive Rights Notice (the “Preemptive Rights Period”), and any Preemptive Rights Holder

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who fails to timely accept any Preemptive Rights Offer shall have no further rights with respect to the Proposed Issuance to which such Preemptive Rights Offer relates. Each Preemptive Rights Holder shall have the additional right (the “Additional Purchase Right”) to offer in its notice of exercise to purchase any or all of the Dilutive Securities not accepted for purchase by any other Preemptive Rights Holder, in which event such Dilutive Securities not accepted by any other Preemptive Rights Holder shall be deemed to have been offered to and accepted by the Preemptive Rights Holders exercising such Additional Purchase Right in proportion to their respective Percentage Interests immediately prior to the Proposed Issuance at the same price and on the same terms and conditions as those specified in the Preemptive Rights Notice, but in no event shall any Preemptive Rights Holder exercising its Additional Purchase Right be allocated a number of Dilutive Securities in excess of the maximum number such Preemptive Rights Holder has offered to purchase in its notice of exercise. Any Dilutive Securities that are offered in a Preemptive Rights Offer but are not accepted for purchase by the Preemptive Rights Holders pursuant to this Section 3.4 may be sold by the Company at any time thereafter on the same terms and conditions as are set forth in the applicable Preemptive Rights Notice.
(c)If the Company sells or otherwise issues any Dilutive Securities (other than in a Permitted Issuance) prior to the addition of any Unidentified Lender as a Party pursuant to Section 2.3, then, upon the issuance of Shares by the Company to such Unidentified Lender, the Company shall offer to sell to any such Unidentified Lender a number of Shares which shall make the Percentage Interest of such Unidentified Lender as of the date of such Shareholder’s addition equal to the Initial Unidentified Lender Percentage Interest of such Unidentified Lender (the “Catch-Up Shares”), at the same price and on the same terms and conditions as the Dilutive Securities were originally sold or otherwise issued (a “Catch-Up Offer”). The Company shall give written notice of the Catch-Up Offer (a “Catch-Up Notice”) to any such Unidentified Lender within fifteen (15) Business days after the issuance of Shares by the Company to such Unidentified Lender, setting forth the price and the other terms and conditions on which the Dilutive Securities were offered, and offering to sell to such Unidentified Lender the Catch-Up Shares. Such Unidentified Lender shall be entitled to accept any Catch-Up Offer by providing written notice to the Company not later than fifteen (15) Business Days after the date of the applicable Catch-Up Notice, and if such Unidentified Lender fails to timely accept any Catch Up-Offer, such Unidentified Lender shall have no further rights under this Section 3.4(c).
(d)Notwithstanding the requirements of this Section 3.4, the Company may proceed with an issuance of Dilutive Securities that would otherwise be subject to this Section 3.4 prior to having complied with the provisions of this Section 3.4 (such issuance, a “Specified Issuance”); provided, that the Company shall:
(i)provide to each Shareholder holding Shares as of the date of the Specified Issuance (each a “Specified Issuance Preemptive Rights Holder”) prompt notice of such Specified Issuance;
(ii)within a reasonable period of time (but in any event not more than fifteen (15) Business Days) following such Specified Issuance, offer to issue to each Specified Issuance Preemptive Rights Holder such number of Dilutive Securities of the type issued in such Specified Issuance as may be requested by such Specified Issuance Preemptive Rights Holder (not to exceed the number of such Dilutive Securities which is sufficient for such Specified Issuance Preemptive Rights Holder to hold, after the issuance of all such Dilutive Securities, a percentage of all such Dilutive Securities that is equal to its respective Percentage Interest immediately prior to such Specified Issuance), as it would have had if the Company had served a Preemptive Rights Notice pursuant to, and such Specified Issuance Preemptive Rights Holder had exercised its rights in full under Section 3.4(a) and Section 3.4(b) prior to such Specified Issuance, at the same price and on the same terms and conditions with respect to such Dilutive Securities as the proposed Transferees received in such Specified Issuance; and

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(iii)keep such offer open for a period of fifteen (15) Business Days, during which period, each such Specified Issuance Preemptive Rights Holder may accept such offer by sending a written notice of exercise to the Company committing to purchase in accordance with the procedures set forth in Section 3.4(b), an amount of such Dilutive Securities (not to exceed the amount specified in the offer made pursuant to Section 3.4(d)(ii));
provided, further, that (A) for all purposes under this Agreement, any issuance of Dilutive Securities to a Specified Issuance Preemptive Rights Holder pursuant to this Section 3.4(d) shall be deemed to have occurred on the date of the consummation of such Specified Issuance and (B) during the period commencing on the consummation of such Specified Issuance and ending on the earlier of (x) the consummation of the issuance of Dilutive Securities to a Specified Issuance Preemptive Rights Holder pursuant to this Section 3.4(d) and (y) the expiration of the fifteen (15)-Business Day period specified in clause (iii) above, the Dilutive Securities issued pursuant to this Section 3.4(d) shall not be taken into account in calculating the Percentage Interest of any Shareholder for any purposes under this Agreement.
(e)The provisions of this Section 3.4 shall have no application to any of the following issuances (each, a “Permitted Issuance”):
(i)Shares or other equity interests (including options to purchase Shares or equity interests and rights to participate in income or profits of the Company or any of its Subsidiaries or with respect to any of their assets or businesses) issued pursuant to an employee stock option plan, stock purchase plan, employee benefit plan, employment contract or any similar benefit or incentive program or agreement covering directors, Directors, employees or consultants of the Company and its Subsidiaries, where the primary purpose of such plan, program or agreement is not to raise capital for the Company (including the Mangement Incentive Plan of Thunderbird Mangement Holdco LP, and Profits Interest Units of Thunderbird Resources LP issuance to Thunderbird Mangement Holdco LP in connection with such plan);
(ii)Shares or other equity interests issued (A) pursuant to any merger or business combination transaction involving the Company or any of its Subsidiaries, (B) as consideration for the acquisition by the Company or any of its Subsidiaries of assets or another business entity or (C) in connection with any joint venture or strategic partnership entered into primarily for purposes other than raising capital;
(iii)Shares or other equity securities issued in connection with an initial Public Offering;
(iv)Shares or other equity interests issued in connection with any equity split, dividend, combination, recapitalization or similar transaction by the Company pursuant to which all holders of Shares or such other equity securities are treated equivalently;
(v)Shares or other equity securities issued pursuant to the exercise or conversion of any rights, agreements, options, warrants or convertible securities that are issued or granted after the date of this Agreement, so long as the issuance or grant of such rights, agreements, options, warrants or securities complied with this Section 3.4;
(vi)Shares or other equity interests issued to financial institutions, commercial lenders, broker/finders or any similar party, or their respective designees, as an “equity kicker” in connection with a transaction that is primarily the incurrence or guarantee of Indebtedness by the Company or any of its Subsidiaries; or
(vii)Shares or other equity interests issued to the Company or any wholly-owned Subsidiary of the Company.
(f)If the Company or any of its Subsidiaries proposes to issue Indebtedness of the Company or any of its Subsidiaries in a private issuance solely to one or more Principal Shareholders, the Company shall deliver to each Principal Shareholder notice of such issuance and an opportunity to

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participate in such issuance pro rata with the other participating Principal Shareholders based on the Percentage Interests of such Principal Shareholder relative to all participating Principal Shareholders.

ARTICLE IV
Corporate Governance
Section 4.1.Board of Directors; Number and Composition.
(a)General. Subject to applicable Law and the terms of this Agreement, the Board of Directors (the “Board”) shall have the sole right to manage the business and affairs of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. Regular and special meetings of the Board shall be held in accordance with the Bylaws.
(b)Board Composition. The Board shall be comprised of five (5) directors (each, a “Director”), and shall be divided into three classes as follows:
(i)Class I shall consist of two (2) Directors, who shall initially be David Baggett and Joseph Colonnetta (each, a “Class I Director”);
(ii)Class II shall consist of two (2) Directors, one of whom shall be the Chief Executive Officer (the “CEO Director”), and the other shall initially be Patrick Fleury (each, a “Class II Director”); and
(iii)Class III shall consist of one (1) Director, who shall initially be Mark Bankert (the “Class III Director”).
(c)Term. Class I Directors shall initially serve until the first annual meeting of the shareholders of the Company following the date hereof in 2015; Class II Directors shall initially serve until the second annual meeting of the shareholders of the Company following the date hereof in 2016; and Class III Directors shall initially serve until the third annual meeting of the shareholders of the Company following the date hereof in 2017. Commencing with the first annual meeting of the shareholders of the Company in 2015, Directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office.
(d)CEO Director. If for any reason the individual serving as CEO Director shall cease to serve as the Chief Executive Officer, (i) if such individual does not concurrently resign as the CEO Director, each Shareholder shall, promptly following the written request of the Company or Shareholders collectively holding more than fifty percent (50%) of the then-outstanding Shares, vote all of its Shares to promptly remove such individual as the CEO Director and (ii) upon the election of a successor Chief Executive Officer, such successor shall automatically become the CEO Director without any further action by the Shareholders, the Board or the Company.
(e)Election. All initial Directors shall be deemed appointed to the Board effective upon the execution of this Agreement. All subsequent Directors shall be elected at an annual meeting of the shareholders by a Majority-in-Interest of the Shareholders, and each Director shall hold office until his or her death, disability, retirement, resignation or removal, or until such Director’s successor shall have been duly elected and qualified.
(f)Removal. Notwithstanding Section 4.1(c) and except as otherwise required by Law, any or all of the Directors may be removed from office at any time, with or without cause, by the affirmative vote of a Majority-in-Interest of the Shareholders.
(g)Changes to Board Composition. The Board may increase or decrease the size of the Board with approval of directors holding eighty percent (80%) of the voting power of the Board. In the event that the size of the Board is increased or decreased, the number of Directors in each class shall be apportioned as nearly equal as possible. Notwithstanding Section 4.1(c), in the event the Board approves a decrease in the size of the Board, the director whose seat has been eliminated shall be removed effective as of the date of such approval.

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(h)The Company and each of the Shareholders shall take all necessary actions within its control, including the voting of all of its Shares (whether at a duly convened meeting of the Shareholders or by written consent of the Shareholders in lieu of a meeting), the calling of special Shareholders’ meetings, the calling of special Board meetings, the removal of Directors, the filling of vacancies on the Board, the waiving of notice and the attending of meetings, in order to effectuate all of the provisions of this Section 4.1.
Section 4.2.Board Observers. Each Principal Shareholder shall be entitled to designate one (1) observer to the Board (a “Board Observer”). Each Board Observer shall have the right to attend (in person or telephonically, at each such Board Observer’s discretion) each meeting of the Board as an observer (and not as a Director) and shall not have the right to vote at any such meeting or act on behalf of the Board; provided, that such Board Observer may be excluded from all or any portion of any such meeting to the extent that the Board determines in good faith and upon the advice of counsel to the Company that such exclusion is required to preserve the attorney-client privilege between the Company and its counsel, or to the extent the respective interests of the Company and its Subsidiaries, and those of the Principal Shareholder that such Board Observer represents (or its Affiliates), as to the matter(s) to be discussed or actions to be taken during such portion of such meeting, conflict or could be perceived to conflict (in the good faith judgment of the Board); provided, further, that any exclusion of a Board Observer from all or any portion of any meeting for any reason other than as set forth in the immediately preceding proviso shall require the prior written consent of the Principal Shareholder that is entitled to designate such Board Observer pursuant to this ARTICLE IV (such consent not to be unreasonably withheld, conditioned or delayed). The Company will send, or cause to be sent, to each Board Observer the notice of the time and place of any such meeting in the same manner and at the same time as notice is sent to the Directors. Subject to the limitations specified in the first sentence of this Section 4.2, the Company shall also provide, or cause to be provided, to each Board Observer copies of all notices, reports, minutes and other documents and materials at the same time and in the same manner as they are provided to the Directors; provided, that the failure to deliver or make available one or more of the items described in this sentence or the preceding sentence shall not affect the validity of any action taken by the Board.
Section 4.3.Approval Requirements. Notwithstanding anything contained in this Agreement and applicable Law, the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly, take any of the following actions, whether by merger, consolidation or otherwise, without first obtaining approval of the Board:
(a)hire or fire the Chief Executive Officer, the Chief Financial Officer or any other member of senior management of the Company or any Subsidiary, or approve the compensation arrangements of the Chief Executive Officer, Chief Financial Officer or any other member of senior management of the Company or any Subsidiary;
(b)effect any Sale Transaction or Specified Sale Transaction, other than a Drag-Along Sale;
(c)incur an aggregate amount of Indebtedness of the Company or any of its Subsidiaries in excess of Ten Million Dollars ($10,000,000) in one transaction or a series of related transactions, except for the incurrence of Indebtedness by the Company or any of its Subsidiaries for the purpose of refinancing existing Indebtedness of the Company or any of its Subsidiaries; provided, that the principal amount of such Indebtedness is not increased in connection with such refinancing;
(d)issue, create or authorize the creation of (including by way of recapitalization, merger, consolidation or otherwise), or obligate itself or any Subsidiary to issue, create or authorize, any new series or class of Shares, equity securities or membership interests of the Company or any of its Subsidiaries or any other security exercisable for or convertible into any such Shares, equity securities or membership interests of the Company or any of its Subsidiaries, whether any such issuance, creation or authorization shall be by means of amendment of this Agreement or by merger, consolidation

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or otherwise, except for any issuance, creation or authorization of any new series or class of Shares, equity securities or membership interests of the Company or any of its Subsidiaries or any other security exercisable for or convertible into any such Shares, equity securities or membership interests of the Company or any of its Subsidiaries pursuant to an approved incentive plan for employees, directors or consultants of the Company or any of its Subsidiaries (including the Profits Interest Units issuable by Thunderbird Management Holdco LP pursuant to the Mangement Incentive Plan, and the Profits Interest Units issuable by the Partnership to Thunderbird Mangement Holdco LP);
(e)declare, set aside, make or pay any dividend or other distribution, payable in cash, securities, property or otherwise, with respect to the Shares or other equity securities (other than Tax Distributions (as defined in and provided for in the Partnership Agreement)) or enter into a recapitalization or restructuring transaction the primary purpose of which is to pay a dividend or other distribution;
(f)create any Subsidiaries that are not wholly-owned Subsidiaries of either the Company or a Subsidiary of the Company;
(g)enter into or effect any transaction or series of related transactions involving the (i) purchase, lease, license, exchange or other acquisition (including by acquisition of stock or acquisition of assets) by the Company or any of its Subsidiaries of any assets and/or equity interests of any Person or (ii) disposition of any assets of the Company or its Subsidiaries, in the case of either of clauses (i) or (ii), in an amount exceeding Ten Million Dollars ($10,000,000);
(h)effect any voluntary liquidation, dissolution or winding up of the Company or any Subsidiary or adopt of a plan with respect to the foregoing;
(i)commence any case or proceeding or file any petition seeking relief under Title 11 of the Bankruptcy Code, as now constituted or hereafter amended, or any other U.S. federal or state bankruptcy, insolvency or receivership or similar Law; consent to the institution of or fail to contest in a timely manner any such case or proceeding or filing; apply for or consent to the appointment of a receiver, trustee, custodian, sequester, conservator or similar official for the Company or any of its Subsidiaries; file an answer admitting the material allegations of a petition filed against it in any such case or proceeding; make a general assignment for the benefit of creditors; admit in writing its inability to pay its debts as they become due; or adopt a plan or take any action for the purpose of effecting any of the foregoing;
(j)approve the Annual Budget;
(k)commence an initial Public Offering of the equity securities of the Company, any of its Subsidiaries or any successor entity thereto;
(l)make any material tax election or the enter into any agreement in respect of taxes; or
(m)enter into any agreement or understanding to take any of the actions set forth in this Section 4.3;
provided, that, and notwithstanding the foregoing, any transaction involving the Company or any Subsidiary of the Company, on the one hand, and any Principal Shareholder or Affiliate of such Principal Shareholder (including any Director who is Affiliated with such Principal Shareholder), on the other hand (a “Related-Party Transaction”), other than (i) a Related-Party Transaction that is on arms’ length terms, (ii) a Related-Party Transaction that is de minimis in nature or (iii) an acquisition by a Principal Shareholder of newly issued equity securities of the Company pursuant to an exercise of preemptive rights pursuant to Section 3.4, shall require the approval of a majority of disinterested Directors on the Board, which, for the avoidance of doubt, shall exclude any Director Affiliated with the Principal Shareholder party to, or whose Affiliate is party to, such Related-Party Transaction;

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provided, further, and notwithstanding anything in this Agreement to the contrary, any increase or decrease in the size of the Board shall require approval of Directors holding eighty percent (80%) of the voting power of the Board.
ARTICLE V
Books and Records; Financial Statements
Section 5.1.Books of Account; Access. Proper and complete records and books of account shall be kept by the Company in which shall be entered fully and accurately all transactions and other matters relative to the Company’s business as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character. The books and records of the Company shall be made and maintained, and the financial position and the results of operations recorded, at the expense of the Company, in accordance with such method of accounting as is determined by the Board. Each Principal Shareholder, for any purpose reasonably related to such Principal Shareholder’s interest as a Shareholder in the Company, shall have access to and the right, at such Principal Shareholder’s sole cost and expense, to inspect and copy during normal business hours such books and records and access to and the right, during normal business hours, to inspect the facilities, properties and personnel of the Company and its Subsidiaries, including the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the officers, employees and the other Representatives of the Company and its Subsidiaries; provided, that the inspecting Principal Shareholder shall be responsible for any out-of-pocket costs or expenses incurred by the Company in making any books and records available for inspection; provided, further, that any such access and inspection shall be conducted in a manner that will not unreasonably interfere with the business of the Company and its Subsidiaries. Any request for access to the books, records, properties and Shareholders of management of the Company and its Subsidiaries (as applicable) pursuant to Section 1065 of the OGCA shall be granted during regular business hours, upon reasonable notice and in a manner that does not unreasonably interfere with the business of the Company and its Subsidiaries and subject to such other reasonable restrictions permitted by Section 1065 of the OGCA.
Section 5.2.Company Annual Budget. The Board shall prepare and approve an annual operating budget setting forth, among other things, all anticipated expenses of the Company and its Subsidiaries for the Fiscal Year, no later than forty-five (45) calendar days prior to the beginning of such Fiscal Year (an “Annual Budget”); provided, that if at any time during a Fiscal Year, the Board has not prepared and approved an Annual Budget for such Fiscal Year in accordance with this Section 5.2, the Annual Budget from the prior Fiscal Year shall remain in effect and the Company and its Subsidiaries shall conduct their business, operations and affairs in a manner substantially consistent with the last previously adopted Annual Budget; provided, that such previously adopted Annual Budget shall be increased ratably by three percent (3%), until a new Annual Budget is so approved.
Section 5.3.Information Rights.
(a)In connection with the financial statements to be delivered pursuant to this Section 5.3, the Company shall engage independent certified public accountants chosen by the Board and have annual audits made by such independent public accountants. The Company shall deliver to each Principal Shareholder the following (except to the extent that any Principal Shareholder requests, in writing, not to receive any such information):
(i)within forty-five (45) days after the end of each fiscal quarter of the Company ending after the date hereof, unaudited quarterly and year-to-date consolidated financial statements (including a balance sheet, statement of operations and statement of cash flows) of the Company and its Subsidiaries for such fiscal quarter and year to date, prepared in accordance with GAAP, consistently applied (subject to (A) the absence of footnote disclosures and (B) customary changes resulting from normal year end adjustments);

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(ii)within one hundred twenty (120) calendar days after the end of each Fiscal Year ending after the date hereof, audited annual consolidated financial statements (including a balance sheet, statement of operations and statement of cash flows) of the Company and its Subsidiaries (the “Audited Financials”) for such Fiscal Year, together with a copy of the audit report of the Company’s independent public accountants; provided, that the first annual audited financial statements required to be delivered hereunder following the date hereof shall cover only the period from the date hereof to the end of the current Fiscal Year; and
(iii)within thirty (30) calendar days after the end of each calendar month beginning after the date hereof, monthly reports of the consolidated operations of the Company and its Subsidiaries for such calendar month.
(b)Each Shareholder shall be entitled to submit a written request to the Company requesting a copy of the Audited Financials. Upon receipt of such a request, the Company shall, at its option, promptly mail a copy of the Audited Financials to the requesting Shareholder at the address specified for such Shareholder on Schedule 1 hereto or provide such Shareholder with access to the Audited Financials through a reasonably accessible electronic dataroom. For the avoidance of doubt, the Audited Financials received by any Shareholder pursuant to this Section 5.3(b) shall be Confidential Information and shall be treated as such by such receiving Shareholder.

ARTICLE VI
Representations and Warranties; Certain Other Agreements
Section 6.1.Representations and Warranties of the Company. By executing and delivering this Agreement, the Company hereby represents and warrants to each of the Shareholders that are Party hereto that the following statements are true and correct as of the date hereof:
(a)The Company is a corporation duly organized and validly existing under the laws of the State of Oklahoma.
(b)The execution, delivery and performance by the Company of this Agreement are within the Company’s organizational powers, have been duly authorized by all necessary organizational action on its behalf, require no consent, approval, permit, license, order or authorization of, notice to, action by or in respect of, or filing with, any Governmental Authority, and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or of any judgment, order, writ, injunction or decree or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of the Company’s properties is bound. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
(c)The Company has full power and authority to issue and deliver the Shares in accordance with the terms hereof. The Shares, when issued and delivered in accordance with the terms hereof, will be duly authorized, validly issued and free and clear of any liens other than those created by the Shareholders or arising pursuant to this Agreement.
(d)As of the date hereof, (i) the capitalization of the Company and the ownership of Shares by the Shareholders will be as set forth in Schedule 1, (ii) other than the Shares set forth in Schedule 1, there are no outstanding Shares of the Company, including options, warrants or convertible securities, (iii) other than this Agreement, there are no agreements on the part of the Company to issue, sell or distribute any of its Shares or material assets, (iv) other than as set forth in this Agreement and the Company Governing Documents, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or to pay any dividend or make any distribution in respect thereof and (v) other than as set forth in this Agreement and the Company Governing Documents, none of the outstanding Shares of the Company is subject to any preemptive rights, rights of first refusal or similar rights on the part of the Company or any other Person.

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(e)As of the date hereof, there are no actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or its controlled Affiliates that would be reasonably expected to have a material adverse effect on the Company or its controlled Affiliates.
(f)The Company is duly qualified under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, operations, financial condition, properties or assets taken as a whole or its ability to perform its obligations under this Agreement.
Section 6.2.Representations and Warranties of the Shareholders. By executing and delivering this Agreement, each Shareholder hereby represents and warrants to the Company and each other Shareholder that the following statements are true and correct as of the date hereof:
(a)Each such Shareholder that is an entity is duly formed and validly existing under the Laws of the jurisdiction of its formation and the execution, delivery and performance by such Shareholder of this Agreement have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable.
(b)This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Enforceability Exceptions.
(c)The execution, delivery and performance by such Shareholder of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of Law to which such Shareholder is subject, (ii) violate any order, judgment or decree applicable to such Shareholder, or (iii) conflict with, or result in a breach or default under, any term or condition of its certificate of incorporation or bylaws, certificate of limited partnership or partnership agreement, certificate of formation or limited liability company agreement, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Shareholder’s ability to satisfy its obligations hereunder.
(d)Such Shareholder acknowledges that the offering and sale of the Shares have not been and will not be registered under the Securities Act, and are being made in reliance upon Section 1145 of the Bankruptcy Code.
Section 6.3.Initial Public Offering; Restructuring; Registration Rights. In connection with any initial Public Offering, each of the Shareholders agrees to cooperate with the other Shareholders and the Company and to take all such action as may be reasonably required in connection therewith to effectuate, or cause to be effectuated, such initial Public Offering, including, if desirable, winding up and liquidating the Company or merging or converting the Company with or into another corporate entity formed under the laws of another state, and to ensure that each of the Shareholders receives shares (or other equity securities) and other rights in connection with such initial Public Offering substantially equivalent to its economic interest, governance, priority and other rights and privileges as such Shareholder has with respect to its Shares immediately prior to such initial Public Offering and are consistent with the rights and preferences attending thereto as set forth in this Agreement immediately prior to such initial Public Offering and to ensure that such rights and privileges are afforded to such Shareholders in the organizational and other documents of the entity that undertakes the initial Public Offering or otherwise, including entering into a shareholders or similar agreement containing the management and other rights provided for herein, except, for the avoidance of doubt, any rights provided herein that explicitly terminate pursuant to this Agreement upon an initial Public Offering. In furtherance of the foregoing, each of the parties to this Agreement acknowledges and agrees that, in connection with any initial Public Offering, each Shareholder shall cooperate in good faith to enter into a registration rights agreement on customary terms (including piggyback rights to any holders who (i) beneficially own restricted securities of the issuer that cannot be sold without limitation under Rule 144 under the

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Securities Act or (ii) are Affiliates of the issuer, and customary demand rights to holders who are Affiliates of the issuer with in excess of 5% of the outstanding shares) and, to the extent reasonably requested by underwriters acceptable to the Board, enter into lock-up agreements with such underwriters on customary terms.

ARTICLE VII
Miscellaneous Provisions
Section 7.1.Entire Agreement; Amendments.
(a)This Agreement contains the sole and entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
(b)Except as otherwise expressly provided herein, this Agreement may only be amended, modified, supplemented or restated, and any provision hereof may be waived, with approval of the Board and approval of a Majority-in-Interest of the Shareholders; provided, however, that the Company may, without the consent of any Shareholder, amend or modify this Agreement (including Schedule 1) or waive any provision of this Agreement (other than this Section 7.1) pursuant to a written instrument to the extent necessary in connection with and Transfer of Shares permitted by the terms of this Agreement or the issuance of new Shares or other equity securities of the Company in accordance with, and subject to the limitations set forth in, the Certificate of Incorporation and in accordance with the terms of this Agreement; provided, further, that no amendment, modification, supplement, restatement or waiver which would disproportionately and adversely affect the interests of any Shareholder (in relation to any other Shareholder or class of Shareholders after taking into account or giving effect to the relative designations, preferences and/or special rights of the Shares held by such other Shareholder or class of Shareholders immediately prior to such amendment, modification or waiver) hereunder in a material manner shall be effective without the written approval of such Shareholder. In the event of the amendment or modification of this Agreement in accordance with its terms, the Board shall meet within thirty (30) days following such amendment or modification (or as soon thereafter as is practicable) for the purpose of adopting any amendment to the Company Governing Documents that may be advisable as a result of such amendment or modification to this Agreement, and, to the extent the Company is not permitted to effect such amendment to the Company Governing Documents without the approval of the Shareholders, proposing such amendments to the Company Governing Documents to the Shareholders entitled to vote thereon. The Shareholders hereby agree to vote in favor of such amendments to the Company Governing Documents.
Section 7.2.Termination; Survival. This Agreement shall not be terminated except (i) upon the occurrence of a Sale Transaction or (ii) upon the occurrence of an initial Public Offering of the equity securities of the Company, any of its Subsidiaries or any successor entity thereto. The provisions of this ARTICLE VII shall survive the termination of this Agreement for any reason or the dissolution of the Company in accordance with their terms. Subject to the OGCA, all other rights and obligations of the Shareholders shall cease upon the earlier of the termination of this Agreement or dissolution of the Company.
Section 7.3.Confidentiality. Each Shareholder hereby agrees that it will keep strictly confidential and will not disclose, divulge or use for any purpose, other than to hold, vote, dispose and monitor its existing investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement (including pursuant to Section 5.3) or the terms of any transaction arising from this Agreement (collectively, the “Confidential Information”), unless such Confidential Information is known or becomes known to the public in general (other than as a result of a breach of this Section 7.3 by such Shareholder or its Affiliates) or is or becomes available from a source other than the Company or its Affiliates (provided the Shareholder is not aware that such source is under an obligation to keep such information confidential); provided, however, that a Shareholder may disclose Confidential

25

Information (a) to its advisors, attorneys, Representatives and accountants upon notification to such Persons that such disclosure is being made in confidence and shall be kept in confidence, (b) to its investors, partners or shareholders so long as (x) such Persons are bound by confidentiality obligations with respect to such disclosures substantially similar or no less stringent than the confidentiality provisions of this Section 7.3 and (y) such disclosure is only in connection with such Persons’ investment in such Shareholder, (c) to a potential Transferee of Shares or a potential investor in such Shareholder, to the extent reasonably necessary to consummate a Transfer or such investment, as applicable; provided, that such Transferee (i) is not a Competitor and (ii) has executed a confidentiality agreement with such Shareholder in such form as may be reasonably required by the Company or (d) as may otherwise be required by applicable Law or judicial or administrative process; provided, that in the case of any such disclosure under this clause (d), such Shareholder shall (A) take, at the Company’s expense, all reasonable steps requested by the Company to minimize the extent of any such required disclosure and (B) to the extent practicable, await the final outcome of any motion for a protective order that the Company may file before disclosing any Confidential Information; and provided, further, however, that the acts and omissions of any Person to whom any Shareholder may disclose Confidential Information pursuant to the foregoing clauses (a), (b) and (c) shall be attributable to such Shareholder for purposes of determining such Shareholder’s compliance with this Section 7.3, unless such Person and the Company have entered into a confidentiality agreement between them that imposes confidentiality restrictions on such Person that are no less restrictive than those contained in this Section 7.3, in which case the acts and omissions of such Person shall not be attributable to such Shareholder. Notwithstanding any earlier termination of this Agreement, the obligations of each Shareholder under this Section 7.3 shall survive until the earlier of (1) the first anniversary of the termination of this Agreement pursuant to Section 7.2 and (2) the first anniversary of the date on which such Shareholder ceased to own any Shares.
Section 7.4.Binding Agreement. The covenants and agreements herein contained shall inure to the benefit of and be binding upon the Parties and their respective successors in interest and permitted assigns.
Section 7.5.Notices.
(a)All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or email transmission (so long as confirmation of transmission is electronically or mechanically generated and kept on file by the sending party), or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the addresses specified for such Party on Schedule 1 hereto (or in the case of the Company, this Section 7.5(b)), or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.5.
(b)Notices to the Company are to be delivered to the following address or facsimile number, or such other address, electronic mail address or facsimile number as the Company may hereafter designate by written notice to the other parties hereto:
Thunderbird Resources Equity Inc.
[______]
Attention:
Facsimile:
E-mail:

Section 7.6.Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of Oklahoma without giving effect to any choice or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. Each of the Parties hereby submits to the exclusive jurisdiction of the Courts of the state of

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Oklahoma and the federal courts of the United States of America located in the State of Oklahoma, and any judicial proceeding brought against any of the Parties on any dispute arising out of this Agreement or any matter related hereto shall be brought in such courts. Each Party hereby irrevocably waives, to the fullest extent permitted by Law, any objection it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Parties hereby consents to process being served on it in any such proceeding by delivery of a copy thereof in accordance with the provisions of Section 7.5, or in any other manner permitted by Law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 7.7.Injunctive Relief. Each of the Parties hereby agrees and acknowledges that it will be impossible to measure the monetary damages that would be suffered if any Party fails to comply with any of the obligations imposed on it by this Agreement, and that in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Accordingly, each of the Parties shall be entitled to seek injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law. Each of the Parties herby waives, and causes its respective representatives to waive, any requirement for the securing or posting of any bond in connection with any action brought for injunctive relief hereunder.
Section 7.8.Waiver of Accounting/Partition. Except as may be otherwise required by Law in connection with the winding-up, liquidation and dissolution of the Company, each Shareholder hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Company’s property.
Section 7.9.Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted. In the case of any such invalidity or unenforceability, the Parties agree to use all reasonable best efforts to achieve the purpose of such provision by a new legally valid and enforceable stipulation.
Section 7.10.Counterparts. This Agreement may be executed in multiple counterparts, including by electronic transmission or portable document format (PDF), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 7.11.Further Assurances. Each Shareholder agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by law or as, in the reasonable judgment of the Board, may be necessary or advisable to carry out the intent and purposes of this Agreement. Without limiting the generality of the foregoing, each Shareholder shall vote its Shares or execute consents, as the case may be, and take all other necessary action, to ensure that the Company Governing Documents facilitate and do not at any time conflict with any provision of this Agreement and permit the Shareholders to receive the benefits to which the Shareholders are entitled under this Agreement. Subject to compliance with all applicable Law, the Company agrees that it will (and will cause its officers and its Subsidiaries to take) all such action as shall be necessary (including by voting all shares of capital stock or other equity securities that it holds in each of its Subsidiaries, either in a meeting or in an action by written consent) to ensure that the Company Governing Documents or other applicable governing documents of each of its Subsidiaries are consistent with, and do not conflict with, any provision of this Agreement and that the

27

boards of directors, general partners, managing Shareholders or other applicable governing body or persons for each such Subsidiary shall act in accordance with the provisions of this Agreement.
Section 7.12.No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than (a) the actual Parties hereto and their respective successors and assigns and (b) solely with respect to Section 2.3, any Unidentified Lenders, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third party to any Party, nor shall any provision give any third party any right of subrogation or action over or against any Party.
Section 7.13.No Presumption. The Parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore should not be construed against a Party or Parties on the grounds that the Party or Parties drafted or was more responsible for drafting the provisions.
Section 7.14.Reliance on Authority of Person Signing Agreement. If a Shareholder is not a natural person, neither the Company nor any other Shareholder will (a) be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual, or (b) be responsible for the application or distribution of proceeds paid or credited to individuals signing this Agreement on behalf of such entity.
[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned Parties have caused this Agreement to be executed on the date first written above.

THE COMPANY:

THUNDERBIRD RESOURCES EQUITY INC.

By:
Name:
Title:

[Signature Page to Shareholders Agreement]

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SHAREHOLDERS:

[SHAREHOLDER]

By: ______________________________
Name:
Title:

[Signature Page to Shareholders Agreement]

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Schedule 1
Capitalization; Notice Information

Name	Notice Information	Number of Shares Held of Record	Trust Shares	Percentage Interest

TOTALS				100.00%

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Exhibit A

Form of Joinder

This Joinder Agreement (this “Joinder Agreement”) is made this [] day of [], 20[], by and between [] (the “Transferee”)[, [] (the “Transferor”)]1 and Thunderbird Resources Equity Inc. (f/k/a GMX Resources Inc.), an Oklahoma corporation (the “Company”), pursuant to the terms of that certain Shareholders Agreement , by and among the Company and the Shareholders party thereto, dated as of [], including all exhibits and schedules thereto (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
WITNESSETH:

WHEREAS, the Company and the Shareholders entered into the Agreement to impose certain restrictions and obligations upon themselves, and to provide certain rights, with respect to the Company, the Shareholders and the Shares;
WHEREAS, the Transferee is acquiring Shares issued by the Company or pursuant to a Transfer, in either case in accordance with the Agreement and in such amount as set forth in Section 4 below (the “Acquired Shares”); and
WHEREAS, the Agreement requires that any Person to whom Shares are transferred and any other Person acquiring Shares must enter into an Joinder Agreement binding the Transferee to the Agreement to the same extent as if it were an original party thereto and imposing the same restrictions and obligations upon the Transferee and the Acquired Shares as are imposed upon the Shareholders and the Shares under the Agreement.
NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and as a condition of the purchase or receipt by the Transferee of the Acquired Shares, the Transferee acknowledges and agrees as follows:
1.The Transferee has received and read the Agreement and acknowledges that the Transferee is acquiring the Acquired Shares in accordance with and subject to the terms and conditions of the Agreement.

2.By the execution and delivery of this Joinder Agreement, the Transferee represents and warrants to, and agrees with the Company [and the Transferor]2 that the following statements are true and correct as of the date hereof:

_______________________
1 Remove the Transferor as a party to this Addendum Agreement if the Acquired Shares are being issued to the Transferee by the Company.

2 Remove the Transferor as a party to this Addendum Agreement if the Acquired Shares are being issued to the Transferee by the Company.

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a)The Transferee is holding the Acquired Shares for its own account solely for investment and not with a view to resale or distribution thereof other than in compliance with all applicable securities laws and the Agreement.

b)If the Transferee is an entity, the Transferee is duly organized and validly existing under the laws of its jurisdiction of organization. If the Transferee is a natural person, such Transferee has full legal capacity.

c)Except as expressly disclosed in writing to the Company and the other Shareholders, the execution, delivery and performance by the Transferee of this Joinder Agreement are within the Transferee’s corporate or other powers, as applicable, have been duly authorized by all necessary corporate or other action on its behalf (or, if the Transferee is an individual, are within such Transferee’s legal right, power and capacity), require no consent, approval, permit, license, order or authorization of, notice to, action by or in respect of, or filing with, any Governmental Authority on the part of the Transferee (except as expressly disclosed in writing to the Board prior to the date hereof), and do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of applicable law or of any judgment, order, writ, injunction or decree or any agreement or other instrument to which the Transferee is a party or by which the Transferee or any of the Transferee’s properties is bound. This Joinder Agreement has been duly executed and delivered by the Transferee and constitutes a valid and binding agreement of the Transferee, enforceable against the Transferee in accordance with its terms, subject to (i) any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) any legal principles of general applicability governing the availability of equitable remedies, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law or under applicable legal codes).

d)The Transferee acknowledges that the Transfer of the Acquired Shares and any related offering have not been and will not be registered under the Securities Act, and, to the extent an offer or sale is involved, are being made in reliance upon federal and state exemptions for transactions not involving a public offering. [In furtherance thereof, the Transferee represents and warrants that it is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) and the Transferee has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks of its investment in the Acquired Shares.] The Transferee agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Regulation D promulgated under the Securities Act with respect to the offer and sale of the interests in the Company. [In connection with its acquisition of the Acquired Shares, the Transferee meets all the applicable suitability standards imposed on it by applicable law.]

e)[The Transferee has been given the opportunity to (i) ask questions of, and receive answers from, the Company concerning the terms and conditions of the Acquired Shares and other matters pertaining to an investment in the Company and (ii) obtain any additional information necessary to evaluate the merits and risks of an investment in the Company that the Company can acquire without unreasonable effort or expense. In considering its investment in the Acquired Shares, the Transferee has evaluated for itself the risks and merits of such investment, and is able to bear the economic risk of such investment, including a complete loss of capital, and

33

in addition has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or its Subsidiaries or any director, officer, employee, agent or Affiliate of such Persons, other than as set forth in the Agreement and the Interim Investors Agreement. The Transferee has carefully considered and has, to the extent it believes necessary, discussed with legal, tax, accounting and financial advisors the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Acquired Shares are a suitable investment for such Transferee.]3

f)The Transferee does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the execution, delivery or performance of this Joinder Agreement by the Transferee.

3.The Transferee agrees that the Acquired Shares are bound by and subject to all of the terms and conditions of the Agreement, and hereby joins in, and agrees to be bound by, and shall have the benefit of, all of the terms and conditions of the Agreement to the same extent as if the Transferee were an original party to the Agreement or an initial Shareholder, as the case may be; provided, however, that the Transferee’s joinder in the Agreement shall not constitute admission of the Transferee as a Shareholder unless and until the Company executes this Joinder Agreement confirming the due admission of the Transferee. This Joinder Agreement shall be attached to and become a part of the Agreement.

4.[For good and valuable consideration, the sufficiency of which is hereby acknowledged by the Transferor and the Transferee, the Transferor hereby transfers and assigns absolutely to the Transferee the Acquired Shares, including, for the avoidance of doubt, all rights, title and interest in and to the Acquired Shares, with effect from the date hereof. It is hereby confirmed by the Transferor that the Transferor has complied in all respects with the provisions of the Agreement with respect to the transfer of the Acquired Shares. The number of Shares currently held by the Transferor, and the number of Acquired Shares to be transferred and assigned pursuant to this Joinder Agreement, are as follows:]

Number of Shares Held by the Transferor	Number of Acquired Shares

[ ]	[ ]

_______________________________
3 Delete if this transaction involves a re-sale of Shares and not a new issuance.

4 Delete the text and the table and replace them with the following language if the Acquired Shares are being issued to the Transferee by the Company:

“In exchange for $[_____], the sufficiency of which is hereby acknowledged by the Company and the Transferee, the Company hereby issues [___] Shares to the Transferee.”

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5.The Transferee hereby agrees to accept the Acquired Shares and hereby agrees and consents to become a Shareholder and hereby is admitted as a Shareholder.

6.Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beneath the Transferee’s signature below.

7.This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

[Remainder of Page Intentionally Left Blank.]

35

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement as of the date first above written.

THE COMPANY:	THUNDERBIRD RESOURCES EQUITY INC.
By: __________________________ Name: Title:
[TRANSFEROR:	[INSERT NAME]
By: __________________________ Name: Title: ] [1]
TRANSFEREE:	[INSERT NAME] By: ______________________________ Name: Title:
[INSERT TRANSFEREE’S ADDRESS]

_____________________________________________
1 Delete the Transferor’s signature block if the Acquired Shares are being issued to the Transferee by the Company.

36

Exhibit G
Certificate of Formation of Diamond Blue Drilling LLC

1

CERTIFICATE OF FORMATION
OF
DIAMOND BLUE DRILLING LLC
This Certificate of Formation, dated January [__], 2014, is being duly executed by the undersigned, as an authorized person, and filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act. The undersigned hereby certifies as follows:

1.	Name. The name of the limited liability company formed hereby is “Diamond Blue Drilling LLC” (the “Company”).

2.	Registered Office. The address of the registered office of the Company is:

1675 South State Street, Suite B
Dover, Kent County, Delaware 19901

3.	Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are:

Capitol Services, Inc.
1675 South State Street, Suite B
Dover, Kent County, Delaware 19901

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on January [__], 2014.

Name: _____________________________
Title: Authorized Person

2

Exhibit H

Certification of Conversion for Diamond Blue Drilling Co.

1

CERTIFICATE OF CONVERSION OF
DIAMOND BLUE DRILLING CO.
FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
PURSUANT TO
SECTION 18-214 OF THE
DELAWARE LIMITED LIABILITY COMPANY ACT
AND
SECTION 1090.5 OF THE
OKLAHOMA GENERAL CORPORATION ACT

1.	The jurisdiction where Diamond Blue Drilling Co., an Oklahoma corporation (the “Corporation”), was first incorporated is Oklahoma.

2.	The jurisdiction of the Corporation immediately prior to filing this certificate of conversion to limited liability company (this “Certificate”) is Oklahoma.

3.	The date on which the Corporation was first incorporated is December 7, 2005.

4.	The name of the Corporation immediately prior to filing this Certificate is: Diamond Blue Drilling Co.

5.	The name of the limited liability company as set forth in its Certificate of Formation, filed in accordance with 6 Del. C. § 18-201(b), is: Diamond Blue Drilling LLC (“Diamond”).

6.	The jurisdiction of Diamond as set forth in its Certificate of Formation is Delaware.

7.	This conversion has been approved in accordance with Section 1090.5 of the Oklahoma General Corporation Act, and 6 Del. C. § 18-214(h) and will be effective as of the date of filing.

8.
Diamond agrees that it may be served with process in Oklahoma in any action, suit, or proceeding for enforcement of any obligation of Diamond arising while it was an Oklahoma corporation. Diamond irrevocably appoints the Oklahoma Secretary of State as its agent to accept service of process in any such action, suit, or proceeding, a copy of such process to be mailed to Diamond at 9400 North Broadway, Suite 600, Oklahoma City, OK 73114.

9.
This conversion shall be treated for U.S. federal, state and local income tax purposes as a complete liquidation of the Corporation within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”).

10.
The First Amended Joint Plan of Reorganization of GMX Resources Inc. and its Debtor Subsidiaries, dated as of December 2, 2013, shall constitute a plan of liquidation of the Corporation within the meaning of Section 332 of the Code.

2

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the          day of January 2014.

By: Name: __________________________ Title: Authorized Person

3

Exhibit I

Limited Liability Company Agreement for Diamond Blue Drilling LLC

1

LIMITED LIABILITY COMPANY AGREEMENT

OF

DIAMOND BLUE DRILLING LLC

Dated: January [__], 2014

LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Diamond Blue Drilling LLC, a Delaware limited liability company (the “Company”), by GMX Resources Inc., an Oklahoma corporation, as the Company’s sole member (the “Member”).
ARTICLE I
ORGANIZATION AND PURPOSE
Section 1. 1Formation. The Company was converted from an Oklahoma corporation and formed as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the “Delaware Act”), by the filing of a certificate of formation for the Company (the “Certificate of Formation”) and a certificate of conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Secretary of State”) on January [__], 2014. The Member hereby adopts and ratifies the Certificate of Formation, as amended, and all acts taken in connection with such filing, including, but not limited to, the filing of the Certificate of Conversion with the Secretary of State.

Section 1. 2Name. The name of the Company is “Diamond Blue Drilling LLC.”

Section 1. 3Term. Prior to the filing of the Certificate of Formation and the Certificate of Conversion, the Company was known as Diamond Blue Drilling Co., an Oklahoma corporation (“OK Corp”). OK Corp was first incorporated in Oklahoma on December 7, 2005. Upon the filing of the Certificate of Formation and the Certificate of Conversion, OK Corp converted to a Delaware limited liability company. The existence of the Company is deemed to have commenced on December 7, 2005, the date on which OK Corp was first incorporated, and shall continue in perpetuity, unless sooner dissolved as specified in Section 4.6 hereof.

Section 1. 4Purposes and Scope of Business. The business and purposes of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Act.

Section 1. 5Documents. The Member, or anyone designated by the Member, is hereby authorized to execute any necessary amendments and/or restatements of the Certificate of Formation or the certificate of conversion of the Company in accordance with the Delaware Act and cause the same to be filed in the office of the Secretary of State. The Company shall promptly execute and duly file with the proper offices in each state in which the Company may conduct the activities hereinafter authorized, one or more certificates as required by the laws of each such state in order that the Company may lawfully conduct the business, purposes and activities herein authorized in each such state and take any other action or measures necessary in such state or states for the Company to conduct such activities.

2

Section 1. 6Principal Office. The principal place of business and office of the Company shall be at 9400 North Broadway, Suite 600, Oklahoma City, OK 73114, or at such other place or places as may be designated by the Member. The Company shall be responsible for maintaining at the Company’s principal place of business those books and records required by the Delaware Act to be maintained there.

Section 1. 7Registered Agent and Office. The initial registered office and registered agent of the Company in the State of Delaware are as set forth in the Company’s Certificate of Formation. Such office and such agent may be changed to such place within the State of Delaware and any successor registered agent, respectively, as may be determined from time to time by the Member in accordance with the Delaware Act.

Section 1. 8Member. GMX Resources Inc. is the sole Member of the Company. No other individual, partnership, corporation, limited liability company, trust or other legal entity (each, a “Person”) shall be admitted as a member of the Company, and no additional interest in the Company shall be issued, without the prior written approval of the Member and appropriate amendments to this Agreement. The name and the address of the Member are as follows:

Name	Address
GMX Resources Inc.	9400 North Broadway, Suite 600 Oklahoma City, OK 73114

ARTICLE II

OPERATIONS

Section 2.1Management of the Company. Except as otherwise expressly provided for in this Agreement, the management of the business and affairs of the Company shall be vested in the Member in accordance with Section 18-402 of the Delaware Act. The Member shall have the sole and exclusive responsibility and authority for the management, conduct and operation of the Company’s business in all respects and all matters.

Section 2.2Officers. The Member may appoint one or more managers and/or officers of the Company using any titles, and may delegate all or some decision-making duties and responsibilities to such persons. Any such managers and/or officers shall serve at the pleasure of the Member. To the extent delegated by the Member, managers and/or officers shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Company. In addition, unless otherwise determined the Member, any officer(s) so appointed shall have such authority and responsibility as is generally attributable to the holders of such officers in corporations incorporated under the laws of the state of Delaware. No delegation of authority hereunder shall cause the Member to cease to be a Member.

Section 2.3Other Activities. The Member, its agents, representatives and affiliates may engage or invest in, and devote their time to, any other business venture or activity of any nature and description (independently or with others), whether or not such other activity may be deemed or construed to be in competition with the Company. The Company shall not have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity (or to the

3

income or proceeds derived therefrom), and the pursuit thereof, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

ARTICLE III

FINANCING

Section 3.1Capital Contributions and Interests. The Member may, but shall not be required to, make capital contributions to the Company from time to time. On the date hereof the Member owns all of the membership interests in the Company.

Section 3.2Liability of the Member. Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member. Except as otherwise expressly provided in the Delaware Act, the liability of the Member shall be limited to the amount of capital contributions, if any, required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

Section 3.3Benefits of Agreement. Nothing in this Agreement, and, without limiting the generality of the foregoing, in this ARTICLE III, expressed or implied, is intended or shall be construed to give to any creditor of the Company or to any creditor of the Member or any other Person whatsoever, other than the Member, the Company and Indemnified Parties (as defined in ARTICLE V) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provisions herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Member, the Company and Indemnified Parties (as defined in ARTICLE V).

ARTICLE IV

ACCOUNTING, DISTRIBUTIONS AND DISSOLUTION

Section 4.1Books, Records. The Company shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the property of the Company. Such books and records of account shall be prepared and maintained at the principal place of business of the Company or such other place or places as may from time to time be determined by the Company.

Section 4.2Bank Accounts. Funds of the Company shall be deposited in a Company account or accounts in the bank or banks as selected by the Company. Withdrawals from these bank accounts shall only be made by (i) the Member or (ii) such other parties as may be approved by the Member.

Section 4.3Distributions. The Company shall distribute funds at such times and in such amounts as it may determine.

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Section 4.4Allocations. For U.S. federal income tax purposes, the income of the Company shall be allocated to the Member.

Section 4.5Tax Classification. The Company shall be treated as an entity disregarded as separate from its owner for U.S. federal income tax purposes.

Section 4.6Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the written consent of the Member.

ARTICLE V

INDEMNIFICATION

Section 5.1Indemnification.

(a)To the fullest extent permitted by law, none of the Member or its respective directors, officers, owners, employees, agents or representatives shall have any liability, responsibility or accountability in damages or otherwise to the Member or the Company for, and the Company agrees to indemnify, pay, protect and hold harmless the Member and its respective directors, officers, owners, employees, agents or representatives (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Parties or the Company) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Parties or the Company in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of an Indemnified Party when acting on behalf of the Company, to the extent that such Indemnified Party acted in good faith and in a manner that such Indemnified Party reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, if such Person had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnified Party acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 5.1(a) shall be made only out of the assets of the Company.

(b)The provision of advances from the Company’s funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnified Party in the performance of his, her or its duties or provision of his, her or its services on behalf of the Company; and (ii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 5.1(b) in cases in which such Indemnified Party would not be entitled to indemnification under Section 5.1(a). If advances are permissible under this Section 5.1(b), the Indemnified Party shall furnish the Company with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Company for, or otherwise request the Company to pay, at any time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party is entitled to indemnification under Section 5.1(a). The Company

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shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received by the Company and the Company’s rights to repayment of such amounts shall be secured by the Indemnified Party’s interest in the Company.

(c)The indemnification provided by this Section 5.1 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnified Party’s capacity as (i) a present or former director of the Company, (ii) a present or former Member, (iii) a present or former officer of the Company, or (iv) a Person serving at the request of the Company in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (iii), and as to actions in any other capacity, and shall continue as to an Indemnified Party who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Party.

(d)The Company may purchase and maintain insurance, on behalf of the members of the directors, officers and such other persons as the Member shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities or such person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

(e)In no event may an Indemnified Party subject any Members of the Company to personal liability by reason of the indemnification provisions of this Agreement.

Section 5.2Liability. The Member acknowledges and agrees that the relationship of the Member to the Company is, to the maximum extent permissible under the Delaware Act, contractual in nature and not fiduciary. Accordingly, pursuant to Section 18-1101 of the Delaware Act, the Member agrees that to the maximum extent permissible under the Delaware Act, the Member shall not have any fiduciary duty, or any other similar duties or obligations, to the Company or any other person.

ARTICLE VI

MISCELLANEOUS

Section 6.1Amendment, Modification, Waiver or Termination. Except as otherwise provided in this Agreement, no amendment, modification, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing and signed by the Member.

Section 6.2Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns.

Section 6.3Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the internal laws of the State of Delaware, without giving effect to conflict of law or choice of law principles of such State that might apply to the law of another jurisdiction, and all rights and remedies shall be governed by those laws. The provisions of the Delaware Act are to be controlling as to any matters not set forth in this Agreement.

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Section 6.4Captions; Exhibits. Article, section and other titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and shall not be construed in any way to define, limit, extend or describe the scope of this Agreement or the intention of the provisions thereof.

Section 6.5Limitation on Rights of Others. No Person, except for the Member, the Company and the Indemnified Parties, is or is intended to be treated as, a direct, indirect, intended or incidental third party beneficiary of this Agreement for any purpose whatsoever, nor shall any other Person have any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 6.6Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability, or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable, and legal.
[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the Member has caused this Limited Liability Company Agreement to be duly executed as of the day and year first written above.

GMX RESOURCES INC.

By: ______________________________________
Name:
Title:

Signature Page to LLC Agreement of Diamond Blue Drilling LLC

8

Exhibit J

Amended and Restated Limited Liability Company Agreement for Diamond Blue Drilling LLC

1

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

DIAMOND BLUE DRILLING LLC

Dated: [__], 2014

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Diamond Blue Drilling LLC, a Delaware limited liability company (the “Company”), by Thunderbird Resources LP, a Delaware limited partnership, as the Company’s sole member (the “Member”) and, solely for the purposes of Section 1.8, GMX Resources Inc., an Oklahoma corporation (the “Withdrawing Member”).
WHEREAS, immediately following the Company’s conversion from an Oklahoma corporation and formation as a Delaware limited liability company, the Company was governed by that certain Limited Liability Company Agreement, dated as of [_], 2014 (the “Intitial LLC Agreement”), by the Company and the Withdrawing Member, as the sole member of the Company;
WHEREAS, Thunderbird Resources LP shall be admitted as the Member, and upon the admission of Thunderbird Resources LP as the Member, the Withdrawing Member shall withdraw from the Company and cease to be a Member as of the date hereof; and
WHEREAS, each of the parties to this Agreement desires to amend and restate the Initial LLC Agreement in its entirety and to continue the existence of the Company on the terms set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
ORGANIZATION AND PURPOSE
Section 1. 1Formation.

(a)The Company was converted from an Oklahoma corporation and formed as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the “Delaware Act”), by the filing of a certificate of formation for the Company (the “Certificate of Formation”) and a certificate of conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Secretary of State”) on January [__], 2014. The Member hereby adopts and ratifies the Certificate of Formation, as amended, and all acts taken in connection with such filing, including, but not limited to, the filing of the Certificate of Conversion with the Secretary of State.

(b)The Member hereby ratifies and approves the Withdrawing Member’s execution of any and all consents, agreements, documents and instruments, as applicable, on the Company’s behalf and the filing of forms and documents with any governmental authorities and agencies, including the Secretary of State, prior to the date hereof.

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Section 1. 2Name. The name of the Company is “Diamond Blue Drilling LLC.”

Section 1. 3Term. Prior to the filing of the Certificate of Formation and the Certificate of Conversion, the Company was known as Diamond Blue Drilling Co., an Oklahoma corporation (“OK Corp”). OK Corp was first incorporated in Oklahoma on December 7, 2005. Upon the filing of the Certificate of Formation and the Certificate of Conversion, OK Corp converted to a Delaware limited liability company. The existence of the Company is deemed to have commenced on December 7, 2005, the date on which OK Corp was first incorporated, and shall continue in perpetuity, unless sooner dissolved as specified in Section 4.6 hereof.

Section 1. 4Purposes and Scope of Business. The business and purposes of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Act.

Section 1. 5Documents. The Member, or anyone designated by the Member, is hereby authorized to execute any necessary amendments and/or restatements of the Certificate of Formation or the certificate of conversion of the Company in accordance with the Delaware Act and cause the same to be filed in the office of the Secretary of State. The Company shall promptly execute and duly file with the proper offices in each state in which the Company may conduct the activities hereinafter authorized, one or more certificates as required by the laws of each such state in order that the Company may lawfully conduct the business, purposes and activities herein authorized in each such state and take any other action or measures necessary in such state or states for the Company to conduct such activities.

Section 1. 6Principal Office. The principal place of business and office of the Company shall be at 9400 North Broadway, Suite 600, Oklahoma City, OK 73114, or at such other place or places as may be designated by the Member. The Company shall be responsible for maintaining at the Company’s principal place of business those books and records required by the Delaware Act to be maintained there.

Section 1. 7Registered Agent and Office. The initial registered office and registered agent of the Company in the State of Delaware are as set forth in the Company’s Certificate of Formation. Such office and such agent may be changed to such place within the State of Delaware and any successor registered agent, respectively, as may be determined from time to time by the Member in accordance with the Delaware Act.

Section 1. 8Withdrawing Member. Notwithstanding anything to the contrary contained herein, the Withdrawing Member hereby resigns from the Company and withdraws as a Member. The Withdrawing Member shall cease to be a Member as of the date hereof, and shall not have any further right, interest or obligation of any kind whatsoever as a Member of the Company, and the Member hereby consents and agrees to such resignation and withdrawal of the Withdrawing Member from the Company.

Section 1. 9Member. Thunderbird Resources LP is the sole Member of the Company. No other individual, partnership, corporation, limited liability company, trust or other legal entity (each, a “Person”) shall be admitted as a member of the Company, and no additional interest in the Company shall be issued, without the prior written approval of the Member and appropriate amendments to this Agreement. The name and the address of the Member are as follows:

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Name	Address
Thunderbird Resources LP	9400 North Broadway, Suite 600 Oklahoma City, OK 73114

ARTICLE II

OPERATIONS

Section 2.1Management of the Company. Except as otherwise expressly provided for in this Agreement, the management of the business and affairs of the Company shall be vested in the Member in accordance with Section 18-402 of the Delaware Act. The Member shall have the sole and exclusive responsibility and authority for the management, conduct and operation of the Company’s business in all respects and all matters.

Section 2.2Officers. The Member may appoint one or more managers and/or officers of the Company using any titles, and may delegate all or some decision-making duties and responsibilities to such persons. Any such managers and/or officers shall serve at the pleasure of the Member. To the extent delegated by the Member, managers and/or officers shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Company. In addition, unless otherwise determined the Member, any officer(s) so appointed shall have such authority and responsibility as is generally attributable to the holders of such officers in corporations incorporated under the laws of the state of Delaware. No delegation of authority hereunder shall cause the Member to cease to be a Member.

Section 2.3Other Activities. The Member, its agents, representatives and affiliates may engage or invest in, and devote their time to, any other business venture or activity of any nature and description (independently or with others), whether or not such other activity may be deemed or construed to be in competition with the Company. The Company shall not have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity (or to the income or proceeds derived therefrom), and the pursuit thereof, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

ARTICLE III

FINANCING

Section 3.1Capital Contributions and Interests. The Member may, but shall not be required to, make capital contributions to the Company from time to time. On the date hereof the Member owns all of the membership interests in the Company.

Section 3.2Liability of the Member. Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member. Except as otherwise expressly provided in the Delaware Act, the liability of the Member shall be limited to the amount of capital contributions, if any, required to be made by

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such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

Section 3.3Benefits of Agreement. Nothing in this Agreement, and, without limiting the generality of the foregoing, in this ARTICLE III, expressed or implied, is intended or shall be construed to give to any creditor of the Company or to any creditor of the Member or any other Person whatsoever, other than the Member, the Company and Indemnified Parties (as defined in ARTICLE V) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provisions herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Member, the Company and Indemnified Parties (as defined in ARTICLE V).

ARTICLE IV

ACCOUNTING, DISTRIBUTIONS AND DISSOLUTION

Section 4.1Books, Records. The Company shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the property of the Company. Such books and records of account shall be prepared and maintained at the principal place of business of the Company or such other place or places as may from time to time be determined by the Company.

Section 4.2Bank Accounts. Funds of the Company shall be deposited in a Company account or accounts in the bank or banks as selected by the Company. Withdrawals from these bank accounts shall only be made by (i) the Member or (ii) such other parties as may be approved by the Member.

Section 4.3Distributions. The Company shall distribute funds at such times and in such amounts as it may determine.

Section 4.4Allocations. For U.S. federal income tax purposes, the income of the Company shall be allocated to the Member.

Section 4.5Tax Classification. The Company shall be treated as an entity disregarded as separate from its owner for U.S. federal income tax purposes.

Section 4.6Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the written consent of the Member.

ARTICLE V

INDEMNIFICATION

Section 5.1Indemnification.

(a)To the fullest extent permitted by law, none of the Member or its respective directors, officers, owners, employees, agents or representatives shall have any liability,

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responsibility or accountability in damages or otherwise to the Member or the Company for, and the Company agrees to indemnify, pay, protect and hold harmless the Member and its respective directors, officers, owners, employees, agents or representatives (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Parties or the Company) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Parties or the Company in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of an Indemnified Party when acting on behalf of the Company, to the extent that such Indemnified Party acted in good faith and in a manner that such Indemnified Party reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, if such Person had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnified Party acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 5.1(a) shall be made only out of the assets of the Company.

(b)The provision of advances from the Company’s funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnified Party in the performance of his, her or its duties or provision of his, her or its services on behalf of the Company; and (ii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 5.1(b) in cases in which such Indemnified Party would not be entitled to indemnification under Section 5.1(a). If advances are permissible under this Section 5.1(b), the Indemnified Party shall furnish the Company with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Company for, or otherwise request the Company to pay, at any time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party is entitled to indemnification under Section 5.1(a). The Company shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received by the Company and the Company’s rights to repayment of such amounts shall be secured by the Indemnified Party’s interest in the Company.

(c)The indemnification provided by this Section 5.1 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnified Party’s capacity as (i) a present or former director of the Company, (ii) a present or former Member, (iii) a present or former officer of the Company, or (iv) a Person serving at the request of the Company in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (iii), and as to actions in any other capacity, and shall continue as to an Indemnified Party who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Party.

(d)The Company may purchase and maintain insurance, on behalf of the members of the directors, officers and such other persons as the Member shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities or such person’s activities on behalf of the Company, regardless of whether the

6

Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

(e)In no event may an Indemnified Party subject any Members of the Company to personal liability by reason of the indemnification provisions of this Agreement.

Section 5.2Liability. The Member acknowledges and agrees that the relationship of the Member to the Company is, to the maximum extent permissible under the Delaware Act, contractual in nature and not fiduciary. Accordingly, pursuant to Section 18-1101 of the Delaware Act, the Member agrees that to the maximum extent permissible under the Delaware Act, the Member shall not have any fiduciary duty, or any other similar duties or obligations, to the Company or any other person.

ARTICLE VI

MISCELLANEOUS

Section 6.1Amendment, Modification, Waiver or Termination. Except as otherwise provided in this Agreement, no amendment, modification, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing and signed by the Member.

Section 6.2Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns.

Section 6.3Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the internal laws of the State of Delaware, without giving effect to conflict of law or choice of law principles of such State that might apply to the law of another jurisdiction, and all rights and remedies shall be governed by those laws. The provisions of the Delaware Act are to be controlling as to any matters not set forth in this Agreement.

Section 6.4Captions; Exhibits. Article, section and other titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and shall not be construed in any way to define, limit, extend or describe the scope of this Agreement or the intention of the provisions thereof.

Section 6.5Limitation on Rights of Others. No Person, except for the Member, the Company and the Indemnified Parties, is or is intended to be treated as, a direct, indirect, intended or incidental third party beneficiary of this Agreement for any purpose whatsoever, nor shall any other Person have any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 6.6Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability, or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable, and legal.
[Remainder of Page Intentionally Left Blank.]

7

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

MEMBER:

THUNDERBIRD RESOURCES LP

By: ______________________________________
Name:
Title:

WITHDRAWING MEMBER:

GMX RESOURCES INC.

By: ______________________________________
Name:
Title:

Signature Page to Amended and Restated LLC Agreement of Diamond Blue Drilling LLC

8

Exhibit K

Certificate of Formation of Thunderbird Resources GP Sub LLC

1

Case: 13-11456 Doc: 971-11 Filed: 01/07/14 Page: 2 of 3

Delaware

PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "THUNDERBIRD RESOURCES GP SUB LLC", FILED IN THIS OFFICE ON THE TWELFTH DAY OF DECEMBER, A.D. 2013, AT 12:41 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5447902 8100

AUTHENTICATION: 0975333

131416211

DATE: 12-12-13

You may verify this certificate online
at corp.delaware.gov/authver.shtml

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CERTIFICATE OF FORMATION
OF
THUNDERBIRD RESOURCES GP SUB LLC
This Certificate of Formation, dated December 12, 2013, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.	Name. The name of the Company is “Thunderbird Resources GP Sub LLC”.

2.	Registered Office and Registered Agent. The address of the registered office of the Company required to be maintained by Section 18-104 of the Delaware Act is:

1675 South State Street, Suite B
Dover, Kent County, Delaware 19901

The name and address of the registered agent of the Company for service of process required to be maintained by Section 18-104 of the Delaware Act are:

Capitol Services, Inc.
1675 South State Street, Suite B
Dover, Kent County, Delaware 19901

3.
Effective Time. The effective time of the formation of the Company contemplated hereby is immediately upon the filing of this Certificate of Formation with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on December 12, 2013.

/s/ L. M. Wilson
Name: L. M. Wilson
Title: Authorized Person

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Exhibit L

Limited Liability Company Agreement of Thunderbird Resources GP Sub LLC

1

LIMITED LIABILITY COMPANY AGREEMENT

OF

THUNDERBIRD RESOURCES GP SUB LLC

Dated: December 12, 2013

LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Thunderbird Resources GP Sub LLC, a Delaware limited liability company (the “Company”), by GMX Resources Inc., an Oklahoma corporation, as the Company’s sole member (the “Member”).
ARTICLE I

ORGANIZATION AND PURPOSE
Section 1. 1Formation. The Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the “Delaware Act”), by the filing of a Certificate of Formation for the Company with the Secretary of State of the State of Delaware on December 12, 2013. The Member hereby adopts and ratifies the Certificate of Formation, as amended, and all acts taken in connection with such filing.

Section 1. 2Name. The name of the Company is “Thunderbird Resources GP Sub LLC”.

Section 1. 3Term. The term of the Company shall be deemed to have commenced on the filing of the Certificate of Formation in the office of Secretary of State of the State of Delaware and shall continue in perpetuity, unless sooner dissolved as specified in Section 4.6 hereof.

Section 1. 4Purposes and Scope of Business. The business and purposes of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the Delaware Act.

Section 1. 5Documents. The Member, or anyone designated by the Member, is hereby authorized to execute any necessary amendments and/or restatements of the Certificate of Formation in accordance with the Delaware Act and cause the same to be filed in the office of the Secretary of State of the State of Delaware. The Company shall promptly execute and duly file with the proper offices in each state in which the Company may conduct the activities hereinafter authorized, one or more certificates as required by the laws of each such state in order that the Company may lawfully conduct the business, purposes and activities herein authorized in each such state and take any other action or measures necessary in such state or states for the Company to conduct such activities.

Section 1. 6Principal Office. The principal place of business and office of the Company shall be at 9400 North Broadway, Suite 600, Oklahoma City, OK 73114, or at such other place or places as may be designated by the Member. The Company shall be responsible for maintaining at the Company’s principal place of business those books and records required by the Delaware Act to be maintained there.

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Section 1. 7Registered Agent and Office. The initial registered office and registered agent of the Company in the State of Delaware are as set forth in the Company’s Certificate of Formation. Such office and such agent may be changed to such place within the State of Delaware and any successor registered agent, respectively, as may be determined from time to time by the Member in accordance with the Delaware Act.

Section 1. 8Member. GMX Resources Inc. is the sole Member of the Company. No other individual, partnership, corporation, limited liability company, trust or other legal entity (each, a “Person”) shall be admitted as a member of the Company, and no additional interest in the Company shall be issued, without the prior written approval of the Member and appropriate amendments to this Agreement. The name and the address of the Member are as follows:

Name	Address
GMX Resources Inc.	9400 North Broadway, Suite 600 Oklahoma City, OK 73114

ARTICLE II

OPERATIONS

Section 2.1Management of the Company. Except as otherwise expressly provided for in this Agreement, the management of the business and affairs of the Company shall be vested in the Member in accordance with Section 18-402 of the Delaware Act. The Member shall have the sole and exclusive responsibility and authority for the management, conduct and operation of the Company’s business in all respects and all matters.

Section 2.2Officers. The Member may appoint one or more managers and/or officers of the Company using any titles, and may delegate all or some decision-making duties and responsibilities to such persons. Any such managers and/or officers shall serve at the pleasure of the Member. To the extent delegated by the Member, managers and/or officers shall have the authority to act on behalf of, bind, and execute and deliver documents in the name and on behalf of the Company. In addition, unless otherwise determined the Member, any officer(s) so appointed shall have such authority and responsibility as is generally attributable to the holders of such officers in corporations incorporated under the laws of the state of Delaware. No delegation of authority hereunder shall cause the Member to cease to be a Member.

Section 2.3Other Activities. The Member, its agents, representatives and affiliates may engage or invest in, and devote their time to, any other business venture or activity of any nature and description (independently or with others), whether or not such other activity may be deemed or construed to be in competition with the Company. The Company shall not have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity (or to the income or proceeds derived therefrom), and the pursuit thereof, even if competitive with the business of the Company, shall not be deemed wrongful or improper.

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ARTICLE III

FINANCING

Section 3.1Capital Contributions and Interests. The Member may, but shall not be required to, make capital contributions to the Company from time to time. On the date hereof the Member owns all of the membership interests in the Company.

Section 3.2Liability of the Member. Except as otherwise expressly provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member. Except as otherwise expressly provided in the Delaware Act, the liability of the Member shall be limited to the amount of capital contributions, if any, required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement.

Section 3.3Benefits of Agreement. Nothing in this Agreement, and, without limiting the generality of the foregoing, in this ARTICLE III, expressed or implied, is intended or shall be construed to give to any creditor of the Company or to any creditor of the Member or any other Person whatsoever, other than the Member, the Company and Indemnified Parties (as defined in ARTICLE V) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provisions herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Member, the Company and Indemnified Parties (as defined in ARTICLE V).

ARTICLE IV

ACCOUNTING, DISTRIBUTIONS AND DISSOLUTION

Section 4.1Books, Records. The Company shall maintain, or cause to be maintained, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Company) in which shall be entered fully and accurately each and every financial transaction with respect to the ownership and operation of the property of the Company. Such books and records of account shall be prepared and maintained at the principal place of business of the Company or such other place or places as may from time to time be determined by the Company.

Section 4.2Bank Accounts. Funds of the Company shall be deposited in a Company account or accounts in the bank or banks as selected by the Company. Withdrawals from these bank accounts shall only be made by (i) the Member or (ii) such other parties as may be approved by the Member.

Section 4.3Distributions. The Company shall distribute funds at such times and in such amounts as it may determine.

Section 4.4Allocations. For U.S. federal income tax purposes, the income of the Company shall be allocated to the Member.

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Section 4.5Tax Classification. The Company shall be treated as an entity disregarded as separate from its owner for U.S. federal income tax purposes.

Section 4.6Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the written consent of the Member.

ARTICLE V

INDEMNIFICATION

Section 5.1Indemnification.

(a)To the fullest extent permitted by law, none of the Member or its respective directors, officers, owners, employees, agents or representatives shall have any liability, responsibility or accountability in damages or otherwise to the Member or the Company for, and the Company agrees to indemnify, pay, protect and hold harmless the Member and its respective directors, officers, owners, employees, agents or representatives (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Parties or the Company) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Parties or the Company in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of an Indemnified Party when acting on behalf of the Company, to the extent that such Indemnified Party acted in good faith and in a manner that such Indemnified Party reasonably believed to be in and not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, if such Person had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnified Party acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 5.1(a) shall be made only out of the assets of the Company.

(b)The provision of advances from the Company’s funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnified Party in the performance of his, her or its duties or provision of his, her or its services on behalf of the Company; and (ii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 5.1(b) in cases in which such Indemnified Party would not be entitled to indemnification under Section 5.1(a). If advances are permissible under this Section 5.1(b), the Indemnified Party shall furnish the Company with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Company for, or otherwise request the Company to pay, at any time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party is entitled to indemnification under Section 5.1(a). The Company shall pay any and all such bills and honor any and all such requests for payment within 60 days

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after such bill or request is received by the Company and the Company’s rights to repayment of such amounts shall be secured by the Indemnified Party’s interest in the Company.

(c)The indemnification provided by this Section 5.1 shall be in addition to any other rights to which an Indemnified Party may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnified Party’s capacity as (i) a present or former director of the Company, (ii) a present or former Member, (iii) a present or former officer of the Company, or (iv) a Person serving at the request of the Company in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (iii), and as to actions in any other capacity, and shall continue as to an Indemnified Party who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Party.

(d)The Company may purchase and maintain insurance, on behalf of the members of the directors, officers and such other persons as the Member shall determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Company’s activities or such person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such person against such liability under the provisions of this Agreement.

(e)In no event may an Indemnified Person subject any Members of the Company to personal liability by reason of the indemnification provisions of this Agreement.

Section 5.2Liability. The Member acknowledges and agrees that the relationship of the Member to the Company is, to the maximum extent permissible under the Act, contractual in nature and not fiduciary. Accordingly, pursuant to Section 18-1101 of the Act, the Member agrees that to the maximum extent permissible under the Act, the Member shall not have any fiduciary duty, or any other similar duties or obligations, to the Company.

ARTICLE VI

MISCELLANEOUS

Section 6.1Amendment, Modification, Waiver or Termination. Except as otherwise provided in this Agreement, no amendment, modification, waiver or termination of this Agreement, or any part hereof, shall be effective unless made in writing and signed by the Member.

Section 6.2Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns.

Section 6.3Governing Law. This Agreement shall be governed by, construed under, and enforced in accordance with the internal laws of the State of Delaware, without giving effect to conflict of law or choice of law principles of such State that might apply to the law of another jurisdiction, and all rights and remedies shall be governed by those laws. The provisions of the Delaware Act are to be controlling as to any matters not set forth in this Agreement.

Section 6.4Captions; Exhibits. Article, section and other titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and shall not be

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construed in any way to define, limit, extend or describe the scope of this Agreement or the intention of the provisions thereof.

Section 6.5Limitation on Rights of Others. No Person, except for the Member, the Company and the Indemnified Parties, is or is intended to be treated as, a direct, indirect, intended or incidental third party beneficiary of this Agreement for any purpose whatsoever, nor shall any other Person have any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 6.6Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable, or illegal under any existing or future law, such invalidity, unenforceability, or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable, and legal.
[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the Member has caused this Limited Liability Company Agreement to be duly executed as of the day and year first written above.

GMX RESOURCES INC.

By: /s/ Michael J. Rohleder_______________
Name: Michael J. Rohleder
Title: President

Signature Page to LLC Agreement of Thunderbird Resources GP Sub LLC

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Exhibit M

Management Incentive Plan

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THUNDERBIRD MANAGEMENT HOLDCO LP
MANAGEMENT INCENTIVE PLAN
ARTICLE I.

PURPOSE

The purpose of this Thunderbird Management Holdco LP Management Incentive Plan (the “Plan”) is to promote the interests of Thunderbird Management Holdco LP, a Delaware limited partnership (the “Partnership”), and its Affiliates (including Thunderbird Resources LP) by (i) attracting and retaining officers, directors, managers, employees, consultants, advisors and independent contractors (and prospective officers, directors, managers, employees, consultants, advisors and independent contractors) of the Partnership and its Affiliates and (ii) enabling such persons to acquire an equity interest in and participate in the long-term growth and financial success of the Partnership and certain Affiliates. The Plan is not intended to preclude other management incentive awards and programs. Capitalized terms used but not otherwise defined herein shall have the meaning attributed to them under the LP Agreement.
ARTICLE II.

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:
“Cause” shall mean, in the case of a Participant who has a severance, employment or similar agreement with the Partnership or one of its Affiliates in effect at the time of the Participant’s termination of employment, the definition of “Cause” set forth in such agreement. Otherwise, “Cause” shall mean the following, in each case, as reasonably determined by the General Partner in its sole discretion:
(a)committing fraud or gross negligence that, in the case of gross negligence, has a material adverse effect on the business or financial condition of the Partnership or any of its Affiliates;

(b)making a willful material misrepresentation to the General Partner or the board of directors (or other governing body) of any Affiliate of the Partnership;

(c)refusing to comply with any material obligations under any agreement between the Participant and the Partnership or any of its Affiliates, or to comply with a reasonable and lawful instruction of the General Partner or the board of directors (or other governing body) of any Affiliate of the Partnership;

(d)engaging in any conduct or committing any act that is materially injurious or detrimental to the substantial interest of the Partnership or any of its Affiliates;

(e)being convicted of, or entry of a pleading of guilty or no contest to, any (i) felony, (ii) lesser crime of which fraud or dishonesty is a material element or (iii) crime of moral turpitude; or

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(f)failing substantially to comply with any written rules, regulations, policies or procedures of the Partnership or any of its Affiliates furnished to the Participant that, if not complied with, could reasonably be expected to have a material adverse effect on the business of the Partnership or any of its Affiliates.

“Effective Date” shall have the meaning set forth in ARTICLE X.A of the Plan.
“Employment” and “termination of Employment” and similar references shall mean, respectively, service with and termination of service from the Partnership and its Affiliates. For this purpose, “service” shall include service as an officer, director, manager, employee, consultant, advisor or independent contractor. All determinations regarding Employment and service (for purposes of administering the Plan or any Profits Interest Award Agreement) shall be made by the General Partner in its sole discretion. In addition, the General Partner shall, in its sole discretion, determine whether or not a leave of absence is a termination of Employment for purposes of administering the Plan or any Profits Interest Award Agreement.
“LP Agreement” shall mean the Amended and Restated Agreement of Limited Partnership of Thunderbird Management Holdco LP, dated as of January [__], 2014, as amended from time to time.
“Participant” shall mean any Person who is eligible for, and selected by the General Partner, in its sole discretion, to receive, an award of Profits Interest Units under the Plan.
“Partnership” shall mean Thunderbird Management Holdco LP, a Delaware limited partnership.
“Plan” shall mean this Thunderbird Management Holdco LP Management Incentive Plan.
ARTICLE III.

ADMINISTRATION
.
A.Generally. The Plan shall be administered by the General Partner. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the General Partner by the Plan, the General Partner shall have full power and authority to:

1.designate Participants;

2.designate those Affiliates of the Partnership or other entities whose officers, directors, employees or consultants may participate in the Plan;

3.determine the number and type of Units, including the applicable Profits Interest Hurdle, to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, any award under the Plan;

4.determine the terms and conditions of any award under the Plan;

5.determine the amount of appreciation to which any Profits Interest Unit is entitled pursuant to such award (it being understood that the General Partner may limit the amount of

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appreciation if and to the extent set forth in the LP Agreement or applicable Profits Interest Award Agreement);

6.determine and/or increase the vested portion of any award under the Plan;

7.determine whether, to what extent, and under what circumstances awards under the Plan may be settled in cash, Units, other securities or other property, or canceled, forfeited, suspended or repurchased and the method or methods by which the awards under the Plan may be settled, canceled, forfeited, suspended or repurchased;

8.determine and make tax allocations with respect to the Profits Interest Units pursuant to and in accordance with the LP Agreement, the applicable Profits Interest Award Agreement and the Plan;

9.make appropriate adjustments in order to minimize the accounting impact of the Profits Interest Units and/or any other awards under the Plan; provided, that any adjustment that would materially impair the aggregate economic benefit to be delivered to holders of the Profits Interest Units under the Plan shall require the consent of the holders of a majority of the Profits Interest Units;

10.interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan and any Profits Interest Award Agreement or other instrument or agreement relating to, or any award made under, the Plan;

11.establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

12.make any other determination and take any other action that the General Partner, in its sole discretion, deems necessary or desirable for the administration of the Plan.

B.Conclusive and Binding. Unless otherwise expressly provided in the Plan or the LP Agreement, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any award made under the Plan shall be within the sole discretion of the General Partner, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Partnership and its Affiliates, any Participant, any holder of Units, and any holder or beneficiary of any award made under the Plan. Such designations, determinations, interpretations and decisions by the General Partner need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

C.Limitations on Liability. The General Partner shall not be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any award granted hereunder.

D.Delegation. Subject to the terms of the Plan, the provisions of any Profits Interest Award Agreement and applicable law, the General Partner may delegate all or any part of its responsibilities and powers hereunder to one or more officers or managers of the Partnership or any Affiliate, or to a committee of such officers or managers, subject to such terms and limitations as the General Partner shall determine. Any such delegation may be revoked by the General Partner at any time.

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ARTICLE IV.

PROFITS INTEREST UNITS

A.Profits Interest Units. Subject to adjustment as set forth in ARTICLE IV.B below, the aggregate number of Profits Interest Units available for awards under the Plan shall be [__] Units (the “Initial Pool”).1 The Initial Pool may be modified from time to time by the General Partner in its sole discretion, and any such modification shall not constitute an amendment to the Plan. Awards may be made under the Plan with respect to any class of Unit established under the LP Agreement and made available by the LP Agreement for grants under the Plan.

B.Adjustments. In the event that there shall be any sale or other extraordinary distribution (whether in the form of cash, Units, equity, other interests in the Partnership or its Affiliates or other property), recapitalization, “stock” split, reverse “stock” split, reorganization, merger, consolidation, spin-off, combination, repurchase, increase in capital contribution, exchange of ownership interests in the Partnership or its Affiliates, or other similar transaction or event (including changes to capital structure and acquisitions and dispositions of businesses of the Partnership or its Affiliates) affecting the Profits Interest Units, the General Partner shall make such equitable adjustments to the number and terms (including the Profits Interest Hurdle and any other applicable performance goals, targets or measures) of Profits Interest Units issued pursuant to the Plan that the General Partner, in its sole discretion, deems necessary or advisable to prevent inappropriate dilution or enlargement of the economic interest represented by such Profits Interest Units; provided, however, that an adjustment shall be permitted, but shall not be required, to be made for the issuance of any Profits Interest Units or the issuance of any Units for consideration made in accordance with the LP Agreement. Adjustments made by the General Partner pursuant to this ARTICLE IV.B shall be conclusive and binding for all purposes.

ARTICLE V.

ELIGIBILITY

Any Person who is an officer, director, manager, employee, consultant, advisor or independent contractor providing services to the Partnership or its Affiliates (or any prospective officer, director, manager, employee, consultant, advisor or independent contractor who has accepted an offer of employment or consultancy from the Partnership or its Affiliates) shall be eligible to be designated as a Participant in the Plan by the General Partner.

____________________
1 The Initial Pool shall be the same number of Units as under the Resources LP Agreement available pool, to be calculated based on 5-10% on a fully diluted basis.

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ARTICLE VI.

PROFITS INTEREST UNITS AWARDS

The General Partner may issue or approve the transfer of Profits Interest Units to a Participant pursuant to a Profits Interest Award Agreement, upon such terms as the General Partner deems appropriate and consistent with the Plan. The following provisions are applicable to Profits Interest Units, except as specified otherwise in the applicable Profits Interest Award Agreement:
A.General Requirements for Profits Interest Units. Profits Interest Units will be issued pursuant to a Profits Interest Award Agreement. The General Partner may establish conditions under which restrictions on Profits Interest Units shall lapse over a period of time or according to such other criteria as the General Partner deems appropriate in its sole discretion, and which shall be set forth in the applicable Profits Interest Award Agreement.

B.Number of Profits Interest Units. The General Partner shall determine the number of Profits Interest Units to be issued or transferred and the restrictions applicable to such award.

C.Requirement of Employment. Except as otherwise set forth in a Profits Interest Award Agreement, (i) if a Participant’s Employment is terminated, all Profits Interest Units granted to such Participant which remain unvested shall be canceled and forfeited without consideration, and (ii) if a Participant’s Employment is terminated by the Partnership or an Affiliate for Cause, all Profits Interest Units granted to such Participant, whether vested or unvested, shall be canceled and forfeited without consideration. Notwithstanding any provision of the Plan to the contrary, upon the termination of a Participant’s Employment with the Partnership or an Affiliate, such Participant’s vested Profits Interest Units shall be subject to cancellation and/or repurchase by the Partnership in the manner and for the consideration provided in Section [4.3] of the LP Agreement. The General Partner may provide for complete or partial exceptions to the requirements of this ARTICLE VI. C as it deems appropriate in its sole discretion.

D.Restrictions on Transfer. A Participant may not transfer Profits Interest Units, except as permitted under the LP Agreement or the applicable Profits Interest Award Agreement, or with the express consent of the General Partner, subject to such rules as the General Partner may adopt to preserve the purposes of the Plan. As a condition to any permitted transfer, the transferees of such Profits Interest Units must agree in writing (which writing must be delivered to the Partnership) to be bound by the provisions of the LP Agreement and the Plan (unless such transfer is pursuant to applicable laws of descent and distribution, in which case, such writing shall be entered into and delivered to the Partnership as soon as reasonably possible after such transfer). If so determined by the General Partner, any transfer of Profits Interest Units shall comply with Rule 701 promulgated under the Securities Act. All Profits Interest Units shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, and may not be transferred except in compliance with the registration requirements of the Securities Act or an exemption therefrom, and any applicable state blue sky laws. In addition to the legend set forth in Section [3.4] of the LP Agreement, any certificates or instruments evidencing Profits Interest Units shall also bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE/INSTRUMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS SET FORTH IN

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THE ISSUER’S EQUITY INCENTIVE PLAN AND AN AWARD LETTER WITH THE ISSUER, A COPY OF EACH OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”
The legend set forth above regarding the Plan shall be removed from any certificates or instruments evidencing any securities which cease to be Profits Interest Units. Unless waived by the General Partner, in its sole discretion, no holder of Profits Interest Units may transfer any Profits Interest Units (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Partnership an opinion of counsel reasonably acceptable in form and substance to the Partnership (which counsel will be reasonably acceptable to the Partnership) that registration under the Securities Act is not required in connection with such transfer. If such opinion of counsel, reasonably acceptable in form and substance to the Partnership, further states that no subsequent transfer of such Profits Interest Units will require registration under the Securities Act, if applicable, the Partnership will promptly upon such transfer deliver new certificates or instruments for such securities which do not bear the Securities Act legend set forth above. Any transfer or attempted transfer of any Profits Interest Units in violation of any provision of the Plan or the LP Agreement shall be null and void ab initio, and the Partnership shall not record such transfer on its books or treat any purported transferee of such Profits Interest Units as the owner of such securities for any purpose.
E.No Voting. Profits Interest Units shall not grant the holder thereof any right to vote, unless otherwise set forth in the LP Agreement.

ARTICLE VII.

FUTURE AWARD OF ADDITIONAL CLASSES OF UNITS

The General Partner reserves the right, from time to time in the future, and in its sole discretion, to award additional classes of Units to Participants. In that event, the terms of the Plan shall be applied without the need of any further amendments thereto (and without any need to obtain the consent of any existing Participants), as if such additional classes of Units were Profits Interest Units described hereunder, except as the applicable award agreements with respect to such additional classes of Units may otherwise provide.
ARTICLE VIII.

AMENDMENT AND TERMINATION

The General Partner may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that any such amendment, alteration, suspension, discontinuance or termination that would materially adversely affect the rights of any Participant with respect to outstanding Profits Interest Units shall not to that extent be effective without the written consent of a majority-in-interest of all such adversely affected Participants; provided, further, that such consent shall not be required with respect to an amendment made to conform the Plan to the LP Agreement, as currently in effect or as such agreement may subsequently be amended, or with respect to an amendment made to comply with applicable Law. Nothing in the Plan or in any Profits Interest Award Agreement shall require the consent of any holder of any Profits Interest Unit to any amendment to, or restatement of, the LP Agreement.

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ARTICLE IX.

GENERAL PROVISIONS

A.No Rights to Awards. No Person shall have any claim to receive any award under the Plan. There is no obligation for uniformity of treatment of Participants regarding the number of Profits Interest Units awarded. The terms and conditions of awards made under the Plan need not be the same with respect to each Participant.

B.Joinder to LP Agreement; Section 83(b) Election. Unless the General Partner determines otherwise, as a condition to the issue or transfer of any Profits Interest Unit, each Participant will be required to (i) become a party to the LP Agreement and (ii) execute and deliver a timely, valid election under Section 83(b) of the Code to both the Internal Revenue Service and the Partnership within 30 days after such issuance or transfer. The issuance or transfer of Profits Interest Units to any Participant who either fails to become party to the LP Agreement and/or fails to make such a valid and timely election under Section 83(b) of the Code shall be void ab initio.

C.Tax Withholding. A Participant shall be required to pay to the Partnership or any Affiliate, and the Partnership and its Affiliates shall have the right and are hereby authorized to withhold from any payment due or transfer made under any Profits Interest Award Agreement, under the Plan or from any other amount owing to a Participant (including in connection with any transfers), the amount (in cash, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of a Profits Interest Unit, or any payment or transfer under a Profits Interest Award Agreement or the Plan. The General Partner in its discretion may condition (i) the award of a Profits Interest Unit or (ii) the vesting or transferability of Profits Interest Units, on the Participant making satisfactory arrangements for such withholding taxes. The Partnership and its Affiliates shall have the right and are hereby authorized to take such other action as may be necessary in the opinion of the General Partner to satisfy all obligations for the payment of such withholding taxes.

D.Profits Interests. Unless otherwise determined by the General Partner upon grant of an award, it is intended that the Profits Interest Units granted hereunder will constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 (or the corresponding requirements of any subsequent guidance promulgated by the United States Internal Revenue Service) and other applicable U.S. Federal income tax purposes.

E.Section 409A. This Plan is intended not to be a nonqualified deferred compensation plan under Section 409A of the Code; provided, however, to the extent that the Plan or any part thereof is deemed to be a nonqualified deferred compensation plan subject to Section 409A of the Code, (i) the provisions of the Plan shall be interpreted in a manner to the maximum extent possible to comply with Section 409A of the Code in accordance with Section 409A of the Code and (ii) the General Partner may amend the Plan for purposes of complying with Section 409A of the Code.

F.International Participants. With respect to Participants who reside or work outside of the United States of America, the General Partner may, in its sole discretion, amend the terms of the Plan or appendices hereto, or outstanding Profits Interest Units, with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Partnership or its Affiliates.

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G.No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Partnership or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the award of Profits Interest Units, securities and other types of awards, and such arrangements may be either generally applicable or applicable only in specific cases.

H.No Right to Employment. No award made hereunder shall be construed as giving a Participant the right to be retained in the employ of or in any other continuing relationship with the Partnership or any of its Affiliates.

I.Special Incentive Compensation. By acceptance of an award hereunder, each Participant shall be deemed to have agreed that such award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, life insurance, disability, severance or other employee benefit plan of the Partnership or any Affiliate of the Partnership. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such award will not affect the amount of any life insurance coverage, if any, provided by any Person on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees.

J.Compliance with Law. The General Partner may refuse to issue or transfer any Profits Interest Units if, acting in its sole discretion, it determines that the issuance or transfer of such Profits Interest Units would violate the LP Agreement or any applicable law or regulation. Without limiting the generality of the foregoing, no award of a Profits Interest Unit hereunder shall be construed as an offer to sell securities of the Partnership, and no such offer shall be outstanding, unless and until the Partnership in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable securities laws.

K.No Trust or Fund Created. Neither the Plan nor any award granted hereunder shall create or be construed to create a trust or separate fund of any kind, or a fiduciary relationship between the Partnership or any Affiliate, on the one hand, and a Participant or other Person, on the other hand.

L.Reliance on Reports. The sole member of the General Partner (and its respective designees) shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Partnership and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Partnership or the General Partner, other than itself.

M.Severability. If any provision of the Plan or any award made hereunder is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or award, or would disqualify the Plan or any award under any Law deemed applicable by the General Partner, such provision shall be construed or deemed amended to conform to the applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the General Partner, materially altering the intent of the Plan or the award, such provision shall be stricken as to such jurisdiction, Person or award and the remainder of the Plan and any such award shall remain in full force and effect.

N.No Amendment to LP Agreement. Neither the adoption of the Plan nor any award made hereunder shall restrict in any way the adoption of any amendment to the LP Agreement in accordance with the terms of the LP Agreement.

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O.Conflict Between the Plan and the LP Agreement. The Plan is subject to the LP Agreement, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the LP Agreement, the applicable terms and provisions of the LP Agreement will govern and prevail.

P.Headings. Headings are used herein solely as a convenience to facilitate reference and shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Q.Interpretation. The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

R.Gender. Except where otherwise indicated by the context, any masculine term used herein shall also include the feminine.

S.Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Profits Interest Award Agreement shall be determined in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

T.DISPUTE RESOLUTION; CONSENT TO JURISDICTION. ALL DISPUTES BETWEEN OR AMONG ANY PERSONS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLAN, ANY PROFITS INTEREST AWARD AGREEMENT OR ANY AWARD HEREUNDER (INCLUDING ANY INTERPRETATION OF THE LP AGREEMENT AS IT PERTAINS TO THE PROFITS INTEREST UNITS AWARDED UNDER THIS PLAN) SHALL BE SOLELY AND FINALLY SETTLED BY THE GENERAL PARTNER, ACTING IN GOOD FAITH, THE DETERMINATION OF WHICH SHALL BE FINAL. ANY MATTERS NOT COVERED BY THE PRECEDING SENTENCE, BUT WHICH ARISE UNDER THE LP AGREEMENT SHALL BE SOLELY AND FINALLY SETTLED IN ACCORDANCE WITH THE LP AGREEMENT, AND EACH PERSON ACCEPTING AN AWARD UNDER THE PLAN AND THE PARTNERSHIP CONSENT TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN WILMINGTON, DELAWARE AS THE EXCLUSIVE JURISDICTION WITH RESPECT TO MATTERS ARISING OUT OF OR RELATED TO THE ENFORCEMENT OF THE GENERAL PARTNER’S DETERMINATIONS AND RESOLUTION OF MATTERS, IF ANY, RELATED TO THE PLAN OR THE LP AGREEMENT NOT REQUIRED TO BE RESOLVED BY THE GENERAL PARTNER. EACH SUCH PERSON HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE LAST KNOWN ADDRESS OF SUCH PERSON, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.

ARTICLE X.

TERM OF THE PLAN

A.Effective Date. The Plan, when approved by the General Partner, shall be effective as of January [__], 2014 (the “Effective Date”).

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B.Expiration Date. No award shall be made under the Plan after January [__], 2024. Unless otherwise expressly provided in the Plan or in an applicable Profits Interest Award Agreement, any Profits Interest Unit awarded hereunder or otherwise subject hereto may, and the authority of the General Partner to amend, alter, adjust, suspend, discontinue or terminate any conditions or rights under any such Profits Interest Unit shall, continue after January [__], 2024.

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Exhibit N

Proposed Directors and Officers of Reorganized GMXR

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Pursuant to Section 5.14 of the Debtors’ First Amended Joint Plan of Reorganization of GMX Resources Inc. and Its Debtor Subsidiaries under Chapter 11 of the Bankruptcy Code and section 1129(a)(5) of the Bankruptcy Code, and subject to confirmation of the Plan and occurrence of the Effective Date, this Plan Supplement sets forth the composition of the proposed initial Reorganized GMXR Board,1 a description of officers of Reorganized GMXR and the nature of the compensation to be paid to any such director or officer that is an “insider” as such term is defined in section 101(31) of the Bankruptcy Code.

Proposed Members of the Reorganized GMXR Board2

•
David Baggett: David Baggett is the founder and managing partner of Opportune LLP, a consulting firm specializing in assisting energy clients with corporate finance, complex financial reporting, process and technology, strategy and organization, dispute resolution, enterprise risk, tax and outsourcing. On May 28, 2013, Mr. Baggett was appointed as GMXR’s Retained Person pursuant to the DIP Facility Agreement and subsequently appointed as GMXR’s Chief Restructuring Officer. Prior to founding Opportune, Mr. Baggett was the President, COO and CFO of a consolidation of construction companies comprising the largest residential plumbing and mechanical company in the United States with 6,000 employees in 35 locations. Mr. Baggett has over 30 years of business experience, including six years as a partner with Deloitte & Touche and six years as a senior executive in the energy industry. Mr. Baggett serves on the board of directors of North Star Energy and Marlin Midstream GP, LLC (MLP) and previously served on the boards of AMPAM, Genesis Energy MLP, Encore Energy Partners (MLP) and ERCOT, the independent system operator for electrical markets in Texas. Mr. Baggett also serves on the Dean’s Development Council of the Mays Business School at Texas A&M University. Mr. Baggett graduated with honors with a BBA in Accounting from Texas A&M University.

•
Mark Bankert: Mark Bankert joined Chatham Asset Management in 2008 as a senior analyst focused on high yield investments. At Chatham, Mr. Bankert is responsible for identifying and evaluating investments in the energy, paper and packaging, metals and mining and chemical sectors. Previously, Mr. Bankert held similar positions in high yield and investment grade research at KBC Financial Products, Barclays Capital, Merrill Lynch and The Industrial Bank of Japan. Mr. Bankert holds an MBA in Finance from Penn State University and a B.S. in Mathematics from Bucknell University.

•
Joe Colonnetta: Joe Colonnetta has 20 years of experience in the private equity industry as both an operator and investor, including substantial experience in identifying and acquiring a wide variety of businesses. From 1998 to August 2011, Mr. Colonnetta was employed by Hicks, Muse, Tate & Furst (renamed HM Capital Partners in 2006), a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as a partner beginning in 2003. Beginning in 2004, Mr. Colonnetta was primarily responsible for Hicks Muse/HM Capital’s investments in the energy industry. Mr. Colonnetta formerly served as chairman of the following boards of directors: Regency Energy Partners, a midstream MLP operating throughout the United States; Black Brush Oil & Gas, L.P., an upstream exploration and development company operating in the South Texas Eagle Ford Shale; and TexStar Midstream Services, L.P., a midstream pipeline and services company

________________
1 All capitalized terms used by otherwise not defined herein shall have the meanings set forth in the Plan.
2 The Reorganized GMXR Board shall be comprised of five total members, all of which will be voting members.

2

operating throughout South Texas. He currently serves on the board of Dale Bakken Partners which is the General Partner of an $80 million Oil Working Interest Fund investing in the Bakken Oil Shale in North Dakota. Additionally, he serves as a Trustee on the Texas College Tuition Investment Board and the Teacher Retirement System of Texas, a $100 billion investment fund benefiting the school teachers in the State of Texas. Mr. Colonnetta graduated from the University of Houston in 1985.

•
Patrick Fleury: Patrick Fleury is a Principal with GSO Capital Partners, a leading credit-oriented alternative asset manager. Since joining GSO Capital in 2011, Mr. Fleury has been involved with public distressed, high yield and equity investments in the energy, power and commodity-related industries. Before joining GSO Capital, Mr. Fleury worked at Satellite Asset Management as a Portfolio Manager and Senior Research Analyst. Prior to joining Satellite, he was a Vice President in the Recapitalization & Restructuring Group at Jefferies & Company, Inc. Mr. Fleury began his career in the Global Energy & Power Investment Banking Group at Banc of America Securities, LLC. Mr. Fleury received a BA, magna cum laude, in Economics and Government & Legal Studies from Bowdoin College.

•	Michael J. Rohleder: Michael J. Rohleder will be the Chief Executive Officer of Reorganized GMXR and member of the board. His biography is included below in the list of officers.

Proposed Officers of Reorganized GMXR

•
Michael J. Rohleder - Chief Executive Officer: Michael Rohleder has 30 years of experience in corporate leadership and business development in the energy and technology industries. Mr. Rohleder is the President of GMX Resources and also serves as a director of the company. He joined the company in January 2008 serving in various roles including Executive Vice President of Business Development and was promoted to President and Director in June 2009. Prior to joining GMXR, Mr. Rohleder was the Senior Vice President of Worldwide Sales and Marketing for ON Semiconductor a $1.5 billion semiconductor manufacturing company. ON Semiconductor was formerly the Motorola Semiconductor Component manufacturing division headquartered in Phoenix, Arizona. Mr. Rohleder joined the company upon its separation from Motorola and was responsible for all sales and marketing, served as a member of the executive staff and was responsible for a team of over 1000 professionals based in all major technology markets throughout the world. Mr. Rohleder was the CEO of VEBA Electronics North America, a wholly owned subsidiary of VEBA AG from 1991 until 1999. During the 8 years of his leadership the North American division grew from 5 locations and $18MM in revenue to over 70 locations including offices in Canada, Mexico and South America, and revenue in excess of $2.5 billion and over 2000 employees. The growth was both organic and through the acquisition of Wyle Electronics in 1997. Prior to joining VEBA, Mr. Rohleder was the Vice President of Western Micro Technology a wholesale distributor of semiconductor components based in Cupertino, California. The company was founded in 1975 and went public in 1983. Mr. Rohleder joined the company in 1980 and was promoted to Vice President in 1982 and served in that role until 1991. Mr. Rohleder has been responsible for over $2.5 billion of capital markets activities including IPO’s, acquisitions, equity, high yield debt, and debt restructuring transactions.

•
Gary D. Jackson - Executive Vice President of Land: Gary Jackson is an Executive Vice President serving on the executive team that is responsible for creating, planning, implementing, and integrating the strategic direction of the organization. Mr. Jackson joined GMX Resources in 2005 as Land Manager and has since held positions of increasing responsibility in land, exploration, and operations. Mr. Jackson possesses an in-depth knowledge of GMXR operations gained through service in numerous GMXR executive leadership roles including Vice President of Land (2005) and Executive

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Vice President of Land (2010) during which time he was responsible for capital spending and resource recovery determinations related to exploration and development, acquisitions, business development and divestiture opportunities, and management and development of technical human capital. Mr. Jackson has broad technical and leadership experience in the oil and natural gas industry where he began working in 1966 for a variety of oilfield service companies in the southern Oklahoma oil fields. Mr. Jackson has 34 years of professional experience that began upon joining Search Drilling Company as a Senior Landman in Amarillo, Texas. Mr. Jackson held a number of senior leadership posts at several independent oil and gas companies with operations in Texas, Oklahoma, Louisiana, New Mexico, and Kansas. At the time he joined GMXR, Mr. Jackson was serving as Director of Oil and Gas for the CLS Group and as President of SAI Consulting. Mr. Jackson holds a Master of Science degree from Southern Nazarene University and earned a Bachelor’s of Business Administration degree from the University of Central Oklahoma. Over the course of his career, Mr. Jackson has volunteered his time and talents to community and religious organizations. He was inducted into the Delta Mu Delta National Business Honor Society in 1995.

•
Darrel Hardy - Chief Financial Officer: Mr. Hardy brings 32 years of oil and gas experience to the position of Chief Financial Officer. He joined GMX Resources Inc. as Controller in July 2010 and has been responsible for the areas of Finance, Accounting, Human Resources, Production Accounting and Information Technology. Prior to joining GMX, Mr. Hardy held the position of Director Consulting Services for EAG Services, Inc. (May 2007) where he provided services related to process improvement, organizational effectiveness and executive coaching. Additionally, he held management positions with Devon Energy Corporation (2007), Anadarko Petroleum Corporation (1993) and other oil and gas companies prior to 1993. Mr. Hardy’s expertise includes acquisitions, administration, human resources, information management, land administration and accounting. He began his career as an auditor for Billups, Arnn and Company. Mr. Hardy holds a Bachelor of Business Administration in Accounting from Oklahoma State University, is a Certified Public Accountant and a member of the Oklahoma Society of Certified Public Accountants.

•
G. Keith Leffel - Executive Vice President of Marketing: Mr. Leffel has 41 years of oil and gas marketing experience, and joined GMXR in 2001 as Vice President of Endeavor Pipeline, Inc. Mr. Leffel was promoted to President of Endeavor in 2008 and in 2009 was also named President of Endeavor Gathering LLC, a joint venture between GMXR and Kinder Morgan. Mr. Leffel is responsible for marketing oil, gas and liquid hydrocarbons for GMXR and operations of the company’s east Texas gathering and compression facilities. Prior to joining GMXR, Mr. Leffel was President of GKL Energy Services Company from 1985-2001, providing natural gas marketing and consulting service to the energy industry. Between 1973-1986, Mr. Leffel held various management positions with major midstream gathering and processing companies in Louisiana, Texas and Oklahoma. Mr. Leffel has extensive experience in the negotiations of gas processing, gathering, transportation, compression and sales agreements. Mr. Leffel received a BA from La. Tech University in 1972 and is a member of the Natural Gas & Energy Association of Oklahoma and Natural Gas Society of East Texas.

Nature of Officer Compensation of Reorganized GMXR

The Debtors explained in the Disclosure Statement that, unless otherwise provided in the Plan, all employment, retirement, and other agreements or arrangements in place as of the Effective Date with the Debtors’ officers, directors, or employees, who will continue in such capacities or similar capacities after the Effective Date shall remain in place after the Effective Date, as the same may be amended or modified

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from time to time after the Effective Date; provided, however, that the foregoing shall not apply to any indemnification agreements or arrangements with the Debtors’ existing or former directors and officers or any equity‑based compensation or incentive-based plan, agreement, or arrangement with any directors, officers, employees or any other parties, in each case, existing as of the Commencement Date or immediately prior to the Effective Date. The Debtors have included in the Plan Supplement the Management Incentive Plan. The primary participants of the Management Incentive Plan, including the amount, form, exercise price, allocation and vesting of such equity-based awards with respect to such primary participants, shall be decided upon by New GMXR on or after the Effective Date.

5

Exhibit O

Exit Facility Term Sheet

1

GMX RESOURCES INC.

TERM SHEET FOR PROPOSED EXIT FINANCING

GMX Resources Inc. (“GMX”) and certain of its subsidiaries (the “Debtors”) have filed petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Western District of Oklahoma (the “Bankruptcy Court”) for the purpose of effectuating a restructuring through a plan of reorganization in substantially the form on file with the Bankruptcy Court as of the date hereof (the “Plan”).
This term sheet is intended for discussion purposes only and does not constitute a commitment to lend. This term sheet is non-binding and the proposal for exit financing (the “Exit Facility”) contained herein is subject to, among other things, confirmation of the Plan (such date, the “Confirmation Date”) and the negotiation, documentation and execution of definitive documentation. Only execution and delivery of definitive documentation relating to the Exit Facility and the Plan and the other transactions contemplated hereunder and thereunder shall result in any binding or enforceable obligations of any party relating to the Exit Facility. The terms and conditions for the extension of credit described herein are dependent upon, among other things, internal authorization and approval by the appropriate credit committees for each of the Exit Lenders (as defined below). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

Parties
Borrower: Thunderbird Resources L.P. (the “Company”)[1]  The names of the reorganized entities are subject to change.
Guarantors: All obligations under the Exit Facility and the related loan and ancillary documents (the “Loan Documents”) will be unconditionally guaranteed (the “Guarantee”) jointly and severally on a first priority secured basis by Thunderbird Resources Equity Inc. (formerly known as GMX) and each subsidiary of the Company, as set forth on Annex I hereto (the “Guarantors”).
The Company and the Guarantors are collectively herein referred to as the “Obligors”.
Exit Lenders: Participation in the Exit Facility will be offered to all DIP Lenders (as defined below) and/or their respective affiliates or designees on a pro rata basis. Any shortfall shall be allocated among the participating DIP Lenders pro rata or as otherwise mutually acceptable.
Agent: Cantor Fitzgerald Securities (the “Agent”) shall act as administrative and collateral agent for the Exit Lenders under the Exit Facility.

Existing DIP Facility
DIP Facility:  GMX is a party to that certain $50,000,000 Superpriority Debtor-in-Possession Credit and Guaranty Agreement, dated as of April 4, 2013, among GMX, as borrower, the other Debtors party thereto, Cantor Fitzgerald Securities, as agent (the “DIP Agent”), and the lenders party thereto from time to time (the “DIP Lenders”) (such agreement, together with all exhibits and other ancillary documentation in respect thereof, as amended, the “DIP Facility”).

[1]The names of the reorganized entities are subject to change.

2

Exit Facility
Exit Facility:  The Exit Facility shall be comprised of a multi-draw term loan facility in an aggregate principal amount not to exceed $60 million (the “Term Loan Facility”), including a synthetic letter of credit facility of up to $1 million (the “LOC Facility”) to be used primarily to continue any letters of credit that are currently issued and outstanding under the DIP Facility. Draws under the Exit Facility shall be in a minimum amount of $5 million. Amounts paid or prepaid under the Exit Facility may not be reborrowed.
Subject to the terms and conditions herein, the proceeds of the loans (the “Exit Loans”) made under the Exit Facility will be used to pay (a) all amounts due and owing to the DIP Agent and DIP Lenders under the DIP Facility, including attorneys’ fees and expenses[2], (b) all reasonable out-of-pocket professional fees and expenses (including legal, financial advisor, appraisal and valuation-related fees and expenses) incurred by the Agent and the Exit Lenders in connection with, among other things, the preparation, negotiation, documentation and court approval of the Plan and the Exit Facility, (c) all amounts required to be paid by the Obligors in connection with the Plan and (d) to provide on-going working capital to, and for other general corporate purposes of, the Company and its subsidiaries, including to satisfy any additional cash collateral requirements under the LOC Facility.

Fees and Expenses
The Exit Facility shall provide for the customary reimbursement of the fees and expenses of the Agent as well as reimbursement for one set of lead and local counsel for the Exit Lenders in connection with the exercise of their enforcement rights and remedies.

Collateral Security
Collateral:  All obligations of the Obligors to the Exit Lenders and the Agent under the Loan Documents (the “Obligations”), including all loans made under the Exit Facility, shall at all times be entitled to a first priority security interest in substantially all assets of the Obligors, but shall be subject on a junior basis to such “permitted liens” as may be permitted under the Exit Facility.

Closing Date
The date following the Confirmation Date on which the commitments are made available for borrowings under the Exit Facility (the “Closing Date”), subject to satisfaction (or waiver by the Required Exit Lenders) of the applicable conditions precedent set forth herein; provided that in no event shall the Closing Date occur more than 30 days past the Confirmation Date, other than as result of delays in obtaining any necessary regulatory approvals.

Maturity
Borrowings shall be repaid in full, and the commitment shall terminate, on the earliest to occur (the “Maturity Date”) of, among other things, (i) the third anniversary of the Closing Date and (ii) following any applicable notice and grace periods, the acceleration of the Exit Loans and termination of the commitments under the Exit Facility as a result of the occurrence and continuance of an Event of Default thereunder.

Interest Rate/Default Interest Rate/Fees	The interest rate, default rate and fees are appended as Annex II hereto.
[2] Approximately $20 million is currently outstanding under the DIP Facility.

3

Conditions to Closing
Conditions to Closing
1. Bankruptcy and Regulatory Matters.
(a) The Bankruptcy Court shall have entered an order in form and substance reasonably acceptable to the Agent confirming the Plan, and such order (the “Confirmation Order”) shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal. The Obligors shall be in compliance in all respects with the Confirmation Order.
(b) All of the conditions precedent to the effectiveness of the Plan shall have been satisfied or waived in accordance with the terms thereof.
(c) All regulatory approvals necessary to consummate the Plan and the ownership changes contemplated thereunder shall have been obtained.
2. Customary Closing Documents.
(a) All costs, fees, expenses (including, without limitation, legal fees) and other compensation contemplated by the Loan Documents and this Term Sheet to be paid to the Agent and the Exit Lenders on the Closing Date shall have been paid to the extent due. All costs, fees, and expenses (including, without limitation, legal fees) that are due and owing as of the Closing Date under the Plan shall have been paid to the extent due.
(b) The Required Exit Lenders and the Agent shall be satisfied that the Obligors have complied with all other customary closing conditions, including, without limitation, the delivery of legal opinions, corporate records and documents from public officials, and officer’s certificates. The Exit Lenders shall have received prior to the Closing Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case reasonably satisfactory to each Exit Lender.
(c) Execution and delivery by the Obligors of the Loan Documents and promissory notes (if requested by any Exit Lender) evidencing the loans made and to be made under the Exit Facility.
(d) Such other customary conditions as are reasonably requested by the Agent to be satisfied by the Obligors prior to the Closing Date, including delivery of a reasonably acceptable budget (the “Initial Budget”) through the end of the fiscal year.
Conditions to All Loans:
(a) The Confirmation Order shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed or subject to a stay pending appeal, in each case, without the consent of the Agent.
(b) Other than proceedings relating to the approval of the Exit Facility and the Plan, there shall exist no action, litigation or proceeding pending before any arbitrator or governmental instrumentality with respect to the Exit Facility or the transactions contemplated thereby.
(c) Such other conditions customary or appropriate in the context of the proposed Exit Facility as may be reasonably requested by the Agent.

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Covenants
The covenants are expected to be largely consistent with the covenants contained in the DIP Facility, to the extent applicable, but also to include other covenants customary or appropriate in the context of the proposed Exit Facility or as otherwise reasonably required by the Agent, including, without limitation:
Information Covenants:
(a) Budget Covenant. The Company shall deliver to the Agent and each Exit Lender an annual budget which has been approved by the Board by no later than 30 days prior to the end of each fiscal year (the “Annual Budget”). Thereafter, on a quarterly basis the Company shall deliver a report/reconciliation setting forth for the immediately preceding quarter the actual and budgeted results for such quarter, together with an explanation in reasonable detail of any material variances.

Affirmative Covenants: The Obligors shall
(a) Comply in all material respects with the Confirmation Order, the Plan and the Initial and Annual Budgets.
(b) Permit reasonable access to non-privileged information (including historical information) and relevant personnel regarding strategic planning, cash and liquidity management, operational and restructuring activities, subject to customary confidentiality restrictions.
(c) Comply with such other customary affirmative covenants for an exit financing facility of this type or that are reasonably requested by the Required Exit Lenders.
Negative Covenants: The Obligors shall not
(a) Create or permit to exist any liens or encumbrances on any of their respective assets, other than existing liens which are not being satisfied or released pursuant to the Plan and any other liens permitted under the Exit Facility, including pari passu liens to secure permitted hedging arrangements.
(b) Modify or alter (i) in any material manner the nature and type of their respective businesses or the manner in which such business is conducted, or (ii) their organizational documents except as contemplated by the Plan and the Plan Supplement.
The Exit Facility shall contain such other customary negative covenants for an exit financing facility of this type or that are reasonably requested by the Required Exit Lenders.

Reps and Warranties
The Loan Documents shall contain representations and warranties substantially consistent with the DIP Facility, to the extent applicable, and other representations and warranties customary for an exit financing facility of this type or that are reasonably requested by the Required Exit Lenders.

Prepayments
Voluntary Prepayment: The Loan Documents shall permit voluntary prepayments of the Obligations.
Mandatory Prepayment: The Loan Documents shall contain mandatory prepayment provisions (or if no Exit Loans are outstanding at such time, permanent commitment reductions) with respect to, among other things, asset sales, with customary baskets and exceptions to be agreed.

Events of Default
The Loan Documents will contain Events of Default substantially consistent with the DIP Facility, to the extent applicable, and otherwise consistent with this Term Sheet and customary for an exit financing facility of this type or that are reasonably requested by the Required Exit Lenders.

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Indemnity
The Obligors shall, jointly and severally, be obligated to indemnify and hold harmless the Agent, each of the Exit Lenders, and each of their respective affiliates, officers, directors, fiduciaries, employees, agents, advisors, attorneys and representatives (each, an “Indemnified Party”) from and against all losses, claims, liabilities, damages, and expenses (including, without limitation, out-of-pocket fees and disbursements of counsel) in connection with any investigation, litigation or proceeding (including the preparation of any defense with respect thereto) arising out of or relating to the Exit Facility or the transactions contemplated in this Term Sheet, except to the extent such loss, claim, liability, damage or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, wilful misconduct or bad faith; provided that in no event shall the Exit Lenders (or any Indemnified Party claiming through such Exit Lenders, which, for the avoidance of doubt, shall not include the Agent) be entitled to reimbursement for more than one lead and one local counsel in respect of the foregoing. The Exit Lenders shall, jointly and severally, indemnify the Agent on terms substantially similar to that provided by the DIP Lenders to the DIP Agent under Section 11.08(a) of the DIP Facility

Voting
Required Exit Lenders: Except as otherwise specifically provided in the Loan Documents, the vote of Exit Lenders holding more than 50% of the aggregate undrawn commitments, outstanding Exit Loans and LOC exposure (the “Required Exit Lenders”) shall be required to amend, waive or modify the Exit Facility.

Assignments and Participations	The Loan Documents shall include rights of assignment and participation rights.
Governing Law
The Exit Facility will provide that the Obligors will submit to the jurisdiction and venue of any state or federal court of competent jurisdiction in the state, county and city of New York, borough of Manhattan; and shall waive any right to trial by jury. New York law shall govern the Loan Documents (other than security documents to be governed by local law, to be determined by the Agent).

The preceding summary of proposed terms and conditions is not intended to be all-inclusive. Any terms and conditions that are not specifically addressed above would be subject to future negotiations between the Company, the Exit Lenders and the Agent and subject to comprehensive documentation consistent with this Term Sheet and otherwise reasonably acceptable to the Agent, the Exit Lenders and the Company.

6

Annex I
Company/Borrower
Thunderbird Resources LP

Guarantors

Thunderbird Resources Equity Inc.
Endeavor Pipeline Inc.
Blue Diamond Drilling LLC

7

Annex II
Interest and Fees

Interest Rate:
All amounts outstanding under the Exit Facility will bear interest, at the Borrower’s option, as follows:
(i)at the Base Rate (which in no event shall be less than 2%) plus 8% per annum; or
(ii)at the Eurodollar Rate (which in no event shall be less than 2%) plus 8% per annum.
As used herein, the terms “Base Rate” and “Eurodollar Rate” will have meanings substantially consistent with the DIP Facility or otherwise customary and appropriate for financings of this type, and the basis for calculating accrued interest and the interest periods for loans bearing interest at the Eurodollar Rate will be substantially consistent with the DIP Facility or otherwise customary and appropriate for financings of this type.

Default Interest:	During the continuance of an Event of Default, the loans and all other outstanding obligations will bear interest at an additional 2% per annum above the interest rate otherwise applicable.
Commitment Fee:	None

Agency Fees:	$30,000 per year, plus other customary fees and out-of-pocket expenses as set forth in the Exit Facility and/or an Agency Fee Letter between the Company and the Agent.
Nature of Fees:	Non-refundable under all circumstances.
Prepayment Fee:	None.
Upfront Fee:	2% of the Term Loan Facility, including the LOC Facility
LOC Fees:	1% per annum.

8

Exhibit P

Creditor Trust Agreement

i

GMX RESOURCES CREDITOR TRUST AGREEMENT

i

ARTICLE 1    ESTABLISHMENT OF THE CREDITOR TRUST            2

1.1	Establishment of Creditor Trust and Appointment of Original Trustee 2

1.2	Transfer of Assets and Rights to the Creditor Trust. 2

1.3	Title to Creditor Trust Claims 4

1.4	Nature and Purpose of the Creditor Trust 4

1.5	Incorporation of Plan 5

1.6	Funding Expenses of the Creditor Trust 5

1.7	Appointment as Representative 6

1.8	Interest Action 6
ARTICLE 2    CREDITOR TRUST INTERESTS                        6

2.1	Allocation of Creditor Trust Interests 6

2.2	Interests Beneficial Only 6

2.3	Evidence of Beneficial Interests 6

2.4	Securities Law Registration 7

2.5	Transfers 7

2.6	Access to the Trust Register by the Creditor Trust Beneficiaries 8

2.7	Absolute Owners 8
ARTICLE 3    THE TRUSTEE                                8

3.1	Creditor Trust Proceeds 8

3.2	Collection of Income 8

3.3	Payment of Creditor Trust Expenses 8

3.4	Distributions 8

3.5	Tenure, Removal, and Replacement of the Trustee 8

3.6	Acceptance of Appointment by Successor Trustee 9

3.7	Role of the Trustee 10

3.8	Authority of Trustee 10

3.9	Limitation of Trustee’s Authority 12

3.10	Books and Records 13

3.11	Inquiries into Trustee’s Authority 13

3.12	Compliance with Laws 13

3.13	Compensation and Reimbursement of the Trustee 13

3.14	Reliance by Trustee 14

3.15	Investment and Safekeeping of Creditor Trust Assets 14

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3.16	Standard of Care; Exculpation 14
ARTICLE 4    [Reserved]                                    14
ARTICLE 5    TAX MATTERS                                14

5.1	Federal Income Tax Treatment of the Creditor Trust 15

5.2	Allocations of Creditor Trust Taxable Income 16

5.3	Tax Withholdings by Trustee 16
ARTICLE 6    DISTRIBUTIONS                                16

6.1	Distributions; Withholding 16

6.2	Manner of Payment or Distribution 17

6.3	Cash Distributions 17

6.4	Delivery of Creditor Trust Distributions 17

6.5	Disputed Claims Reserve 18
ARTICLE 7    INDEMNIFICATION                            18

7.1	Indemnification of Trustee 18
ARTICLE 8    NET CREDITOR TRUST RECOVERY                    19

8.1	No Effect on Mutuality 19

8.2	Section 502(h) 19

8.3	Net Creditor Trust Recovery 19
ARTICLE 9    REPORTING OBLIGATIONS OF TRUSTEE                20

9.1	Reports 20
ARTICLE 10    TERM; TERMINATION OF THE CREDITOR TRUST        20

10.1	Term; Termination of the Creditor Trust 20

10.2	Continuance of Trust for Winding Up 21
ARTICLE 11    AMENDMENT AND WAIVER                        21

11.1	Amendment and Waiver 21
ARTICLE 12    MISCELLANEOUS PROVISIONS                    22

12.1	Intention of Parties to Establish the Creditor Trust 22

12.2	Litigation Costs 22

12.3	Laws as to Construction 22

12.4	Jurisdiction 22

12.5	Severability 22

12.6	Notices 22

12.7	Fiscal Year 23

12.8	Construction; Usage 23

12.9	Counterparts; Facsimile; PDF 24

iii

12.10	Confidentiality 24

12.11	Entire Agreement 25

12.12	No Bond 25

12.13	Effectiveness 25

12.14	Investment Company Act 25

12.15	Successor and Assigns 25

12.16	Particular Words 25

12.17	No Execution 25

12.18	Irrevocability 26

iv

THIS CREDITOR TRUST AGREEMENT (this “Agreement”), dated as of [•], 2014, is entered into by and among:

1.
GMX Resources, Inc. (“GMX”), Diamond Blue Drilling Co (“Diamond Blue”) and Endeavor Pipeline, Inc. (“Endeavor,” together with GMX and Diamond Blue, the “Debtors” and upon the Effective Date of the Plan, the “Reorganized Debtors”);

2.	[•], as trustee (the “Original Trustee”); and

3.	the Official Committee of Unsecured Creditors (the “Creditors Committee”).

RECITALS
WHEREAS, on April 1, 2013 (the “Petition Date”), the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) with the United States Bankruptcy Court for the Western District of Oklahoma (the “Bankruptcy Court”). The Debtors’ cases are being jointly administered in the Bankruptcy Court under Case No. 13-11456-SAH (the “Chapter 11 Cases”);
WHEREAS, on [•, 2014], the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Amended Joint Chapter 11 Plan dated December 5, 2013 filed in the Chapter 11 Cases (including any supplement to such Plan and the exhibits and schedules thereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms and provisions thereof, the “Plan”);
WHEREAS, this Agreement is executed in order to establish a creditor trust (the “Creditor Trust”) pursuant to, and to effectuate certain provisions of, the Plan and the Confirmation Order;
WHEREAS, the Trustee (defined below) will hold and administer the Creditor Trust Assets (defined below) for the benefit of the Creditor Trust Beneficiaries (defined below) as contemplated by the Confirmation Order
WHEREAS, the Creditor Trust is established for the sole purpose of liquidating and distributing the Creditor Trust Assets pursuant to the Plan and this Agreement, with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Creditor Trust;
WHEREAS, the Trustee was duly appointed as a representative of the Debtors’ estates pursuant to section 1123(a)(5), (a)(7) and (b)(3)(B) of the Bankruptcy Code;
WHEREAS, the Creditor Trust is intended to qualify as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) and the advance ruling guidelines contained in Rev. Proc. 94-95, 1994-2 C.B. 684;

1

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan and the Confirmation Order, the Debtors, the Reorganized Debtors, the Original Trustee, and the Creditors’ Committee, intending to be legally bound, agree as follows:1
ARTICLE I
ESTABLISHMENT OF THE CREDITOR TRUST
1.1    Establishment of Creditor Trust and Appointment of Original Trustee.
(a)Pursuant to the Plan and the Confirmation Order, the Debtors, the Reorganized Debtors and the Original Trustee hereby establish a trust which shall be known as the “GMX Resources Creditor Trust” on behalf of and for the benefit of the Creditor Trust Beneficiaries (defined below).
(b)The Original Trustee is hereby appointed as trustee of the Creditor Trust effective as of the effective date of the Plan (the “Effective Date”) and agrees to accept and hold the Creditor Trust Claims, the Cash Distribution (defined below), and any other assets acquired by the Creditor Trust on or after the Effective Date pursuant to this Agreement or the Plan (collectively, the “Creditor Trust Assets”), in trust for the benefit of holders of Claims described in Section 5.02(a) of the Plan (collectively, the “Creditor Trust Beneficiaries”) subject to the terms of the Plan, the Confirmation Order and this Agreement. The Original Trustee and each successor trustee serving from time to time hereunder (the “Trustee”) shall have all the rights, powers and duties set forth herein and pursuant to applicable law for accomplishing the purposes of the Creditor Trust.

1.2    Transfer of Assets and Rights to the Creditor Trust.
(a)Creditor Trust Claims. As of the Effective Date, pursuant to and in accordance with section 1141 of the Bankruptcy Code, the Plan and the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, hereby irrevocably transfer, assign and deliver to the Creditor Trust all of their respective right, title and interest in and to the Creditor Trust Assets, free and clear of any and all Liens, Claims (other than Claims in the nature of setoff or recoupment), encumbrances or interests of any kind in such property of any other Person. The Trustee agrees to accept and hold the Creditor Trust Assets in trust for the Creditor Trust Beneficiaries, subject to the terms of this Agreement. In no event shall any part of the Creditor Trust Assets (including Creditor Trust Proceeds (as defined below)) revert to or be distributed to the Debtors or the Reorganized Debtors. None of the foregoing transfers to the Creditor Trust shall constitute a merger or consolidation of the Debtors’ estates or any of the respective Creditor Trust Claims, each of which shall retain its separateness following the transfer for all purposes relevant to the prosecution thereof.

In this Agreement, “Creditor Trust Claims” means (i) all Causes of Action and Avoidance Actions listed on Schedule A attached to this Agreement, or which may be otherwise asserted, by or on behalf of the

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1 Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan.

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Debtors or the Debtors’ estates against the parties appearing on Schedule A; and (ii) the right to object to (a) the amount of any superpriority adequate protection claims held by the Senior Secured Noteholders (if any such claims are asserted against the Creditor Trust Assets) and (b) claims filed against the Debtors’ estates that purport to qualify as Class 4 General Unsecured Claims under the terms of the Plan including, without limitation, pursuant to section 502(d) of the Bankruptcy Code; provided, however, that (x) notwithstanding any section 502(d) objection, the Trustee shall not bring any affirmative claim or cause of action against any person listed in Schedule B attached hereto (the “Protected Persons”), and provided further that the Trustee may (A) name any of the Debtors’ directors and officers who are Protected Persons in litigation solely as nominal defendants, if the Trustee determines, based on the written advice of counsel, that the same is necessary or required in connection with any Creditor Trust Claims that seeks recovery under the Debtors’ director and officer liability policies (the “D&O Policies”) and (B) take such action as the Trustee reasonably deems necessary, based on the advice of counsel, to preserve the proceeds of the Debtors’ D&O Policies for the benefit of the Creditor Trust Beneficiaries.
(b)Privileges. In connection with Creditor Trust Claims, any attorney-client privilege, workproduct privilege, joint interest privilege or other privilege or immunity (collectively, the “Privileges”) attaching to any documents or communications (whether written or oral) shall vest in the Trustee and its representatives, and the Reorganized Debtors and the Trustee are authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses. The Creditor Trust’s receipt of the Privileges associated with the Creditor Trust Claims shall not operate as a waiver of other privileges possessed or retained by the Debtors or the Reorganized Debtors.

(c)Documents. After the Effective Date, the Reorganized Debtors shall (i) deliver or cause to be delivered to the Creditor Trust any and all documents reasonably requested by the Trustee and related to the Creditor Trust Claims (including those maintained in electronic format and original documents; provided that with respect to original documents that are proprietary to the Reorganized Debtors and that the Reorganized Debtors require in the operation of their businesses, the Reorganized Debtors may provide copies in lieu of originals), whether held by the Debtors or the Reorganized Debtors, or their respective employees, agents, advisors, attorneys, accountants, or any other professionals and (ii) provide reasonable access to such employees of the Debtors or the Reorganized Debtors, their agents, advisors, attorneys, accountants or any other professionals hired by the Debtors or the Reorganized Debtors with knowledge of matters relevant to the Creditor Trust Claims. Upon the reasonable request of the Trustee, to the extent permitted by law, the Reorganized Debtors shall provide the Trustee with a list of all documents in connection with the Creditor Trust Claims known to it but not held by it or any of its employees, agents, advisors, attorneys, accountants or any other professionals. Such list shall contain a description of each document, to the extent feasible and permitted by law, as well as the name of the Person holding such document.

(d)Further Assurances. As promptly as practicable after the Effective Date, the Reorganized Debtors agree to (i) at the reasonable request of the Trustee, execute and/or deliver any instruments, documents, books, and records (including those maintained in electronic format and original documents as may be needed), (ii) take, or cause to be taken, all such further actions as the Trustee may reasonably request in order to evidence or effectuate the transfer of the Creditor Trust Claims and the Privileges to the Trustee and the consummation of the transactions contemplated hereby and by the Plan and to otherwise carry out the intent of the parties hereunder and under the Plan, and (iii) cooperate with the Trustee in the prosecution of the Creditor Trust Claims to the extent reasonable. Notwithstanding anything contained herein, without the express written consent of the

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Trustee, no Person or creditor of the Debtors or the Reorganized Debtors shall be permitted to assert, bring, institute, or commence any Claim or Cause of Action that is transferred to the Creditor Trust pursuant to the Plan.

1.3    Title to Creditor Trust Claims. The transfer of the Creditor Trust Assets to the Creditor Trust shall be made, as provided in the Plan and this Agreement, for the sole benefit of the Creditor Trust Beneficiaries. Upon the transfer of the Creditor Trust Assets to the Creditor Trust, the Debtors or the Reorganized Debtors, as the case may be, shall have no interest in or claim to the Creditor Trust Assets or the Creditor Trust, and the Creditor Trust shall succeed to all of the Debtors’ and the Reorganized Debtors’, as the case may be, right, title and interest in and to the Creditor Trust Assets. To the extent that any Creditor Trust Assets cannot be transferred to the Creditor Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, such Creditor Trust Assets shall be deemed to be retained by the Reorganized Debtors, and the Trustee shall be deemed to have been designated as a representative of the Reorganized Debtors pursuant to section 1123(b)(3)(B) of the Bankruptcy Code to enforce and pursue such Creditor Trust Assets on behalf of the Reorganized Debtors, and all proceeds, income and recoveries on account of any such Creditor Trust Assets shall be assets of the Creditor Trust and paid over thereto immediately upon receipt by the Reorganized Debtors, or any other Person. Notwithstanding the foregoing, all net proceeds, income, and recoveries of or on account of such Creditor Trust Assets shall be transferred to the Creditor Trust to be distributed to the Creditor Trust Beneficiaries consistent with the terms of the Plan and this Agreement.
1.4    Nature and Purpose of the Creditor Trust.
(a)Purpose. The Creditor Trust is organized and established as a trust pursuant to which the Trustee, subject to the terms and conditions contained herein and in the Plan, shall (i) hold the Creditor Trust Assets and administer the same in accordance with this Agreement and the Plan in accordance with Treasury Regulation section 301.7701-4(d) and (ii) oversee and direct the expeditious but orderly liquidation of the Creditor Trust Assets. Accordingly, the sole purpose of the Creditor Trust is to liquidate the Creditor Trust Assets with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to preserve or enhance the liquidation value of the Creditor Trust Assets, and consistent with, the liquidating purpose of the Creditor Trust.

(b)Actions of the Trustee. Subject to the terms of this Agreement, the Trustee shall, in an expeditious but orderly manner, liquidate and convert to Cash the Creditor Trust Assets, which includes, without limitation, pursuing recovery on the Creditor Trust Claims, making timely distributions and not unduly prolonging the duration of the Creditor Trust. The liquidation of the Creditor Trust Claims may be accomplished either through the prosecution, compromise and settlement, abandonment or dismissal of any or all claims, rights or causes of action, or otherwise. The Trustee shall have the absolute right to pursue, settle and compromise or not pursue any and all Creditor Trust Claims as it determines is in the best interests of the Creditor Trust Beneficiaries, and consistent with the purposes of the Creditor Trust. The Trustee shall have no liability for the outcome of any such decision except for any damages caused by gross negligence, bad faith, willful misconduct or knowing violation of law.

(c)Relationship. This Agreement is intended to create a trust and a trust relationship and the Creditor Trust is to be governed and construed in all respects as a trust. The Creditor Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Trustee, or the Creditor

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Trust Beneficiaries, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Creditor Trust Beneficiaries, on the one hand, to the Creditor Trust and the Trustee, on the other, shall not be deemed a principal or agency relationship, and their rights shall be limited to those conferred upon them by this Agreement and the Plan.

(d)No Waiver of Claims. In accordance with section 1123(b)(3) of the Bankruptcy Code, the Trustee may enforce all rights to commence and pursue, as appropriate, any and all Creditor Trust Claims after the Effective Date. Other than with respect to the Protected Persons listed in Schedule B attached hereto, and consistent with the listing for “Other Causes of Action” set forth on Schedule A attached hereto, no Person may rely on the absence of a specific reference in the Plan to any cause of action against such Person as any indication that the Trustee will not pursue any and all available causes of action against such Person consistent with the terms of this Agreement, and Schedules A and B attached hereto. Unless any such causes of action against a Person are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Trustee expressly reserves all such causes of action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches, shall apply to such causes of action upon, after, or as a consequence of the Confirmation Order. The Trustee’s objection to the allowance of any Claims filed with the Bankruptcy Court with respect to which liability, priority, and/or amount (or any objections, affirmative defenses and/or counterclaims, whether or not litigated to Final Order) are disputed shall not in any way limit the ability or the right of the Trustee to assert, commence or prosecute any cause of action that is a Creditor Trust Claim against the holder of such Claim; provided, however, that the Trustee may not assert any cause of action against a Protected Person, except as set forth in Section 1.2(a) of this Agreement. Nothing contained in the Plan, the Confirmation Order or this Agreement shall be deemed to be a waiver, release, or relinquishment of any cause of action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date, against or with respect to any Claim. The Trustee shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff, and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced or the Creditor Trust Claims had not been transferred to the Creditor Trust in accordance with the Plan, the Confirmation Order and this Agreement, and all of the Reorganized Debtor’s legal and equitable rights respecting any Claim under the Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Cases had not been commenced. Nothing in this Agreement shall be construed in a manner that is inconsistent with the Plan or the Confirmation Order.

1.5    Incorporation of Plan. The Plan and the Confirmation Order are each hereby incorporated into this Agreement and made a part hereof by this reference; provided, however, unless otherwise specified herein, to the extent that there is conflict between the provisions of this Agreement, the provisions of the Plan, and/or the Confirmation Order, each such document shall have controlling effect in the following rank order: (1) the Confirmation Order; (2) the Plan; and (3) this Agreement.
1.6    Funding Expenses of the Creditor Trust. On the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, shall transfer $1.5 million (the “Cash Distribution”) to the Creditor Trust, of which $[•] shall promptly be distributed to Creditor Trust Beneficiaries pursuant to the terms of this Agreement (the “Initial Distribution”). The remaining amount (i.e., $[•]) shall be retained by the Trustee as a reserve to finance the operations of the Creditor Trust. Thereafter, pursuant to Section 6.1 of this Agreement, the Trustee may retain such additional amounts of cash as the Trustee deems necessary for the continued operation

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of the Creditor Trust.
1.7    Appointment as Representative. Pursuant to sections 1123(a)(5)(B) and 1123(b)(3) of the Bankruptcy Code, the Plan provides for the appointment of the Trustee as the duly appointed representative of the Debtors with respect to the Creditor Trust Assets and, as such, the Trustee succeeds to all of the rights and powers of a trustee in bankruptcy with respect to prosecution of the Creditor Trust Assets for the benefit of the Creditor Trust Beneficiaries in accordance with the terms of this Agreement, the Plan, and the Confirmation Order.
1.8    Interest Action . In the event an “Interest Action” is required, the following voting procedures shall be initiated and carried out, and shall constitute an “Interest Action” for the purposes of this Agreement:
(i)    notice shall be given to each known holder of a Trust Interest at the electronic mail address indicated in the Trust Register or, if no such electronic mail address is listed, by first class U.S. mail to the mailing address indicated in the Trust Register;
(ii)    the notice shall (A) concisely set forth the matter(s) to be voted on; (B) establish a voting deadline at least fifteen (15) days following the notice date (the “Voting Deadline”); and (C) shall set forth the electronic mail address and the street mailing address of the party who is designated to receive and count votes;
(iii)     votes by holders of Trust Interests may be made either by electronic mail, first class U.S. mail or commercial delivery service to be received on or before the Voting Deadline at the respective address specified in the notice; and
(iv)    following the Voting Deadline in accordance with the above voting procedures, the outcome of an Interest Action shall be determined by the vote of Creditor Trust Beneficiaries holding a majority in amount of Trust Interests actually voting, based on votes actually received on or before the Voting Deadline. Holders of Trust Interests who vote pursuant to an Interest Action will be deemed to have voted all of their Trust Interests either in favor of, or against, the action in question, and votes may not be split.
ARTICLE 2
CREDITOR TRUST INTERESTS
2.1    Allocation of Creditor Trust Interests. The allocation and distribution of the Creditor Trust Interests shall be accomplished as set forth in the Plan and the Confirmation Order. The aggregate number and face value of Creditor Trust Interests to be distributed pursuant to the Plan shall be determined by the Trustee, consistent with the intent and purposes of the Plan, subject, however, to the approval of the Bankruptcy Court, upon notice to the Creditor Trust Beneficiaries.
2.2    Interests Beneficial Only. The ownership of a Trust Interest shall not entitle any Creditor Trust Beneficiaries to any title in the Creditor Trust Assets as such (which title shall be vested in the Trustee) or to any right to call for a partition or division of the Creditor Trust Assets or to require an accounting.
2.3    Evidence of Beneficial Interests. The Creditor Trust Interests will not be represented by certificates, securities, receipts or in any other form or manner whatsoever, except as maintained on the books and records of the Creditor Trust by the Trustee or the Registrar. All Trust Interests shall be registered in the name of the actual Creditor Trust Beneficiary in question, rather than any nominee or in “street name.” The death, incapacity or bankruptcy of any Creditor Trust Beneficiary during the term of the Creditor Trust shall

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not (i) operate to terminate the Creditor Trust, (ii) entitle the representatives or creditors of the deceased party to an accounting, (iii) entitle the representatives or creditors of the deceased party to take any action in the Bankruptcy Court or elsewhere for the distribution of the Creditor Trust Assets or for a partition thereof or (iv) otherwise affect the rights and obligations of any of the Creditor Trust Beneficiaries hereunder.
2.4    Securities Law Registration. It is intended that the Trust Interests and the entitlements hereunder, if any, of Creditor Trust Beneficiaries, shall not constitute “securities.” To the extent the Trust Interests or the entitlements of Creditor Trust Beneficiaries are deemed to be “securities,” the issuance of Trust Interests to Creditor Trust Beneficiaries or the issuance to Creditor Trust Beneficiaries of any entitlements hereunder or under the Plan (and any redistribution of any of the foregoing pursuant to the Plan or otherwise) shall be exempt, pursuant to section 1145 of the Bankruptcy Code, from registration under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state and local laws requiring registration of securities. If the Trustee determines, with the advice of counsel, that the Creditor Trust is required to comply with registration and/or reporting requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or the Investment Company Act of 1940, as amended (the “Investment Company Act”), then the Trustee shall take any and all actions to comply with such registration and reporting requirements, if any, and file reports with the Securities and Exchange Commission (the “SEC”) to the extent required by applicable law. Notwithstanding the foregoing procedure, nothing herein shall be deemed to preclude the Trustee from amending this Agreement to make such changes as are deemed necessary or appropriate by the Trustee, with the advice of counsel, to ensure that the Creditor Trust is not subject to registration and/or reporting requirements of the Securities Act, the Exchange Act, the Trust Indenture Act or the Investment Company Act, except that no amendment to this Agreement may be made which would not be permitted by Article 11 of this Agreement.
2.5    Transfers.
(a)No transfer, sale assignment, distribution, exchange, pledge, hypothecation, mortgage or other disposition (a “Transfer”) of a Trust Interest or any entitlement hereunder of a Creditor Trust Beneficiary may be effected or made except as hereinafter provided. Transfers of Trust Interests or entitlements hereunder of a Creditor Trust Beneficiary and/or under the Plan may be made (i) by operation of law or by will or the laws of descent and distribution; (ii) as provided in Bankruptcy Rule 3001 with respect to a transfer of a Claim, with written notice and evidence thereof provided to and received by the Trustee; (iii) if the Trustee has otherwise received such legal advice or other information that it, in its sole discretion, deems necessary or appropriate to assure that any other disposition shall not require the Creditor Trust to comply with the registration and reporting requirements of the Exchange Act or the Investment Company Act; (iv) if the Trustee has determined to register under such Acts, as necessary, and/or make periodic reports in order to enable such other disposition to be made; or (v) pursuant to Section 6.4(b) hereof. In the event that any such disposition is allowed, the Trustee may add such restrictions upon transfer and other terms to this Agreement as are deemed necessary or appropriate by the Trustee, with the advice of counsel, to permit or facilitate such disposition under applicable securities and other laws.

(b)The Trustee shall act as a registrar (the “Registrar”), for the purpose of recording ownership of the Trust Interests as provided for in this Agreement. The Trustee may appoint an institution to act as Registrar and pay reasonable compensation in respect of such services, upon Creditor Trust Beneficiary approval following an Interest Action pursuant to Section 1.8 hereof.

(c)The Trustee shall cause to be kept, a registry of the Creditor Trust Beneficiaries (the

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“Trust Register”) which shall be maintained pursuant to such reasonable regulations as the Trustee and the Registrar may prescribe.

2.6    Access to the Trust Register by the Creditor Trust Beneficiaries. Creditor Trust Beneficiaries and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Registrar and the Trustee and in accordance with the reasonable regulations prescribed by the Registrar and the Trustee, to inspect and, at the sole expense of the Creditor Trust Beneficiaries seeking the same, make copies of the Trust Register, in each case for a purpose reasonably related to such holder’s interest in the Creditor Trust.
2.7    Absolute Owners. The Trustee may deem and treat the holder of a Creditor Trust Interest of record in the Trust Register as the absolute owner of such Creditor Trust Interests for the purpose of receiving distributions and payment thereon or on account thereof and for all other purposes whatsoever and the Trustee shall not be charged with having received notice of any claim or demand to such Creditor Trust Interests or the interest therein of any other Person.
ARTICLE 3
THE TRUSTEE
3.1    Creditor Trust Proceeds. Any and all proceeds, income and/or recoveries obtained on account of or from the Creditor Trust Claims, after payment of any and all expenses of the Creditor Trust, shall be added to the Creditor Trust Assets (the “Creditor Trust Proceeds”), held as a part thereof (and title therein shall be vested in the Trustee) and administered in accordance with the terms of this Agreement.
3.2    Collection of Income. The Trustee shall collect all income earned with respect to the Creditor Trust Assets, which shall thereupon be added to the Creditor Trust Assets, held as a part thereof (and title therein shall be vested in the Trustee) and administered in accordance with the terms of this Agreement.
3.3    Payment of Creditor Trust Expenses. The Trustee shall maintain the Creditor Trust Assets (i) as is reasonably necessary to meet contingent liabilities and to maintain the value of the Creditor Trust Assets during liquidation, (ii) to pay reasonable and necessary expenses (including but not limited to, the reasonable costs and expenses of the Trustee (including reasonable fees, costs, and expenses of professionals retained thereby), any taxes imposed on the Creditor Trust or in respect of the Creditor Trust Assets or reasonable fees and expenses in connection with, arising out of, or related to, the Creditor Trust Assets and litigation associated therewith), (iii) to pay the costs and expenses of the valuations of the Creditor Trust Assets incurred by the Trustee in accordance with Section 5.1(c) of this Agreement, (iv) to pay or reimburse amounts in accordance with Article 7 hereof and (v) to satisfy other liabilities incurred or assumed by the Creditor Trust (or to which the Creditor Trust Assets are otherwise subject) in accordance with the Plan, the Confirmation Order and this Agreement.
3.4    Distributions. The Trustee shall make distributions of Creditor Trust Proceeds in accordance with the provisions of Article 6 of this Agreement and the Plan.
3.5    Tenure, Removal, and Replacement of the Trustee.
(a)The Trustee will serve until the earliest of (i) the completion of all the Trustee’s duties, responsibilities and obligations under this Agreement and the Plan, (ii) the Trustee’s resignation and the appointment of a successor pursuant to Section 3.5(b) of this Agreement, (iii) the Trustee’s removal pursuant to Section 3.5(c) of this Agreement, (iv) the Trustee’s death (if applicable) and (v) the

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termination of the Creditor Trust in accordance with this Agreement, the Confirmation Order and the Plan.

(b)The Trustee may resign by filing a notice with the Bankruptcy Court (a “Resignation Notice”). Such resignation will become effective on the later to occur of: (i) the day specified in such Registration Notice and (ii) the appointment of a successor trustee as provided in Section 3.5(d) and the acceptance by such successor trustee of such appointment in accordance with Section 3.6 of this Agreement. If a successor trustee is not appointed or does not accept its appointment within ninety (90) days following the filing of the Resignation Notice, the Trustee shall, or any holder of a Trust Interest may, file a motion with the Bankruptcy Court, upon notice and a hearing, seeking the appointment of a successor trustee.

(c)In the event that holders of Allowed Claims holding at least five percent (5%) of the Trust Interests at any time request that the Trustee be removed for any reason by notice to the Trustee, then the determination of whether to remove the Trustee shall be made pursuant to an Interest Action in accordance with Section 1.8 hereof.

(d)In the event of a vacancy in the position of the Trustee (whether by removal, resignation, or death, if applicable), the holders of the Trust Interests may appoint a successor trustee by an Interest Action pursuant to Section 1.8 hereof.

(e)Immediately upon the appointment of any successor trustee, all rights, powers, duties, authority, and privileges of the predecessor Trustee hereunder will be vested in and undertaken by the successor trustee without any further act, and the successor trustee will not be liable personally for any act or omission of the predecessor Trustee. A successor trustee shall have all the rights, privileges, powers, and duties of the predecessor Trustee under this Agreement, the Confirmation Order and the Plan. The predecessor Trustee shall thereupon cease to have any further rights, powers, privileges or duties hereunder, except the right to receive unpaid compensation due as of the date of the appointment of the successor trustee pursuant to any agreement then in effect.

(f)Upon the appointment of a successor trustee, the predecessor Trustee (or the duly appointed legal representative of a deceased Trustee) shall, if applicable, when requested in writing by the successor trustee or the Bankruptcy Court, execute and deliver an instrument or instruments conveying and transferring to such successor trustee upon the trust herein expressed all the estates, properties, rights, powers and trusts of such predecessor Trustee, and shall duly assign, transfer, and deliver to such successor trustee all property and money held hereunder, and all other assets, documents, instruments, records and other writings relating to the Creditor Trust, the Creditor Trust Assets, the Creditor Trust Proceeds, the Trust Interests, and the entitlements of the Creditor Trust Beneficiaries hereunder, then in its possession and held hereunder, and shall execute and deliver such documents, instruments and other writings as may be requested by the Bankruptcy Court or a successor trustee to effect the termination of such predecessor Trustee’s capacity under the Creditor Trust, this Agreement and the Plan and otherwise assist and cooperate, without cost or expense to the predecessor Trustee, in effectuating the assumption of its obligations and functions by the successor trustee.

(g)The death, resignation or removal of the Trustee shall not terminate the Creditor Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Trustee.

3.6    Acceptance of Appointment by Successor Trustee. Any successor trustee appointed hereunder

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shall execute an instrument accepting such appointment and assuming all of the obligations and duties of the predecessor Trustee on the same terms and conditions hereunder and accepting the terms of this Agreement and agreeing that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor trustee and all of its heirs, and legal and personal representatives, successors and assigns, and thereupon the successor trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of the predecessor Trustee hereunder with like effect as if originally named herein.
3.7    Role of the Trustee. In furtherance of and consistent with the purpose of the Creditor Trust and the Plan, the Trustee, subject to the terms and conditions contained in this Agreement, in the Plan and in the Confirmation Order, shall have the power to (i) prosecute, compromise and settle, abandon or dismiss for the benefit of the Creditor Trust all Creditor Trust Claims, rights, Avoidance Actions and Causes of Action transferred to the Creditor Trust (whether such suits are brought in the name of the Creditor Trust, the Trustee or otherwise), and (ii) otherwise perform the functions and take the actions provided for or permitted in the Plan, in the Confirmation Order or in this Agreement. In all circumstances, the Trustee shall act in the best interests of the Creditor Trust Beneficiaries and in furtherance of the purpose of the Creditor Trust.
3.8    Authority of Trustee. Subject only to any limitations contained herein, the Trustee is authorized to perform any and all acts necessary or desirable to accomplish the purposes of the Creditor Trust, and is expressly authorized to:
(a)hold legal title to any and all rights of the holders of Trust Interests in or arising from the Creditor Trust Assets, including collecting, receiving any and all money and other property belonging to the Creditor Trust (including any Creditor Trust Proceeds) and the right to vote any claim or interest relating to a Creditor Trust Claim in a case under the Bankruptcy Code and receive any distribution thereon;

(b)exercise and perform the rights, powers and duties held by each Debtor’s estate with respect to the Creditor Trust Assets, including, without limitation, the authority under section 1123(b)(3) of the Bankruptcy Code, and shall be deemed to be acting in the capacity of a trustee under sections 704 and 1106 of the Bankruptcy Code, including commencing, prosecuting or settling causes of action, enforcing contracts or asserting claims, defenses, offsets and privileges;

(c)take possession and control, administer, maintain and dispose of documents, books and records related to the Creditor Trust Claims other than original documents, books and records that are proprietary to the Debtors and that the Debtors require in the operation of their businesses;

(d)protect and enforce the rights to the Creditor Trust Claims by any method deemed appropriate including by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

(e)obtain reasonable insurance coverage with respect to the liabilities and obligations of the Trustee under this Agreement (in the form of an errors and omissions policy or otherwise);

(f)obtain insurance coverage with respect to real and personal property that may become assets of the Creditor Trust, if any;

(g)retain and pay such counsel and other professionals, including any professionals previously retained by the Creditors’ Committee, as the Trustee shall select to assist the Trustee in

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its duties, on such terms as the Trustee deems reasonable and appropriate, without Bankruptcy Court approval. The Trustee may commit the Creditor Trust to and shall pay such counsel, experts, litigation consultants, and other professionals reasonable compensation for services rendered (including on an hourly, contingency, or modified contingency basis) and reasonable and documented out-of-pocket expenses incurred;

(h)retain and pay an accounting firm to perform such reviews and/or audits of the financial books and records of the Creditor Trust as may be required by applicable laws (including, if applicable, securities laws) and/or this Agreement, and to prepare and file any tax returns, informational returns or periodic and current reports for the Creditor Trust as required by applicable laws (including, if applicable, securities laws) and/or by this Agreement. The Trustee may commit the Creditor Trust to and shall pay such accounting firm reasonable compensation for services rendered and reasonable and documented out-of-pocket expenses incurred;

(i)retain, enter into fee arrangements with and pay such third parties to assist the Trustee in carrying out its powers, authorities and duties under this Agreement. The Trustee may commit the Creditor Trust to and shall pay all such Persons reasonable compensation for services rendered and reasonable and documented out-of-pocket expenses incurred, as well as commit the Creditor Trust to indemnify any such Persons in connection with the performance of services (provided that such indemnity shall not cover any losses, costs, damages, expenses or liabilities that result from the gross negligence, bad faith, willful misconduct or knowing violation of law by such Persons);

(j)in the exercise of its reasonable discretion, waive any privilege (including the Privileges) or any defense on behalf of the Creditor Trust or, with respect to the Creditor Trust Claims;

(k)investigate, analyze, initiate, compromise, settle, adjust, arbitrate, mediate, sue on or defend, pursue, prosecute, release, withdraw, abandon, dismiss, exercise rights, powers and privileges with respect to, litigate to judgment or otherwise administer, in accordance with the terms set forth herein, all causes of action, objections and Creditor Trust Claims in favor of or against the Creditor Trust without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court, except as set forth in Section 3.9, below;

(l)avoid and recover transfers of the Debtors’ or the Reorganized Debtors’ property as provided for in this Agreement, in the Plan, and as may be permitted by the Bankruptcy Code or applicable state law;

(m)object to the amount of any Senior Secured Notes Adequate Protection Claim and Claims filed against the Debtors’ estates that purport to qualify as Class 4 General Unsecured Claims under the terms of the Plan, other than Notes Claims (as defined in section 6.4 hereof), which are hereby deemed Allowed in the aggregate amounts set forth on Schedule C attached hereto.

(n)invest any moneys held as part of the Creditor Trust in accordance with the terms of Section 3.15 of this Agreement, limited, however, to such investments that are consistent with the Creditor Trust’s status as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) and in accordance with Rev. Proc 94-45, 1994-2 C.B. 684;

(o)request any appropriate tax determination with respect to the Creditor Trust, including a determination pursuant to section 505 of the Bankruptcy Code;

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(p)seek the examination of any Person, subject to the provisions of Bankruptcy Rule 2004 or any other applicable law or rule;

(q)make distributions in accordance with Article 6 of this Agreement; and

(r)take or refrain from taking any and all other actions that the Trustee reasonably deems necessary or convenient for the continuation, protection and maximization of the Creditor Trust Assets, or to otherwise carry out the purposes hereof.

3.9    Limitation of Trustee’s Authority.
(a)Notwithstanding anything herein to the contrary, the Trustee shall not (i) be authorized to engage in any trade or business, (ii) take such actions inconsistent with the orderly liquidation of Creditor Trust Assets as are required or contemplated by applicable law, the Plan, the Confirmation Order, or this Agreement, or (iii) be authorized to engage in any investments or activities inconsistent with the treatment of the Creditor Trust as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) and in accordance with Rev. Proc. 94-45, 1994-2 C.B. 684.

(b)Notwithstanding anything herein to the contrary, the Trustee shall not be permitted to take any of the actions described below (the “Prior Notice Actions”) without prior notice to and, as required, the requisite approval of holders of Trust Interests in accordance with the following terms. If the Trustee intends to take any one or more of the Prior Notice Actions, the Trustee shall provide at least ten (10) Business Days prior notice thereof to all holders of Trust Interests, which notice shall reasonably describe the intended Prior Notice Action(s) and advise holders of Trust Interests of their right to object by an objection deadline that is at least ten (10) Business Days after the date such notice is mailed. If no objections to the proposed Prior Notice Action(s) are actually received by the stated objection deadline from holders of Allowed Claims representing at least five percent (5%) of the Trust Interests, the Trustee shall be authorized to carry out the specified Prior Notice action(s) to which no such objections were received. If, on the other hand, holders of Allowed Claims representing at least five percent (5%) of the Trust Interests object to the proposed Prior Notice Action(s) by objection actually received by the Trustee on or before the objection deadline, then an Interest Action shall be scheduled and conducted on such matter(s) in accordance with the procedures set forth in Section 1.8 hereof. If an Interest Action is required, the Trustee shall only be authorized to carry out the Prior Notice Action(s) that are approved by such Interest Action, and the Trustee shall not be authorized to carry out any Prior Notice Action(s) not approved by such Interest Action. For the purpose hereof, each of the following shall constitute Prior Notice Actions:

(i)the retention of any professional (including, without limitation, attorneys, accountants and appraisers) by the Trustee after the Effective Date of the Plan, including the terms of such retention; provided, however, that professionals to be retained by the Trustee as of the Effective Date of the Plan shall only be subject to approval by the Creditors’ Committee prior to the Effective Date of the Plan;

(ii)any settlement or withdrawal of a Creditor Trust Claim where the amount in controversy exceeds $250,000;

(iii)any determination to seek audited financial statements for the Creditor Trust;

(iv)any determination to make the Creditor Trust a reporting entity pursuant to Section

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11.1(a)(iv) hereof;

(v)any action to enter into any one or more of the following to the extent the same results in aggregate expenditures greater than $25,000 during any fiscal year:

(A)    obtaining insurance coverage of the type described in Sections 3.8(e) or (f) hereof or otherwise;
(B)    any agreement to provide services (other than professional services) to the Creditor Trust; or
(C)    any non-ordinary course transaction.
(vi)    any material amendment or modification to the agreement governing the Trustee’s compensation, as described in Section 3.13 hereof.
(c)The Creditor Trust shall not hold 50% or more of the stock (in either vote or value) of any Person that is treated as a corporation for federal income tax purposes, nor be the sole member of a limited liability company, nor have any interest in a Person that is treated as a partnership for federal income tax purposes, unless such stock, membership interest, or partnership interest was obtained involuntarily or as a matter of practical economic necessity in order to preserve the value of the Creditor Trust Assets.

3.10    Books and Records.
(a)The Trustee shall maintain books and records relating to the Creditor Trust Assets, the status of Claims against the Creditor Trust Assets and income of the Creditor Trust and the payment of expenses and liabilities of, claims against or assumed by, the Creditor Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof. Such books and records shall be maintained on a modified cash or other comprehensive basis of accounting necessary to facilitate compliance with the tax reporting and securities law requirements, if any, of the Creditor Trust as well as the reporting requirements set forth in Article 9 of and elsewhere in this Agreement.

(b)Creditor Trust Beneficiaries and their duly authorized representatives shall have the right, upon reasonable prior written notice to the Trustee, and in accordance with the reasonable regulations prescribed by the Trustee, to inspect and, at the sole expense of such holder seeking the same, make copies of the books and records relating to the Creditor Trust on any Business Day and as often as may be reasonably be desired, in each case for a purpose reasonably related to such holder’s interest in the Creditor Trust.

3.11    Inquiries into Trustee’s Authority. Except as otherwise set forth in this Agreement, the Confirmation Order or the Plan, no Person dealing with the Creditor Trust shall be obligated to inquire into the authority of the Trustee in connection with the protection, conservation or disposition of the Creditor Trust Claims.
3.12    Compliance with Laws. Any and all distributions of Creditor Trust Assets shall be in compliance with applicable laws, including applicable federal and state securities laws.
3.13    Compensation and Reimbursement of the Trustee. Notwithstanding anything to the contrary

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contained herein, the Trustee shall be compensated for its services, and reimbursed for its reasonable out-of-pocket expenses incurred in connection with the performance of its duties hereunder solely from the Creditor Trust Assets, in accordance with and pursuant to the terms of a separate agreement to be negotiated with, and approved by, the Creditors’ Committee prior to the Effective Date of the Plan.
3.14    Reliance by Trustee. Except as otherwise provided herein:
(a)the Trustee may rely, and shall be protected in acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; and

(b)Persons dealing with the Trustee shall look only to the Creditor Trust Assets to satisfy any liability incurred by the Trustee to such Person in carrying out the terms of this Agreement, and the Trustee shall not have any personal obligation to satisfy any such liability.

3.15    Investment and Safekeeping of Creditor Trust Assets. The Trustee shall invest all Creditor Trust Assets (pending distribution in accordance with Article 6 of this Agreement) only in Cash and Government securities as defined in section 2(a)(16) of the Investment Company Act; provided, however, that (a) the scope of any such permissible investments shall be further limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulation section 301.7701- 4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements, or otherwise, and (b) the Trustee may retain any Creditor Trust Proceeds received that are not Cash only for so long as may be required for the prompt and orderly liquidation of such assets in Cash.
3.16    Standard of Care; Exculpation. Neither the Trustee nor any of its duly designated agents or representatives or professionals shall be liable for any act or omission taken or omitted to be taken by the Trustee in good faith, other than (i) acts or omissions resulting from the Trustee’s or any such agent’s, representative’s or professional’s gross negligence, bad faith, willful misconduct or knowing violation of law or (ii) acts or omissions from which the Trustee or any such agent, representative or professional derived an improper personal benefit. The Trustee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with its attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such Persons. Notwithstanding such authority, the Trustee shall be under no obligation to consult with its attorneys, accountants, financial advisors or agents, and its good faith determination not to do so shall not result in the imposition of liability on the Trustee, unless such determination is based on gross negligence, bad faith, willful misconduct or knowing violation of law. No amendment, modification or repeal of this Section 3.16 shall adversely affect any right or protection of the Trustee or any of its agents, representatives or professionals that exists at the time of such amendment, modification or repeal.
ARTICLE 4
[Reserved]
ARTICLE 5
TAX MATTERS

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5.1    Federal Income Tax Treatment of the Creditor Trust.
(a)For all federal income tax purposes, all parties (including the Debtors, the Reorganized Debtors, the Creditor Trust, the Trustee and the Creditor Trust Beneficiaries) shall treat the transfer of the Creditor Trust Assets to the Creditor Trust for the benefit of the Creditor Trust Beneficiaries, whether their Claims are Allowed on or after the Effective Date, as (a) a transfer of the Creditor Trust Assets directly to those holders of Allowed Claims receiving Trust Interests (other than to the extent allocable to Disputed Claims), followed by (b) the transfer by such Persons to the Creditor Trust of the Creditor Trust Assets in exchange for beneficial interests in the Creditor Trust (and in respect of the Creditor Trust Assets allocable to the Disputed Claims Reserve (defined below), as a transfer to the Disputed Claims Reserve by the Debtors or the Reorganized Debtors, as the case may be). Accordingly, those holders of Allowed Claims receiving Creditor Trust Interests shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the Creditor Trust Assets. The foregoing treatment also shall apply, to the extent permitted by applicable law, for state and local income tax purposes.

(b)Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including receipt by the Trustee of a private letter ruling if the Trustee so requests one, or the receipt of an adverse determination by the IRS, upon audit, or otherwise if not contested by the Trustee), the Trustee shall (i) file returns for the Creditor Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Article 5 and Section 5.02 of the Plan and (ii) annually send to each holder of a Trust Interest a separate statement setting forth such holder’s share of items of income, gain, loss, deduction, or credit and will instruct all such holders and parties to report such items on their federal income tax returns. The Trustee also shall file (or cause to be filed) any other statements, returns or disclosures relating to the Creditor Trust that are required by any governmental unit.

(c)As soon as possible after the Effective Date, but in no event later than ninety (90) days thereafter (i) the Trustee, in consultation with the Reorganized Debtors, will determine the fair market value as of the Effective Date of all assets transferred to the Creditor Trust and (ii) the Trustee shall apprise, in writing, the Creditor Trust Beneficiaries of such valuation. In connection with the preparation of the valuation contemplated hereby, the Trustee shall be entitled to retain such professionals and advisors as the Trustee shall determine to be appropriate or necessary, and the Trustee shall take such other actions in connection therewith as it determines to be appropriate or necessary in connection therewith. The Creditor Trust shall bear all of the reasonable costs and expenses incurred in connection with determining such value, including the fees and expenses of any Persons retained by the Trustee in connection therewith.

(d)The Trustee may request an expedited determination of taxes of the Creditor Trust under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Creditor Trust for all taxable periods through the dissolution of the Creditor Trust.

(e)The Trustee shall be responsible for payments, out of the Creditor Trust Assets and Creditor Trust Proceeds, of any taxes imposed on the Creditor Trust or the Creditor Trust Assets.

(f)The Trustee may require any of the Creditor Trust Beneficiaries to furnish to the Trustee its Employer or Taxpayer Identification Number as assigned by the IRS and the Trustee may condition any distribution or payment to any of them upon receipt of such identification number.

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5.2    Allocations of Creditor Trust Taxable Income. Allocations of Creditor Trust taxable income among the Creditor Trust Beneficiaries shall be determined by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described in the Plan or herein) if, immediately prior to such deemed distribution, the Creditor Trust had distributed all of its other assets (valued at their tax book value) to the Creditor Trust Beneficiaries, in each case up to the tax book value of the assets treated as contributed by such holders, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Creditor Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Creditor Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Creditor Trust Assets. The tax book value of the Creditor Trust Assets for this purpose shall equal their fair market value on the Effective Date as determined under Section 5.1(c) above, adjusted in either case in accordance with tax accounting principles prescribed by the Tax Code, and applicable tax regulations, and other applicable administrative and judicial authorities and pronouncements.
5.3    Tax Withholdings by Trustee. The Trustee shall be authorized to collect such tax information from Creditor Trust Beneficiaries (including, without limitation, social security numbers or other tax identification numbers) as the Trustee, in its sole discretion, deems necessary to effectuate the Plan, the Confirmation Order, and this Agreement. The Trustee shall take reasonable steps and give reasonable notices to Creditor Trust Beneficiaries to alert them to this requirement. In order to receive distributions pursuant to the Plan and this Agreement, all Creditor Trust Beneficiaries shall be required to identify themselves to the Trustee and provide tax information and the specifics of their holdings, to the extent the Trustee deems appropriate in the manner and in accordance with the procedures from time to time established by the Trustee for these purposes. This identification requirement applies to all Creditor Trust Beneficiaries, including those Beneficiaries who hold their Claims in “street name.” The Trustee may refuse to make a distribution to any Creditor Trust Beneficiary that fails to furnish such information in a timely fashion and, until such information is delivered, may treat such Beneficiary’s Claim as a Disputed Claim. If any requested tax information is not furnished by a Creditor Trust Beneficiary to the Trustee within six (6) months of the original request for such information (the “Withholding Deadline”), no further distributions shall be made to such Creditor Trust Beneficiary; provided, however, that upon the delivery of such information by a Creditor Trust Beneficiary, the Trustee shall make all such distributions to which such Creditor Trust Beneficiary is entitled, without interest. If the Trustee fails to withhold in respect of amounts received or distributable to any Creditor Trust Beneficiary and the Trustee or the Creditor Trust is later determined to be liable for the amount of such withholding, such Creditor Trust Beneficiary shall reimburse the Trustee or the Creditor Trust, as appropriate, for such liability (to the extent such amounts were actually distributed to such holder).
ARTICLE 6
DISTRIBUTIONS
6.1    Distributions; Withholding. The Trustee shall distribute to the Creditor Trust Beneficiaries, in accordance with this Article 6, all net Cash income plus all net Cash proceeds from the liquidation of Creditor Trust Assets; provided, however, that the Creditor Trust may retain and not distribute to the Creditor Trust Beneficiaries, and maintain as a reserve, such amounts as determined by the Trustee (i) as are reasonably necessary to meet contingent liabilities of the Creditor Trust during liquidation, (ii) to pay reasonable and necessary expenses incurred in connection with liquidation and any taxes imposed on the Creditor Trust or in respect of the Creditor Trust Assets, and (iii) as are reasonably necessary to establish and maintain the Disputed Claims Reserve (defined below). The Reorganized Debtors (or, as the case may be, the court-appointed claims agent) shall provide the Trustee with such information as may be reasonably requested by the Trustee regarding the claims register for purposes of maintaining and establishing the Disputed Claims

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Reserve set forth in clause (iii) of the preceding sentence. All distributions and/or payments to be made to the holders of Trust Interests pursuant to this Agreement shall be made to each holder of Trust Interests pro rata based on the amount of Trust Interests held by such holder compared with the aggregate amount of Trust Interests outstanding, subject, in each case, to the terms of the Confirmation Order, the Plan and this Agreement. The Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.
6.2    Manner of Payment or Distribution.
(a)All distributions to be made by the Trustee to the Creditor Trust Beneficiaries shall be payable to the holders of Trust Interests of record as of the 20th day prior to the date scheduled for the distribution, unless such day is not a Business Day, then such day shall be the following Business Day. If the distribution shall be in Cash, the Trustee shall distribute such Cash by wire, check, or such other method as the Trustee deems appropriate under the circumstances.

(b)To the extent that a Person becomes entitled to a Claim pursuant to section 502(h) of the Bankruptcy Code on account of recoveries obtained with respect to the Creditor Trust Claims, the Trustee will be responsible for making distributions on account of such Claims pursuant to Section 8.2 of this Agreement.

6.3    Cash Distributions. No Cash distributions shall be required to be made to any Creditor Trust Beneficiary in an amount less than $100.00. Any funds so withheld and not distributed shall be held in reserve and distributed in subsequent distributions. The foregoing shall not apply to the final distribution made to the Creditor Trust Beneficiaries.
6.4    Delivery of Creditor Trust Distributions.
(a)Except as set forth in Section 6.4(b), all distributions under this Agreement to a Creditor Trust Beneficiary shall be made at the address of such Beneficiary as set forth in the Trust Register or at such other address or in such manner as such Beneficiary shall have specified for payment purposes in a written notice to the Trustee and the Registrar at least twenty (20) days prior to such distribution date.

(b)The Initial Distribution with respect to holders of Old Senior Notes Claims, Old Senior Notes Guaranty Claims, Convertible Notes Claims and Second-Priority Notes Claims (collectively, the “Notes Claims”), shall be made to the appropriate indenture trustee (or such indenture trustee’s designee) (an “Indenture Trustee” under the respective governing documents for such obligations. Each such Indenture Trustee shall, in turn, in accordance with the Plan, distribute and deliver the Initial Distribution to those holders in whose names the Notes Claims in question are registered in the applicable Indenture Trustee’s books and records, as of the Record Date for Plan Distribution, in the manner provided for in the applicable indenture and other governing documents. Concurrently with the Initial Distribution or at any time thereafter, each respective Indenture Trustee may elect to close and terminate the original CUSIPS, and to distribute out to the beneficial owners of the Notes Claims for which it is trustee each owner’s respective pro rata interest in the Creditor Trust. If any Indenture Trustee wishes to so elect, it will advise its holders and the Trustee in writing. From that point forward, such owners will become Creditor Trust Beneficiaries for all purposes hereunder, and the applicable Indenture Trustee shall be discharged and released from any further responsibilities as Indenture Trustee and shall have no responsibilities as Creditor Trust Beneficiary. The Trustee will communicate with such Creditor Trust Beneficiaries through the DTC system or through such other

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mechanism reasonably calculated to reach them in order to apprise them of the steps necessary for them to be included on the Trust Register and to comply with the information requirements contained in Section 5.3 hereof. Absent an election as set forth above, distributions shall continue to be made to each Indenture Trustee in accordance with the provisions of this Section 6.4.

(c)The Indenture Trustees shall not be required to give any bond or surety or other security for the performance of their duties. The Indenture Trustees shall only be required to make the distributions and deliveries described in this Section 6.4 and shall be only required to make such distributions and deliveries in accordance with the terms of the Confirmation Order and the Plan, and shall have no liability for actions taken in accordance with the Confirmation Order, the Plan or in reliance upon information provided to the Indenture Trustees in accordance with the Confirmation Order, the Plan or in connection with distributions to be made hereunder and thereunder, except for liabilities resulting from their own gross negligence or willful misconduct. All distributions to holders of Notes Claims are subject to the lien and priority rights of the Indenture Trustees

(d)If any distribution to any Creditor Trust Beneficiary is returned as undeliverable, and after reasonable efforts the Trustee has been unable to determine the current address of such Beneficiary, such undeliverable or unclaimed distribution shall be deemed unclaimed property 120 days after the date of such distribution, and shall be reallocated to the remaining Creditor Trust Beneficiaries and distributed to such remaining Creditor Trust Beneficiaries in accordance with the terms of this Agreement. Any such undeliverable or unclaimed distributions shall not be subject to (i) any claims by such Creditor Trust Beneficiary or (ii) the unclaimed property or escheat laws of any state or governmental unit.

6.5    Disputed Claims Reserve. The Trustee shall establish a disputed claims reserve (the “Disputed Claims Reserve”), which shall include assets held separately from other assets of the Creditor Trust, subject to an allocable share of all expenses and obligations for the Creditor Trust, on account of Disputed Claims. The amount of the Disputed Claims Reserve shall be equal to the amount necessary to satisfy the distributions to which the holders of the relevant Disputed Claims would be entitled to receive if all such Disputed Claims were to be subsequently Allowed. The Trustee may, for U.S. federal income tax purposes (and, to the extent permitted by law, for state and local income tax purposes), (i) make an election pursuant to Treasury Regulation section 1.468B-9 to treat the Disputed Claims Reserve as a “disputed ownership fund” within the meaning of that section (ii) allocate taxable income or loss to the Disputed Claims Reserve, with respect to any given taxable year (but only for the portion of the taxable year with respect to which such Claims are Disputed Claims), and (iii) distribute assets from the Disputed Claims Reserve and distribute the same as provided in this Article 6 as, when, and to the extent, such Disputed Claims either become Allowed or are otherwise resolved. The Creditor Trust Beneficiaries shall be bound by such election, if made by the Trustee, and as such shall, for U.S. federal income tax purposes (and, to the extent permitted by law, for state and local income tax purposes), report consistently therewith.
ARTICLE 7
INDEMNIFICATION
7.1    Indemnification of Trustee.
(a)To the fullest extent permitted by law, the Creditor Trust, to the extent of its assets legally available for that purpose, shall indemnify and hold harmless the Trustee, and each of its respective directors, members, shareholders, partners, officers, agents, employees, attorneys and other professionals (collectively, the “Indemnified Persons”) from and against any and all losses, costs,

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damages, reasonable and documented out-of-pocket expenses (including reasonable fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any Indemnified Person did, does, or refrains from doing for the business or affairs of the Creditor Trust, except to the extent that the loss, cost, damage, expense or liability resulted (x) from the Indemnified Person’s gross negligence, bad faith, willful misconduct or knowing violation of law or (y) from an act or omission from which the Indemnified Person derived an improper personal benefit. To the extent reasonable, the Creditor Trust shall pay in advance or reimburse reasonable and documented out-of-pocket expenses (including advancing reasonable costs of defense) incurred by the Indemnified Person who is or is threatened to be named or made a defendant or a respondent in a proceeding concerning the business and affairs of the Creditor Trust. The indemnification provided under this Section 7.1 shall survive the death, dissolution, resignation or removal, as may be applicable, of the Trustee and/or any other Indemnified Person, and shall inure to the benefit of the Trustee’s and each other Indemnified Person’s heirs, successors and assigns.

(b)Any Indemnified Person may waive the benefits of indemnification under this Section 7.1, but only by an instrument in writing executed by such Indemnified Person.

(c)The rights to indemnification under this Section 7.1 are not exclusive of other rights which any Indemnified Person may otherwise have at law or in equity, including without limitation common law rights to indemnification or contribution. Nothing in this Section 7.1 will affect the rights or obligations of any Person (or the limitations on those rights or obligations) under this Agreement, or any other agreement or instrument to which that Person is a party.

ARTICLE 8
NET CREDITOR TRUST RECOVERY
8.1    No Effect on Mutuality. Notwithstanding anything contained in this Agreement to the contrary, nothing herein shall affect the mutuality of obligations, if any, of any holder of any Claim under section 553 of the Bankruptcy Code. Notwithstanding anything in this Agreement to the contrary, the transfer of the Creditor Trust Claims to the Creditor Trust does not diminish, and fully preserves, any defenses a defendant would have if such Creditor Trust Claims had been retained by the Debtors.
8.2    Section 502(h). Notwithstanding anything contained this Agreement to the contrary, in the event that a compromise and settlement of a Creditor Trust Claim or a Final Order with respect to a Creditor Trust Claim provides for a Claim to be Allowed pursuant to section 502(h) of the Bankruptcy Code against one or more of the Debtors, the distributions to be made hereunder on account of such Claim pursuant to the Plan shall be funded by the Creditor Trust, in the amount(s), from time to time, that all similarly situated holders of Claims are entitled to receive hereunder.
8.3    Net Creditor Trust Recovery. Notwithstanding anything contained in this Agreement to the contrary, in the event that a defendant in a litigation brought by the Trustee for and on behalf of the Creditor Trust (i) is required by a Final Order to make payment to the Creditor Trust (the “Judgment Amount”) and (ii) is permitted by a Final Order to assert a right of setoff under sections 553, 555, 556, 559, 560 and 561 of the Bankruptcy Code or applicable non-bankruptcy law against the Judgment Amount (a “Valid Setoff”), (y) such defendant shall be obligated to pay only the excess, if any, of the Judgment Amount over the Valid Setoff and (z) none of the Creditor Trust or the Creditor Trust Beneficiaries shall be entitled to assert a claim against the Debtors or the Reorganized Debtors with respect to the Valid Setoff.

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ARTICLE 9
REPORTING OBLIGATIONS OF TRUSTEE
9.1    Reports.
(a)The Trustee shall file quarterly reports with the Bankruptcy Court (and serve the same upon counsel for the Reorganized Debtors), and provide annual reports to the Creditor Trust Beneficiaries, with respect to (i) the prosecution and resolution of the Creditor Trust Assets, (ii) the status of Claims against the Creditor Trust Assets, and (iii) expenditures, receipts, and distributions of the Creditor Trust. The Trustee shall cause to be prepared, as applicable, either at such times as may be required by the Exchange Act, if applicable, or, not less than annually, financial statements of the Creditor Trust, to be delivered to Creditor Trust Beneficiaries together with annual income tax reporting of the Creditor Trust.

(b)Within ten (10) Business Days after the end of the relevant report preparation period the Trustee shall cause notice of any information reported pursuant to Section 9.1(a) to be given to Creditor Trust Beneficiaries and to be filed with the Bankruptcy Court.

(c)The Trustee may post any report required to be provided under this Section 8.1 on a web site maintained by the Trustee in lieu of actual notice to the Creditor Trust Beneficiaries (unless otherwise required by law).

(d)All of the foregoing reports, and the information and documents upon which such reports are based, shall be made available to Creditor Trust Beneficiaries in accordance with Section 3.10 hereof.

ARTICLE 10
TERM; TERMINATION OF THE CREDITOR TRUST
10.1    Term; Termination of the Creditor Trust.
(a)The Creditor Trust shall commence on the date hereof and terminate no later than the fifth anniversary of the Effective Date; provided, however, that, on or prior to the date that is ninety (90) days prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Creditor Trust if it is necessary to the liquidation of the Creditor Trust Assets. Notwithstanding the foregoing, multiple extensions may be obtained so long as Bankruptcy Court approval is obtained not less than ninety (90) days prior to the expiration of each extended term; provided, however, that in no event shall the term of the Creditor Trust extend past the tenth (10th) anniversary of the Effective Date; provided further that neither this Agreement nor the continued existence of the Creditor Trust shall prevent the Debtors from closing the Chapter 11 Cases pursuant to section 350 of the Bankruptcy Code and obtaining a final decree pursuant to Bankruptcy Rule 3022.

(b)The Creditor Trust may be terminated earlier than its scheduled termination if (i) the Bankruptcy Court has entered a Final Order closing all of or the last of the Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code and (ii) the Trustee has administered all Creditor Trust Assets and performed all other duties required by the Plan, the Confirmation Order, this Agreement and the Creditor Trust.

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(c)If at any time the Trustee determines that the expense of administering the Creditor Trust is likely to exceed the value of the remaining Creditor Trust Assets, the Trustee may (i) donate any balance to a non-religious charitable organization exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that is unrelated to the Debtors and any insider of the Debtors and (ii) dissolve the Creditor Trust. If the aims or purposes of any charities satisfying the conditions of clause (i) above relate to benefitting the residents of Oklahoma City or surrounding areas affected by the 20123 tornadoes, then the Trustee shall choose any recipients of any donations from among such charities.

10.2    Continuance of Trust for Winding Up.After the termination of the Creditor Trust and for the purpose of liquidating and winding up the affairs of the Creditor Trust, the Trustee shall continue to act as such until its duties have been fully performed. Prior to the final distribution of all of the remaining Creditor Trust Assets, the Trustee shall be entitled to reserve from such assets any and all amounts required to provide for its own reasonable costs and expenses, in accordance with the terms of this Agreement, until such time as the winding up of the Creditor Trust is completed. Upon termination of the Creditor Trust, the Trustee shall retain for a period of three years the books, records, lists of the Creditor Trust Beneficiaries, the Trust Register, and other documents and files that have been delivered to or created by the Trustee. Except as otherwise specifically provided herein, upon the termination of the Creditor Trust, the Trustee shall have no further duties or obligations hereunder.
ARTICLE 11
AMENDMENT AND WAIVER
11.1    Amendment and Waiver.
(a)The Trustee may amend, supplement or waive any provision of, this Agreement, without notice to or the consent of the Creditor Trust Beneficiaries or the approval of the Bankruptcy Court: (i) to cure any ambiguity, omission, defect or inconsistency in this Agreement; (ii) to comply with any requirements in connection with the U.S. Federal income tax status of the Creditor Trust as a “liquidating trust”; (iii) to comply with any requirements in connection with maintaining that the Creditor Trust is not subject to registration or reporting requirements of the Exchange Act, the Trust Indenture Act or the Investment Company Act; (iv) to make the Creditor Trust a reporting entity and, in such event, to comply with any requirements in connection with satisfying the registration or reporting requirements of the Exchange Act, the Trust Indenture Act or the Investment Company Act; and (v) to evidence and provide for the acceptance of appointment hereunder by a successor trustee in accordance with the terms of this Agreement and the Plan; provided, however, that notice shall be given to the Creditor Trust Beneficiaries and the Reorganized Debtors promptly after such amendment, supplement or waiver is effective.

(b)Any provision of this Agreement that the Trustee cannot amend pursuant to Section 11.1(a) of this Agreement may be amended or waived by the Trustee, subject to an Interest Action in accordance with Section 1.8 hereof, with the approval of the Bankruptcy Court upon notice and an opportunity for a hearing.

(c)Notwithstanding paragraphs (a) and (b) above, if any proposed amendment, supplement or waiver of a provision of this Agreement will materially and adversely affect the rights of the Debtors or the Reorganized Debtors under this Agreement, then the Debtors’ or the Reorganized Debtors’ prior written consent to such amendment, supplement or waiver shall be required; provided

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that, the Trustee may seek an order of the Bankruptcy Court determining that a proposed amendment, supplement or waiver of a provision of this Agreement is not material and adverse to the Debtors or the Reorganized Debtors.

(d)Notwithstanding anything contained in this Section 11.1, no amendment, supplement, or waiver may be made to this Agreement that (i) would adversely affect the payments and/or distributions to be made under this Agreement to (or on behalf or for the account of) any Creditor Trust Beneficiary, or (ii) is inconsistent with the purpose and intention of the Creditor Trust to liquidate in an expeditious but orderly manner the Creditor Trust Assets in accordance with Treasury Regulation section 301.7701-4(d).

ARTICLE 12
MISCELLANEOUS PROVISIONS
12.1    Intention of Parties to Establish the Creditor Trust. This Agreement is intended to create a liquidating trust for federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a trust and any ambiguity herein shall be construed consistent herewith and, if necessary, this Agreement may be amended in accordance with Section 11.1 to comply with such federal income tax laws, which amendments may apply retroactively.
12.2    Litigation Costs. If, during the term of this Agreement, any dispute arises among the parties to this Agreement regarding the provisions of this Agreement or the enforcement thereof, each party shall bear its own costs and expenses, including attorneys’ fees.
12.3    Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to whether any conflicts of law would require the application of the law of another jurisdiction.
12.4    Jurisdiction. Without limiting any Person’s right to appeal any order of the Bankruptcy Court or to seek withdrawal of the reference with regard to any matter, (i) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Agreement and to decide any claims or disputes which may arise or result from, or be connected with, this Agreement, any breach or default hereunder, or the transactions contemplated hereby, and (ii) any and all actions related to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties, including the Creditor Trust Beneficiaries, hereby consent to and submit to the jurisdiction and venue of the Bankruptcy Court.
12.5    Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
12.6    Notices. All notices, requests or other communications to the parties hereto shall be in writing and shall be sufficiently given only if (i) delivered in person; (ii) sent by electronic mail or facsimile communication (as evidenced by a confirmed fax transmission report); (iii) sent by first class U.S. mail; (iv) sent by commercial delivery service or courier; or (v) with respect to notices to any Creditor Trust Beneficiary that has elected to receive notices electronically, by posting to a website maintained for Creditor Trust Beneficiaries (a “Creditor Trust Website”). Until a change of address is communicated, as provided below, all notices, requests and other communications shall be sent to the parties at the following addresses or

22

facsimile numbers:

If to the Trustee:	John P. Madden Emerald Capital Advisors 1350 Avenue of the Americas Third Floor New York, N.Y. 10019 Telephone: (212) 201-1905 Facsimile: (212) 731-0307
(with a copy to)	[Address] Attn: [] Telephone: [] Facsimile: []

If to the Debtors or the Reorganized Debtors:	GMX Resources, Inc. 9400 N Broadway, Suite 600 Oklahoma City, OK 73114 Telephone: (405) 600-0711 Facsimile: (405) 600-0722 Attn: Michael Rohleder
(with a copy to)	Andrews Kurth LLP 600 Travis Suite 4200 Houston, TX 77002 Telephone: (713) 220-4200 Facsimile: (713) 220-4285 Attn: David A. Zdunkewicz, Esq.

If to the Creditor Trust Beneficiaries:	To the name and address set forth on the registry maintained by the Trustee or by posting to the Creditor Trust Website, as applicable.

All notices shall be effective and shall be deemed delivered (i) if by personal delivery, delivery service or courier, on the date of delivery; (ii) if by electronic mail or facsimile communication, on the date of receipt or confirmed transmission of the communication; (iii) if by mail, on the date of receipt; and (iv) if by posting to the Creditor Trust Website, on the day following such posting. Any Person from time to time may change his, her or its address, facsimile number, or other information for the purpose of notices to that Person by giving notice specifying such change to the Trustee, and the Reorganized Debtors.
12.7    Fiscal Year. The fiscal year of the Creditor Trust will begin on the first day of the month following the Effective Date and end on the last day of the month on which the Effective Date occurred of each calendar year.
12.8    Construction; Usage.
(a)Interpretation. In this Agreement, unless a clear contrary intention appears:

(i)the singular number includes the plural number and vice versa;

23

(ii)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii)reference to any gender includes each other gender;

(iv)reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v)reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi)“hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii)reference to Articles, Sections, Schedules or Exhibits herein shall be deemed to be references to the Articles, Sections, Schedules and Exhibits to this Agreement unless otherwise specified;

(viii)“including” means including without limiting the generality of any description preceding such term; and

(ix)references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

(b)Legal Representation of the Parties. This Agreement was negotiated by the parties hereto with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party hereto shall not apply to any construction or interpretation hereof.

(c)Headings. The headings contained in this Agreement are for the convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

12.9    Counterparts; Facsimile; PDF. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Any facsimile or portable document format copies hereof or signature hereon shall, for all purposes, be deemed originals.
12.10    Confidentiality. The Trustee and each successor trustee (each a “Covered Person”) shall, during the period that they serve in such capacity under this Agreement and following either the termination

24

of this Agreement or such individual’s removal, incapacity, or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any Entity to which any of the Creditor Trust Assets relate or of which it has become aware in its capacity (the “Information”), except to the extent disclosure is required by applicable law, order, regulation or legal process. In the event that any Covered Person is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or similar legal process) to disclose any Information, such Covered Person shall notify the Reorganized Debtors reasonably promptly (unless prohibited by law) so that the Reorganized Debtors may seek an appropriate protective order or other appropriate remedy or, in their discretion, waive compliance with the terms of this Section 12.10 (and if the Reorganized Debtors seek such an order, the relevant Covered Person will provide cooperation as the Reorganized Debtors shall reasonably request). In the event that no such protective order or other remedy is obtained, or that the Reorganized Debtors waive compliance with the terms of this Section 12.10 and any Covered Person is nonetheless legally compelled to disclose the Information, the Covered Person will furnish only that portion of the Information, which the Covered Person, advised by counsel, is legally required and will give the Reorganized Debtors written notice (unless prohibited by law) of the Information to be disclosed and exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.
12.11    Entire Agreement. This Agreement (including the Recitals), the Plan, and the Confirmation Order constitute the entire agreement by and among the parties hereto and there are no representations, warranties, covenants or obligations except as set forth herein or therein. This Agreement, the Plan and the Confirmation Order supersede all prior and contemporaneous agreements, understandings, negotiations, discussions, written or oral, of the parties hereto, relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein, in the Plan or in the Confirmation Order, nothing in this Agreement is intended or shall be construed to confer upon or to give any Entity or Person other than the parties hereto and their respective heirs, administrators, executors, permitted successors, or permitted assigns any right to remedies under or by reason of this Agreement, except that the Persons identified in Article 7 hereof are intended third party beneficiaries of Article 7 hereof and shall be entitled to enforce the provisions thereof as if they were parties hereto.
12.12    No Bond. The Trustee shall serve without bond, and notwithstanding any state or federal law to the contrary, the Trustee (including any successor trustee) shall be exempt from giving any bond or other security in any jurisdiction.
12.13    Effectiveness. This Agreement shall become effective on the Effective Date.
12.14    Investment Company Act. This Creditor Trust is organized as a liquidating entity in the process of liquidation, and therefore should not be considered, and the Creditor Trust does not and will not hold itself out as, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act.
12.15    Successor and Assigns. This Agreement shall inure to the benefit of the parties hereto and the intended third party beneficiaries identified in Section 12.11 hereof (to the extent specified therein), and shall be binding upon the parties hereto, and each of their respective successors and assigns to the extent permitted by this Agreement and applicable law.
12.16    Particular Words. Reference in this Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under this Agreement. The words “hereof,” “herein,” “herein,” and similar terms shall refer to this Agreement and not to any particular Section or Article of this Agreement.
12.17    No Execution. All funds in the Creditor Trust shall be deemed in custodia legis until such

25

times as the funds have actually been paid to or for the benefit of a holder of a Creditor Trust Interest, and no holder of a Creditor Trust Interest or any other Person can execute upon, garnish or attach the Creditor Trust Assets in any manner or compel payment from the Creditor Trust except by an order of the Bankruptcy Court. Distributions from the Creditor Trust will be governed solely by the Plan and this Agreement.
12.18    Irrevocability. The Creditor Trust is irrevocable but is subject to amendment and waiver as provided for in this Agreement.
[SIGNATURE PAGE FOLLOWS]

26

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.
THE DEBTORS AND REORGANIZED DEBTORS:
GMX RESOURCES, INC. (on behalf of Diamond Blue Drilling Co. and Endeavor Pipeline, Inc.)
By: ________________________________
Name: Michael Rohleder
Title: President
ORIGINAL TRUSTEE:
By:_________________________________
Name: John P. Madden
Title: Senior Managing Director
CREDITORS’ COMMITTEE:
[]
By:_________________________________
Name:
Title:

[Signature Page to Creditor Trust Agreement]

27

Schedule A

Causes of Action and Claims Transferred to Creditor Trust

28

Schedule A

Potential Causes of Action

Potential Avoidance Actions:

ANDERSON OIL LTD
ASK SERVICES, LLC
BAKER HUGHES OILFIELD OPERATIONS, INC .
BANCFIRST C/O BLACK GOLD LOGISTICS CORPORATION
BASIC ENERGY SERVICES, INC.
BAYOU WORKOVER SERVICES, LLC
BOB'S OILFIELD SERVICE, INC.
ENERGY FISHING & RENTAL SERVICES
EXPRESS ENERGY SERVICES
KEN L. KENWORTHY, JR.
MBI ENERGY LOGISTICS LLC
MBI ENERGY RENTALS
MBI ENERGY SERVICES
NATIONAL OILWELL DHT, L.P.
NATIONAL OILWELL VARCO, LP – 1
NATIONAL OILWELL VARCO, LP – 2
NATIONAL OILWELL VARCO, LP – 3
NATIONAL OILWELL VARCO, LP – 4
NATIONAL OILWELL VARCO, LP – 5
NCH CORPORATION
NETJETS AVIATION, INC
OPSCO ENERGY INDUSTRIES (USA) LTD
PICEANCE WELL SERVICE, INC
PROCESS SYSTEMS CAMERON SOLUTIONS, INC .
PRO-STIM SERVICES, LLC
PTI GROUP USA, LLC
PYRAMID TUBULAR PRODUCTS, L.P.
REGENCY INTRASTATE GAS LP
RGD TRUCKING, INC.
STALLION OILFIELD SERVICES, LP
THE DIRECTIONAL DRILLING COMPANY
TORQUED-UP ENERGY SERVICES, INC.
WYOMING CASING SERVICE, INC
4 CORNERS HOTSHOT LLC
A&B VALVE & PIPING SYSTEM, LLC
ABB, INC.
ACME TRUCK LINE, INC.
ADVANTAGE OFFICE PRODUCTS
AIRGAS ON-SITE SAFETY SERVICES, INC.
AMERICAN EAGLE LOGISTICS
AMERIPRIDE SERVICES, INC.
AQUARIUMS-TROPICAL FISH AND SUPPLY, INC .
ARKLATEX GYRO SERVICES, LLC

29

ARK-LA-TEX SHREDDING COMPANY, INC.
ASTRO-CHEM LAB, INC.
BADLANDS POWER FUELS,LLC
BAKER'S PRINTING CO, INC.
BANK OF AMERICA LOCKBOX SERV. FOR BP E NE RGY COMPANY
BASIN CONCRETE TRUCKING AND RENTAL
BAYLOR MAXWELL
BAYOU SWABBING, LLC
BCR SERVICES, LLC
BNSF LOGISTICS, LLC
BORSHEIM CRANE SERVICE
BRADLEY G. KEY
BROADRIDGE ICS
CASADY SCHOOL
CATCH-22 TRANSPORTATION INC.
CENTURY LINK
CG ELECTRICAL SERVICES, CO.
CHAMPION TECHNOLOGIES, INC.
CHILI PEPPERS HOT SHOT SERVICES, LLC
COMCAST CABLE
COMDATA NETWORK, INC.
COMPUTERSHARE, INC. - 1
COMPUTERSHARE, INC. - 2
COUNCIL OF PETROLEUM ACCOUNTANTS SOC IE TIES (COPAS)
CYCLONE LAND SERVICES, LLC
DAIOHS, USA INC
DAKOTA ENERGY TECHNOLOGIES, LLC
DAVID HASTINGS
DAVIS CHEMICAL SERVICES, LLC
DELBERT M SLUSSER
DIRECT REPORT CORP.
DONNELL PIPE & SUPPLY CO.
DOUBLE EE SERVICE, INC.
DOWNING WELLHEAD EQUIPMENT,INC
DYNANOMICS INC.
EAST TEXAS COPY SYSTEMS, INC.
EATON OIL TOOLS, INC.
ELLIOTT ELECTRIC SUPPLY, INC.
ENERCOM, INC.
ENVIRONMENTAL MATERIAL, INC.
EON ENTERPRISES, INC.
EXPERTOOL LLC
FEDERAL EXPRESS CORPORATION
FELLERS, SNIDER, BLANKENSHIP,
FERGUSON ENTERPRISES INC #3093
FRONTIER WELLHEAD AND SUPPLY
GARDNER CONSULTANTS, INC.
GEORGESON, INC.
GLOBENEWSWIRE, INC

30

GLY TECH SERVICES INC
GRAY WIRELINE SERVICE, INC.
GRAYBAR ELECTRIC COMPANY, INC.
GREENERGY SYSTEMS, LTD
GREENE'S ENERGY GROUP, LLC
HECKMAN WATER RESOURCES CVR - INC.
HORAB TRANSPORT INC.
HOTSHOT, WELDING & RENTAL SERVICES, INC .
HRN MANAGEMENT GROUP, INC.
HUB PROPERTIES TRUST
HUNTING ENERGY SERVICES
HURRICANE HYDRO-EXCAVATION LLC
ICE SYSTEMS, INC.
IHD SOLIDS MANAGEMENT, LLC
INDEPENDENT PROPANE COMPANY
IRON WORKS WELDING
JAMES L. DAVIS
JCB CORP
JEANNE HARTERT FKABROOKS
JERRY M. CLUCK
JLB MCADAMS ENTERPRISES, INC.
JM WELDING LLC
JOSHUA AMBERS
KEY ENERGY SERVICES, INC.
KJCK INCORPORATED
KRANKS LANDSCAPING
KRISTEEN ROE
KUNTZ SANDBLASTING AND PAINTING, LLC
LAKEWOOD CROSSING, LLC
LARCO LTD
LEE GRAPHICS, INC.
LEGEND ENERGY SERVICES, LLC
LIGHT TOWER RENTALS, INC.
LINGO CONSTRUCTION SVCS,INC.
LONETREE ENERGY & ASSOCIATES, LLC
LONGNECKER & ASSOCIATES, INC.
LUBRICATION SERVICES LLC
M & L SEPTIC SERVICES, LLC
M&K HOTSHOT & TRUCKING, INC.
MANAGEMENT RECRUITERS OF CHATTANOOGA -BRAINERD, INC.
MARATHON OIL COMPANY
MARK'S TIRE SERVICE, INC.
MARQUIS ALLIANCE ENERGY GROUP USA INC .
MARSHALL WELDING SUPPLY
MARY ANN GROVE
MCCODY CONCRETE PRODUCTS, INC.
MCKENZIE TRANSPORTATION CO,INC
MCLAIN-CHITWOOD OFFICE PRODS
MITCHELL'S OIL FIELD SERVICE

31

MODULAR SPACE CORPORATION
MOORE WIRELINE OF SHREVEPORT, INC.
MT DNRC
NASH TRUCKING & CONSTRUCTION, LTD
NATURAL GAS SOCIETY OF E.TEXAS
NELSON R FOSS
NEURALOG, LP
NICHOLSON CONTRACTORS LLC
NORTHERN STATES COMPLETIONS, INC.
NYSE MARKET, INC.
O'BRIEN OILFIELD SERVICES LLC
OIL STATES ENERGY SERVICES LLC
OILFIELD EQUIPMENT SOLUTIONS, LLC
PAMELA HESTEKIN
PANTHER PRESSURE TESTERS, INC.
PATTERSON SERVICES, INC.
PEAK COMPLETION TECHNOLOGIES, INC.
PETROFICHE, INC.
PETROLEUM ASSOCIATION OF WYOMING
PETROLEUM CLUB OF OKLAHOMA CITY, INC
PETROLEUM SERVICES
PIONEER WIRELINE SERVICES INC
PNC BANK C/O HEAT WAVES HOT OIL
SERVICES, LLC
PR NEWSWIRE ASSOCIATION, LLC
PRECISION TOOLS & MACHINING, INC.
PREHEAT, INC.
PREHIRE SCREENING SERVICES LLC
PRINCIPAL TECHNOLOGIES INC.
PRIORITY ENERGY SERVICES, LLC
PRO-TEST, INC.
QUAIL TOOLS, LP
QUESTAR CONSULTING GROUP, L.P.
RANDY WILLIAMS
RED EARTH DESK & DERRICK
RED RIVER OILFIELD SERVICES, LLC
RED RIVER SUPPLY INC
RICHARD C. CLARK
RICOH AMERICAS CORPORATION
RIG RUNNER'S INC.
ROD'S HOT OIL SERVICE INC.
ROUGHRIDER PICKER & TRUCKING SERVICES,
INC.
RR DONNELLEY
S&K STACK TESTING INC
SAFETY-KLEEN
SCHLUMBERGER TECHNOLOGY CORP.
SCOTT JACOBI
SHI INTERNATIONAL CORP

32

SHRED-IT USA - DENVER
SIMONS PETROLEUM LLC
SMART ADVERTISING, INC.
SMITH INTERNATIONAL, INC.
SOLIUM CAPITAL LLC
SOS WELL SERVICES LLC
SOUTH GATEWAY TIRE CO. INC.
SOUTHLAND SAFETY, LLC
SOUTHWEST BUSINESS MACHINES, INC.
SPACES, INC.
SPECIALIZED TECHNOLOGICAL THREADING ,
INC.
STABIL DRILL
STANDARD & POOR'S
STANDARD PARKING
STICKMAN, INC.
SUMMIT CONTROLS, INC.
SUPERIOR ENERGY SERVICES, LLC
SUSAN STEARNS
SWEET CRUDE OILFIELD SERVICES, INC.
TADLOCK PIPE & RENTALS, INC.
TCI BUSINESS CAPITAL, INC.
TEAM OIL TOOLS, LP
TEXAS EXCAVATION SAFETY SYSTEM, INC.
THE BUREAU OF NATIONAL AFFAIRS, INC.
THE CIT GROUP/EQUIPMENT FINANCING, INC.
THE LEGAL PAD, LLC
THE STUFFED OLIVE LLC
THOMAS TOOLS
TOTAL COMPLIANCE CONNECTION LLC
TOTAL DEPTH RENTALS, INC.
TRIANGLE/A&E INC.
TRINITY MANAGEMENT CONSULTING, INC.
TRINITY SERVICES, L.L.C.
UELS, LLC
UNITED PARCEL SERVICE, INC.
UNITED VISION LOGISTICS
VAUGHN ENERGY SERVICES,
VENTURE ENERGY SERVICES, LLC
VIATRAN CORPORATION
W.W. GRAINGER, INC.
WARRIOR ENERGY SERVICES CORP.
WATERGATOR, INC.
WEATHERFORD U.S., L.P.
WECOMPLY, INC.
WELLPRO, INC.
WELLSITE LEASING INC
WHOLESALE SUPPLY, INC.
WISE SERVICES INC.

33

XH, LLC
YOUNGQUIST BROTHERS OIL & GAS ND IN C .

Other Causes of Action

Distributions to preferred shareholders made prior to the
petition date

Causes of action against the directors and officers who
are not Protected Persons which are or may be covered
by the Debtors’ D&O insurance policy(ies)

Any other causes of action that may be brought under
section 502(d), 544, 545, 547, 548, 549, 550 or 553 of
the Bankruptcy Code existing or arising prior to the
Effective Date not listed herein that were unknown to
the Creditors’ Committee as of the date the order
approving the Disclosure Statement was entered,
provided that the reorganized Debtors consent in their
sole and absolute discretion to the Litigation Trustee
bringing such cause(s) of action; provided however, that
no such cause(s) of action may be brought by the
Litigation Trustee against any of the Protected Persons.

34

Schedule B

Protected Persons

35

Schedule B

Protected Persons

David C. Baggett
Opportune LLP
Michael J. Rohleder
Gary D. Jackson
James A. Merrill
Harry C. Stahel, Jr.
P. Darrel Hardy
Steven C. Craig
John Tucker McHugh
G. Keith Leffel
Jefferies LLC
Andrews Kurth LLP
Crowe & Dunlevy
Paul, Weiss, Rifkind, Wharton & Garrison LLP
McAfee &Taft
Sandler O’Neill & Partners, L.P.
W.D. Von Gonten & Co.
U.S. Bank National Association, as trustee and collateral agent under the Senior Secured
Indenture
Faegre Baker Daniels LLP
GableGotwals
Cantor Fitzgerald Securities
Edwards Wildman Palmer LLP
Chatham Asset Management, LLC
GSO Capital Partners
Omega Advisors, Inc.
Whitebox Advisors LLC

36

Schedule C

Note Claims

37

Note Claims

All claims against the Debtors arising under the 11.375% Senior Notes due 2019 (the “Old Senior Notes”), issued pursuant to that certain Indenture (the “Old Senior Notes Indenture”) dated as of February 9, 2011, and any and all supplements and amendments thereto, among GMX, as issuer, Diamond Blue and Endeavor, as subsidiary guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, and any and all ancillary agreements, in the aggregate amount of $1,998,663.40 in principal and accrued interest, plus compensation to the trustee , and its agents, attorneys and counsel, and other expenses, indemnities and liabilities incurred, and advances made by the trustee after the Petition Date pursuant to Section 7.7 of the Old Senior Notes Indenture (the “Old Senior Notes Claims”)
All claims against Diamond Blue or Endeavor arising under the guaranty (the “Old Senior Notes Guaranty”) by each of Diamond Blue and Endeavor under the Old Senior Notes and the Old Senior Notes Indenture, each in the amount of $1,998,663.40 (the “Old Senior Notes Guaranty Claims”)
All claims against the Debtors arising under the 4.5% Convertible Senior Notes due 2015 (the “Convertible Notes”), issued pursuant to that certain Indenture (the “Convertible Notes Indenture”) dated as of October 28, 2009, and any and all supplements and amendments thereto, among GMX as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, and any and all ancillary agreements, in the aggregate amount of $49,215,990 in principal, accrued interest and trustee fees and expenses, plus compensation to the trustee, and its agents, attorneys and counsel, and other expenses, indemnities and liabilities incurred, and advances made by the trustee after the Petition Date pursuant to Section 6.07 of the Convertible Notes Indenture (the “Convertible Notes Claims”)
All claims against the Debtors arising under the senior secured second-priority notes due 2018 (the “Second-Priority Notes”), issued pursuant to that certain Indenture (the “Second-Priority Notes Indenture”) dated as of September 19, 2012, and any and all supplements and amendments thereto, between GMX as issuer, and American Stock Transfer & Trust Company, LLC as successor to U.S. Bank National Association, as trustee and collateral agent, and any and all ancillary agreements (collectively with the Second-Priority Notes Indenture, the “Second-Priority Notes Documents”), in the aggregate amount of $54,734,159.33 in principal and accrued interest, plus all such other costs, expenses, indemnities and claim entitlements as are provided for by the Second-Priority Notes Documents as of the Petition Date (the “Second-Priority Notes Claims”)

38

Exhibit Q

List of Executory Contracts and Unexpired Leases to be Assumed and Assigned

1

UNITED STATES BANKRUPTCY COURT WESTERN DISTRICT OF OKLAHOMA

In re: GMX RESOURCES INC., et al., [1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 13-11456 (SAH) Jointly Administered

NOTICE OF INTENT TO ASSUME AND ASSIGN EXECUTORY CONTRACTS AND UNEXPIRED LEASES AND CURE AMOUNT RELATED TO SUCH ASSUMPTION
PLEASE TAKE NOTICE THAT:
1.Pursuant to Article VIII of the First Amended Joint Plan of Reorganization of GMX Resources Inc., and Its Debtor Subsidiaries under Chapter 11 of the Bankruptcy Code [Docket No. 917] (the “Plan”), 2 the Debtors hereby provide notice of their intent to assume and assign the executory contracts or unexpired leases (the “Assumed Contracts”) listed on Exhibit “A” hereto to New GMXR on the Effective Date.
2.On the Effective Date, or as soon thereafter as reasonably practicable, New GMXR will pay the amount that the Debtors’ records reflect is owing for prepetition arrearages as set forth on Exhibit “A” (the “Cure Amount”) for each corresponding Assumed Contract. The Debtors’ records reflect that all postpetition amounts owing under the Assumed Contracts have been paid and will continue to be paid until the assumption and assignment of the Assumed Contracts and that, other than the Cure Amount, there are no other defaults under the Assumed Contracts.

__________________
1 The debtors in these chapter 11 cases, along with the last four digits of each debtor’s federal tax identification number, include: GMX Resources Inc. (4474), Diamond Blue Drilling Co. (7463), Endeavor Pipeline, Inc. (3948). The location of GMX’s corporate headquarters and the service address for its affiliates is: 9400 N. Broadway, Suite 600, Oklahoma City, OK 73114.

2 Capitalized terms used herein and not otherwise defined have the meaning set forth in the Plan.

2

3.Objections, if any, to the Cure Amount or to the assumption and assignment of an Assumed Contract must (a) be in writing; (b) state with specificity the cure asserted to be required; (c) include appropriate documentation supporting the asserted Cure Amount; (d) conform to the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Western District of Oklahoma; (e) be filed with the Bankruptcy Court; and (f) be served upon (i) counsel to the Debtors, Andrews Kurth LLP, 600 Travis, Suite 4200, Houston, Texas 77002, Attn: David Zdunkewicz and Timothy A. Davidson II; (ii)  co-counsel to the Back-Stop Lenders under the DIP Financing and the Steering Committee of Holders of Senior Secured Notes, Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019-6064, Attn: Brian Hermann and Sarah Harnett, and McAfee & Taft, Two Leadership Square, 211 N. Robinson, Oklahoma City, Oklahoma 73102, Attn: Steven Bugg; (iii) Counsel to the Official Creditors’ Committee, Gray Reed & McGraw P.C., 1601 Elm Street, Suite 4600, Dallas, Texas 75201, Attn: Jason S. Brookner; and (iv) the United States Trustee, 215 Dean A. McGee Ave. 4th Fl., Oklahoma City, Oklahoma 73102, Attn: Charles Snyder no later than January 20, 2014 by 5:00 p.m. central time.
4.If an objection to the Cure Amount or to the assumption of the Assumed Contract is timely filed, a hearing with respect to the objection will be held before the Honorable Judge Hall, United States Bankruptcy Judge, United States Bankruptcy Court for the Western District of Oklahoma, Ninth Floor Courtroom, Old Post Office Building, 215 Dean A. McGee Avenue, Oklahoma City, Oklahoma on January 21, 2014 at 1:30 p.m. (the “Confirmation Hearing”) or such date and time as the Court may schedule. A hearing regarding the Cure Amount, if any, may be continued at the sole discretion of the Debtors, until after the Effective Date.
5.The failure of any objecting person or entity to timely file its objection shall be a bar to the assertion, at the Confirmation Hearing or thereafter, of any objection to the Cure Amount, the assumption and assignment of the Assumed Contracts, or the Plan, if authorized by the Court.

3

6.Prior to the Effective Date, the Debtors may amend their decision with respect to the assumption and assignment of the Assumed Contract and provide a new notice amending the information provided in this Notice

Dated: Oklahoma City, Oklahoma
January 7, 2014
By:/s/ William H. Hoch
William H. Hoch, OBA No. 15788
Christopher M. Staine, OBA No. 30263
-Of the Firm-

CROWE & DUNLEVY, P.C.
20 N. Broadway, Suite 1800
Oklahoma City, OK 73102
(405) 235-7700
(405) 239-6651 (Facsimile)
will.hoch@crowedunlevy.com
christoper.staine@crowedunlevy.com

-And-

David A. Zdunkewicz
Texas Bar. No. 22253400
Timothy A. Davidson II
Texas Bar No. 24012503
Joseph Rovira
Texas Bar No. 24066008
-Of the Firm-

ANDREWS KURTH LLP
600 Travis
Suite 4200
Houston, TX 77002
(713) 220-4200
(713) 220-4285 (Facsimile)
dzdunkewicz@andrewskurth.com
taddavidson@andrewskurth.com
josephrovira@andrewskurth.com

COUNSEL FOR THE DEBTORS

4

Exhibit A

1

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	AMOCO PRODUCTION COMPANY, TOC-ROCKY MOUNTAINS, INC., & VASTAR RESOURCES, INC.	ASSIGNMENT	5/10/2001	ASSUME	Zero
ENDEAVOR PIPELINE INC.	ANSWER THE PHONE	Call Monitoring	2/23/2006	ASSUME	Zero
GMX RESOURCES INC.	Arkoma Bakken, Long Properties Trust, Reynolds Drilling LLC	Lease Acquisition Agreement	1/24/2011	ASSUME	Zero
GMX RESOURCES INC.	ARK-LA-TEX ELECTRIC	MASTER SERVICES AGREEMENT	11/30/2009	ASSUME	Zero
GMX RESOURCES INC.	AT&T CORP.	AT&T CORPORATE DIGITAL ADVANTAGE AGREEMENT	4/19/2011	ASSUME	Zero
GMX RESOURCES INC.	AT&T CORP.	AT&T MANAGED INTERNET SERVICE PRICING SCHEDULE	7/14/2011	ASSUME	Zero
GMX RESOURCES INC.	AT&T CORP.	MASTER AGREEMENT	7/14/2011	ASSUME	Zero
GMX RESOURCES INC.	AT&T CORP.	AT&T IP FLEXIBLE REACH, AT&T IP TOLL-FREE, AT&T VOICE DNA PRICING SCHEDULE	8/29/2011	ASSUME	Zero
GMX RESOURCES INC.	BP ENERGY COMPANY ASSIGNED FROM BP CORPORATION NORTH AMERICA INC	1992 ISDA MASTER AGREEMENT INCLUDING THE ISDA SCHEDULE	3/20/2012	ASSUME	$53,237
GMX RESOURCES INC.	BP CORPORATION NORTH AMERICA INC	GUARANTY AGREEMENT OF BP ENERGY COMPANY FOR HEDGING OBLIGATIONS	10/29/2012	ASSUME	Zero
GMX RESOURCES INC.	BG US PRODUCTION COMPANY LLC	FIRST AMENDED OPERATING AGREEMENT	3/22/2010	ASSUME	Zero
GMX RESOURCES INC.	BG US PRODUCTION COMPANY LLC	GAS BALANCE AGREEMENT	3/1/2010	ASSUME	Zero
GMX RESOURCES INC.	BG US PRODUCTION COMPANY LLC	OPERATING AGREEMENT	3/22/2010	ASSUME	Zero
GMX RESOURCES INC.	BG US PRODUCTION COMPANY LLC	PARTIAL ASSIGNMENT OF OF OIL, GAS, AND MINERAL LEASES	2/1/2011	ASSUME	Zero
GMX RESOURCES INC.	BP AMERICA PRODUCTION COMPANY	FARMOUT AGREEMENT	6/1/2009	ASSUME	Zero

2

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	BP AMERICA PRODUCTION COMPANY	MODEL FORM OPERATING AGREEMENT	6/1/2009	ASSUME	Zero
GMX RESOURCES INC.	BP AMERICA PRODUCTION COMPANY	AMENDMENT NO.1 TO FARMOUT AGREEMENT	6/1/2009	ASSUME	Zero
GMX RESOURCES INC.	BP AMERICA PRODUCTION COMPANY	GAS BALANCING AGREEMENT	8/1/2009	ASSUME	Zero
GMX RESOURCES INC.	Boone Exploration, Inc.	Basic Agreement - East Tx. Seismic	8/5/2010	ASSUME	Zero
GMX RESOURCES INC.	C & C OILFIELD SERVICES LLC	MASTER SERVICES AGREEMENT	1/3/2013	ASSUME	Zero
GMX RESOURCES INC.	CHESAPEAKE OPERATING INC.	JOINT SEISMIC ACQUISITION AGREEMENT	4/5/2011	ASSUME	Zero
ENDEAVOR PIPELINE INC	CHEVRON NATURAL GAS	BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS	11/1/2010	ASSUME	Zero
GMX RESOURCES INC.	CINTAS	FLAME RESISTANT CLOTHING SERVICE AGREEMENT	10/18/2010	ASSUME	Zero
GMX RESOURCES INC.	CONOCOPHILLIPS COMPANY	FARMOUT AGREEMENT	5/8/2007	ASSUME	Zero
ENDEAVOR PIPELINE INC	CONOCOPHILLIPS COMPANY	BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS	12/1/2010	ASSUME	Zero
GMX RESOURCES INC.	CONOCOPHILLIPS COMPANY	FARMOUT AGREEMENT - Amendment #1	8/21/2011	ASSUME	$300,000
GMX RESOURCES INC	CONTINENTAL ENERGY SPECIALISTS, L.P.	COVER NOTE # CESEP12290; RENEWING NO. CESEP11230	8/8/2012	ASSUME	Zero
GMX RESOURCES INC	CONTINENTAL ENERGY SPECIALISTS, L.P.	COST OF CONTROL AND EXTRA EXPENSE INSURANCE	8/8/2012	ASSUME	Zero
GMX RESOURCES INC.	Crowe-Greyhound Drilling Co. Inc. and Barnwell, Inc.	Operating Agreement	9/5/1961	ASSUME	Zero
GMX RESOURCES INC.	Crowe-Greyhound Drilling Co. Inc. and Barnwell, Inc.	Amendment to Operating Agreement	10/15/1963	ASSUME	Zero
GMX RESOURCES INC.	DEVON ENERGY PRODUCTION COMPANY, LP	JOINT SEISMIC ACQUISITION AGREEMENT	4/5/2011	ASSUME	Zero
GMX RESOURCES INC.	DEVON ENERGY PRODUCTION COMPANY, LP	DATA CONFIDENTIALITY AGREEMENT	9/9/2010	ASSUME	Zero
GMX RESOURCES INC.	Devon Energy Production Company, L.P.	OPERATING AGREEMENT - NEWTON RANCHES	5/23/2011	ASSUME	Zero

3

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	DORCHESTER GAS PRODUCING COMPANY	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
ENDEAVOR PIPELINE INC	DCP EAST TEXAS HOLDINGS LLC AS SUCCESSOR TO DUKE ENERGY	GAS PROCESSING AGREEMENT	4/1/1984	ASSUME	Zero
ENDEAVOR PIPELINE INC	DCP EAST TEXAS HOLDINGS LLC AS SUCCESSOR TO DUKE ENERGY	GAS PROCESSING AGREEMENT - AMENDMENT #1	10/1/1989	ASSUME	Zero
ENDEAVOR PIPELINE INC	DCP EAST TEXAS HOLDINGS LLC AS SUCCESSOR TO DUKE ENERGY	GAS PROCESSING AGREEMENT - AMENDMENT #2	1/1/1990	ASSUME	Zero
ENDEAVOR PIPELINE INC	DCP EAST TEXAS HOLDINGS LLC AS SUCCESSOR TO DUKE ENERGY	GAS PROCESSING AGREEMENT - AMENDMENT #3	3/1/1992	ASSUME	Zero
ENDEAVOR PIPELINE INC	DCP EAST TEXAS HOLDINGS LLC AS SUCCESSOR TO DUKE ENERGY	GAS PROCESSING AGREEMENT - AMENDMENT #4	7/22/2002	ASSUME	Zero
ENDEAVOR PIPELINE INC	DCP EAST TEXAS HOLDINGS LLC AS SUCCESSOR TO DUKE ENERGY	GAS PURCHASE AGREEMENT	2/4/2002	ASSUME	Zero
GMX RESOURCES INC	DCP EAST TEXAS HOLDINGS, LLC AS SUCCESSOR TO PVR EAST TEXAS GAS PROCESSING LLC	GAS GATHERING AND PROCESSING AGREEMENT	1/10/2008	ASSUME	Zero
GMX RESOURCES INC.	EAST TEXAS EXPLORATION, LLC	INDEMNITY SETTLEMENT AGREEMENT	2/1/2013	ASSUME	Zero
GMX RESOURCES INC.	EAST TEXAS EXPLORATION, LLC	JOINT DEFENSE AND CONFIDENTIALITY AGREEMENT	2/1/2013	ASSUME	Zero
GMX RESOURCES INC.	EAST TEXAS EXPLORATION, LLC	TRANSITION SERVICES AGREEMENT, EFFECTIVE 10/24/2012	10/24/2012	ASSUME	Zero
ENDEAVOR PIPELINE INC	EAST TEXAS EXPLORATION, LLC	SALT WATER DISPOSAL AGREEMENT, EFFECTIVE 9/1/2012	10/24/2012	ASSUME	Zero
ENDEAVOR PIPELINE INC	EAST TEXAS EXPLORATION, LLC	GAS LIFT AGREEMENT, EFFECTIVE 9/1/2012	10/24/2012	ASSUME	Zero
ENDEAVOR PIPELINE INC	EAST TEXAS EXPLORATION, LLC	BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS	9/1/2012	ASSUME	Zero
GMX RESOURCES INC.	EDF TRADING NORTH AMERICA, LLC	PURCHASE AND SALE AGREEMENT	12/8/2011	ASSUME	Zero

4

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	EDF TRADING NORTH AMERICA, LLC	PRODUCTION AND MARKETING AGREEMENT	12/8/2011	ASSUME	Zero
ENDEAVOR PIPELINE INC	EDF TRADING NORTH AMERICA, LLC	SERVICES AGREEMENT WITH ENDEAVOR PIPELINE INC	12/8/2011	ASSUME	Zero
GMX RESOURCES INC.	EDF TRADING NORTH AMERICA, LLC	SERVICES AGREEMENT WITH ENDEAVOR GATHERING LLC	12/8/2011	ASSUME	Zero
ENDEAVOR PIPELINE INC	EDF TRADING NORTH AMERICA, LLC	SERVICES AGREEMENT WITH ENDEAVOR GATHERING LLC	12/8/2011	ASSUME	Zero
GMX RESOURCES INC.	EDF TRADING NORTH AMERICA, LLC	CONVEYANCE OF TERM OVERRIDING ROYALTY INTEREST	12/8/2011	ASSUME	Zero
GMX RESOURCES INC.	EDF TRADING NORTH AMERICA, LLC	CONVEYANCE OF TERM OVERRIDING ROYALTY INTEREST - AMENDMENT #1	3/15/2012	ASSUME	Zero
GMX RESOURCES INC.	EDF TRADING NORTH AMERICA, LLC	BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS	12/8/2011	ASSUME	Zero
ENDEAVOR PIPELINE INC.	EDF TRADING NORTH AMERICA, LLC	SPECIAL PROVISIONS TO THE BASE CONTRACT FOR SALE AND PURCHASE OF NAUTRAL GAS	12/8/2011	ASSUME	Zero
GMX RESOURCES INC.	EDF TRADING NORTH AMERICA, LLC	JOINDER AGREEMENT	3/23/2012	ASSUME	Zero
GMX RESOURCES INC	ENBRIDGE G & P (EAST TEXAS) L.P.	Gas Purchase Agreement	9/1/1994	ASSUME	Zero
GMX RESOURCES INC	ENBRIDGE G & P (EAST TEXAS) L.P.	Gas Purchase Agreement - Amendment #1	11/1/2000	ASSUME	Zero
GMX RESOURCES INC	ENBRIDGE G & P (EAST TEXAS) L.P.	Gas Purchase Agreement - Amendment #2	10/1/2001	ASSUME	Zero
GMX RESOURCES INC	ENBRIDGE G & P (EAST TEXAS) L.P.	Gas Purchase Agreement - Amendment #3	10/1/2010	ASSUME	Zero
ENDEAVOR PIPELINE INC	ENDEAVOR GATHERING LLC	AMENDMENT NO. 1 & 2 TO GAS GATHERING AGREEMENT	4/29/2010	ASSUME	Zero
GMX RESOURCES INC	ENDEAVOR GATHERING LLC	AMENDMENT NO. 1 & 2 TO GAS GATHERING AGREEMENT	4/29/2010	ASSUME	Zero
GMX RESOURCES INC	ENDEAVOR GATHERING LLC	GAS GATHERING AGREEMENT	11/1/2009	ASSUME	Zero

5

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
Endeavor Pipeline, Inc	ENDEAVOR GATHERING LLC	Pipeline Operating Agreement	11/1/2009	ASSUME	Zero
Endeavor Pipeline, Inc	ENDEAVOR GATHERING LLC	Assignment of Contract Rights Agreement	11/1/2009	ASSUME	Zero
Endeavor Pipeline, Inc	ENDEAVOR GATHERING LLC	Amended & Restated Limited Liability Company Agreement	11/1/2009	ASSUME	Zero
Endeavor Pipeline, Inc	ENDEAVOR GATHERING LLC	Amended & Restated Limited Liability Company Agreement - Amendment #1	11/1/2009	ASSUME	Zero
Endeavor Pipeline, Inc	ENDEAVOR GATHERING LLC	Amended & Restated Limited Liability Company Agreement - Amendment #2	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	ENDEAVOR GATHERING LLC	Management Services Agreement	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	ENDEAVOR GATHERING LLC	Assignment of Contract Rights Agreement	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	ENDEAVOR GATHERING LLC	Joint Use Agreement	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	ENDEAVOR GATHERING LLC	Pipeline Easement Agreement	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	ENDEAVOR GATHERING LLC	Amended & Restated Limited Liability Company Agreement	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	ENDEAVOR GATHERING LLC	Amended & Restated Limited Liability Company Agreement - Amendment #1	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	ENDEAVOR GATHERING LLC	Amended & Restated Limited Liability Company Agreement - Amendment #2	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	ENDEAVOR GATHERING LLC	Letter Agreement, regarding assignment of Pipeline Crossing Agreement	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	ENDEAVOR GATHERING LLC	Assignment, Bill of Sale, and Conveyance	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	ENDEAVOR GATHERING LLC	Contribution Agreement	11/1/2009	ASSUME	Zero
GMX RESOURCES INC	Endeavor Pipeline	BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS	12/1/2001	ASSUME	Zero
GMX RESOURCES INC.	ETOCO, LP	FARMOUT AGREEMENT	12/10/2008	ASSUME	Zero
GMX RESOURCES INC.	EXCO OPERATING COMPANY, LP AND	GAS BALANCE AGREEMENT	3/1/2010	ASSUME	Zero
GMX RESOURCES INC.	EXCO OPERATING COMPANY, LP AND	FIRST AMENDED OPERATING AGREEMENT	3/22/2010	ASSUME	Zero
GMX RESOURCES INC.	EXCO OPERATING COMPANY, LP AND	OPERATING AGREEMENT	3/22/2010	ASSUME	$197,991

6

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	EXCO OPERATING COMPANY, LP AND	PARTIAL ASSIGNMENT OF OF OIL, GAS, AND MINERAL LEASES	2/1/2011	ASSUME	Zero
GMX RESOURCES INC.	EXXON MOBIL CORPORATION	GAS BALANCING AGREEMENT	12/6/2008	ASSUME	Zero
GMX RESOURCES INC.	EXXON MOBIL CORPORATION	Term Assignment for Cadenhead Gas Unit	8/1/2001	ASSUME	Zero
GMX RESOURCES INC.	EXXON MOBIL CORPORATION	AMENDMENT TO TERM ASSIGNMENT	8/1/2001	ASSUME	Zero
GMX RESOURCES INC.	EXXON MOBIL CORPORATION	Operating Agreement Related to the Haynesville Rights in the Holt Gas Unit, Effective 12/6/2008	12/6/2008	ASSUME	Zero
GMX RESOURCES INC.	EXXON MOBIL CORPORATION	Farmout Agreement Related to the Cotton Valley Rights in the "K" Gas Unit, Effective 1/26/2006	4/5/2010	ASSUME	Zero
GMX RESOURCES INC.	EXXON MOBIL CORPORATION	Operating Agreement Related to the Cotton Valley Rights in the "K" Gas Unit, Effective 1/26/2006	4/5/2010	ASSUME	Zero
GMX RESOURCES INC.	FEKETE CORP.	SOFTWARE LICENSE, MAINTENANCE AND SUPPORT AGREEMENT	2/18/2013	ASSUME	Zero
GMX RESOURCES INC.	FIELDING SYSTEMS, LLC	SERVICE CONTRACT NO. FS-20131212	12/12/2013	ASSUME	Zero
GMX RESOURCES INC.	GAS COMPRESSION SERVICES	GAS COMPRESSION CONTRACT	8/1/2012	ASSUME	Zero
GMX RESOURCES INC.	GENERAL ELECTRIC CAPITAL CORPORATION	TOTAL IMAGE MANAGEMENT AGREEMENT	7/14/2011	ASSUME	Zero
GMX RESOURCES INC.	GENERAL ELECTRIC CAPITAL CORPORATION	ONE DOLLAR ($1.00) PURCHASE OPTION ADDENDUM	7/14/2011	ASSUME	Zero
GMX RESOURCES INC.	GENERAL ELECTRIC CAPITAL CORPORATION	TOTAL IMAGE MANAGEMENT	7/14/2011	ASSUME	Zero
ENDEAVOR PIPELINE INC	GMX Resources Inc.	BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS	12/1/2001	ASSUME	Zero
GMX RESOURCES INC.	GODADDY.COM	GODADDY.COM DOMAIN WEBSITE		ASSUME	Zero
GMX RESOURCES INC.	GODADDY.COM	GODADDY.COM DOMAIN WEBSITE		ASSUME	Zero
GMX RESOURCES INC.	GODADDY.COM	GODADDY.COM DOMAIN WEBSITE		ASSUME	Zero
GMX RESOURCES INC.	GODADDY.COM	GODADDY.COM DOMAIN WEBSITE		ASSUME	Zero

7

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	GODADDY.COM	GODADDY.COM DOMAIN WEBSITE		ASSUME	Zero
GMX RESOURCES INC.	HILL OIL COMPANY	MASTER SERVICES AGREEMENT	2/9/2010	ASSUME	Zero
GMX RESOURCES INC.	INTEGRATED RESERVOIR SOLUTIONS	DATA LICENSING AGREEMENT	1/25/2011	ASSUME	$11,500
GMX RESOURCES INC.	JNS TRUCKING INC.	MASTER SERVICES AGREEMENT		ASSUME	Zero
GMX RESOURCES INC.	JOHNSON & PACE INORPORATED	MASTER SERVICES AGREEMENT		ASSUME	Zero
GMX RESOURCES INC	KINDER MORGAN ENDEAVOR LLC	AMENDMENT NO. 1 TO GAS GATHERING AGREEMENT	4/29/2010	ASSUME	Zero
GMX RESOURCES INC	KINDER MORGAN ENDEAVOR LLC	AMENDMENT NO. 2 TO GAS GATHERING AGREEMENT	4/29/2010	ASSUME	Zero
GMX RESOURCES INC	KINDER MORGAN ENDEAVOR LLC	GAS GATHERING AGREEMENT	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	Kinder Morgan Endeavor LLC	Purchase Agreement	10/16/2009	ASSUME	Zero
GMX RESOURCES INC.	Kinder Morgan Endeavor LLC	Guaranty	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	Kinder Morgan Endeavor LLC	Letter Agreement, regarding assignment of Pipeline Crossing Agreement	11/1/2009	ASSUME	Zero
GMX RESOURCES INC.	Kinder Morgan Endeavor LLC	Purchase Agreement - Amendment #1	2/1/2011	ASSUME	Zero
GMX RESOURCES INC.	Kinder Morgan Endeavor LLC	Purchase Agreement - Amendment #2	7/1/2011	ASSUME	Zero
GMX RESOURCES INC.	Kinder Morgan Endeavor LLC	Letter Agreement	12/15/2011	ASSUME	Zero
GMX RESOURCES INC.	Kodiak Oil & Gas, Sherran Petroleum LLC, Reynolds Drilling Co., Logan Resources and GMX Resources Inc.	Operating Agreement - Akovenko Unit	2/1/2012	ASSUME	Zero
GMX RESOURCES INC.	LE NORMAN PROPERTIES SUCCESSOR TO ONE BENHAM PLACE, LLC	Office Lease / Amendments 1-8 / Assignment to LeNorman/ Amendment with Le Norman to Amend Lease Agreement dated October 18, 2013	2/5/1998	ASSUME	Zero
GMX RESOURCES INC.	L & L ENGINE & COMPRESSION SERVICE, INC.	MASTER SERVICES AGREEMENT	9/23/2010	ASSUME	Zero
ENDEAVOR PIPELINE INC	LOUIS DREYFUS ENERGY SERVICES L.P.	BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS	12/29/2009	ASSUME	Zero

8

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	LOUTEX PRODUCTION COMPANY	RE: GAS GATHERING AND COMPRESSION AGREEMENT DATED FEBRUARY 1, 1999 AND AGREEMENT TO PURCHASE PROVISIONS DATED APRIL 1, 1998	4/22/1999	ASSUME	Zero
GMX RESOURCES INC.	LOUTEX PRODUCTION COMPANY	ASSIGNMENT, BILL OF SALE, AND CONVEYANCE	4/1/2008	ASSUME	Zero
GMX RESOURCES INC.	LOUTEX PRODUCTION COMPANY	PURCHASE AND SALE AGREEMENT	4/29/2008	ASSUME	Zero
GMX RESOURCES INC.	LOUTEX PRODUCTION COMPANY	OPERATING AGREEMENT	5/1/2008	ASSUME	Zero
GMX RESOURCES INC.	LOUTEX PRODUCTION COMPANY	OIL AND GAS PROPERTY PURCHASE AGREEMENT	6/12/2008	ASSUME	Zero
GMX RESOURCES INC.	LUFKIN INDUSTRIES, INC.	MASTER SERVICES AGREEMENT	3/3/2010	ASSUME	Zero
GMX RESOURCES INC.	McKenzie Electric Cooperative, Inc.	Agreement for Line Extenstion		ASSUME	Zero
GMX RESOURCES INC.	McKenzie Electric Cooperative, Inc.	Agreement for Line Extenstion		ASSUME	Zero
GMX RESOURCES INC.	MIMECAST NORTH AMERICA, INC.	SERVICES AGREEMENT		ASSUME	Zero
GMX RESOURCES INC.	MOBIL PRODUCING TEXAS & NEW MEXICO INC.	MEMORANDUM OF OPERATING AGREEMENT AND NOTICE OF LIEN AND MORTGAGE	5/1/2009	ASSUME	Zero
GMX RESOURCES INC.	MOBIL PRODUCING TEXAS & NEW MEXICO INC.	MODEL FORM OPERATING AGREEMENT	5/1/2009	ASSUME	Zero
GMX RESOURCES INC.	MOBIL PRODUCING TEXAS & NEW MEXICO INC.	GAS BALANCING AGREEMENT	5/1/2009	ASSUME	Zero
GMX RESOURCES INC.	MYCO Industries	MYCO Industries unto GMX Farmout Agreement		ASSUME	Zero
GMX RESOURCES INC.	OKLAHOMA OFFICE SYSTEMS LLC	TOTAL IMAGE MANAGEMENT	7/14/2011	ASSUME	Zero
GMX RESOURCES INC.	ONEOK ROCKIES MIDSTREAM, LLC	GAS PURCHASE AGREEMENT	3/1/2012	ASSUME	Zero
GMX RESOURCES/ENDEAVOR	PAYLOCITY CORPORATION	PAYLOCITY CORPORATION SERVICES AGREEMENT	4/12/2012	ASSUME	Zero
GMX RESOURCES INC.	PAYLOCITY CORPORATION	PAYLOCITY CORPORATION SERVICES AGREEMENT	12/4/2012	ASSUME	Zero

9

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
ENDEAVER PIPELINE INC	PAYLOCITY CORPORATION	PAYLOCITY CORPORATION SERVICES AGREEMENT	12/4/2012	ASSUME	Zero
GMX RESOURCES INC.	Penn Virginia	Bachtell Scott Amendment to Farmin Agreement PVOG _And_ Bachtel Oil 7-1-2006		ASSUME	Zero
GMX RESOURCES INC.	Penn Virginia	Bachtell Scott Farmin Agreement PVOG _And_ Bachtell Oil 6-17-2005		ASSUME	Zero
GMX RESOURCES INC.	PENN VIRGINIA OIL & GAS CORPORATION	WELLBORE ASSIGNMENT AND BILL OF SALE	12/5/2003	ASSUME	Zero
GMX RESOURCES INC.	PENN VIRGINIA OIL & GAS CORPORATION	PARTIAL ASSIGNMENT OF OF OIL AND GAS LEASES	12/5/2003	ASSUME	Zero
GMX RESOURCES INC.	PETE MCCARTY OIL CO.	MASTER SERVICES AGREEMENT		ASSUME	Zero
GMX RESOURCES INC.	PETROLEUM PRODUCTION MANAGEMENT, INC.	OPERATING AGREEMENT	3/1/1989	ASSUME	Zero
GMX RESOURCES INC.	PETROLEUM PRODUCTION MANAGEMENT, INC.	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	PETROLEUM PRODUCTION MANAGEMENT, INC.	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	PETROLEUM PRODUCTION MANAGEMENT, INC.	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	PETROLEUM PRODUCTION MANAGEMENT, INC.	MODEL FORM OPERATING AGREEMENT	11/1/2002	ASSUME	Zero
GMX RESOURCES INC.	Petroleum Production Management, Inc. and Overland Resources Management, Inc.	PURCHASE AND SALE AGREEMENT	1,997	ASSUME	Zero
GMX RESOURCES INC.	PICEANCE WELL SERVICE, INC.	MASTER SERVICES AGREEMENT	12/11/2012	ASSUME	Zero
GMX RESOURCES INC.	PITNEY BOWES	PITNEY BOWES GLOBAL FINANCIAL SERVICES LEASE AGREEMENT	7/13/2011	ASSUME	$(4)
GMX RESOURCES INC.	PITNEY BOWES	AGREEMENT	8/14/2008	ASSUME	Zero
GMX RESOURCES INC.	PITNEY BOWES	AGREEMENT	8/14/2008	ASSUME	Zero

10

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	PITNEY BOWES	LEASE AGREEMENT	2/24/2009	ASSUME	Zero
GMX RESOURCES INC.	PITNEY BOWES GLOBAL FINANCIAL SERVICES	PITNEY BOWES GLOBAL FINANCIAL SERVICES LEASE AGREEMENT	7/13/2011	ASSUME	Zero
GMX RESOURCES INC.	Reynolds Drilling Co., Arkoma Bakken, Larry Long Trust, Kodiak and GMX Resources Inc.	Operating Agreement - Lange Unit	12/1/2011	ASSUME	Zero
GMX RESOURCES INC.	ROUGHRIDER ELECTRIC COOPERATIVE, INC	PURCHASE OF ELECTRIC POWER FOR WOCK 21-2-1H WELL	12/13/2011	ASSUME	Zero
GMX RESOURCES INC.	ROUGHRIDER ELECTRIC COOPERATIVE, INC	PURCHASE OF ELECTRIC POWER FOR FRANK 34-4-1H WELL	3/27/2012	ASSUME	Zero
GMX RESOURCES INC.	ROUGHRIDER ELECTRIC COOPERATIVE, INC	PURCHASE OF ELECTRIC POWER FOR EVONIUK 21-2-1H WELL	11/28/2012	ASSUME	Zero
GMX RESOURCES INC.	SAMSON LONESTAR, LLC	ACREAGE EXCHANGE AGREEMENT	1/7/2010	ASSUME	Zero
GMX RESOURCES INC.	SEAN VALLEJO AND WIFE, ANITA VALLEJO	UNIMPROVED PROPERTY CONTRACT	11/5/2010	ASSUME	Zero
GMX RESOURCES INC.	SEAN VALLEJO AND WIFE, ANITA VALLEJO	WARRANTY DEED	1/21/2011	ASSUME	Zero
GMX RESOURCES INC.	SELF STORAGE	RENTAL AGREEMENT	1/24/2013	ASSUME	Zero
GMX RESOURCES INC.	Shell Trading (US) Company	CRUDE OIL PURCHASE AGREEMENT	4/1/2012	ASSUME	Zero
GMX RESOURCES INC.	SHRED-IT	CLIENT AUTOMATIC SERVICE AGREEMENT	7/13/2011	ASSUME	Zero
GMX RESOURCES INC.	SHRED-IT	SHRED-IT CLIENT SERVICE AGREEMENT	6/25/2012	ASSUME	Zero
GMX RESOURCES INC.	Sinclair Oil and Gas Company	Sinclair unto GMX Farmout Agreement	12/21/2011	ASSUME	Zero
GMX RESOURCES INC.	Slawson Exploration Company, Inc., Cade Production LLC and GMX Resources Inc.	Operating Agreement - Frank Unit	8/15/2011	ASSUME	Zero
GMX RESOURCES INC.	Slawson Taboo Exploration Co	Slawson Taboo Participation Agreement		ASSUME	Zero
ENDEAVOR PIPELINE INC	SOUTHWEST ENERGY, L.P.	BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS	2/1/2011	ASSUME	Zero

11

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	SUMMIT ENERGY, LLC	TERM MINERAL DEED	10/24/2012	ASSUME	Zero
GMX RESOURCES INC.	SUMMIT ENERGY, LLC	ESCROW AGREEMENT	10/24/2012	ASSUME	Zero
GMX RESOURCES INC.	SUMMIT ENERGY, LLC	JOINT USE AGREEMENT	10/24/2012	ASSUME	Zero
GMX RESOURCES INC.	SUMMIT ENERGY, LLC	ASSIGNMENT, BILL OF SALE, AND CONVEYANCE	10/24/2012	ASSUME	Zero
GMX RESOURCES INC.	SUMMIT ENERGY, LLC	PURCHASE AND SALE AGREEMENT	10/1/2012	ASSUME	Zero
GMX RESOURCES INC.	SUMMIT ENERGY, LLC	JOINT DEFENSE AND CONFIDENTIALITY AGREEMENT	2/1/2013	ASSUME	Zero
GMX RESOURCES INC.	SUMMIT ENERGY, LLC	INDEMNITY SETTLEMENT AGREEMENT	2/1/2013	ASSUME	Zero
GMX RESOURCES INC.	SUMMIT ENERGY, LLC	SITE USE AGREEMENT	8/21/2013	ASSUME	Zero
GMX RESOURCES INC.	SUMMIT ENERGY, LLC	AMENDMENT TO SITE USE AGREEMENT, dated 08/21/2013	8/21/2013	ASSUME	Zero
GMX RESOURCES INC.	SUNOCO PARTNERS MARKETING & TERMINALS LP	CRUDE OIL PURCHASE AGREEMENT - SUNOCO PARTNERS REFERENCE NO. 530461	5/1/2012	ASSUME	Zero
GMX RESOURCES INC.	SUNOCO PARTNERS MARKETING & TERMINALS LP	CRUDE OIL PURCHASE AGREEMENT - SUNOCO PARTNERS REFERENCE NO. 511498	7/7/2008	ASSUME	Zero
Endeavor Pipeline, Inc	Talco Midstream Assets, LP,	Interconnect Agreement	1/1/2009	ASSUME	Zero
ENDEAVOR PIPELINE INC	TENASKA MARKETING VENTURES	BASE CONTRACT FOR SHORT-TERM SALE AND PURCHASE OF NATURAL GAS	12/22/2009	ASSUME	Zero
GMX RESOURCES INC.	TEXAS ENERGY SERVICES, LP	MASTER SERVICES AGREEMENT	3/4/2010	ASSUME	Zero
ENDEAVOR PIPELINE INC	TEXLA ENERGY MANAGEMENT, INC.	NATURAL GAS PURCHASE AND CONFIRMATION AGREEMENT	9/25/2009	ASSUME	Zero
ENDEAVOR PIPELINE INC	TGG PIPELINE , LTD	INTERCONNECT AGREEMENT	1/1/2009	ASSUME	Zero
Endeavor Pipeline, Inc	TGG Pipeline, LP	Interconnect Agreement, Related to Gun Barrel Tap	11/22/2010	ASSUME	Zero

12

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
ENDEAVOR PIPELINE INC	TGG PIPELINE, LTD.	GAS TRANSPORTATION AGREEMENT AND RELATED AMENDMENTS	3/1/2008	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR BEN R. BRIGGS	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR BEN R. BRIGGS	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR BEN R. BRIGGS	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CHARLES E. DIMIT	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CHARLES E. DIMIT	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CHARLES E. DIMIT	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CLYDE H. ALEXANDER II	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CLYDE H. ALEXANDER II	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CLYDE H. ALEXANDER II	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CRESLENN RANCH COMPANY	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero

13

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CRESLENN RANCH COMPANY	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CRESLENN RANCH COMPANY	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CRESTON H. ALEXANDER	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CRESTON H. ALEXANDER	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR CRESTON H. ALEXANDER	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR DAMSON OIL CORPORATION	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR DORCHESTER MASTER LIMITED PARTNERSHIP	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR ENKAY CORPORATION	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR ENKAY CORPORATION	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR ENKAY CORPORATION	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero

14

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR HELEN MAE ALEXANDER	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR HELEN MAE ALEXANDER	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR HELEN MAE ALEXANDER	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR HUGH M BRIGGS	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR HUGH M BRIGGS	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR HUGH M BRIGGS	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR JEAN A. WRIGHT	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR JEAN A. WRIGHT	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR JEAN A. WRIGHT	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR KAY A. SCHROEDER AND LUCY M. ALEXANDER REVOCABLE TRUSTS	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero

15

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR KAY A. SCHROEDER AND LUCY M. ALEXANDER REVOCABLE TRUSTS	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR KAY A. SCHROEDER AND LUCY M. ALEXANDER REVOCABLE TRUSTS	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR MARGARET Y. ALEXANDER ESTATE	AMENDMENT TO GAS PROCESSING AGREEMENT	10/1/1989	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR MARGARET Y. ALEXANDER ESTATE	AMENDMENT TO GAS PROCESSING AGREEMENT	1/1/1990	ASSUME	Zero
GMX RESOURCES INC.	UNION PACIFIC RESOURCES COMPANY AS AGENT FOR MARGARET Y. ALEXANDER ESTATE	AMENDMENT TO GAS PROCESSING AGREEMENT	3/1/1992	ASSUME	Zero
GMX RESOURCES INC.	UNITED STATES DEPARTMENT OF THE INTERIOR	COMMUNITIZATION AGREEMENT	12/12/2011	ASSUME	Zero
GMX RESOURCES INC.	VERNON E. FAULCONER, INC.	GAS GATHERING AGREEMENT	4/30/2009	ASSUME	Zero
ENDEAVOR PIPELINE INC	WASKOM GAS PROCESSING COMPANY	INTERRUPTIBLE GAS PROCESSING AGREEMENT	4/1/2011	ASSUME	Zero
ENDEAVOR PIPELINE INC	WASKOM MIDSTREAM LLC	GAS GATHERING AGREEMENT	6/1/2010	ASSUME	Zero
GMX RESOURCES INC.	WELLFLOW PRODUCTION ENHANCEMENT	MASTER SERVICES AGREEMENT		ASSUME	Zero
GMX RESOURCES INC.	WELLPOINT SYSTEMS, INC.	SOFTWARE LICENSE AND MAINTENANCE AGREEMENT - Bolo software	12/31/2009	ASSUME	Zero

16

DEBTOR CONTRACTING ENTITY	COUNTER PARTY	CONTRACT TITLE	Execution Date	Contracts to Assume	CURE AMOUNT
GMX RESOURCES INC.	Whiting Oil and Gas Corporation, XTO Energy Inc., Toro Energy, Knapp Oil Corporation, Hameck Oil Company and GMX Resources Inc.	Operating Agreement - Evoniuk	10/1/2011	ASSUME	Zero
GMX RESOURCES INC.	WOODLAWN PIPELINE CO.	RE: GAS GATHERING AND COMPRESSION AGREEMENT DATED FEBRUARY 1, 1999 AND AGREEMENT TO PURCHASE PROVISIONS DATED APRIL 1, 1998	4/22/1999	ASSUME	Zero

$562,724

17